As filed with the Securities and Exchange Commission on December 23, 2003

Registration No. 333-109195

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

Form S-4

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Moore North America Finance, Inc.*

(Exact Name of Registrant as Specified in its Charter)

Delaware	2761	36-4259109
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1200 Lakeside Drive,

Bannockburn, Illinois 60015-1243

(847) 607-6000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Theodore J. Theophilos

Executive Vice President — Business and Legal Affairs

Moore North America Finance, Inc.

c/o Moore Wallace Incorporated

1200 Lakeside Drive

Bannockburn, Illinois 60015-1243

(847) 607-6000

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Robert W. Downes, Esq.

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

(212) 558-4000

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*	The companies listed below are also included in this Form S-4 Registration Statement as additional Registrants.

Exact Name of Additional Registrants**	Jurisdiction of Formation	IRS Employer Identification No.
1. Moore Wallace Incorporated	Canada	98-0154502
2. MH Holdings Limited	Canada	N/A
3. Moore Holdings U.S.A. Inc	Delaware	36-4197212
4. Moore Wallace North America, Inc	Delaware	16-0331690
5. Moore Financial Inc	Nevada	36-4038833
6. The Nielsen Company	Ohio	31-0415860
7. Litho Industries, Inc	North Carolina	56-0902364
8. FRDK, Inc	New York	13-3842940
9. G2.com Inc	Delaware	36-4304734
10. Peak Technologies, Inc	Illinois	36-3149386
11. Wallace Technical Services, L.L.C	Illinois	36-4331695
12. Wallace Heritage, L.L.C	Illinois	36-4331696
13. Visible Computer Supply Corporation	Illinois	36-3078410
14. Wallace Financial Services, L.L.C	Illinois	36-4331692
15. Thomas Packaging, Corp	Ohio	34-1354020
16. Wallace Integrated Graphics, Inc. (f/k/a Graphic Industries, Inc.)	Georgia	58-1101633
17. State Printing Company, Inc	South Carolina	57-0279612
18. Commercial Press, Incorporated	California	95-3072469
19. Bruce Offset, Inc. (f/k/a Pearson 1, Inc.)	Illinois	36-3445630
20. W.E. Andrews Co. Inc	Georgia	58-1559991
21. Metro Printing Incorporated	Minnesota	41-0969596
22. Carpenter Reserve Printing Company	Ohio	34-1811004
23. Harvey Press, Inc	Louisiana	72-1384733
24. Presstar Printing Corporation	Maryland	52-1997905
25. The Stein Printing Company, Inc	Georgia	58-1294031
26. Moore Brasil Ltda	Brazil	N/A
27. Moore International Hungary Financial Services Limited Liability Company	Hungary	N/A
28. Moore Group Services BVBA	Belgium	N/A
29. Moore Belgium NV	Belgium	N/A
30. Moore Response Marketing NV	Belgium	N/A
31. Moore Business Forms Holdings UK Limited	United Kingdom	N/A
32. Moore Business Forms Limited	United Kingdom	N/A
33. Moore Response Marketing Limited	United Kingdom	N/A
34. Moore International BV	The Netherlands	N/A
35. Moore Response Marketing BV	The Netherlands	N/A
36. Moore IMS B.V.	The Netherlands	N/A

**	The address for each of the additional Registrants is c/o Moore Wallace Incorporated, 1200 Lakeside Drive, Bannockburn, Illinois 60015-1243. The primary standard industrial classification number for each of the additional Registrants is 2761.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated December 23, 2003

PROSPECTUS

$403,000,000

Moore North America Finance, Inc.

Offer to Exchange

7 7/8% Senior Notes due 2011

WHICH HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933

FOR

ALL OUTSTANDING UNREGISTERED

7 7/8% SENIOR NOTES DUE 2011

Moore North America Finance, Inc., or Finance Inc., a wholly-owned subsidiary of Moore Wallace Incorporated, or Moore Wallace, is hereby offering, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange $403,000,000 aggregate principal amount of its outstanding, unregistered 7 7/8% Senior Notes due 2011 (which we refer to as the private notes) that you now hold for an equal principal amount of 7 7/8% Senior Notes due 2011 (which we refer to as the exchange notes) with substantially identical terms. The exchange notes are registered under the Securities Act of 1933, as amended, and, as a result, will generally not be subject to the transfer restrictions applicable to the private notes. This exchange offer will expire at 5:00 p.m., New York City time, on January 22, 2004, unless we extend the expiration date for up to 20 business days. You must tender your private notes by the expiration date to obtain exchange notes and the liquidity benefits the exchange notes offer.

We have agreed with the initial purchasers of the private notes to make this exchange offer and to register the issuance of the exchange notes after the initial sale of the private notes. This exchange offer applies to any and all private notes tendered by the expiration date.

The exchange notes will be unsecured senior obligations of Finance Inc. and will rank equally with all of its unsecured senior indebtedness. The exchange notes will be effectively subordinated to Finance Inc.’s secured indebtedness.

On the issue date, Moore Wallace, Moore Wallace North America, Inc., or Moore Wallace NA, which is Moore Wallace’s principal operating subsidiary and a sister company of Finance Inc., and their existing U.S. and Canadian subsidiaries will, jointly and severally, guarantee the exchange notes on an unsecured basis. Certain of Moore Wallace’s foreign subsidiaries will, jointly and severally, guarantee the exchange notes on an unsecured subordinated basis.

We will not list the exchange notes on any established exchange.

Investing in the exchange notes involves a high degree of risk. See “ Risk Factors,” beginning on page 13, for a discussion of certain factors that you should consider in connection with the exchange offer and an investment in the exchange notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 23, 2003.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC, on a regular basis. You may read and copy this information or obtain copies of this information by mail from the Public Reference Section of the SEC,  Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at  1-800-SEC-0330.

The SEC also maintains an Internet world wide web site that contains reports, proxy statements and  other information about issuers, like us, who file electronically with the SEC. The address of that site is  http://www.sec.gov.

This prospectus incorporates important business and financial information about Moore Wallace from documents that are not included in or delivered with this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address or telephone number:

Secretary

Attention: Investor Relations

Moore Wallace Incorporated

1200 Lakeside Drive

Bannockburn, Illinois 60015-1243

Tel. 1-847-607-6000

You will not be charged for any of these documents that you request. In order to ensure timely delivery of the documents, any request should be made at least five days prior to the expiration date.

See “Documents Incorporated by Reference” on page 122.

-i-

SUMMARY

This summary may not contain all of the information that may be important to you. You should read the entire prospectus, the documents incorporated by reference and related notes relating to Moore before the merger and Moore Wallace following the merger noted below under “Documents Incorporated by Reference” before making a decision to exchange any notes. For a complete understanding of this exchange offer, we urge you to read this entire document, especially the discussion of the risks of investing in the notes discussed under “Risk Factors.” In this prospectus, unless the context indicates otherwise, the terms “company” and “Moore” refer to Moore Corporation Limited, and its subsidiaries, including Moore Wallace North America, Inc. and Finance Inc. and its subsidiaries prior to the acquisition of Wallace. The terms “Moore North America Finance, Inc.” and “Finance Inc.” refer only to Moore North America Finance, Inc. as issuer of the notes and not its parent. The term “Wallace” refers to Wallace Computer Services, Inc. and its subsidiaries, prior to the merger. The terms “we”, “us” and “our” refer to Moore Wallace Incorporated and to the combined businesses of Moore and Wallace after giving effect to the consummation of the Wallace acquisition. “Moore Wallace” refers to Moore Wallace Incorporated and to the combined businesses of Moore and Wallace after giving effect to the consummation of the Wallace acquisition. The term “notes” refers to the exchange notes being exchanged hereby.

Overview

As a result of the Wallace acquisition, we are one of the largest integrated providers of print management solutions in North America with an established and diverse Fortune 500 customer base, a broad geographic production and distribution network and a diversified product offering.

Industry Overview

The printing industry is one of the largest and most fragmented industries in the United States. According to the 2002 PIA Print Market Atlas, prepared by Printing Industries of America, there were approximately 46,000 printing businesses operating in the United States, and these firms generated aggregate revenues (calculated on the basis of the estimated value of shipments) in 2001 of approximately $159 billion. These printing businesses operate in a broad range of segments, including general and commercial printing, packaging, forms and labels, specialty printing, trade services and others.

As a result of the high degree of fragmentation in the printing industry, no single company accounts for more than 4% of total industry revenues, based upon the 2002 PIA Print Market Atlas estimated printing industry revenues. According to Printing Impressions (December 2002), the top 10 printing firms accounted for less than 16% of total industry revenues and only 11 printing companies had revenues in excess of $1 billion.

Since mid-2001, revenues generated within the printing industry have declined, as weakness in advertising spending and generally difficult economic conditions have resulted in reduced demand for printing products and services. According to Printing Industries of America and The National Association for Printing Leadership, revenues for the industry declined approximately 2% in 2001 and 2% in 2002. The National Association for Printing Leadership noted that this is the first period in which revenues have declined in two consecutive years in nearly three decades. Printing industry revenues have historically grown approximately in line with U.S. Gross Domestic Product.

There are three major trends affecting the printing industry. First, increased outsourcing of printing operations is leading to increased opportunities for commercial printers. Second, increased use of technology is driving a trend towards electronic substitution, which is leading to a decline in the printed forms sub-segment of the market. Third, the industry is entering a phase of consolidation which is leading to an increase in market strength of companies that have greater capacity and scope of product offerings to provide to their customers versus smaller operations.

Recent Developments

On November 8, 2003, Moore Wallace entered into a business combination agreement with R.R. Donnelley & Sons Company, referred to hereafter as RR Donnelley, under which each common share of Moore Wallace will be exchanged for 0.63 of a share of common stock of RR Donnelley. The transaction was unanimously approved by the board of directors of both Moore Wallace and RR Donnelley but remains subject to closing conditions that include, among others, receipt of required approval from Moore Wallace’s and RR Donnelley’s shareholders, required regulatory approvals and the approval of a plan of arrangement by an Ontario court as required by Canadian law to effect the business combination. The transaction is expected to close in the first quarter of 2004 following regulatory approvals and other customary approvals. See also “Unaudited Pro Forma Condensed Combined Financial Information” contained elsewhere in this prospectus. There can be no assurance, however, that the business combination with RR Donnelley will be consummated in the manner described under “Unaudited Pro Forma Combined Financial Information,” or at all.

On November 26, 2003, Moore Wallace entered into an agreement to acquire Payment Processing Solutions, Inc., referred to hereafter as Payment Processing, a Tennessee-based provider of mortgage statement processing solutions to the financial services industry, for approximately $92.5 million in cash and Moore Wallace common shares. The purchase price includes the repayment of outstanding debt of Payment Processing. This transaction is expected to close on December 31, 2003 following regulatory and other customary approvals. Pro forma disclosure of the impact of this acquisition has been excluded from this prospectus because it is not significant to Moore Wallace’s consolidated statements of operations and financial position.

The Acquisition

On May 15, 2003, Moore completed the acquisition of Wallace by acquiring all of the outstanding stock of Wallace in exchange for average consideration of $14.40 in cash and 1.05 shares of Moore for each outstanding share of Wallace. The merger agreement and the transactions contemplated thereby were adopted and approved at a meeting of the shareholders of Wallace on May 15, 2003.

Information About Finance Inc.

Moore North America Finance, Inc., a Delaware corporation, is a wholly-owned subsidiary of Moore Holdings U.S.A. Inc., which is a wholly-owned subsidiary of Moore Wallace Incorporated. Finance Inc. will not engage in any business operations and will have no obligations for borrowed money other than the exchange notes and its guarantee of amounts borrowed under the new senior secured credit facility. Separate financial statements for Finance Inc. are not included in this prospectus because such financial statements would not be meaningful nor would such statements provide holders of exchange notes any important financial information. Finance Inc.’s principal executive office is located at 1200 Lakeside Drive, Bannockburn, Illinois 60015-1243 and its telephone number is (847) 607-6000.

Summary of the Exchange Offer

The Exchange Offer	We are offering to exchange

•	$1,000 principal amount of our 7 7/8% Senior Notes due 2011 registered under the Securities Act, which we refer to as exchange notes,

for

•	each $1,000 principal amount of our unregistered 7 7/8% Senior Notes due 2011 issued on March 14, 2003 in a private offering, which we refer to as private notes.

We sometimes will refer to the exchange notes and the private notes together as the notes. As of the date of this prospectus, there is $403,000,000 aggregate principal amount of private notes outstanding. See “The Exchange Offer.”

Expiration Date

The exchange offer will expire at 5:00 p.m., New York City time, on January 22, 2004, unless we extend it for up to 20 business days. In that case, the phrase “expiration date” will mean the latest date and time to which we extend the exchange offer. We will issue exchange notes on the expiration date or promptly after that date.

Conditions to the Exchange Offer

The exchange offer is subject to customary conditions which include, among other things, any applicable law or any applicable interpretation of the staff of the SEC which, in our reasonable judgment, would materially impair our ability to proceed with the exchange offer. The exchange offer is not conditioned upon any minimum principal amount of private notes being submitted for exchange. See “The Exchange Offer — Conditions.”

Procedures for Participating in the Exchange Offer

If you wish to participate in the exchange offer, you must complete, sign and date an original or faxed letter of transmittal in accordance with the instructions contained in the letter of transmittal accompanying this prospectus. Then you must mail, fax or deliver the completed letter of transmittal, together with the notes you wish to exchange and any other required documentation to J.P. Morgan Trust Company, National Association, which is acting as exchange agent, on or before the expiration date. By signing the letter of transmittal, you will represent to and agree with us that,

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you are not participating, do not intend to participate, and have no arrangement or understanding with anyone to participate in a distribution of the exchange notes; and

•	you are not an “affiliate,” as defined in Rule 405 under the Securities Act, of Finance Inc., or a broker-dealer tendering the private notes acquired directly from Finance Inc. for its own account.

If you are a broker-dealer who will receive exchange notes for your own account in exchange for private notes that you acquired as a result of your market-making or other trading activities, you will be required to acknowledge in the letter of transmittal that you will deliver a prospectus in connection with any resale of such exchange notes.

Resale of Exchange Notes

We believe that you may offer for resale, resell and transfer your exchange notes without registering them under the Securities Act and delivering a prospectus, if you can make the same three representations that appear above under the heading “Procedures for Participating in the Exchange Offer.” Our belief is based on interpretations of the SEC staff for other exchange offers that the SEC staff expressed in some of the SEC’s no-action letters to other issuers in exchange offers like ours.

We cannot guarantee that the SEC would make a similar decision about this exchange offer. If our belief is wrong, or if you cannot truthfully make the representations mentioned above, and you transfer any exchange note issued to you in the exchange offer without meeting the registration and prospectus delivery requirements of the Securities Act, or without an exemption from such requirements, you could incur liability under the Securities Act. Neither we nor Finance Inc. are indemnifying you for any such liability and we will not protect you against any loss incurred as a result of any such liability under the Securities Act.

If you are a broker-dealer that has received exchange notes for your own account in exchange for private notes that were acquired as a result of market-making or other trading activities, you must acknowledge in the letter of transmittal that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. We have agreed that for a period of up to 180 days after the registration statement is declared effective, we will make this prospectus, as amended or supplemented, available to any such broker-dealer that requests copies of this prospectus in the letter of transmittal for use in connection with any such resale.

Special Procedures for Beneficial Owners

If your private notes are held through a broker, dealer, commercial bank, trust company or other nominee and you wish to surrender such private notes, you should contact your intermediary promptly and instruct it to surrender your private notes on your behalf.

If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal for the exchange offer and delivering your private notes, either arrange to have your private notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take a long time.

Guaranteed Delivery Procedures

If you wish to tender your private notes and you cannot meet the expiration date deadline, or you cannot deliver your private notes, the letter of transmittal or any other documentation on time, then you must surrender your private notes according to the guaranteed delivery procedures appearing below under “The Exchange Offer — Guaranteed Delivery Procedures.”

Acceptance of Private Notes and Delivery of Exchange Notes

We will accept for exchange any and all private notes that are properly surrendered in the exchange offer and not withdrawn prior to the expiration date, if you comply with the procedures of the exchange offer. The exchange notes will be delivered promptly after the expiration date.

Withdrawal Rights

You may withdraw the surrender of your private notes at any time prior to the expiration date, by complying with the procedures for withdrawal described in “The Exchange Offer — Withdrawal of Tenders.”

Accounting Treatment	We will not recognize a gain or loss for accounting purposes as a result of the exchange.

Material Federal Income Tax Considerations

The exchange of private notes for exchange notes should not be a taxable transaction for United States Federal income tax purposes. You should not have to pay federal income tax as a result of your participation in the exchange offer. See “Material United States Federal Income Tax Considerations.”

Exchange Agent

J.P. Morgan Trust Company, National Association is serving as the exchange agent in connection with the exchange offer. J.P. Morgan Trust Company, National Association (as successor trustee to Bank One, National Association) also serves as trustee under the indenture governing the notes. The address, telephone number and facsimile number of the exchange agent are listed under the heading “The Exchange Offer — Exchange Agent.”

Failure to Exchange Private Notes Will Adversely Affect You

If you are eligible to participate in this exchange offer and you do not surrender your private notes as described in this prospectus, you will not have any further registration or exchange rights. In that event, your private notes will continue to accrue interest until maturity in accordance with the terms of the private notes but will continue to be subject to restrictions on transfer. As a result of such restrictions and the availability of registered exchange notes, your private notes are likely to be a much less liquid security than before.

THE EXCHANGE NOTES

The exchange notes have the same financial terms and covenants as the private notes. In this prospectus we sometimes refer to the private notes and the exchange notes together as the “Notes”. The exchange notes will evidence the same debt as the outstanding private notes which they replace. The private notes are, and the exchange notes will be, governed by the same indenture. The brief summary below describes the principal terms of the exchange notes. Some of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Exchange Notes” section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes.

Issuer	Moore North America Finance, Inc.

Notes Offered	$403 million aggregate principal amount of 7 7/8% Senior Notes due 2011.

Maturity Date	January 15, 2011.

Interest Payment Dates	January 15 and July 15, commencing on July 15, 2003. Interest will accrue from the date it was most recently paid.

Guarantees

The exchange notes will be guaranteed, jointly and severally, on a senior unsecured basis, by us, and all of our existing U.S. and Canadian subsidiaries and, as required by the indenture governing the notes, future subsidiaries. In addition, certain of our subsidiaries that are not organized in the United States or Canada that guarantee the new senior secured credit facility will guarantee the notes on an unsecured basis, subordinated to their guarantees under the new senior secured credit facility.

Ranking

The exchange notes and related guarantees will be Finance Inc.’s and the related guarantors’, respectively, general unsecured obligations, ranking equally in right of payment to all of Finance Inc.’s and the related guarantors’ existing and future senior debt (other than the guarantees of our non-U.S. and non-Canadian subsidiaries under the senior credit facility debt, which will be senior to the guarantees of the notes by those subsidiaries) and effectively subordinate to Finance Inc.’s and the related guarantors’ existing and future senior secured debt.

As of September 30, 2003, we had outstanding debt (including the notes and the senior credit facility debt) of approximately $923.3 million, of which approximately, $522.9 million is secured. The guarantors may incur additional secured and unsecured debt in the future, including under the new senior secured credit facility. As of September 30, 2003, approximately $350.0 million of additional debt is available under the revolving portion of the new senior secured credit facility.

The obligations under the notes and related guarantees will be structurally subordinated to the obligations of our non-guarantor subsidiaries. As of September 30, 2003, our non-guarantor subsidiaries had less than $5.1 million of debt outstanding.

Optional Redemption

Except as provided below under “Optional Redemption after Equity Offerings” and “Optional Redemption upon a Change of Control”, we may not redeem the exchange notes until January 15, 2007. After that date, we may redeem some or all of the exchange notes at our option at the redemption prices listed under “Description of Exchange Notes — Optional Redemption — General”.

Optional Redemption after Equity Offerings

We may redeem up to 40% of the exchange notes at any time on or prior to January 15, 2006 with the proceeds of qualified equity offerings. The redemption prices are listed under “Description of Exchange Notes — Optional Redemption”.

Optional Redemption upon a Change of Control

At any time on or prior to January 15, 2007, we may redeem the exchange notes if we or Finance Inc. experiences a change of control at a price equal to 100% of the principal amount plus a make-whole premium. See “Description of Exchange Notes — Optional Redemption — Optional Redemption upon a Change of Control”.

Optional Redemption for Change in Withholding Taxes

If we become obligated to pay certain additional withholding taxes because of a change in the laws or regulations of Canada or a change in the interpretation thereof after the issue date, we may redeem the exchange notes at a price equal to 100% of the principal amount thereof, together with accrued and unpaid interest and special interest, if any, to the date of redemption unless a holder waives our obligation to pay such amounts under its guarantee.

Change of Control

If Finance Inc. or we experience a change of control, holders of the exchange notes will have the right to require us to purchase their exchange notes, in whole or in part, at a price equal to 101% of the principal amount, together with any accrued and unpaid interest to the date of purchase.

Asset Sale Proceeds

Subject to customary exceptions, if we or our subsidiaries sell assets, we generally must either invest the net cash proceeds from those sales in our business within a period of time, prepay debt under our senior credit facility, or make an offer to purchase a principal amount of the private notes and the exchange notes equal to the excess net cash proceeds. The purchase price of the exchange notes in this instance would be 100% of their principal amount plus accrued and unpaid interest.

Certain Covenants	The indenture governing the notes limits Finance Inc.’s ability and the ability of the guarantors of the notes and the restricted subsidiaries to:

•	incur additional debt;

•	pay dividends on, redeem or repurchase capital stock;

•	limit the issuance and sale of capital stock of restricted subsidiaries;

•	limit dividends or other payments by restricted subsidiaries;

•	make certain investments;

•	enter into certain types of transactions with affiliates;

•	expand into unrelated businesses;

•	create liens; and

•	sell certain assets or merge with or into other companies.

These covenants are subject to a number of important exceptions, limitations and qualifications, which are described under “Description of Exchange Notes — Certain Covenants”.

During any period of time that the exchange notes have investment grade ratings, certain of the covenants will be suspended. See “Description of Exchange Notes — Certain Covenants — Covenant Suspension”.

Events of Default	The indenture governing the notes defines certain events as “events of default”. These events include:

•	default for 30 days in payment of interest on the notes;

•	default in payment of the principal of the notes;

•	failure to comply with any other covenant in the indenture, continued for 60 days after written notice as provided in the indenture;

•	default in payment of the principal of any other indebtedness totaling more than $20 million;

•	the entry of final judgments totaling more than $20 million against us or any of our significant subsidiaries that remain undischarged, unpaid or unstayed for 60 days;

•	certain events of bankruptcy affecting us or any of our significant subsidiaries; and

•	any guarantee of one or more significant subsidiaries ceasing to be in full force and effect.

For a more detailed discussion of these events of default, see “Description of the Exchange Notes — Events of Default”.

Upon an event of default (other than bankruptcy events), the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare the principal and accrued interest on all the notes to be due and payable. Also, the holders of majority in principal amount of the notes may waive any existing event of default other than a default in the payment of the principal or interest.

If we perform our obligations under the notes and comply with other conditions specified in the indenture, we may elect to have our obligations discharged with respect to the outstanding notes or be released with respect to the relative covenants under the indenture. See “Description of the Exchange Notes — Defeasance”.

Absence of an Established Market for the Notes

We do not intend to apply to have the exchange notes listed on any securities exchange or to arrange for any quotation system to quote them. The National Association of Securities Dealers, Inc., or the NASD, has designated the private notes as securities eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages, or the PORTAL Market, and we have been advised that Citigroup Global Markets Inc. (formerly known as Salomon Smith Barney Inc.), Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated have heretofore acted as market makers for the private notes. We have been advised by each of the aforesaid market makers that it currently intends to make a market in the notes. The market makers are not obligated, however, to make a market in the exchange notes, and any such market making may be discontinued at any time at the sole discretion of the market makers. Accordingly, we cannot assure you that a liquid market will develop for the exchange notes, that you will be able to sell your exchange notes or that the prices you receive when you sell will be favorable.

Use of Proceeds	We will not receive any proceeds from the issuance of the exchange notes.

Risk Factors

Investing in exchange notes involves substantial risks. You should consider carefully all of the information set forth in this prospectus, and in particular, should evaluate the specific factors set forth under “Risk Factors” before investing in the exchange notes.

MOORE WALLACE SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table presents selected historical consolidated data about Moore for the five years ended December 31, 2002, and unaudited selected historical consolidated financial data for the nine month period ended September 30, 2002, for Moore before its acquisition of Wallace, and unaudited selected historical consolidated financial data for the nine month period ended September 30, 2003 for the new combined company after reflecting Wallace in Moore Wallace’s consolidated accounts as of May 15, 2003, the acquisition date. The selected historical consolidated financial data set forth below for Moore as of December 31, 2002 and 2001 and for each of the three years ended December 31, 2002 are derived from Moore’s audited consolidated historical financial statements, including the notes thereto, included elsewhere in this prospectus. The selected historical consolidated financial data set forth below for Moore as of December 31, 2000, 1999 and 1998 and for each of the two years ended December 31, 1999 are derived from Moore’s audited consolidated financial statements, including the notes thereto, not included in this prospectus. The selected historical consolidated financial data as of and for the nine months ended September 30, 2003 and 2002 are derived from Moore Wallace’s unaudited consolidated financial statements, including the notes thereto, and Moore’s unaudited consolidated financial statements, including the notes thereto, included elsewhere in this prospectus, and from Moore’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, not included in this prospectus. The selected historical consolidated financial data set forth below should be read together with Moore’s and Moore Wallace’s complete financial statements. Moore Wallace prepares its financial statements in accordance with Canadian GAAP. The information in the following table is a summary only and should be read in conjunction with Moore’s audited consolidated historical financial statements, including the notes thereto. The relevant differences between Canadian GAAP and U.S. GAAP are described in Note 25 to Moore’s audited consolidated financial statements and Note 9 to Moore Wallace’s unaudited consolidated financial statements.

	Years Ended December 31,					Nine Months Ended September 30,
	2002	2001	2000	1999	1998	2003	2002
	(In thousands of U.S. dollars except ratios and per share amounts)					(Unaudited)
Statement of Operations Data:
Net sales(1)	$2,038,039	$2,154,574	$2,258,418	$2,425,116	$2,717,702	$1,990,111	$1,516,059
Income (loss) from operations(1)(2)	102,523	(342,324)	(46,234)	141,681	(630,500)	95,399	73,092
Net earnings (loss) available to common shareholders(3)	73,258	(373,383)	(66,372)	92,599	(547,866)	74,047	45,237
Earnings per share
Basic	$0.66	$(4.21)	$(0.75)	$1.05	$(6.19)	$0.55	$0.41
Diluted	0.64	(4.21)	(0.75)	1.04	(6.19)	0.54	0.40
Balance Sheet Data (at period end):
Cash and cash equivalents	$139,630	$84,855	$36,538	$38,179	$138,575	$117,104	$114,052
Property, plant and equipment — net	255,722	307,640	409,099	458,808	466,198	611,979	255,722
Total assets	1,439,759	1,336,986	1,743,587	1,630,293	1,726,135	3,020,676	1,417,462
Long-term debt	187,463	111,062	272,465	201,686	4,841	920,872	187,463
Total shareholders’ equity	382,496	321,250	624,685	672,674	610,145	950,873	348,593
Other Financial Data:
Depreciation and amortization(4)	86,746	239,072	151,518	101,335	117,808	92,058	65,578
Cash flow from operations	158,395	137,121	37,320	85,117	38,523	114,038	90,160
Capital expenditures	31,945	45,402	104,581	157,872	136,166	37,974	21,037
Ratio of earnings to fixed charges(5)	2.67	—	—	3.84	—	1.62	3.39

	Year
	2001	2000
	(in thousands, except per share data)
Adoption of CICA Handbook Section 3062, Goodwill and Other Intangible Assets—Transition Disclosure
Net loss available to common shareholders	$(373,383)	$(66,372)
Add back: goodwill amortization	$2,265	$6,628

Adjusted net loss	$(371,118)	$(59,744)

	Year
	2001	2000
	(in thousands, except per share data)

Basic loss per common share:
Net loss available to common shareholders	$(4.21)	$(0.75)
Add back: goodwill amortization	$0.03	$0.07

Adjusted net loss	$(4.18)	$(0.68)

Diluted loss per common share:
Net loss available to common shareholders	$(4.21)	$(0.75)
Add back: goodwill amortization	$0.03	$0.07

Adjusted net loss	$(4.18)	$(0.68)

(1)	Included in Moore Wallace’s results of operations for the nine months ended September 30, 2003 are net sales and income from operations of Wallace Computer Services, Inc. since the completion of the merger on May 15, 2003. Included in Moore’s results of operations for the year ended December 31, 2002 are net sales of $102,089 and income from operations of $16,908 from businesses acquired during 2002. Net assets and results of operations for The Nielsen Company and Document Management Services are included from their respective acquisition dates of January 31, 2002 and December 31, 2001, as further discussed in “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in Moore’s Annual Report on Form 10-K for the year ended December 31, 2002.
(2)	Includes net restructuring and other charges as set forth in the table below:

	Years Ended December 31,					Nine Months Ended September 30,
	2002	2001	2000	1999	1998	2003	2002
	(In thousands)					(Unaudited)
Workforce reduction	$4,395	$76,994	$—	$—	$135,000	$10,359	$—
Lease terminations and other facility closing costs	—	65,541	—	—	98,000	3,580	—
Reserve reversal	(5,245)	(12,856)	(24,033)	(68,410)	—	(1,609)	—
Year 2000 costs	—	—	—	17,439	25,300	—	—
Environmental and decoupling provision	—	—	—	—	15,000	—	—
Assets and goodwill impairment	—	131,393	34,717	—	382,000	3,509	—
Pension settlement, net	—	96,605	(6,630)	—	—	—	—
Debt issuance, conversion and extinguishment	—	1,000	—	—	—	—	—
Inventory write-off	—	6,546	—	—	—	—	—
Accounts receivable write-off	—	4,619	—	—	—	—	—
Acquisition and merger related	—	—	—	—	—	50,739	—
Other	9,202	4,816	4,885	—	5,758	—	—

	$8,352	$374,658	$8,939	$(50,971)	$661,058	$66,578	$—

(3)	Included in the net earnings available to common shareholders for the nine months ended September 30, 2003 is a non-cash charge of $7,493, which represents accelerated amortization of deferred issue costs on Moore’s historical debt before the acquisition of Wallace. Included in net earnings available to common shareholders for the year ended December 31, 2002 is a debt settlement charge of $16,746 related to the early redemption of $100.0 million of Moore’s senior guaranteed notes. Included in the net loss available to common shareholders for the year ended December 31, 2001 is a non-cash charge of $10,396, which represents accelerated amortization of deferred issue costs on Moore’s $70.5 million subordinated convertible debentures due to conversion, a $1,221 charge related to the early redemption of $100.0 million of Moore’s senior guaranteed notes and a $15,345 distribution, which represents the fair value of the 1,650,000 shares distributed as inducement for the early conversion of Moore’s $70.5 million subordinated convertible debentures.
(4)	Includes impairment charge of $3,509, $131,373, $36,621 and $382,000 for the nine months ended September 30, 2003 and the years ended December 31, 2001, 2000, and 1998, respectively.
(5)	For 2001, 2000 and 1998, earnings were insufficient to cover fixed charges by $388,420, $81,592 and $642,918, respectively, due primarily to the restructuring and other charges described in footnote (2) above. The ratio of earnings to fixed charges set forth herein is computed in accordance with Item 503(d) of Regulation S-K under the Securities Act and differs from the fixed charge coverage ratio computed for purposes of the indenture governing the notes and the new senior secured credit facility.

The following table presents certain selected financial data for the fiscal years ended December 31, 2002, 2001 and 2000 and for the nine months ended September 30, 2003 and 2002, adjusted for U.S. GAAP, respectively.

	Years Ended December 31,			Nine Months Ended September 30,
	2002	2001	2000	2003	2002
	(In thousands)			(Unaudited)
Selected Financial Data Adjusted for U.S. GAAP(1):
Income (loss) from operations	$127,667	$(166,337)	$(14,068)	$117,048	$97,307
Net earnings (loss)	83,778	(269,964)	(45,304)	87,321	55,522
Total assets	1,337,470	1,291,719	1,542,888	2,936,560	1,347,339
Shareholders’ equity	250,867	167,666	369,992	835,304	210,527
Ratio of earnings to fixed charges(2)	3.04	—	0.04	1.95	2.79

(1)	Moore prepares its financial statements in accordance with Canadian GAAP. The description of the relevant differences between Canadian GAAP and U.S. GAAP is described in Note 25 to the audited consolidated financial statements and related notes included in Moore’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.
(2)	For 2001 and 2000, earnings were insufficient to cover fixed charges by $218,332 and $46,796, respectively.

RISK FACTORS

An investment in the exchange notes is subject to numerous risks, including those listed below. You should carefully consider the following risks, along with the information provided elsewhere in this prospectus, before deciding to exchange your private notes for exchange notes pursuant to this exchange offer. These risks could materially affect our ability to meet our obligations under the exchange notes. You could lose all or part of your investment in and expected return on the exchange notes.

Risks Relating to Our Business

Our substantial debt could adversely affect our financial condition and prevent us from fulfilling our obligations to you under the exchange notes.

We and our consolidated subsidiaries have substantial debt and, as a result, significant debt service obligations. As of September 30, 2003, we had outstanding debt of approximately $923.3 million, including the notes and borrowings under the new senior secured credit facility. Of the total debt, approximately $522.9 million is secured. As of September 30, 2003, approximately $350.0 million of additional debt is available under the revolving portion of the new senior secured credit facility. The new senior secured credit facility and the indenture governing the notes permit us and our subsidiaries to incur or guarantee certain additional secured and unsecured debt, subject to certain limitations. All borrowings under the new senior secured credit facility will be effectively senior (to the extent of the value of the collateral securing the borrowings) to the notes and any future guarantees thereof.

Our substantial level of debt and debt service obligations could have important effects on your investment in the notes. These effects may include:

•	making it more difficult for us to satisfy our obligations to you with respect to the notes and our other debt;

•	limiting our ability to obtain additional financing on satisfactory terms to fund our working capital requirements, capital expenditures, acquisitions, investments, debt service requirements and other general corporate requirements;

•	increasing our vulnerability to general economic downturns, competition and industry conditions, which could place us at a competitive disadvantage compared to our competitors that are less leveraged;

•	increasing our exposure to rising interest rates because a portion of our borrowings is at variable interest rates;

•	reducing the availability of our cash flow to fund our working capital requirements, capital expenditures, acquisitions, investments and other general corporate requirements because we will be required to use a substantial portion of our cash flow to service our debt obligations; and

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate.

If new debt is added to our or our subsidiaries’ current debt levels, the related risks that we and they now face could intensify.

Our ability to pay principal and interest on the notes and to satisfy our other debt obligations will depend upon our future operating performance and the availability of refinancing debt. If we are unable to service our debt and fund our business, we may be forced to reduce or delay capital expenditures, seek additional debt financing or equity capital, restructure or refinance our debt or sell assets. We cannot assure you that we would be able to obtain additional financing, refinance existing debt or sell assets on satisfactory terms or at all.

The notes and the new senior secured credit facility contain covenants that limit our flexibility and prevent us from taking certain actions.

The indenture governing the notes and the new senior secured credit facility include a number of significant restrictive covenants. These covenants could adversely affect us by limiting our ability to plan for or react to market conditions or to meet our capital needs. These covenants, among other things, restrict our ability and the ability of our restricted subsidiaries to:

•	incur additional debt;

•	pay dividends on our equity interests or repurchase equity interests;

•	make certain investments;

•	issue capital stock;

•	enter into certain types of transactions with affiliates;

•	create liens;

•	pay dividends or make other payments by our restricted subsidiaries to us;

•	use assets as security in other transactions; and

•	sell certain assets or merge with or into other companies.

These covenants may prevent us from integrating our acquired businesses and pursuing acquisitions, significantly limit our operating and financial flexibility and limit our ability to respond to changes in our business or competitive activities. In addition, the new senior secured credit facility includes other and more restrictive covenants and prohibits us from prepaying our other debt, including the notes, while borrowings under our new senior secured credit facility are outstanding. The new senior secured credit facility also requires us to maintain certain financial ratios and meet other financial tests. Our failure to comply with these covenants could result in an event of default, which, if not cured or waived, could result in our being required to repay these borrowings before their scheduled due date. If we were unable to make this repayment or otherwise refinance these borrowings, the lenders under the new senior secured credit facility could foreclose on our assets. In addition, these lenders could elect to declare all amounts borrowed under the new senior secured credit facility, together with accrued interest, to be due and payable, which, in some instances, would be an event of default under the indenture governing the notes. If we were unable to refinance these borrowings on favorable terms, our results of operations and financial condition could be adversely impacted by increased costs and less favorable terms, including rates and covenants. Any future refinancing of the new senior secured credit facility is likely to contain similar restrictive covenants and financial tests.

Our financial performance is subject to the risks inherent in business acquisitions, including the risks related to increased borrowing and the integration of businesses.

Our business strategy includes growth through acquisitions. Such acquisitions may require increased borrowing, the issuance of equity securities, including our common shares, assumption of indebtedness or some combinations thereof. If such acquisitions are consummated, there may be certain integration risks. While we anticipate that any such acquisitions will be beneficial, we cannot predict whether any such transactions will be completed, the terms or forms of consideration required in any such transactions, nor whether the acquired businesses will be integrated successfully into our existing operations. Our success is dependent in part upon our ability to integrate effectively acquired operations with our own operations. Accordingly, no assurance can be made that such acquisitions will not have a material adverse effect on our financial position and results of operations.

While we believe that we have sufficient management and other resources to accomplish the integration of our past and future acquisitions, there can be no assurance in this respect. We may also experience difficulties with retaining customers, suppliers, employees or other relationships critical to the success of our business strategy. We also rely on sellers for transition assistance. In addition, while we are generally entitled to customary indemnification from sellers of businesses for any difficulties that may have arisen prior to our acquisition of each business, the amount and time for claiming under these indemnification provisions is limited. There can be no assurance that we will be able to identify and make acquisitions on acceptable terms or that we will be able to obtain financing for such acquisitions on acceptable terms. As a result, our financial performance is now and will continue to be subject to various risks associated with the acquisition of businesses, including the financial effects associated with any increased borrowing or dilution required to fund such acquisitions or with the integration of such businesses.

We may be unable to integrate our operations successfully and may not realize the full anticipated benefits of the combination of Moore and Wallace.

Achieving the anticipated benefits of the combination of Moore and Wallace will depend in part upon our ability to integrate the two companies’ businesses in an efficient and effective manner. Our attempt to integrate two companies that have previously operated independently may face significant challenges, and we may be unable to accomplish the integration smoothly or successfully. In particular, the necessity of coordinating geographically dispersed organizations and addressing possible differences in corporate cultures and management philosophies may increase the difficulties of integration. The integration will require the dedication of significant management resources, which may temporarily distract management’s attention from the day-to-day businesses of the combined company. Employee uncertainty and lack of focus during the integration process may also disrupt the businesses of the combined company. The process of integrating operations after the merger could cause an interruption of, or loss of momentum in, the activities of one or more of the combined company’s businesses and the loss of key personnel. Any inability of management to integrate the operations of Moore and Wallace successfully could have a material adverse effect on the businesses and financial condition of the combined company.

We have incurred and will continue to incur significant merger-related costs in connection with the merger of Moore and Wallace.

We have incurred and expect to continue to incur significant merger-related costs associated with combining the operations of Moore and Wallace. The specific size of such costs is difficult to predict. We may incur additional unanticipated costs as a consequence of difficulties arising from our efforts to integrate the operations of the two companies. Although we expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, can offset incremental transaction, acquisition-related and restructuring costs over time, we cannot give any assurance that this net benefit will be achieved in the near future, or at all.

The combination of Wallace and Moore may result in a loss of common customers.

We operate in a highly competitive market, and our performance will be affected by our ability to retain the customers of both Moore and Wallace before the merger. Before the merger, Moore and Wallace shared several large customers to which each company provided products and services. Our ability to maintain the current level of sales by Moore and Wallace to these common customers may be limited by the desire of these customers to minimize their dependence on a single supplier. If, following the merger, common customers seek alternative suppliers for at least a portion of the products and services currently provided by Moore and Wallace, the business of our combined company may be materially and adversely impacted.

Customers have low barriers to product and vendor switching.

Our customers typically encounter minimal switching costs and frequently utilize more than one vendor to ensure the most favorable pricing. Due to the transactional nature of the business, customers’ purchasing decisions are almost entirely governed by pricing considerations, with little consideration given to previous historical business. The combined company’s strategies to minimize and reduce customer switching may not be successful. A high rate of customer switching could impair the ability of the combined company to increase the revenues of, or cause a deterioration in the operating margin of, the combined company as a whole.

Moore’s and Wallace’s financial statements reflect substantial net losses, and we cannot assure you that we will be profitable in the future.

Moore reported a net loss of $358.0 million for its fiscal year ended in 2001 and $66.4 million for its fiscal year ended in 2000. Moore’s net loss in fiscal year 2001 primarily reflected a substantial amount of restructuring and other charges. Moore’s net loss in fiscal year 2000 primarily reflected increasing cost of sales as a percentage of revenues and increased depreciation and amortization charges. Wallace reported a net loss of $114.7 million for its fiscal year ended in 2002. Wallace’s net loss for its fiscal year 2002 was attributable to a change in accounting principle and restructuring charges. While Moore was profitable in its fiscal year 2002, we cannot assure you that we will realize net income in the future. If our net losses continue, our ability to raise financing, or to do so on favorable terms, may be limited as those losses are taken into account by investors and credit ratings organizations.

Our initiatives to improve our cost structure may not be successful.

Since early 2001, Moore has been implementing a new business strategy to increase net sales and margins. The continued implementation of our strategy may result in future charges, which may be substantial. Although the strategy is being implemented to improve our cost structure, cost reductions, net sales enhancements and attractive acquisition opportunities may not arise and we may not achieve our strategic goals. In addition, our strategy calls for the sale of non-core assets, which may reduce our revenues and operating profit. Furthermore, there can be no assurance that we will be able to sell those non-core assets on acceptable terms or at all. A failure to improve our cost structure and implement our strategy could have a material adverse effect on our financial position and results of operations.

A failure to deliver our products and services as required would lead to a loss of revenue and potential penalties.

We operate in markets in which we are entrusted with confidential data. Our customers expect us to protect their data and deliver products and services meeting their highly technical specifications. For example, in our Outsourcing segment, we prepare and supply brokerage and other statements directly to the customers of our customers, who expect each statement to comply with their technical and evolving specifications. In addition, our Outsourcing segment prepares statements containing personal healthcare information for companies that are subject to federal privacy regulations. A failure to meet our customers’ specifications, especially a publicized failure that comes to the attention of other customers and our competitors, or a failure to comply with applicable regulations would lead to a loss of net sales, a decrease in customers and statutory penalties, which could materially adversely affect our financial position and results of operations.

We are exposed to significant risks related to potential adverse changes in interest rates, credit worthiness and foreign currency exchange rates.

We face interest rate risks arising from fluctuations in interest rates on borrowings under our credit facilities. We are also exposed to credit risks on accounts receivable balances. For example, if an unexpected number of our customers were to default on their accounts, such an event would have a material adverse effect on our businesses, financial condition and results of operations.

We are exposed to market risks resulting from changes in foreign currency exchange rates, historically mainly the Canadian dollar, the Brazilian real and the Mexican peso. Although operating in local currencies limits the impact of currency rate fluctuations on the operating results of our foreign subsidiaries and business units, fluctuations in such rates affect the translation of these results into our financial statements. To the extent revenues and expenses are not in local currency, we enter into foreign currency forward contracts to hedge the currency risk. We cannot be sure, however, that our efforts at hedging will be successful. There is always a possibility that our attempts to hedge currency risks will lead us to have even greater losses than predicted.

Our business could be adversely affected by turnover among our account executives or loss of key personnel.

Our ability to achieve our business plan depends to a significant extent on our ability to identify, hire, train and retain qualified sales personnel in each of the regions in which we operate. We expend a significant amount of resources and management time on identifying and training our account executives. Our ability to attract and retain qualified sales personnel depends on numerous factors, including factors outside of our control, such as conditions in the local employment markets in which we operate. A decrease in the number of account executives could adversely affect our results of operations, financial condition and liquidity, as well as our ability to service our debt, including payments on the notes.

Furthermore, we depend on the continued services of key personnel, including our experienced senior management team as well as our regional sales management personnel. Although we believe that we could replace our senior management team and other key employees within a reasonable time period should the need arise, the loss of the services of any of our key management personnel could have a material adverse effect on our results of operations and financial condition due to disruptions in leadership and continuity of our business relationships.

There are risks associated with our international operations.

We have significant operations in Canada and in other foreign countries. Revenues from Moore’s Canadian operations accounted for approximately 10% of revenues for the fiscal year ended December 31, 2002. Revenues from Moore’s other international operations also accounted for approximately 10% of revenues for the same period. As a result, we are subject to certain risks inherent in conducting business internationally, including fluctuations in currency exchange rates, particularly as to our Latin American operations and, in the case of our operations in Venezuela, political instability risks as well. We are also subject to risks associated with the imposition of protective legislation and regulations, including those resulting from trade or foreign policy. In addition, because of our international operations, significant revenues and expenses are denominated in local currencies. Changes in exchange rates may have a significant effect on our cash flow and profitability.

Risks Relating to the RR Donnelley Transaction

The proposed business combination of Moore Wallace and RR Donnelley involves a number of risks, some of which could be substantial and are inherent in RR Donnelley’s and/or our business. You should carefully consider the following information about these risks, together with the other information in this document, including the information incorporated by reference in this document. There can be no assurances that our transaction with RR Donnelley will be completed on the terms described under “Summary—Recent Developments”.

We may be unable to integrate the operations of RR Donnelley and Moore Wallace successfully and may not achieve the cost savings and increased revenues anticipated for the combined company.

Achieving the anticipated benefits of the RR Donnelley transaction will depend in part upon our ability to integrate the two companies’ businesses in an efficient and effective manner. Our attempt to integrate these two companies that have previously operated independently may result in significant challenges, and we may be unable to accomplish the integration smoothly or successfully. In particular, the necessity of coordinating geographically dispersed organizations and addressing possible differences in corporate cultures and management philosophies may increase the difficulties of integration. The integration will require the dedication of significant management resources, which may temporarily distract management’s attention from the day-to-day operations of the businesses of the combined company. The process of integrating operations after the transaction could cause an interruption of, or loss of momentum in, the activities of one or more of the combined company’s businesses and the loss of key personnel. Employee uncertainty and lack of focus during the integration process may also disrupt the businesses of the combined company. Any inability of management to integrate the operations of RR Donnelley and Moore Wallace successfully could have a material adverse effect on the business and financial condition of the combined company.

In addition to integrating the two companies’ businesses, the combined company will need to complete the integration of the Moore Wallace and Wallace businesses following the merger of those two companies in May 2003. The management of the combined company may be presented with significant challenges in being required to integrate the operations of three businesses at one time. There can be no assurance that management of the combined company will be able to integrate the operations of each of the businesses successfully or that the anticipated synergies between our companies will be realized. Moreover, the timing of synergies realized, if any, is uncertain.

Our rationale for the transaction is, in part, predicated on our ability to realize cost savings and to increase revenues through the combination of two strong companies. Achieving these cost savings and revenue increases is dependent upon a number of factors, many of which are beyond our control. We may not be able to achieve the anticipated cross-selling opportunities, the development and marketing of more comprehensive commercial printing product offerings and solutions, cost savings or revenue growth. An inability to realize the full extent of, or any of, the anticipated benefits of the transaction, as well as any delays encountered in the transition process, could have an adverse effect upon the revenues, level of expenses, operating results and financial condition of the combined company.

We will incur significant combination-related and restructuring costs in connection with the transaction.

We expect to incur significant costs associated with combining the operations of Moore Wallace and RR Donnelley. However, it will be difficult to predict the specific size of those charges before we begin the integration process. The combined company may incur additional unanticipated costs as a consequence of difficulties arising from our efforts to integrate the operations of the two companies. Although we expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, can offset incremental transaction, combination-related and restructuring costs over time, we cannot give any assurance that this net benefit will be achieved in the near future, or at all.

We may lose employees due to uncertainties associated with the transaction.

The success of the combined Moore Wallace and RR Donnelley after the transaction will depend in part upon our ability to retain key employees of both companies. Competition for qualified personnel can be very intense. In addition, key employees may depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the combined company. Accordingly, no assurance can be given that we will be able to retain key employees to the same extent that we have been able to do so in the past.

The business of the combined company will be subject to risks currently affecting the businesses of  RR Donnelley and Moore Wallace.

If the transaction is completed, the business of the combined company will be subject to numerous risks currently affecting the businesses of RR Donnelley and Moore Wallace, including those listed above.

Risks Related to Our Industry

The highly competitive market for our products and industry consolidation will create adverse pricing pressures.

Although we are a diversified printing company, the markets for most of our product categories are highly fragmented, and we have a large number of competitors. Some of these competitors are larger than we are and have greater financial and technical resources. We believe that excess capacity in each of these markets combined with the current economic conditions have caused downward pricing pressure and increased competition. As we described above, our business strategy includes growth through acquisitions. If we are not successful in completing and integrating acquisitions, competitive pressures could have a material adverse effect on our financial position and results of operations.

The substitution of electronic delivery for printed materials may adversely affect our businesses.

Electronic delivery of documents and data, such as customer billings and statements, offers an alternative to traditional delivery of printed documents. Consumer acceptance of electronic delivery is uncertain, and we have no ability to predict the rate of its acceptance as an alternative. To the extent that our customers and the public accept this alternative, certain of our businesses would be adversely affected.

Fluctuations in the price and availability of raw materials could adversely affect our business and our ability to service the notes and other indebtedness.

The primary raw materials that we use are paper and ink. The cost of paper and ink represents a significant portion of cost of sales. Increases in price or a lack of availability of supply of these raw materials could have a material adverse effect on our financial condition and results of operations. We use our significant purchasing volume to negotiate long-term supply contracts that give favorable prices, terms, quality and service. While we believe that these long-term contracts will enable us to receive adequate supplies of paper in the event of a tight paper supply, there can be no assurance in this regard.

Risks Relating to the Exchange Notes

Because the exchange notes are our unsecured obligations, your right to receive payment on the exchange notes and the guarantees thereof is effectively subordinated to any existing and future secured indebtedness that we or the guarantors may incur.

The exchange notes will not be secured by any of our or the guarantors’ assets, and as such will be effectively subordinated to any existing or future secured indebtedness that we or the guarantors may incur. Holders of our secured debt and the secured debt of any guarantors will have claims that are prior to your claims as holders of the exchange notes to the extent of the value of the assets securing that other debt. Notably, the new senior secured credit facility will be secured by liens on substantially all of Moore Wallace NA’s assets, Wallace’s assets and the assets of their existing and future U.S. subsidiaries. The exchange notes and the guarantees will be effectively subordinated to all such secured debt to the extent of the value of its collateral. In the event of any distribution or payment of our or any guarantor’s assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured debt will have a prior claim to the assets that constitute their collateral. Holders of the exchange notes will participate ratably with all holders of our unsecured debt that is deemed to be of the same class as the respective notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing circumstances, we cannot assure you that there will be sufficient assets to pay amounts due on the exchange notes. As a result, holders of exchange notes may receive less, ratably, than holders of secured debt and less than the full amount you would be otherwise entitled to receive on the exchange notes. As of September 30, 2003, after giving effect to the issuance of the notes, the consummation of the Wallace acquisition and the closing of the new senior secured credit facility, we had approximately $522.9 million of senior secured debt. We may also incur additional senior secured debt in the future, consistent with the terms of the indenture governing the notes and our other debt agreements.

Finance Inc. is dependent on the guarantors for cash to fund its obligations. The exchange notes are not obligations of our non-guarantor subsidiaries and will be structurally subordinated to the claims of our non-guarantor subsidiaries’ creditors.

The exchange notes will be guaranteed by us and certain of our existing subsidiaries and, as required by the indenture governing the notes, future subsidiaries. Finance Inc. will not have any operations that generate cash flow and will not have any operating subsidiaries. We and each of our subsidiaries are separate and distinct legal entities. Finance Inc. must receive distributions, payments or loans from us and our other subsidiaries to satisfy its obligations on the exchange notes. If such amounts are not timely received by Finance Inc., the guarantors would be obligated under the guarantees to make payments. Payments to Finance Inc. by us and our subsidiaries will be contingent upon our subsidiaries’ earnings and business considerations. In addition, any payment of dividends, distributions, loans or advances by us or our subsidiaries could be subject to statutory or contractual restrictions.

Except for the guarantors, our other subsidiaries will have no obligation to pay any amounts due on the exchange notes or to provide funds for our payment obligations, whether by dividends, distributions, loans or other payments. Under the terms of the indenture governing the notes, the non-guarantor subsidiaries will have the ability to incur additional debt. The holders of the debt of our non-guarantor subsidiaries would have a claim prior to that of the holders of the exchange notes with respect to the assets of that non-guarantor subsidiary. In addition, even if we were a creditor of any of our subsidiaries, our right as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any debt of our subsidiaries senior to that held by us.

Servicing our debt obligations requires a significant amount of cash, and our ability to generate cash depends on many factors beyond our control.

Our ability to satisfy our debt service obligations will depend, among other things, upon our future operating performance and our ability to refinance debt when necessary. Each of these factors largely depends on economic, financial, competitive and other factors beyond our control. If, in the future, we cannot generate sufficient cash from our operations to meet our debt service obligations, we may need to reduce or delay capital expenditures or curtail anticipated revenue growth and operating improvements. In addition, we may need to refinance our debt, obtain additional financing or sell assets, which we may not be able to do on commercially reasonable terms, if at all. Our business may not generate sufficient cash flow to satisfy our debt service obligations, and we may not be able to obtain funding sufficient to do so. In addition, any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations.

The guarantees may potentially raise fraudulent transfer or fraudulent preference issues, which could impair the enforceability of the guarantees.

The incurrence of the guarantees by the guarantors may be subject to review under U.S. federal bankruptcy law or relevant state fraudulent conveyance laws, applicable Canadian federal or provincial law or applicable fraudulent transfer laws in European jurisdictions if a bankruptcy case or lawsuit is commenced by or on behalf of the guarantors’ unpaid creditors. Under these laws, if a court were to find that, at the time such guarantor incurred a guarantee of the notes, such guarantor either:

•	incurred the guarantee of the notes with the intent of hindering, delaying or defrauding current or future creditors;

or

•	received less than the reasonably equivalent value or fair consideration for incurring the guarantee of the exchange notes and such guarantor:

•	was insolvent, was rendered insolvent or, if in Canada, becomes subject to an insolvency proceeding within one year;

•	was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured (as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes), then the court could avoid the guarantee of such guarantor or subordinate the amounts owing under such guarantee to such guarantor’s presently existing or future debt or take other actions detrimental to you. The guarantees of European guarantors are subject to similar limitations.

The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, a company would be considered insolvent if, at the time it incurred the debt or issued the guarantee:

•	the sum of its debts (including contingent liabilities) is greater than its assets, at fair valuation;

•	the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities (including contingent liabilities) as they become absolute and mature; or

•	in addition, if in Canada, it fails to meet its obligations as they generally become due.

If a guarantee is avoided as a fraudulent conveyance or found to be unenforceable for any other reason, you will not have a claim against that guarantor and will only be a creditor of Moore Wallace or any guarantor whose obligation was not set aside or found to be unenforceable.

Canadian bankruptcy and insolvency laws may impair the ability of the trustee under the indenture governing the notes to enforce remedies under the notes.

The rights of the trustee under the indenture governing the notes to enforce remedies could be delayed by the restructuring provisions of applicable Canadian federal bankruptcy, insolvency and other restructuring legislation if the benefit of such legislation is sought with respect to Moore Wallace. For example, both the Bankruptcy and Insolvency Act (Canada) and the Companies’ Creditors Arrangement Act (Canada) contain provisions enabling an insolvent person to obtain a stay of proceedings against its creditors and to file a proposal to be voted on by the various classes of its affected creditors. A restructuring proposal, if accepted by the requisite majorities of each affected class of creditors and approved by the relevant Canadian court, would be binding on all creditors within each affected class, including those creditors that did not vote to accept the proposal. Moreover, this legislation, in certain instances, permits the insolvent debtor to retain possession and administration of its property, subject to court oversight, even though it may be in default under the applicable debt instrument, during the period that the stay against proceedings remains in place.

The powers of the court under the Bankruptcy and Insolvency Act (Canada), and particularly under the Companies’ Creditors Arrangement Act (Canada), have been exercised broadly to protect a restructuring entity from actions taken by creditors and other parties. Accordingly, we cannot predict whether guarantee payments by Moore Wallace under the exchange notes would be made during any proceedings in bankruptcy, insolvency or other restructuring, whether or when the trustee could exercise its rights against Moore Wallace under the indenture governing the notes or whether and to what extent holders of the exchange notes would be compensated for any delays in payment, if any, of principal, interest and costs, including the fees and disbursements of the trustee.

We may not have the ability to raise the funds to purchase the exchange notes upon a change of control as required by the indenture governing the notes.

Upon the occurrence of certain change of control events, each holder of the exchange notes may require us to purchase all or a portion of its notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. Our ability to repurchase the exchange notes upon a change of control will be limited by the terms of our other debt. Upon a change of control, we may be required immediately to repay the outstanding principal, any accrued interest and any other amounts owed by us under the new senior secured credit facility. We cannot assure you that we would be able to repay amounts outstanding under the new senior secured credit facility or obtain necessary consents under the new senior secured credit facility to repurchase the exchange notes. Any requirement to offer to purchase any outstanding exchange notes may result in our having to refinance our other outstanding debt, which we may not be able to do. In addition, even if we were able to refinance this debt, the refinancing may not be on terms favorable to us.

There is no established trading market for the exchange notes. We cannot give you any guarantee as to the development or liquidity of any market for the exchange notes, and the price of your exchange notes may be adversely affected.

The exchange notes are new securities for which there is currently no established trading market. The initial purchasers are not obligated to repurchase the exchange notes or to provide markets that would allow the exchange notes to be traded. Although the NASD has designated the private notes as securities eligible for trading in the PORTAL Market, we cannot assure you that an active trading market may develop for the exchange notes. If markets for the exchange notes do not develop, you may not be able to resell your exchange notes for an extended period of time, if at all. Consequently, your lenders may be reluctant to accept the exchange notes as collateral for loans. In addition, in response to prevailing interest rates and market conditions generally, the exchange notes could trade at a price lower than their initial offering price.

Given the risks inherent in an investment in the exchange notes, you may have difficulty finding willing buyers for the exchange notes. Consequently, you may not be able to liquidate your investment readily, and the exchange notes may not be readily accepted as collateral for loans. Therefore, you should be aware that you may bear the economic risk of an investment in the exchange notes until maturity. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. We cannot assure you that the market for the exchange notes, if any, will not be subject to similar disruptions. Any such disruptions may adversely affect you as a holder of the exchange notes.

If you wish to tender your private notes for exchange, you must comply with the requirements described in this prospectus.

You will receive exchange notes in exchange for private notes only after the exchange agent receives such private notes, a properly completed and duly executed letter of transmittal and all other required documentation within the time limits described below. If you wish to tender your private notes in exchange for exchange notes, you should allow sufficient time for delivery. Neither the exchange agent nor Finance Inc. has any duty to give you notice of defects or irregularities with respect to tenders of private notes for exchange. Private notes that are not tendered or are tendered but not accepted will, following consummation of the exchange offer, continue to be subject to the existing restrictions upon transfer relating to the private notes.

In addition, if you tender your private notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer who holds private notes acquired for its own account as a result of market-making or other trading activities and who receives exchange notes for its own account in exchange for such private notes pursuant to the exchange offer must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of such exchange notes.

If you do not exchange your private notes, you may have difficulty in transferring them at a later time.

We will issue exchange notes in exchange for the private notes after the exchange agent receives your private notes, the letter of transmittal and all related documents. You should allow adequate time for delivery if you choose to tender your notes for exchange. Notes that are not exchanged will remain subject to restrictions on transfer and will not have rights to registration.

If you do not participate in the exchange offer for the purpose of participating in the distribution of the exchange notes, you must comply with the registration and prospectus delivery requirements of the Securities Act for any resale transaction. Each broker-dealer who holds private notes for its own account due to market-making or other trading activities and who receives exchange notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. If any private notes are not tendered in the exchange or are tendered but not accepted, the trading market for such notes could be negatively affected due to the limited amount of notes expected to remain outstanding following the completion of the exchange offer.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and portions of the documents incorporated herein by reference contain statements relating to our future results (including certain “anticipated”, “believed”, “expected” and “estimated” results) and our outlook (including statements as to acquisitions being accretive, continued improvement in our cost structure and achievement of revenue growth from the cross-selling initiative) that are “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof, are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Factors that could cause such material differences include, without limitation, the following:

•	the effect of economic and political conditions on a regional, national or international basis;

•	the completion of the RR Donnelley transaction, the ability of management to successfully integrate the operations of Moore Wallace and RR Donnelley and the performance of the combined company following the transaction;

•	the possibility of future terrorist activities or the possibility of a fresh outbreak or escalation of hostilities in the Middle East or elsewhere;

•	the effect of inflation, changes in currency exchange rates and changes in interest rates;

•	the effect of changes in laws and regulations, including changes in accounting standards, trade, tax, price controls and other regulatory matters;

•	the performance of Moore Wallace following the merger;

•	the timing of the integration of Moore Corporation Limited and Wallace Computer Services, Inc. to achieve enhanced earnings or effect cost savings;

•	the ability of Moore Wallace to successfully integrate the operations of Moore Corporation Limited and Wallace Computer Services, Inc.;

•	the financial resources of, and products available to, the combined company’s competitors;

•	competitive pressure in the commercial printing, forms and labels, electronic print management, business marketing, business communications, office supplies, imaging, digital printing and computer software industries;

•	the ability to secure and defend intellectual property rights and, when appropriate, license required technology;

•	customers’ budgetary constraints;

•	customer changes in short-range and long-range plans;

•	dependence on key management personnel;

•	the effect of paper and ink price fluctuation and shortage of supply;

•	the rate of migration from paper-based forms to digital format;

•	the ability to gain customer acceptance of the combined company’s new products and technologies;

•	product performance and customer expectations;

•	performance issues with key suppliers;

•	changes in the availability or costs of key supplies (such as ink and paper);

•	the ability to generate cash flows or obtain financing to fund growth;

•	contingencies related to actual or alleged environmental contamination;

•	adverse outcomes of pending or threatened litigation; and

•	opportunities (e.g., future acquisitions or dispositions) that may be presented to and pursued by the new combined company.

Consequently, you should consider these forward-looking statements only as our current plans, estimates and beliefs. Except as required under the federal securities laws and the rules and regulations of the SEC, we assume no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. We undertake no obligation to update or revise any forward-looking statement in this prospectus to reflect any new events or any change in conditions or circumstances. Even if these plans, estimates or beliefs change because of future events or circumstances after the date of these statements, or because anticipated or unanticipated events occur, we decline and cannot be required to accept an obligation to publicly release the results of revisions to these forward-looking statements.

USE OF PROCEEDS

The exchange offer is intended to satisfy certain obligations of Finance Inc. under our registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes. Because we are exchanging the private notes for the exchange notes, which have substantially identical terms, the issuance of the exchange notes will not result in any increase in our indebtedness. We used the net proceeds from the sale of the private notes, together with borrowings under the new senior secured credit facility, cash and equity to finance the Wallace acquisition and repay existing Moore and Wallace debt and fund fees and expenses related thereto and to the expenses in connection with the offering of the private notes themselves.

We have agreed to pay for the expenses of the exchange offer. In exchange for issuing the exchange notes as contemplated in this offering, we will receive private notes in the same principal amount. The form and terms of the exchange notes are identical in all material respects to the form and terms of the private notes, except as described below under the heading “The Exchange Offer — Terms of the Exchange Offer.” The private notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any increase in our outstanding debt.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

Two different unaudited condensed combined pro forma financial statements are provided on the following pages. The first (pages 26 to 35) combines Moore Wallace (formerly, Moore Corporation Limited or Moore) and Wallace, and are presented in accordance with Canadian GAAP. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2002 and the nine-month period ended September 30, 2003 are based on the historical financial statements of Moore and Wallace after giving effect to the merger as a purchase of Wallace by Moore using the purchase method of accounting. The second (pages 36 to 51) are presented due to the pending business combination between Moore Wallace and RR Donnelley. These unaudited pro forma financials are presented in accordance with U.S. GAAP and provide the unaudited pro forma condensed combined balance sheet as of September 30, 2003 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2002 and the nine months ended September 30, 2003 based on the historical financial statements of RR Donnelley, Moore Wallace and Wallace after giving effect to (1) the pending acquisition of Moore Wallace by RR Donnelley (and the earlier merger of Moore Wallace and Wallace, effective May 15, 2003) using the purchase method of accounting and (2) the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statements of Operations of

Moore Corporation Limited and Wallace Computer Services, Inc.

The following Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2002 and the nine-month period ended September 30, 2003 are based on the historical financial statements of Moore Wallace (“MWI”), (formerly, Moore Corporation Limited) (“Moore” or the “Corporation”) and Wallace Computer Services, Inc. (“Wallace” or “WCS”) after giving effect to the merger as a purchase of Wallace by Moore using the purchase method of accounting.

The pro forma information is based on preliminary estimates and assumptions and is being furnished solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of future results that may occur. It does not reflect cost savings expected to be realized from the elimination of certain expenses and from the synergies to be created or the costs to implement such cost savings or synergies, and income taxes do not reflect the amounts that would have resulted had Moore and Wallace filed consolidated income tax returns during the periods presented. No assurance can be given that operating cost savings and synergies will be realized.

Pro forma adjustments are necessary to reflect the estimated purchase price, the new debt and equity structure and to adjust amounts related to Wallace’s net tangible and intangible assets to a preliminary estimate of their fair values. Pro forma adjustments are also necessary to reflect the amortization expense related to amortizable intangible assets, changes in depreciation and amortization expense resulting from fair value adjustments to net tangible assets, interest expense, and the income tax effect related to the pro forma adjustments.

The pro forma adjustments are preliminary and are based on management’s estimates of the fair value of the assets acquired and liabilities assumed. The work performed by independent valuation specialists has been considered in management’s estimates of the fair values reflected in these Unaudited Pro Forma Condensed Combined Statements of Operations.

The Unaudited Pro Forma Condensed Combined Statements of Operations of Moore and Wallace for the year ended December 31, 2002 and for the nine-month period ended September 30, 2003 are presented as if the merger had been completed on January 1, 2002. Due to different fiscal period ends, the historical results of

Moore for the year ended December 31, 2002 and the historical results of Wallace for the twelve months ended October 31, 2002 were combined. The historical results of Wallace for the twelve months ended October 31, 2002 were calculated as the historical results for its fiscal year ended July 31, 2002, plus the results of the unaudited results of the three-month period ended October 31, 2002, less the unaudited results of the three-month period ended October 31, 2001.

The Unaudited Pro Forma Condensed Combined Statement of Operations for the nine-month period ended September 30, 2003, which combines the historical results of MWI for the nine months ended September 30, 2003 as reported in its Quarterly Report on Form 10-Q and the historical unaudited results of Wallace for the 135-day period prior to the merger of Moore and Wallace (which was completed on May 15, 2003) were calculated by adding the historical unaudited results of Wallace for the three-month period ended April 30, 2003 and one-half of the historical unaudited results for the three-month period ended January 31, 2003. In addition, certain adjustments were required to eliminate the impact of nonrecurring charges or credits included in MWI’s historical September 30, 2003 statements that were directly attributable to the transaction.

An Unaudited Pro Forma Condensed Combined Balance Sheet is not presented herein because the combined entity’s balance sheet was reported in MWI’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003.

Intercompany balances or transactions between Moore and Wallace were not significant. No material pro forma adjustments were required to conform Wallace’s accounting policies to MWI’s accounting policies. Certain reclassifications have been made to conform Wallace’s historical presentation to MWI’s. There were no material adjustments to Wallace’s historical U.S. GAAP statements of operations required to conform them to Canadian GAAP.

The Unaudited Pro Forma Condensed Combined Statements of Operations should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in Moore’s Annual Report on Form 10-K for its fiscal year ended December 31, 2002 and MWI’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003; MWI’s Current Report on Form 8-K filed May 15, 2003 and amended July 29, 2003 for Wallace’s fiscal year ended July 31, 2002, and MWI’s Current Report on Form 8-K filed September 26, 2003 for Wallace’s nine months ended April 30, 2003.

The Unaudited Pro Forma Condensed Combined Statements of Operations are not intended to represent or be indicative of the consolidated results of operations of the combined company that would have been reported had the merger been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of the combined company.

MWI expects to incur additional costs for severance and facility charges related to vacating redundant Moore and Wallace facilities, and other costs associated with exiting activities. Certain costs related to Wallace severance and facilities charges will be recorded as an additional cost of the acquisition. Costs related to Moore severance and facility charges were, and will continue to be, recorded in MWI’s statements of operations. Certain of these costs, primarily severance and lease termination costs, will result in future cash payments, the timing of which may exceed one year from the merger date. MWI expects to expend a substantial amount of effort evaluating facilities, finalizing valuations of tangible and intangible assets and determining headcount and equipment rationalizations. Although preliminary plans are currently being formulated, MWI does not expect such estimates and plans to be finalized until the close of MWI’s fiscal year.

Moore’s historical consolidated financial statements are prepared in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP. Note 25 to the consolidated financial statements in Moore’s Annual Report on Form 10-K for its fiscal year ended December 31, 2002 and Note 9 to MWI’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003 provide a description of the material differences between Canadian GAAP and U.S. GAAP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF

OPERATIONS OF MOORE CORPORATION LIMITED AND WALLACE

COMPUTER SERVICES, INC.

YEAR ENDED DECEMBER 31, 2002

CANADIAN GAAP—(U.S.$ IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Moore 12 Months Ended December 31, 2002	Wallace 12 Months Ended October 31, 2002 (a)	Pro Forma Adjustments		Pro Forma (b)
NET SALES	$2,038,039	$1,522,126	$—		$3,560,165

Cost of sales	1,390,007	1,109,724	—		2,499,731
Selling, general and administrative	459,613	240,993	—		700,606
Provision for (recovery of) restructuring costs—net	(850)	17,868	—		17,018
Depreciation and amortization (includes impairment charges of $23,500 at Wallace)	86,746	87,707	(4,491	)(c)	169,962

Total operating expenses	1,935,516	1,456,292	(4,491)		3,387,317

INCOME FROM OPERATIONS	102,523	65,834	4,491		172,848

Investment and other income (expense)	3,720	—	—		3,720
Interest expense—net	12,145	19,334	23,184	(d)	54,663
Debt settlement costs	16,746	—	(16,746	)(e)	—

EARNINGS BEFORE INCOME TAXES AND MINORITY INTEREST	77,352	46,500	(1,947)		121,905

Income tax expense	2,472	16,579	(769	)(f)	18,282
Minority interest	1,622	—	—		1,622

NET EARNINGS	$73,258	$29,921	$(1,178)		$102,001

NET EARNINGS PER COMMON SHARE:
Basic	$0.66				$0.65
Diluted	$0.64				$0.64
AVERAGE SHARES OUTSTANDING (IN THOUSANDS):
Basic	111,556				156,015	(g)
Diluted	114,022				158,481	(g)

See accompanying notes.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS OF MOORE

CORPORATION LIMITED AND WALLACE COMPUTER SERVICES, INC.

NINE MONTHS ENDED SEPTEMBER 30, 2003

CANADIAN GAAP—(U.S.$ IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Moore Wallace 9 Months Ended September 30, 2003	Wallace Pro Forma 135 Days Ended April 30, 2003(a)	Pro Forma Adjustments		Pro Forma(b)
NET SALES	$1,990,111	$544,516	$—		$2,534,627

Cost of sales	1,416,325	398,160	(38,590	)(b)	1,775,895
Selling, general and administrative	373,999	92,881	—		466,880
Provision for (recovery of) restructuring costs-net	12,330	(606)	—		11,724
Depreciation and amortization	92,058	22,655	(568	)(c)	114,145

Total operating expenses	1,894,712	513,090	(39,158)		2,368,644

INCOME FROM OPERATIONS	95,399	31,426	39,158		165,983

Investment and other income (expense)	(5,409)	—	4,440	(b)	(969)
Interest expense—net	41,023	9,053	(8,966	)(b)(d)	41,110
Debt settlement costs	7,493	—	(7,493	)(b)(e)	—

EARNINGS BEFORE INCOME TAXES AND MINORITY INTEREST	41,474	22,373	60,057		123,904

Income tax expense	(33,451)	13,044	23,723	(f)	3,316	(h)
Minority interest	878	—	—		878

NET EARNINGS	$74,047	$9,329	$36,334		$119,710

NET EARNINGS PER COMMON SHARE:
Basic	$0.55				$0.76
Diluted	$0.54				$0.76
AVERAGE SHARES OUTSTANDING (IN THOUSANDS):
Basic	135,189				157,337	(g)
Diluted	135,977				158,125	(g)

See accompanying notes.

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA

STATEMENTS OF OPERATIONS OF MOORE

CORPORATION LIMITED AND WALLACE COMPUTER SERVICES, INC.

On May 15, 2003, the Corporation acquired all the outstanding shares of Wallace in exchange for consideration of $14.40 in cash and 1.05 shares of the Corporation for each outstanding share of Wallace (the “Acquisition”). The aggregate consideration to the Wallace shareholders was $1.1 billion and is comprised of a cash payment of $609.7 million and 44,458,825 common shares of the Corporation with a fair value of $471.7 million. The fair value of the Corporation’s shares is based upon the actual number of shares issued to the Wallace shareholders using the average closing trading price of the Corporation’s common shares on the New York Stock Exchange (“NYSE”) during a five-day trading period beginning two days prior to the announcement of the merger agreement on January 17, 2003. The total purchase price of $1.3 billion also includes $218.2 million for the settlement of Wallace debt and other liabilities, and direct acquisition costs-to-date of $19.9 million.

The transaction was recorded by allocating the cost of the assets acquired, including intangible assets and liabilities assumed based on their estimated fair values at the date of the Acquisition. The excess of the cost of the Acquisition over the net of amounts assigned to the fair value of the assets acquired and the liabilities assumed is recorded as goodwill.

(a) The historical results of Wallace for the twelve months ended October 31, 2002 were calculated as the historical results for its fiscal year ended July 31, 2002, plus the unaudited results of the three-month period ended October 31, 2002, less the unaudited results of the three-month period ended October 31, 2001. The historical unaudited results of Wallace for the 135-day period prior to the merger of Moore and Wallace (which was completed on May 15, 2003) were calculated by adding the historical unaudited results of Wallace for the three-month period ended April 30, 2003 and one-half of the historical unaudited results for the three-month period ended January 31, 2003.

Certain reclassifications have been made to conform Wallace’s historical amounts to the pro forma combined presentation. There were no material adjustments to Wallace’s historical U.S. GAAP statements of operations required to conform them to Canadian GAAP.

(b) Certain adjustments were required to eliminate the impact of nonrecurring charges or credits included in MWI’s historical September 30, 2003 statements that were directly attributable to the transaction. The pro forma statements of operations for both periods presented exclude the following items, and their related tax effects, which are directly attributable to the transaction and nonrecurring in nature: 1) a $34.8 million charge to cost of sales related to the capitalization at the date of Acquisition of manufacturing profit in inventory required under purchase accounting; 2) a $3.8 million charge to cost of sales related to purchased backlog to be recognized in a period of less than 1 year; 3) a net $4.4 million charge to investment and other income related to marking MWI’s interest rate swaps to market resulting from the extinguishment, upon consummation of the acquisition, of the underlying hedged debt; 4) a $7.5 million charge to debt settlement costs to write-off deferred financing fees related to historical Moore debt being refinanced; and 5) a $4.0 million charge to interest expense related to one-time bridge financing commitment fees.

(c) Represents pro forma adjustments to depreciation and amortization resulting from fair value adjustments to property, plant and equipment, amortizable intangible assets and system development costs. These adjustments are preliminary and are based on management’s estimates of the fair value. The actual adjustment may differ materially and will be based on final valuations. Of the total estimated purchase price, a preliminary estimate of approximately $64.3 million has been allocated to amortizable intangible assets acquired. Amortizable intangible assets consists of $40.0 million allocated to customer relationships to be amortized over 12 years; $7.5 million allocated to non-compete agreements to be amortized over two years; $13.0 million allocated to patents to be amortized over 8 years; and $3.8 million allocated to backlog to be amortized in less than one year. The customer relationship intangible asset allocation reflects the nature of the markets within which Wallace operates and the price sensitivity of many of its customers. The markets in which Wallace operates are highly competitive and customers often use numerous vendors to ensure the most favorable pricing. Customers typically encounter minimal switching costs and due to the transactional nature of the business these customers’ purchasing decisions are almost entirely governed by pricing considerations, with little consideration given to previous historical business. These facts, coupled with the fact that the nature of customer contractual relationships in the printing industry typically does not involve purchase minimums or long term binding contracts, are primary reasons why the valuation of customer relationships is not a significant consideration in the evaluation of an acquisition target in the printing industry.

Approximately $92.3 million has been allocated to intangible assets with indefinite lives, consisting primarily of the Wallace trade names. The assumption used in the preliminary valuation is that the Wallace trade name will not be amortized and will have an indefinite remaining useful life based on many factors and considerations, including the length of time that the Wallace names has been in use, the Wallace name awareness, and the assumption of continued use of the Wallace brand as part of the marketing strategy of the combined company. This adjustment is preliminary and is based on management’s estimates and the preliminary work of independent appraisers. The actual adjustment may differ materially and will be based on final valuations.

Amortization related to Wallace’s system development costs were based on the estimated cost to reproduce and an estimated remaining life of seven years. This adjustment is preliminary and is based on management’s estimates and the preliminary work of independent appraisers. The actual adjustment may differ materially and will be based on final valuations.

Pro forma adjustments to depreciation and amortization expense for the year ended December 31, 2002 and nine months ended September 30, 2003 were calculated as follows:

	Estimated Fair Value	Estimated Useful Life	Year Ended December 31, 2002 Wallace Estimated Depreciation & Amortization	135 Day Period Wallace Estimated Depreciation & Amortization
Property, Plant and Equipment	$397,807	Various	$44,508	$16,462
Amortizable Intangibles:
Customer Relationships	40,000	12	3,333	1,233
Patents	13,030	8	1,629	602
Non-Compete Agreements	7,520	2	3,760	1,391

Total amortizable intangibles	60,550		8,722	3,226

System Development Costs	45,400	7	6,486	2,399
Backlog	3,790	Less than 1 year	—	—
Tradenames	92,310	Indefinite	—	—

Total depreciation and amortization			$59,716	$22,087
Less: Wallace Historical Depreciation and Amortization			64,207	22,655

Pro Forma Adjustment to Depreciation and Amortization			$(4,491)	$(568)

(d) Reflects pro forma interest expense adjustment for the year ended December 31, 2002 and for the nine months ended September 30, 2003 calculated as follows:

	Year Ended December 31, 2002	Nine Months Ended September 30, 2003
B Term Loan Credit Facility (1)	$15,761	$11,821
Senior Notes (2)	31,736	23,802
Fixed rate swaps (3)	4,520	3,390
Floating rate swaps (4)	(6,263)	(4,698)
Commitment fees (5)	1,750	1,313
Amortization of deferred financing fees and original issue discount (6)	4,505	3,379
Other interest	2,654	2,103

Pro forma total interest expense	54,663	41,110

Less historical interest expense—Moore Wallace	(12,145)	(41,023)
Less historical interest expense—Wallace	(19,334)	(9,053)

Pro forma adjustment	$23,184	$(8,966)

(1)	Reflects pro forma interest expense on the Moore Wallace B Term Loan credit facility using an outstanding balance of $498.8 million and an interest rate of three-month LIBOR (1.16%) plus 2.0% at September 30, 2003.

(2)	Reflects pro forma interest expense on the Moore Wallace Senior Notes at the coupon interest rate of 7.875%

(3)	Reflects pro forma interest expense on the Moore Wallace $400.0 million notional amount rate swaps at a weighted average interest rate of 1.13% at September 30, 2003.

(4)	Reflects pro forma interest received on the Moore Wallace $250.0 million notional amount floating rate swaps at a weighted average interest rate of 2.51% at September 30, 2003.

(5)	Reflects commitment fees of 0.50% on estimated undrawn funds under the revolving credit facility of $350.0 million.

(6)	Reflects amortization of estimated deferred financing fees over the term of the related facility (5 years for the revolving credit facility and 7 years for Term Loan B) and the amortization of deferred financing fees and the original issue discount on the Senior Notes for the term of the Senior Notes through January 2011.

A 0.125% change in interest rates would result in a change in the total pro forma interest expense by $0.4 million and $0.3 million for the year ended December 31, 2002 and the nine months ended September 30, 2003, respectively.

(e) Reflects elimination of debt settlement costs related to refinanced debt.

(f) Reflects the pro forma tax effect of the above adjustments at an estimated combined statutory tax rate of 39.5%.

(g) The pro forma basic and diluted weighted average numbers of shares for the twelve months ended December 31, 2002 are calculated by adding Moore’s weighted average basic and diluted shares outstanding as of December 31, 2002 and the number of common shares issued (44,458,825 shares) in accordance with the Acquisition exchange ratio of 1.05. The pro forma basic and diluted weighted average numbers of shares outstanding for the nine months ended September 30, 2003 were calculated in the same manner.

(h) Includes a $40.4 million reduction of the deferred tax valuation allowance and the benefit of the loss generated in the U.S. as a result of expenses incurred from the Acquisition.

DIFFERENCES BETWEEN CANADIAN GAAP AND U.S. GAAP

The following sets out the material adjustments to the unaudited pro forma condensed combined financial statements to reconcile Canadian GAAP and U.S. GAAP and should be read in conjunction with Note 25 to Moore’s December 31, 2002 consolidated financial statements and Note 9 to Moore Wallace’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2003, which are incorporated by reference herein.

Moore Wallace’s Canadian GAAP accounting is consistent in all material aspects with U.S. GAAP with the following exceptions.

Pensions and Postretirement Benefits

With the adoption of Canadian Institute of Chartered Accountants (CICA) Handbook Section 3461, Employee Future Benefits, effective January 1, 2000, there is no longer any difference in the method of accounting for these costs. However, the transitional rules for implementing the new Canadian standard continue to result in U.S. GAAP reporting differences. Under CICA Handbook Section 3461, all past net gains (losses), net assets and prior service costs were recognized as of the date of adoption, whereas, under U.S. GAAP, net gains (losses), net assets and prior service costs which occurred before January 1, 2000 are recognized over the appropriate amortization period.

Income Taxes

The liability method of accounting for income taxes is used for both Canadian and U.S. GAAP. However, under U.S. GAAP, temporary differences are tax effected at enacted rates, whereas under Canadian GAAP, temporary differences are tax effected using substantively enacted rates and laws that will be in effect when the differences are expected to reverse.

Stock Compensation

The adoption of CICA Handbook, Section 3870—Stock-Based Compensation and Other Stock-Based Payments, reduced most prospective differences in accounting for these costs between Canadian GAAP and U.S. GAAP. For both Canadian and U.S. GAAP, Moore Wallace uses the intrinsic value method for accounting for stock options. Prior to CICA Handbook Section 3870, recognition of compensation expense was not required for Moore Wallace’s Series 1 Preference Share options (which we refer to in this document as preference share options), whereas under U.S. GAAP, the expense is measured at the fair value of the Preference Share options, less the amount the employee is required to pay, and is accrued over the vesting period.

In April 2002, the Moore Wallace shareholders approved the amendment of the options to purchase Series 1 Preference Shares (which we refer to in this document as preference shares) to eliminate the cash-out provision and to make them exercisable for one common share per Preference Share option. The exercise price and the number of Preference Share options remained unchanged. This amendment effectively made these options common share equivalents for diluted earnings per share computations. The transition rules for CICA Handbook Section 3870 required that these common share equivalents be considered outstanding as of the beginning of the year, whereas for U.S. GAAP purposes, these Preference Share options were not considered common share equivalents until amended. The difference in the weighted average common shares between Canadian and U.S. GAAP relates solely to the amendment of the Preference Share options.

Additionally, no compensation expense is required to be recognized in the current and future periods under Canadian GAAP pursuant to CICA Handbook Section 3870, whereas under U.S. GAAP, unearned compensation cost will be recognized over the remaining vesting period (through December 11, 2004) based on the intrinsic value of the option on the date of approval.

Comprehensive Income

U.S. GAAP requires disclosure of comprehensive income and its components. Comprehensive income is the change in equity of Moore Wallace from transactions and other events other than those resulting from transactions with owners, and is comprised of net income and other comprehensive income. The components of other comprehensive income for Moore Wallace are unrealized foreign currency translation adjustments, change in fair value of derivatives and unrealized gains (losses) on available-for-sale securities. Under Canadian GAAP, there is no standard for reporting comprehensive income.

Accounting for Derivative Instruments and Hedging Activities

For U.S. GAAP purposes, Moore Wallace’s interest rate swaps are designated as cash flow hedges and changes in their fair value are recorded in other comprehensive income. Under Canadian GAAP, there is no standard requiring the recognition of the fair value of derivatives through comprehensive income.

Foreign Currency Translation

Under U.S. GAAP, foreign currency translation gains or losses are only recognized on the sale or substantial liquidation of a foreign subsidiary. Under Canadian GAAP, a foreign currency gain or loss due to a partial liquidation is recognized in income.

Business Process Reengineering

Under U.S. GAAP, business process reengineering activities are expensed as incurred. Prior to October 28, 1998, Canadian GAAP permitted these costs to be capitalized or expensed. Subsequent to October 28, 1998, Canadian GAAP requires expensing these costs. Prior to October 28, 1998, Moore Wallace capitalized business process reengineering costs and classified them as computer software. In 2002 and for the nine months ended September 30, 2003, the U.S. GAAP reconciling item for computer software relates solely to the amortization differential of the capitalized amounts.

Convertible Debentures

The debt issue costs disclosed on the U.S. GAAP reconciliation represents the change in the fair value of contingent consideration granted in connection with the December 2001 induced conversion of the subordinated convertible debentures. The contingent consideration is the right granted with the inducement shares for the holder to potentially receive additional consideration in the future based on the 20-day weighted average Moore Wallace share price at December 31, 2003 and 2002. For Canadian GAAP purposes, to the extent that any stock or cash is paid, it will be recorded as a charge to retained earnings. For U.S. GAAP purposes, the fair value of this contingent consideration is recognized in earnings and recorded at fair market value in subsequent reporting periods. The fair value of the consideration was based upon an independent third party valuation using an option pricing valuation model that includes, but is not limited to, the following factors: Moore Wallace’s share price volatility; cost of borrowings; and certain equity valuation multiples.

The following tables provide a reconciliation of unaudited pro forma net earnings as reported under Canadian GAAP to unaudited pro forma net earnings under U.S. GAAP.

(U.S.$ in thousands, except per share data)	Year Ended December 31, 2002	Nine Months Ended September 30, 2003
Pro forma net earnings	$102,001	$119,710
U.S. GAAP ADJUSTMENTS:
Pension expense	4,199	3,038
Postretirement benefits	17,290	12,992
Computer software	6,764	5,091
Debt conversion costs	832	1,162
Stock-based compensation	(11,839)	(523)
Income taxes	(6,726)	(8,486)

Pro forma net earnings under U.S. GAAP	$112,521	$132,984

Pro forma earnings per share:
Basic	$0.72	$0.85
Diluted	$0.71	$0.84
Average shares (in thousands):
Basic	156,015	157,337
Diluted	157,757	158,081

Unaudited Pro Forma Condensed

Combined Financial Information of RR Donnelley and Moore Wallace

The following unaudited pro forma condensed combined balance sheet as of September 30, 2003 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2003 and the year ended December 31, 2002 are based on the historical financial statements of RR Donnelley, Moore Wallace and Wallace after giving effect to (1) the transaction as a purchase of Moore Wallace by  RR Donnelley (and the earlier merger of Moore Wallace and Wallace, effective May 15, 2003) using the purchase method of accounting and (2) the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The pro forma information is preliminary, is being furnished solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company. The pro forma information is based on preliminary estimates and assumptions set forth in the notes to such information. It does not reflect cost savings expected to be realized from the elimination of certain expenses and from synergies expected to be created or the costs to achieve such cost savings or synergies. Income taxes do not reflect the amounts that would have resulted had RR Donnelley and Moore Wallace filed consolidated income tax returns during the periods presented. No assurance can be given that cost savings and synergies will be realized.

Pro forma adjustments are necessary to reflect the estimated purchase price and the new equity structure and to adjust Moore Wallace’s net tangible and intangible assets and liabilities to preliminary estimated fair values. Pro forma adjustments are also necessary to reflect the amortization expense related to amortizable intangible assets, changes in depreciation and amortization expense resulting from fair value adjustments to net tangible assets, interest expense and the income tax effects related to the pro forma adjustments.

The pro forma adjustments and allocation of purchase price are preliminary and are based on RR Donnelley and Moore Wallace managements’ estimates of the fair value of the assets to be acquired and liabilities to be assumed. The preliminary work performed by independent valuation specialists has been considered in our managements’ estimates of the fair values reflected in the unaudited pro forma condensed combined financial statements.

The final purchase price allocation will be completed after asset and liability valuations are finalized. A final determination of these fair values, which cannot be made prior to the completion of the transaction, will include managements’ consideration of a final valuation prepared by the independent valuation specialists. This final valuation will be based on the actual net tangible and intangible assets of Moore Wallace that exist as of the effective date. Any final adjustments may change the allocation of purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements presented in this document. Amounts preliminarily allocated to intangible assets with indefinite and definite lives may change significantly, which could result in a material increase or decrease in amortization of intangible assets. Estimates related to the determination of the lives of the assets acquired may also change, which could result in a material increase or decrease in depreciation or amortization expense. In addition, the impact of ongoing integration activities relating to Moore Wallace’s merger with Wallace, the timing of the completion of the transaction and other changes in Moore Wallace’s net tangible and intangible assets and liabilities prior to completion of the transaction could cause material differences in the information presented.

The unaudited pro forma condensed combined balance sheet is presented as if the transaction had been completed on September 30, 2003 and combines the historical unaudited balance sheet of RR Donnelley at September 30, 2003 and the historical unaudited balance sheet of Moore Wallace at September 30, 2003.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2002 and for the nine months ended September 30, 2003 are presented as if the transaction had been completed on January 1, 2002. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2002 combines the historical results of RR Donnelley and Moore Wallace for the year ended December 31, 2002 and, due to a different fiscal year end, the historical results of Wallace for the 12-month period ended October 31, 2002. The historical results of Wallace for the 12-month period ended October 31, 2002 were calculated as the historical results of Wallace for its fiscal year ended July 31, 2002, plus the unaudited results of the three-month period ended October 31, 2002, less the unaudited results of the three-month period ended October 31, 2001.

The unaudited pro forma condensed combined statement of operations for the nine months ended  September 30, 2003 combines the historical results of RR Donnelley and Moore Wallace for the nine months ended September 30, 2003, as well as the historical unaudited results of Wallace for the 135-day period prior to the merger of Moore Wallace with Wallace (which was completed on May 15, 2003), calculated by adding the historical unaudited results of Wallace for the three-month period ended April 30, 2003 and one-half of the historical unaudited results of Wallace for the three-month period ended January 31, 2003.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in RR Donnelley’s Annual Report on Form 10-K for the year ended December 31, 2002 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2003; Moore Wallace’s Annual Report on Form 10-K for the year ended December 31, 2002 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2003; and Moore Wallace’s Current Report on Form 8-K filed May 15, 2003 and amended July 29, 2003 for Wallace’s fiscal year ended July 31, 2002; and Moore Wallace’s Current Report on Form 8-K filed September 26, 2003 for Wallace’s nine months ended  April 30, 2003.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of the combined company that would have been reported had the transaction been completed as of the dates presented and should not be considered as representative of the future consolidated results of operations or financial condition of the combined company.

Based on a preliminary analysis, RR Donnelley expects to incur, upon completion of the transaction or in subsequent quarters, costs for severance and facility charges related to vacating redundant RR Donnelley and Moore Wallace facilities and other costs associated with exiting activities. Costs related to Moore Wallace severance and certain facility charges will be recorded as an additional cost of the acquisition. Costs related to RR Donnelley severance and facility charges will be recorded in future combined statements of operations. Some of these costs, primarily severance and lease termination costs, will result in future cash payments, the timing of which may exceed one year from the effective date. No adjustment has been made to the pro forma information presented in this document to reflect these potential actions, as the costs of employee terminations, facility exit costs, the final valuation of tangible and intangible assets and related liabilities are not currently determinable. RR Donnelley expects to expend a substantial amount of effort evaluating facilities, finalizing valuations of tangible and intangible assets and determining appropriate employment levels. Although preliminary plans are currently being formulated, RR Donnelley does not expect such estimates and plans to be finalized until sometime close to or subsequent to the completion of the transaction. If and when the costs of such plans become estimable, the preliminary amount and allocation of consideration will be adjusted and appropriate pro forma adjustments will be recorded to the pro forma condensed combined financial statements to reflect the estimated costs of such actions.

RR Donnelley is in the process of identifying pre-transaction contingencies, if any, where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated. Upon completion of the transaction and prior to the end of the purchase price allocation period, if information becomes available that would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the final purchase price allocation.

As part of the transaction, it is anticipated that a significant portion of the combined company’s debt will be refinanced. Although such refinancing is anticipated, there is no guarantee that any or all of the combined debt can be refinanced at interest rates acceptable to the combined company. There is currently no commitment from lenders to refinance the debt and, accordingly, the pro forma financial statements do not reflect the impact of refinancing the existing debt.

The income tax rate applied to the pro forma adjustments is 39.5%, the expected statutory rate. All other tax amounts are stated at their historical amounts.

Moore Wallace’s historical consolidated financial statements are prepared in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP. Note 25 to the consolidated financial statements in Moore Wallace’s Annual Report on Form 10-K for the year ended December 31, 2002 provides a description of the material differences and a reconciliation between Canadian GAAP and U.S. GAAP. For the purposes of presenting the unaudited pro forma condensed combined financial information, financial information relating to Moore Wallace has been adjusted to conform to U.S. GAAP.

Intercompany balances or transactions between the combining companies were not significant for any of the periods presented. No material pro forma adjustments were required to conform Moore Wallace’s accounting policies to RR Donnelley’s accounting policies. Certain reclassifications have been made to conform the RR Donnelley, Moore Wallace and Wallace historical amounts to the pro forma presentation in addition to those required to conform the historical amounts of Moore Wallace to U.S. GAAP.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

OF RR DONNELLEY AND MOORE WALLACE

AS OF SEPTEMBER 30, 2003

U.S. GAAP (IN THOUSANDS)

	RR Donnelley (a)	Moore Wallace (a)(b)	Pro Forma Adjustments		Pro Forma
ASSETS
Cash and cash equivalents	$65,618	$117,104	$(56,445	)(c)	$126,277
Accounts receivable, net	663,049	588,032	—		1,251,081
Inventories	174,481	236,853	101,479	(f)	512,813
Prepaid expenses and other current assets	67,459	34,375	—		101,834
Deferred income taxes	—	57,075	—		57,075

TOTAL CURRENT ASSETS	970,607	1,033,439	45,034		2,049,080

Property, plant and equipment, net	1,312,124	611,979	210,678	(h)	2,134,781
Prepaid pension cost	323,541	160,559	(19,826	)(l)	464,274
Goodwill, net	300,955	804,085	1,522,390	(d)	2,627,430
Other intangibles, net	86,718	155,770	478,530	(i)	721,018
Deferred income taxes	—	4,286	—		4,286
Other assets	199,745	197,877	(71,227	)(j)	326,395

TOTAL ASSETS	$3,193,690	$2,967,995	$2,165,579		$8,327,264

LIABILITIES
Accounts payable	$297,509	$278,180	$—		$575,689
Short-term debt	196,725	2,383	—		199,108
Income taxes payable and current deferred income taxes	3,108	59,638	32,554	(g)(l)	95,300
Accrued liabilities	466,617	387,202	—		853,819

TOTAL CURRENT LIABILITIES	963,959	727,403	32,554		1,723,916

Long-term debt	773,835	909,773	48,360	(k)	1,731,968
Postretirement benefits	10,778	373,222	(59,934	)(m)	324,066
Deferred income taxes	227,638	7,077	235,021	(g)	469,736
Other liabilities	327,118	115,216	10,160	(l)(n)	452,494

TOTAL LIABILITIES	2,303,328	2,132,691	266,161		4,702,180

SHAREHOLDERS’ EQUITY
Common stock	308,462	888,801	1,878,332	(e)	3,075,595
Unearned compensation	(4,506)	(2,669)	(15,742	)(e)	(22,917)
Retained earnings	1,549,114	36,676	(50,676	)(e)	1,535,114
Accumulated comprehensive loss	(109,172)	(87,504)	87,504	(e)	(109,172)
Treasury stock	(853,536)	—	—		(853,536)

TOTAL SHAREHOLDERS’ EQUITY	890,362	835,304	1,899,418		3,625,084

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,193,690	$2,967,995	$2,165,579		$8,327,264

See accompanying notes.

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

(a) Certain reclassifications have been made to the historical presentation of RR Donnelley and Moore Wallace financial information in order to conform to the pro forma condensed combined presentation.

(b) Historical results of Moore Wallace are prepared in accordance with Canadian GAAP and have been adjusted to conform with RR Donnelley’s presentation under U.S. GAAP. The differences between Canadian GAAP and U.S. GAAP that are material to Moore Wallace’s unaudited consolidated balance sheet as of September 30, 2003 are described in the section entitled “Differences between Canadian GAAP and U.S. GAAP.”

(c) Represents estimated sources and uses of funds as follows (in thousands):

SOURCES OF FUNDS:
Issuance of RR Donnelley common stock and restricted stock	$2,736,199
Issuance of RR Donnelley stock options upon conversion or exchange of Moore Wallace stock options	22,715

TOTAL SOURCES	$2,758,914

USES OF FUNDS:
Exchange of each Moore Wallace common share and restricted share for 0.63 of a share of RR Donnelley common stock and restricted stock	$2,736,199
Conversion of Moore Wallace stock options into RR Donnelley stock options	22,715
Funding of Moore Wallace SERP plans (see note l)	19,064
Payment of Moore Wallace deferred share units (see note n)	4,581
Estimated transaction fees and expenses related to equity	300
Estimated transaction fees and expenses	32,500

TOTAL USES	$2,815,359

NET USE OF HISTORICAL CASH:	$56,445

(d) Under the purchase method of accounting, the total estimated consideration as shown in the table below is allocated to Moore Wallace’s tangible and intangible assets and liabilities based on their estimated fair values as of the effective date. The preliminary estimated consideration is allocated as follows (in thousands):

Calculation of Consideration

Exchange of each Moore Wallace common share and restricted share for 0.63 of a share of RR Donnelley common stock and restricted stock (1)	$2,736,199
Issuance of RR Donnelley stock options upon conversion or exchange of Moore Wallace stock options (2)	22,715
Estimated direct transaction fees and expenses (3)	22,500

Total consideration	$2,781,414

Preliminary Allocation of Consideration:

Moore Wallace book value of net assets (see note e)	$835,304

Initial purchase allocation adjustment	1,946,110
Adjustments to historical net book values:
Inventories (see note f)	101,479
Property, plant and equipment (see note h)	210,678
Intangible assets (see note i)	478,530
System development cost (see note j)	(40,194)
Long-term debt (see note k)	(48,360)
Prepaid pension cost (see note l)	(19,826)
Pension liabilities (see note l)	(27,195)
Postretirement benefit obligation (see note m)	59,934
Deferred debt issue costs (see note j)	(31,033)
Current deferred tax liability (see note g)	(40,084)
Non-current deferred tax liability (see note g)	(230,101)
Unearned compensation on restricted share and stock option exchange (see note e)	9,892

Adjustment to goodwill	$1,522,390

(1) Represents the value of the approximately 99.6 million shares of RR Donnelley common and restricted stock to be issued to holders of Moore Wallace common and restricted shares at an assumed price of $27.48 per share, which is calculated using the average of the closing share price on the New York Stock Exchange during the five-day trading period beginning two trading days before the date of announcement of the transaction on November 9, 2003. This amount is a preliminary estimate, and the actual value of shares of RR Donnelley common and restricted stock received by holders of Moore Wallace common and restricted shares could materially differ since it will be based on the number of Moore Wallace common shares outstanding on the effective date which could be affected by stock option exercises and the issuance of shares to consummate the pending acquisition of PPS.

(2) Represents the fair value of approximately 2.6 million RR Donnelley stock options issued in exchange for existing Moore Wallace stock options in connection with the transaction. This amount is a preliminary estimate, as is the intrinsic value of Moore Wallace stock options allocated to unearned compensation, both of which could materially differ based upon the number of options and awards outstanding and the associated exercise prices, as well as the market value of shares of RR Donnelley common stock, on the effective date.

(3) Represents estimated direct transaction costs incurred by RR Donnelley, including financial advisory, legal, accounting and other costs.

(e) Represents adjustments to reflect the elimination of the historical equity of Moore Wallace totaling $835.3 million; the issuance of $2,767.4 million of new RR Donnelley equity less $0.3 million of fees related to the equity issuance (see note c) and less $18.4 million related to unearned compensation for the exchange of Moore Wallace unvested options and restricted shares for RR Donnelley unvested options and restricted stock as well as the issuance of unvested RR Donnelley restricted stock units; a $4.0 million non-recurring charge directly attributable to the funding of a Moore Wallace supplemental executive retirement plan required as a result of the transaction; and approximately $10.0 million related to advisory fees paid by Moore Wallace.

(f) Represents the estimated purchase accounting adjustment of $101.5 million to capitalize manufacturing profit in inventory. This amount was estimated as part of the initial assessment of the fair value of assets to be acquired and liabilities to be assumed. This adjustment is preliminary and is based on RR Donnelley and Moore Wallace managements’ estimates and the preliminary work of independent valuation specialists. The actual adjustment may differ materially and will be based on final valuations.

(g) The current deferred tax liability reflects the estimated impact on the purchase allocation adjustment for inventories (see note f). The non-current deferred tax liability reflects the estimated impact on the purchase allocation adjustments other than that for inventory. These estimates are based on the statutory tax rate of 39.5%.

(h) Reflects the estimated adjustments of $210.7 million required to record Moore Wallace’s property, plant and equipment at its fair value based on a depreciated replacement value. Real property is recorded at book value and will subsequently be adjusted to its fair value upon the completion of appraisals currently in process. This adjustment is preliminary and is based on our managements’ estimates and the preliminary work of independent valuation specialists. The actual adjustment may differ materially and will be based on final valuations.

(i) The pro forma amount of $721 million for other intangibles represents an increase of $478.5 million as a result of increasing the historical book value to a preliminary estimate of fair value. Of this $721 million, amortizable intangible assets consist of $199.1 million allocated to customer relationships to be amortized over 15 years; $17.6 million allocated to non-compete agreements to be amortized over two years; $98.0 million allocated to patents to be amortized over eight years; and $8.7 million allocated to backlog to be amortized over one year. This adjustment is preliminary and is based on RR Donnelley and Moore Wallace managements’ estimates and the preliminary work of independent valuation specialists. The actual adjustment may differ materially and will be based on final valuations. The customer relationship intangible asset allocation reflects the nature of the markets within which Moore Wallace operates and the price sensitivity of many of its customers. The markets in which Moore Wallace operates are highly competitive, and customers often use multiple vendors to ensure the most favorable pricing. Customers typically encounter minimal switching costs and, due to the transactional nature of the business, these customers’ purchasing decisions are almost entirely governed by pricing considerations, with little consideration given to previous historical business. These facts, coupled with the fact that the nature of Moore Wallace customer contractual relationships typically does not involve purchase minimums or long-term binding contracts, are primary reasons why the valuation of customer relationships is not more significant.

Approximately $310.9 million has been preliminarily allocated to intangible assets with indefinite lives, consisting primarily of the various trade names under which Moore Wallace does business. The assumption used in the preliminary valuation is that the identified trade names will not be amortized and will have indefinite remaining useful lives based on many factors and considerations, including name awareness and the assumption of continued use of the Moore Wallace and related brands as part of the marketing strategy of the combined company. These assumptions and adjustments are preliminary and are based on our managements’ estimates and the preliminary work of independent valuation specialists. The actual adjustment may differ materially and will be based on final valuations.

(j) Reflects the estimated adjustments of ($40.2) million required to record Moore Wallace’s system development costs at fair value based on the estimated cost to reproduce and an estimated remaining life of five years. This adjustment is preliminary and is based on our managements’ estimates and the preliminary work of independent valuation specialists. The actual adjustment may differ materially and will be based on final valuations. Also reflects the adjustment of ($31.0) million required to record Moore Wallace deferred financing fees at fair value.

(k) Represents the adjustment necessary to record the Moore Wallace $403 million Senior Notes at estimated fair value. The adjustment includes an estimated credit-adjusted trading premium at September 30, 2003 of $48.4 million. The resulting effective interest rate on the Moore Wallace Senior Notes is approximately 5.87%. The amount ultimately allocated to the fair value of the Moore Wallace Senior Notes may differ materially from this preliminary valuation.

(l) Represents adjustments of $19.8 million and $14.7 million, net of cash paid, necessary to record the prepaid pension cost and pension liability, respectively, of Moore Wallace at estimated fair value. The adjustments incorporate the elimination of previously deferred gains and losses, the fair value of the projected benefit obligations discounted at market rates in effect at September 30, 2003 and the market value of plan assets at September 30, 2003 for the funded plans. The amount ultimately allocated to the fair value of the prepaid pension cost and pension liability may differ materially from this preliminary valuation.

Additionally, an estimated $19.1 million is required to be funded into a trust upon completion of the transaction pursuant to certain Moore Wallace Supplemental Executive Retirement Plans, of which approximately $4.0 million would result in a non-recurring charge to earnings of Moore Wallace. The amount that will be funded upon completion of the transaction will be based on the accumulated deferred compensation and accrued interest upon completion of the transaction and may differ significantly from these estimates.

Represents the adjustments to current income taxes payable of $7.5 million for the funding of the Moore Wallace Supplemental Executive Retirement Plan.

(m) Represents the adjustment of $59.9 million necessary to record the postretirement liability of Moore Wallace at estimated fair value. The adjustment incorporates the elimination of previously deferred gains and losses and the fair value of the projected benefit obligations discounted at market rates in effect at September 30, 2003. The amount ultimately allocated to the fair value of the postretirement liability may differ materially from this preliminary valuation.

(n) Represents a preliminary estimate of $4.6 million for the amount required to be funded pursuant to the Moore Wallace director deferred compensation plan change in control provisions.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

OF RR DONNELLEY AND MOORE WALLACE

YEAR ENDED DECEMBER 31, 2002

U.S. GAAP (IN THOUSANDS, EXCEPT PER SHARE DATA)

	RR Donnelley (a)	Moore Wallace (a)(b)	Wallace 12 Months Ended October 31, 2002(a)(c)	Pro Forma Adjustments		Pro Forma(e)
NET SALES	$4,754,937	$2,038,039	$1,522,126	$—		$8,315,102

Cost of sales	3,608,621	1,377,114	1,109,724	12,445	(d)	6,107,904
Selling, general and administrative expenses	523,388	454,126	240,993	13,838	(d)(l)	1,232,345
Provision for (recovery of) restructuring costs— net and impairment charges ($15,702 and $23,500 at RR Donnelley and Wallace, respectively)	88,929	(850)	41,368	—		129,447
Depreciation and amortization	289,062	79,982	64,207	921	(f)	434,172

Total operating expenses	4,510,000	1,910,372	1,456,292	27,204		7,903,868

INCOME FROM OPERATIONS	244,937	127,667	65,834	(27,204)		411,234

Other expense (income)	5,730	4,178	—	—		9,908
Interest expense, net	62,818	12,145	19,334	13,378	(g)	107,675
Debt settlement costs	—	16,746	—	(16,746	)(h)	—

EARNINGS BEFORE TAXES AND MINORITY INTEREST	176,389	94,598	46,500	(23,836)		293,651

Income tax expense	33,496	9,198	16,579	(9,415	)(j)	49,858
Minority interest	656	1,622	—	—		2,278

NET EARNINGS	$142,237	$83,778	$29,921	$(14,421)		$241,515

NET EARNINGS PER SHARE:
Basic	$1.26					$1.14
Diluted	$1.24					$1.13
AVERAGE SHARES OUTSTANDING (IN THOUSANDS):
Basic	113,060			99,563	(k)	212,623
Diluted	114,372			100,088	(k)	214,460

See accompanying notes.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

OF RR DONNELLEY AND MOORE WALLACE

NINE MONTHS ENDED SEPTEMBER 30, 2003

U.S. GAAP (IN THOUSANDS, EXCEPT PER SHARE DATA)

	RR Donnelley (a)	Moore Wallace (a)(b)	Wallace Pro Forma 135 Days Ended April 30, 2003(a)(c)	Pro Forma Adjustments		Pro Forma(e)
NET SALES	$3,410,053	$1,990,111	$544,516	$—		$5,944,680

Cost of sales	2,630,203	1,406,707	398,160	9,551	(d)	4,444,621
Selling, general and administrative expenses	399,829	367,059	92,881	10,522	(d)(l)	870,291
Provision for (recovery of) restructuring costs— net and impairment charges ($2,079 and $3,509 at RR Donnelley and Moore Wallace, respectively)	9,390	15,839	(606)	—		24,623
Depreciation and amortization	206,543	83,458	22,655	2,719	(f)	315,375

Total operating expenses	3,245,965	1,873,063	513,090	22,792		5,654,910

INCOME FROM OPERATIONS	164,088	117,048	31,426	(22,792)		289,770

Other expense (income)	3,989	5,298	—	(4,440	)(i)	4,847
Interest expense, net	36,673	41,023	9,053	(16,321	)(g)	70,428
Debt settlement costs	—	7,493	—	(7,493	)(h)	—

EARNINGS BEFORE TAXES AND MINORITY INTEREST	123,426	63,234	22,373	5,462		214,495

Income tax expense (recovery)	44,340	(24,965)	13,044	2,157	(j)	34,576
Minority interest	261	878	—	—		1,139

NET EARNINGS	$78,825	$87,321	$9,329	$3,305		$178,780

NET EARNINGS PER SHARE:
Basic	$0.70					$0.84
Diluted	$0.69					$0.83
AVERAGE SHARES OUTSTANDING (IN THOUSANDS):
Basic	113,170			99,563	(k)	212,733
Diluted	114,025			100,088	(k)	214,113

See accompanying notes.

Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

(a) Certain reclassifications have been made to the historical presentation of RR Donnelley, Moore Wallace and Wallace financial information in order to conform to the pro forma condensed combined presentation.

(b) Historical results of Moore Wallace are prepared in accordance with Canadian GAAP and have been adjusted to conform with RR Donnelley’s presentation under U.S. GAAP. The differences between Canadian GAAP and U.S. GAAP that are material to Moore Wallace’s unaudited consolidated statements of operations for the year ended December 31, 2002 and the unaudited consolidated statement of operations for the nine months ended September 30, 2003 are described in the section entitled “Differences between Canadian GAAP and U.S. GAAP.”

(c) The historical results of Wallace for the 12 months ended October 31, 2002 were calculated as the historical results for its fiscal year ended July 31, 2002 plus the results of the three-month period ended October 31, 2002 less the results of the three-month period ended October 31, 2001. The historical results of Wallace for the 135 days prior to Moore Wallace’s merger with Wallace were calculated using the unaudited historical results for the quarter ended April 30, 2003 plus one-half of the historical unaudited results for the quarter ended January 31, 2003.

(d) Represents pro forma adjustments required to eliminate amortization of actuarial deferred gains and losses resulting from the fair valuation of the prepaid pension costs, pension liability and postretirement liability of $20.7 million ($12.4 million in cost of sales and $8.3 million in selling, general and administrative expenses) for the year ended December 31, 2002 and $15.9 million ($9.5 million in cost of sales and $6.4 million in selling, general and administrative expenses) for the nine months ended September 30, 2003.

(e) The pro forma statements of operations do not reflect the following: an estimated $101.5 million non-recurring charge to cost of sales that will be incurred as the capitalized manufacturing profit added to inventory under purchase accounting is recorded as those inventories are sold following the close of the transaction; the recognition of an $8.7 million charge to intangible assets attributable to backlog for amortization within the year following the completion of the transaction; a $4.0 million non-recurring charge associated with the funding of a Moore Wallace supplemental executive retirement plan; and a charge of approximately $10.0 million related to advisory fees paid by Moore Wallace. These charges are directly attributable to the transaction, are non-recurring in nature and are not expected to have a continuing impact on the results of operations of the combined company.

(f) Represents a pro forma adjustment to reflect incremental depreciation and amortization resulting from fair value adjustments to property, plant and equipment, amortizable intangible assets and system development costs as illustrated below. The amount of this adjustment and the assumptions regarding useful lives are preliminary and based on our managements’ estimates and the preliminary work of independent valuation specialists as they relate to the underlying fair values and useful lives. The actual adjustment may differ materially and will be based on final valuations.

	Fair Value	Useful Life	Pro Forma Annual Depreciation and Amortization	Year Ended December 31, 2002 Moore Wallace and Wallace Depreciation and Amortization	Nine Months Ended September 30, 2003 Moore Wallace Depreciation and Amortization
	(in thousands)
Property, plant and equipment	$822,657	3-40	$99,367
Amortizable intangibles:
Customer relationships	$199,100	15	13,273
Patents	98,000	8	12,250
Non-compete agreements	17,600	2	8,800

Total amortizable intangibles	$314,700
System development costs	$57,100	5	11,420
Tradename	$310,900	Indefinite	—
Backlog (see note e)	$8,700	Less than 1 year	—

Total depreciation and amortization			$145,110	$144,189	$106,114

Pro forma adjustment to depreciation and amortization				$921	$2,719

(g) Reflects pro forma interest expense adjustment for the year ended December 31, 2002 and for the nine months ended September 30, 2003, calculated as follows to reflect Moore Wallace’s current debt structure as adjusted for the effects of the transaction:

	2002	2003
	(in thousands)
B Term Loan (1)	$15,761	$11,821
Senior Notes (2)	26,435	19,826
Fixed rate swaps (3)	4,520	3,390
Floating rate swaps (4)	(6,263)	(4,698)
Commitment fees (5)	1,750	1,313
Other interest	2,654	2,103

Pro forma total interest expense	44,857	33,755
Less: historical interest expense—Moore Wallace	(12,145)	(41,023)
Less: historical interest expense—Wallace	(19,334)	(9,053)

Pro forma adjustment	$13,378	$(16,321)

(1)	Reflects pro forma interest expense on the Moore Wallace B Term Loan using an outstanding balance of $498.8 million and an interest rate of three-month LIBOR (1.16% as of September 30, 2003) plus 2.0%.
(2)	Reflects pro forma interest expense on the Moore Wallace Senior Notes at an effective interest rate of approximately 5.87% as of September 30, 2003 (see note (k) under Notes to the Unaudited Condensed Combined Pro Forma Balance Sheet).
(3)	Reflects pro forma interest expense on the Moore Wallace $400.0 million notional amount fixed rate swaps at a weighted average interest rate of 1.13% as of September 30, 2003.
(4)	Reflects pro forma interest received on the Moore Wallace $250.0 million notional amount floating rate swaps at a weighted average interest rate of 2.51% as of September 30, 2003.
(5)	Reflects commitment fees of 0.50% on estimated undrawn funds under the Moore Wallace revolving credit facility of $350.0 million.

(h) For the year ended December 31, 2002, reflects the elimination of Moore Wallace’s non-recurring $16.7 million of debt settlement costs related to refinanced debt. For the nine months ended September 30, 2003, reflects the elimination of the write-off of non-recurring $7.5 million of debt issuance costs resulting from financing related to Moore Wallace’s merger with Wallace on May 15, 2003.

(i) Reflects the pro forma adjustment to eliminate the $4.4 million non-recurring charge incurred for the fair market value adjustment for Moore Wallace’s interest rate swaps directly attributable to the financing of  Moore Wallace’s merger with Wallace.

(j) Reflects the pro forma tax effect of the above adjustments at an estimated combined statutory tax rate of 39.5%.

(k) The pro forma basic weighted average number of shares is calculated by adding RR Donnelley’s weighted average number of basic shares of common stock outstanding as of December 31, 2002 or September 30, 2003, as applicable, and the number of Moore Wallace common shares outstanding as of the date the transaction was announced multiplied by the exchange ratio of 0.63. The pro forma diluted weighted average number of shares is calculated by adding RR Donnelley’s weighted average diluted shares of common stock outstanding as of December 31, 2002 or September 30, 2003, as applicable, and the number of Moore Wallace common shares outstanding as well as the dilutive impact of outstanding options as of the date the transaction was announced multiplied by the exchange ratio of 0.63.

(l) Reflects recognition of unearned compensation costs of $5.5 million and $4.1 million for the year ended December 31, 2002 and nine months ended September 30, 2003, respectively, related to the exchange of unvested restricted stock and stock options and the issuance of restricted stock units.

DIFFERENCES BETWEEN CANADIAN GAAP AND U.S. GAAP

The following describes the material adjustments to the unaudited pro forma condensed combined financial statements to reconcile Canadian GAAP and U.S. GAAP and should be read in conjunction with Note 25 to Moore Wallace’s December 31, 2002 consolidated financial statements which are included in or incorporated by reference into this document.

Moore Wallace’s Canadian GAAP accounting is consistent in all material aspects with U.S. GAAP with the following exceptions.

Pensions and Postretirement Benefits

With the adoption of Canadian Institute of Chartered Accountants (CICA) Handbook Section 3461, Employee Future Benefits, effective January 1, 2000, there is no longer any difference in the method of accounting for these costs. However, the transitional rules for implementing the new Canadian standard continue to result in U.S. GAAP reporting differences. Under CICA Handbook Section 3461, all past net gains (losses), net assets and prior service costs were recognized as of the date of adoption. In contrast, under U.S. GAAP, net gains (losses), net assets and prior service costs that occurred before January 1, 2000 are recognized over the appropriate amortization period.

Income Taxes

The liability method of accounting for income taxes is used for both Canadian GAAP and U.S. GAAP. However, under U.S. GAAP, temporary differences are tax effected at enacted rates, whereas under Canadian GAAP, temporary differences are tax effected using substantively enacted rates and laws that will be in effect when the differences are expected to reverse.

Stock Compensation

The adoption of CICA Handbook, Section 3870—Stock-Based Compensation and Other Stock-Based Payments reduced most prospective differences in accounting for these costs between Canadian GAAP and U.S. GAAP. For both Canadian and U.S. GAAP, Moore Wallace uses the intrinsic value method for accounting for stock options. Prior to CICA Handbook Section 3870, recognition of compensation expense was not required for Moore Wallace’s Series 1 Preference Share options (which we refer to in this document as preference share options), whereas under U.S. GAAP, the expense is measured at the fair value of the preference share options, less the amount the employee is required to pay, and is accrued over the vesting period.

In April 2002, the Moore Wallace shareholders approved the amendment of the options to purchase Series 1 Preference Shares (which we refer to in this document as preference shares) to eliminate the cash-out provision and to make them exercisable for one common share per preference share option. The exercise price and the number of preference share options remained unchanged. This amendment effectively made these options common share equivalents for diluted earnings per share computations. The transition rules for CICA Handbook Section 3870 required that these common share equivalents be considered outstanding as of the beginning of the year, whereas for U.S. GAAP purposes, these preference share options were not considered common share equivalents until amended. The difference in the weighted average common shares between Canadian GAAP and U.S. GAAP relates solely to the amendment of the preference share options.

Additionally, no compensation expense is required to be recognized in the current and future periods under Canadian GAAP pursuant to CICA Handbook Section 3870, whereas under U.S. GAAP, unearned compensation cost will be recognized over the remaining vesting period (through December 11, 2004) based on the intrinsic value of the option on the date of approval.

Comprehensive Income

U.S. GAAP requires disclosure of comprehensive income and its components. Comprehensive income is the change in equity of Moore Wallace from transactions and other events other than those resulting from transactions with owners and is comprised of net income and other comprehensive income. The components of other comprehensive income for Moore Wallace are unrealized foreign currency translation adjustments, the change in fair value of derivatives and unrealized gains (losses) on available-for-sale securities. Under Canadian GAAP, there is no standard for reporting comprehensive income.

Accounting for Derivative Instruments and Hedging Activities

For U.S. GAAP purposes, Moore Wallace’s interest rate swaps are designated as cash flow hedges, and changes in their fair value are recorded in other comprehensive income. Under Canadian GAAP, there is no standard requiring the recognition of the fair value of derivatives through comprehensive income.

Foreign Currency Translation

Under U.S. GAAP, foreign currency translation gains or losses are only recognized on the sale or substantial liquidation of a foreign subsidiary. Under Canadian GAAP, a foreign currency gain or loss due to a partial liquidation is recognized in income.

Business Process Reengineering

Under U.S. GAAP, business process reengineering costs are expensed as incurred. Prior to October 28, 1998, Canadian GAAP permitted these costs to be capitalized or expensed. Subsequent to October 28, 1998, Canadian GAAP requires expensing these costs. Prior to October 28, 1998, Moore Wallace capitalized business process reengineering costs and classified them as computer software. In 2002, the U.S. GAAP reconciling item for computer software relates solely to the amortization differential of the capitalized amounts.

Convertible Debentures

The debt issue costs disclosed on the U.S. GAAP reconciliation represents the change in the fair value of contingent consideration granted in connection with the December 2001 induced conversion of the Moore Wallace subordinated convertible debenture. The contingent consideration is the right granted with the inducement shares for the holder to potentially receive additional consideration in the future based on the 20-day weighted average Moore Wallace share price at December 31, 2003 and 2002. For Canadian GAAP purposes, to the extent that any stock or cash is paid, it will be recorded as a charge to retained earnings. For U.S. GAAP purposes, the fair value of this contingent consideration is recognized in earnings and recorded at fair market value in subsequent reporting periods. The fair value of the consideration was based upon an independent third-party valuation using an option pricing valuation model that includes Moore Wallace’s share price volatility, cost of borrowings and certain equity valuation multiples.

The following tables provide a reconciliation of Moore Wallace net earnings as reported under Canadian GAAP to net earnings under U.S. GAAP.

	Year Ended December 31, 2002	Nine Months Ended September 30, 2003
	(in thousands)
Net earnings as reported	$73,258	$74,047
U.S. GAAP ADJUSTMENTS:
Pension expense	4,199	3,038
Postretirement benefits	17,290	12,992
Computer software	6,764	5,091
Debt conversion costs	832	1,162
Stock-based compensation	(11,839)	(523)
Income taxes	(6,726)	(8,486)

Net earnings under U.S. GAAP.	$83,778	$87,321

The following table lists the Moore Wallace balance sheet items that would have been materially different had they been presented under U.S. GAAP:

	As of September 30, 2003
	Canadian GAAP	U.S. GAAP
	(in thousands)
Net pension asset	$(183,208)	$(122,089)
Computer software, net	(117,739)	(97,294)
Fair value derivatives—liability	4,440	16,918
Postretirement benefits	261,481	373,222
Deferred income taxes, net	21,160	(51,962)
Accounts payable and accrued liabilities	604,926	598,933
Long-term debt	920,872	909,773
Accumulated other comprehensive loss	(121,847)	(87,504)
Share capital	886,741	888,801
Retained earnings	188,648	36,676

THE EXCHANGE OFFER

Purpose of the Exchange Offer

We sold the private notes on March 14, 2003, to Citigroup Global Markets Inc. (formerly known as Salomon Smith Barney Inc.), Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated, as initial purchasers in a private offering pursuant to a purchase agreement. These initial purchasers subsequently sold the private notes to:

•	“qualified institutional buyers” (“QIBs”), as defined in Rule 144A under the Securities Act, in reliance on Rule 144A; and

•	persons in offshore transactions in reliance on Regulation S under the Securities Act.

As a condition to the initial sale of the private notes, we and the initial purchasers entered into a registration rights agreement on March 14, 2003. Pursuant to the registration rights agreement, we agreed to:

•	file with the SEC a registration statement under the Securities Act with respect to the exchange notes no later than 210 days after March 14, 2003;

•	use our reasonable best efforts to cause the registration statement to become effective under the Securities Act within 270 days after March 14, 2003;

•	conduct the exchange offer after the registration statement is declared effective and keep the exchange offer open for no less than 30 days (or longer if required by applicable law); and

•	use our reasonable best efforts to cause the exchange offer to be consummated not later than 300 days after March 14, 2003.

The registration rights agreement provides, among other things, that if we default in our obligations to take required actions to make the exchange offer within the required time periods described above, the interest rate on the private notes will be increased by up to a maximum additional annual interest rate of 1.0% until the default is remedied.

We agreed to issue and exchange the exchange notes for all private notes properly surrendered and not withdrawn before the expiration of the exchange offer. The summary in this document of the registration rights agreement is not complete and is subject to, and is qualified in its entirety by, all the provisions of the registration rights agreement. We urge you to read the entire registration rights agreement carefully. A copy of the registration rights agreement has been filed as an exhibit to the registration statement which includes this prospectus. The registration statement is intended to satisfy some of our obligations under the registration rights agreement and the purchase agreement.

Terms of the Exchange Offer

Based on the terms and conditions in this prospectus and in the letter of transmittal, we will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding private notes properly surrendered pursuant to the exchange offer and not withdrawn prior to the expiration date. Private notes may be surrendered only in integral multiples of $1,000. The form and terms of the exchange notes are the same as the form and terms of the private notes except that:

•	the exchange notes will have a different CUSIP number from the private notes;

•	the exchange notes will be registered for the exchange offer under the Securities Act and, therefore, the exchange notes will not bear legends restricting the transfer of the exchange notes; and

•	holders of the exchange notes will not be entitled to any of the registration rights of holders of private notes under the registration rights agreement, which will terminate upon the consummation of the exchange offer.

The exchange notes will evidence the same indebtedness as the private notes, which they replace, and will be issued under, and be entitled to the benefits of, the same indenture, that authorized the issuance of the private notes. As a result, both series of notes will be treated as a single class of debt securities under the indenture.

As of the date of this prospectus, $403,000,000 in aggregate principal amount of the private notes is outstanding. All of it is registered in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”). Solely for reasons of administration, we have fixed the close of business on December 22, 2003 as the record date for the exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially. There will be no fixed record date for determining holders of the private notes entitled to participate in this exchange offer.

In connection with the exchange offer, neither the General Corporation Law of the State of Delaware nor the indenture governing the notes gives you any appraisal or dissenters’ rights nor any other right to seek monetary damages in court. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Exchange Act and the related SEC rules and regulations.

For all relevant purposes, we will be regarded as having accepted properly surrendered private notes if and when we give oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the surrendering holders of private notes for the purposes of receiving the exchange notes from us.

If you surrender private notes in the exchange offer, you will not be required to pay brokerage commissions or fees. In addition, subject to the instructions in the letter of transmittal, you will not have to pay transfer taxes for the exchange of private notes. We will pay all charges and expenses, other than certain applicable taxes described under “— Fees and Expenses” below.

By executing or otherwise becoming bound by the letter of transmittal, you will be making the representations described under “— Representations on Tendering Private Notes” below.

Expiration Date; Extensions; Amendments

The “expiration date” is 5:00 p.m., New York City time, on January 22, 2004, unless we, in our sole discretion, extend the exchange offer for up to 20 business days, in which case the expiration date is the latest date and time to which we extend the exchange offer.

In order to extend the exchange offer, we will:

•	notify the exchange agent of any extension by oral or written notice; and

•	issue a press release or other public announcement which will include disclosure of the approximate number of private notes deposited; such press release or announcement would be issued prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We expressly reserve the right:

•	to delay accepting any private notes;

•	to extend the exchange offer; or

•	if, in the opinion of our counsel, the consummation of the exchange offer would violate any law or interpretation of the staff of the SEC, to terminate or amend the exchange offer by giving oral or written notice to the exchange agent.

Any delay in acceptance, extension, termination or amendment will be followed as soon as practicable by a press release or other public announcement. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose that amendment by means of a prospectus supplement that will be distributed to the holders. We will also extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the holders, if the exchange offer would otherwise expire during the five to ten business days period.

We will have no obligation to publish, advertise, or otherwise communicate any public announcement of any delay, extension, amendment or termination that we may choose to make, other than by making a timely release to an appropriate news agency.

Interest on the Exchange Notes

The exchange notes will accrue interest on the same terms as the private notes, i.e., at the rate of 7 7/8% per year from the date interest was most recently paid, payable semi-annually in arrears on January 15 and July 15 of each year, commencing July 15, 2003.

Resale of the Exchange Notes

We believe that you will be allowed to resell the exchange notes to the public without registration under the Securities Act, and without delivering a prospectus that satisfies the requirements of the Securities Act, if you can make the three representations set forth above under “Summary — Summary of the Exchange Offer — Procedures for Participating in the Exchange Offer.” However, if you intend to participate in a distribution of the exchange notes, you must comply with the registration requirements of the Securities Act and deliver a prospectus, unless an exemption from registration is otherwise available. In addition, you cannot be an “affiliate” of Finance Inc. as defined under Rule 405 of the Securities Act, or a broker-dealer tendering the private notes acquired directly from Finance Inc. for its own account. You are required to represent to us in the letter of transmittal accompanying this prospectus that you meet these conditions exempting you from the registration requirements.

We base our view on interpretations by the staff of the SEC in no-action letters issued to other issuers in exchange offers like ours. We have not, however, asked the SEC to consider this particular exchange offer in the context of a no-action letter. Therefore, you cannot be sure that the SEC will treat this exchange offer in the same way as it has treated others in the past. If our belief is wrong, or if you cannot truthfully make the representations described above, and you transfer any exchange note issued to you in the exchange offer without meeting the registration and prospectus delivery requirements of the Securities Act, or without an exemption from such requirements, you could incur liability under the Securities Act. We are not indemnifying you for any such liability and we will not protect you against any loss incurred as a result of any such liability under the Securities Act.

A broker-dealer that has bought private notes for market-making or other trading activities has to deliver a prospectus in order to resell any exchange notes it has received for its own account in the exchange. This prospectus may be used by a broker-dealer to resell any of its exchange notes. In addition, a broker-dealer which has acquired the private notes for its own account as a result of market-making or other trading activities may participate in the exchange offer if it has not entered into any arrangement or understanding with Finance Inc. or an affiliate of Finance Inc. to distribute the exchange notes. We have agreed in the registration rights agreement to make this prospectus, and any amendment or supplement to this prospectus, available to any broker-dealer that requests copies in the letter of transmittal for a period of up to 180 days after the registration statement relating to this exchange offer is declared effective. See “Plan of Distribution” for more information regarding broker-dealers.

Procedures for Tendering

If you wish to surrender private notes you must do the following:

•	properly complete, sign and date the letter of transmittal (or a facsimile of the letter of transmittal);

•	have the signatures on the letter of transmittal (or facsimile) guaranteed if required by the letter of transmittal; and

•	mail or deliver the letter of transmittal (or facsimile) together with your private notes and any other required documents to the exchange agent at the address appearing below under “— Exchange Agent” for receipt prior to 5:00 p.m., New York City time, on the expiration date.

In addition, either:

•	certificates for such private notes must be received by the exchange agent along with the letter of transmittal;

•	a timely confirmation of a book-entry transfer of the private notes into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfer described below under “— Book-Entry Transfer,” must be received by the exchange agent prior to the expiration date; or

•	you must comply with the procedures described below under “— Guaranteed Delivery Procedures.”

In order for the tender to be effective, the exchange agent must receive the private notes, a completed letter of transmittal and all other required documents before 5:00 p.m., New York City time, on the expiration date.

The method of delivery of private notes and the letter of transmittal and all other required documents to the exchange agent is at your election and risk, and the delivery will be deemed made only when actually received or confirmed by the exchange agent.

As an alternative to delivery by mail, you may wish to consider overnight or hand delivery service, property insured. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the expiration date. Do not send the letter of transmittal or any private notes to us. You may ask your broker, dealer, commercial bank, trust company or nominee to perform these transactions for you.

If you do not withdraw your surrender of private notes prior to the expiration date, you will be regarded as agreeing to surrender the exchange notes in accordance with the terms and conditions in this exchange offer.

If you are a beneficial owner of the private notes and your private notes are held through a broker, dealer, commercial bank, trust company or other nominee and you want to surrender your private notes, you should contact your intermediary promptly and instruct it to surrender the private notes on your behalf. If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal for the exchange offer and delivering your private notes, either arrange to have your private notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take a long time.

By tendering, you will make the representations described below under “— Representations on Tendering Private Notes.” In addition, each participating broker-dealer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See “Plan of Distribution.”

Your tender and our acceptance of the tender will constitute the agreement between you and us set forth in this prospectus and in the letter of transmittal.

Signature on Letter of Transmittal

Signatures on a letter of transmittal or a notice of withdrawal described below under “— Withdrawal of Tenders,” as the case may be, must generally be guaranteed by an eligible institution. You can submit the letter of transmittal without guarantee if you surrender your private notes (i) as a registered holder and you have not completed the box titled “Special Delivery Instruction” on the letter of transmittal or (ii) for the account of an eligible institution. In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be made by:

•	a member firm of a registered national securities exchange or of the NASD;

•	a commercial bank or trust company having an office or correspondent in the United States; or

•	an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

If you sign the letter of transmittal even though you are not the registered holder of any private notes listed in the letter of transmittal, your private notes must be endorsed or accompanied by a properly completed bond power. The bond power must authorize you to tender the private notes on behalf of the registered holder and must be signed by the registered holder as the registered holder’s name appears on the private notes.

In connection with any surrender of private notes in definitive certificated form, if you sign the letter of transmittal or any private notes or bond powers in your capacity as trustee, executor, administrator, guardian, attorney-in-fact or officer of a corporation or if you are otherwise acting in a fiduciary or representative capacity, you should indicate this when signing. Unless waived by us, you must submit with the letter of transmittal evidence satisfactory to us of your authority to act in the particular capacity.

Acceptance of Tendered Private Notes

All questions as to the validity, form, acceptance, withdrawal and eligibility, including time of receipt of surrendered private notes, will be determined by us in our sole discretion, which will be final and binding.

We reserve the absolute right:

•	to reject any and all private notes not properly surrendered;

•	to reject any private notes if our acceptance of them would, in the opinion of our counsel, be unlawful; and

•	to waive any defects, irregularities or conditions of surrender as to particular private notes.

Unless waived, you must cure any defects or irregularities in connection with surrenders of private notes within the time period we will determine. Although we intend to notify holders of defects or irregularities in connection with surrenders of private notes, neither we, the exchange agent nor anyone else will be liable for failure to give such notice. Surrenders of private notes will not be deemed to have been made until any defects or irregularities have been cured or waived.

We do not currently intend to acquire any private notes that are not surrendered in the exchange offer or to file a registration statement to permit resales of any private notes that are not surrendered pursuant to the exchange offer. We reserve the right in our sole discretion to purchase or make offers for any private notes that remain outstanding after the expiration date. To the extent permitted by applicable law, we also reserve the right in our sole discretion to purchase private notes in the open market, in privately negotiated transactions or otherwise. The terms of any future purchases or offers could differ from the terms of the exchange offer.

Representations on Tendering Private Notes

By surrendering private notes pursuant to the exchange offer, you will be telling us that, among other things,

•	you have full power and authority to surrender, sell, assign and transfer the private notes tendered;

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you are not an “affiliate”, as defined in Rule 405 under the Securities Act, of Finance Inc., or a broker-dealer tendering the private notes acquired directly from Finance Inc. for its own account;

•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the exchange notes;

•	you acknowledge and agree that if you are a broker-dealer registered under the Exchange Act or you are participating in the exchange offer for the purposes of distributing the exchange notes, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the exchange notes, and you cannot rely on the position of the SEC staff in their no-action letters;

•	you understand that a secondary resale transaction described above and any resales of exchange notes obtained by you in exchange for private notes acquired by you directly from us should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the SEC; and

•	we will acquire good, marketable and unencumbered title to the private notes being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim when the private notes are accepted by us.

If you are a broker-dealer and you will receive exchange notes for your own account in exchange for private notes that were acquired as a result of market-making activities or other trading activities, you will be required to acknowledge in the letter of transmittal that you will deliver a prospectus in connection with any resale of such exchange notes.

Return of Private Notes

If any surrendered private notes are not accepted for any reason described here or if private notes are withdrawn or are submitted for a greater principal amount than you desire to exchange, those private notes will be returned, at our cost, to (i) the person who surrendered them or (ii) in the case of private notes surrendered by book-entry transfer, the exchange agent’s account at DTC. Any such private notes will be returned to the surrendering person or credited to an account maintained with DTC promptly.

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the private notes at DTC for purposes of facilitating the exchange offer within two business days after the date of this prospectus. Subject to the establishment of the account, any financial institution that is a participant in DTC’s systems may make book-entry delivery of private notes by causing DTC to transfer the private notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. However, although delivery of private notes may be effected through book-entry transfer at DTC, you must transmit the letter of transmittal with any required signature guarantees and any other required documents to the exchange agent at the address appearing below under “— Exchange Agent” for its receipt on or prior to the expiration date or pursuant to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to surrender your private notes and (i) your private notes are not readily available so you cannot meet the expiration date deadline or (ii) you cannot deliver your private notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, you may still participate in the exchange offer if:

•	the surrender is made through an eligible institution;

•	prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery substantially in the form provided by us, by facsimile transmission, mail or hand delivery, containing:

the name and address of the holder, the certificate number(s) of the private notes, if applicable, and the principal amount of private notes surrendered;

a statement that the surrender is being made thereby;

a guarantee that, within five New York Stock Exchange (“NYSE”) trading days after the expiration date, the letter of transmittal, together with the certificate(s) representing the private notes in proper form for transfer or a book-entry confirmation, and any other required documents, will be deposited by the eligible institution with the exchange agent; and

the properly executed letter of transmittal, as well as the certificate(s) representing all surrendered private notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal are received by the exchange agent within five NYSE trading days after the expiration date.

The exchange agent will send you a notice of guaranteed delivery upon your request if you wish to surrender your private notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your surrender of private notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

To withdraw a surrender of private notes in the exchange offer, the exchange agent must receive a written or facsimile transmission notice of withdrawal at its address set forth below under “— Exchange Agent” prior to 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

•	specify the name of the person having deposited the private notes to be withdrawn;

•	identify the private notes to be withdrawn, including the certificate number or numbers, if applicable, and principal amount of the private notes; and

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which the private notes were tendered.

All questions as to the validity, form, eligibility and time of receipt of notices will be determined by us, in our sole discretion, and our determination shall be final and binding upon all parties. Any private notes so withdrawn will be deemed not to have been validly surrendered for purposes of the exchange offer, and no exchange notes will be issued unless the private notes so withdrawn are validly re-tendered. Properly withdrawn private notes may be re-tendered by following one of the procedures described above under “— Procedures for Tendering” at any time prior to the expiration date.

Conditions

Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange the exchange notes for, any private notes, and we may terminate the exchange offer as provided in this prospectus before the acceptance of those private notes if, in our judgment, any of the following conditions has occurred or exists or has not been satisfied or waived prior to the expiration of the exchange offer:

•	any law, statute, rule or regulation is proposed, adopted or enacted, or the staff of the SEC interprets any existing law, statute, rule or regulation in a manner, which, in our reasonable judgment, would materially impair our ability to proceed with the exchange offer;

•	any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our reasonable judgment, would materially impair our ability to proceed with the exchange offer; or

•	any governmental approval, which we deem necessary for the consummation of the exchange offer, has not been obtained.

If we determine in our sole discretion that any of these conditions are not satisfied, we may:

•	refuse to accept any private notes and return all tendered private notes to the tendering holders;

•	extend the exchange offer and retain all private notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders who tendered the private notes to withdraw their tendered private notes; or

•	waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered private notes which have not been withdrawn. If that waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders, and we will extend the exchange offer to the extent required by law.

The conditions listed above are for our sole benefit and we may assert these rights regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our reasonable discretion in whole or in part at any time and from time to time. If we fail at any time to exercise any of the above rights, the failure will not be deemed a waiver of these rights, and these rights will be deemed ongoing rights which may be asserted at any time and from time to time.

The exchange offer is not conditioned upon any minimum principal amount of private notes being submitted for exchange.

Termination of Certain Rights

All registration rights under the registration rights agreement benefiting the holders of the private notes will terminate when we consummate the exchange offer. That includes all rights to receive additional interest in the event of a registration default under the registration rights agreement. In any case we are under a continuing obligation, for a period of up to 180 days after the registration statement is declared effective, to use our reasonable best efforts to keep the registration statement effective and to make this prospectus, and any amendment or supplement to this prospectus, available to any broker-dealer that requests copies in the letter of transmittal for use in a resale.

Exchange Agent

We have appointed J.P. Morgan Trust Company, National Association as the exchange agent for the exchange offer. You should direct any questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notice of guaranteed delivery to the exchange agent, addressed as follows:

BY MAIL, HAND OR OVERNIGHT COURIER:

J.P. Morgan Trust Company, National Association

1111 Polaris Parkway

Suite N1-OHI-0184

Columbus, Ohio 43240

Attention: Exchanges

BY FACSIMILE:

(614) 248-9987

CONFIRM BY TELEPHONE:

(800) 346-5153

J.P. Morgan Trust Company, National Association (as successor trustee to Bank One, National Association) also serves as trustee under the indenture governing the notes.

Fees and Expenses

We will pay for the expenses of this exchange offer. The principal solicitation for tenders of private notes is being made by mail. However, additional solicitation may be made by telegraph, facsimile transmission, e-mail, telephone or in person by our officers and regular employees.

We have not retained a dealer-manager in connection with the exchange offer, and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with providing the services.

We will pay any transfer taxes applicable to the exchange of private notes. If, however, a transfer tax is imposed for any reason other than the exchange, then the amount of any transfer taxes will be payable by the person surrendering the notes. If you do not submit satisfactory evidence of payment of taxes or of an exemption with the letter of transmittal, the amount of those transfer taxes will be billed directly to you.

Accounting Treatment

We will record the exchange notes at the same carrying value as the private notes as reflected in our accounting records on the date of exchange. Therefore, we will not recognize a gain or loss for accounting purposes. We will amortize the expenses of the exchange offer and the unamortized expenses related to the issuance of the private notes over the remaining term of the notes.

Consequence of Failure to Exchange

You do not have to participate in the exchange offer. You should carefully consider whether to accept the terms and conditions of this exchange offer. We urge you to consult your financial and tax advisors in deciding what action to take with respect to the exchange offer.

Private notes that are not exchanged will remain “restricted securities” within the meaning of Rule 144(a)(3)(iii) of the Securities Act. Accordingly, they may not be offered, sold, pledged or otherwise transferred except:

•	so long as the private notes are eligible for resale under Rule 144A under the Securities Act, to a person who the seller reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A, purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

•	outside the U.S. to a foreign person in accordance with the requirements of Regulation S under the Securities Act;

•	pursuant to an exemption from registration under the Securities Act provided by Rule 144, if available;

•	pursuant to an effective registration statement under the Securities Act; or

•	pursuant to another available exemption from the registration requirements of the Securities Act,

in each case in accordance with all other applicable securities laws.

See “Risk Factors” for more information about the risks of not participating in the exchange offer.

MANAGEMENT

Directors and Executive Officers

The following table presents information regarding Moore Wallace’s directors and executive officers.

Name	Age	Position
Mark A. Angelson	52	Chief Executive Officer, Director
Alfred C. Eckert III	55	Chairman
Robert F. Cummings, Jr	53	Director
Ronald J. Daniels	44	Director
Joan D. Manley	71	Director
John C. Pope	54	Director
Michael T. Riordan	53	Director
Lionel H. Schipper, C.M	71	Director
John W. Stevens	47	Director
Mark S. Hiltwein	40	Executive Vice President and Chief Financial Officer
Thomas W. Oliva	46	President and Chief Operating Officer
Thomas J. Quinlan, III	40	Executive Vice President — Business Integration
James R. Sulat	53	Senior Executive Vice President
Theodore J. Theophilos	50	Executive Vice President — Business and Legal Affairs

Mark A. Angelson has served as our Chief Executive Officer since December 2002. He has served as a Director since November 2001, our Lead Independent Director from April 2002 until December 2002 and Non-Executive Chairman of the Board from November 2001 until April 2002. From December 1999 through January 2002, Mr. Angelson served as the Deputy Chairman of Chancery Lane Capital LLC (a private equity investment firm), and from March 1996 until March 2001, Mr. Angelson served in various executive capacities at Big Flower Holdings Inc., including as Deputy Chairman.

Alfred C. Eckert III has served as our Chairman of the Board of Directors since December 2002 and has been Chairman and Chief Executive Officer of GSCP (NJ), Inc. (a private investment firm) since 1994. Mr. Eckert is also a director of Regal Entertainment Group. Mr. Eckert was first elected a director of Moore Wallace in December 2000.

Robert F. Cummings, Jr., Director, retired from The Goldman Sachs Group, Inc. at the end of 2001 after more than 28 years with the firm. Mr. Cummings serves as a director of Axiohm Transaction Solutions, Inc., Precision Partners, Inc., and Viasystems Corporation, and as a senior advisor to GSC Partners. Mr. Cummings was first elected a director of Moore Wallace in January 2003.

Ronald J. Daniels, Director, has been Dean of the University of Toronto Faculty of Law since 1995. Dean Daniels is a director of Great Lakes Power Inc., ACS Media Income Fund and Rockwater Capital Corporation. Dean Daniels was first elected a director of Moore in July 2001.

Joan D. Manley, Director, is retired from Time Incorporated. From 1960 to 1984, she held a variety of senior positions at Time Incorporated, including Publisher of Time-Life Books and ultimately Group Vice President of the Book Publishing Division, and was also a director of the company. Ms. Manley serves on the board of directors of Sara Lee Corporation and Dreyfus Founders Funds. She was first elected a director of Moore Wallace in March 2002.

John C. Pope, Director, has been the Chairman of PFI Group, LLC, a financial management firm, since 1999. Mr. Pope was also a director of Wallace Computer Services, Inc. from July 1996 to May 2003. Previously held positions include Chairman of MotivePower Industries, Inc. from December 1995 to November 1999, and President, Chief Operating Officer and Director of UAL Corporation and United Air Lines from May 1992 to July 1994. Mr. Pope is also a director of Air Canada, CNF, Inc., Dollar Thrifty Automotive Group, Inc., Federal-Mogul Corp., Kraft Foods, Inc., Per Se Technologies, Inc. and Waste Management, Inc. Mr. Pope was first elected a director of Moore Wallace in May 2003.

Michael T. Riordan, Director, has most recently been the Chairman, President and Chief Executive Officer of Paragon Trade Brands, Inc., a manufacturer of private label diapers and training pants, from May 2000 to February 2002. Mr. Riordan was also a director of Wallace Computer Services, Inc. from November 3, 1999 to May 2003. Previously held positions include President and Chief Operating Officer of Fort James Corporation and Chairman, President and Chief Executive Officer of Fort Howard Corporation. Mr. Riordan is also a director of The Dial Corporation, Potlatch, Inc. and American Medical Security Group, Inc. Mr. Riordan was first elected a director of Moore Wallace in May 2003.

Lionel H. Schipper, C.M., Director, has been President of Schipper Enterprises Inc. and Chairman of Fallbrook Holdings Ltd. since 1981. Mr. Schipper is also a director of Clairvest Group Inc., Four Seasons Hotels and Resorts Inc., and H.O. Financial Ltd. He was first elected a director of Moore Wallace in April 2000.

John W. Stevens, Director, is Executive Vice President and director of Arva Limited (a private equity investment corporation). Prior to June 2000, Mr. Stevens was a partner of Osler, Hoskin & Harcourt LLP. Mr. Stevens was first elected a director of Moore Wallace in December 2000.

Mark S. Hiltwein has served as Executive Vice President and Chief Financial Officer since February 2002, and he served as Senior Vice President and Controller from December 2000 to February 2002. From July 2000 to November 2000, Mr. Hiltwein was Senior Vice President, Controller of Walter Industries, Inc.; from November 1997 to July 2000, Mr. Hiltwein was the Chief Financial Officer of L.P. Thebault; and prior to November 1997, Mr. Hiltwein was the Director, Finance of L.P. Thebault.

Thomas W. Oliva has served as President and Chief Operating Officer since January 2003, and he served as President of our Forms and Labels division from January 2001 to December 2002; from 1999 to December 2000, Mr. Oliva was the President of Gravure Catalog and Magazine Group of Quebecor World Color; from 1998 to 1999, Mr. Oliva served as the Co-President of the Catalog and Magazine Group at World Color Press and was President of World Color’s National Sales Group from 1997 to 1998.

Thomas J. Quinlan, III has served as Executive Vice President — Business Integration since May 2003 and served as Executive Vice President — Office of the Chief Executive from January 2003 until that time. He served as Executive Vice President and Treasurer from December 2000 until December 2002. From April 2000 to September 2000, Mr. Quinlan was Executive Vice President and Treasurer of Walter Industries, Inc., and from February 1994 to November l999, Mr. Quinlan held various positions, including Vice President and Treasurer, at World Color Press, Inc.

James R. Sulat has served as Senior Executive Vice President since May 2003. From April 1998 until that time, he served as Chief Financial Officer of Chiron Corporation where he was responsible for finance, investor relations, corporate communications and business development activities. Prior to joining Chiron, Mr. Sulat served as Chief Financial Officer of Stanford University Medical Center.

Theodore J. Theophilos has served as Executive Vice President — Business and Legal Affairs since March 2003. Previously held positions include Senior Vice President and General Counsel of Palm Inc., and similar positions at E*TRADE Group, True North Communications and AC Neilsen. Mr. Theophilos served previously as a partner of Sidley Austin Brown & Wood LLP in the firm’s Chicago and New York offices.

Each of our directors was elected to hold office until the next annual meeting of our shareholders and until a successor is elected and qualified and subject to that director’s prior death, resignation, retirement, disqualification or removal.

The term of office of each executive officer is at the discretion of the Board of Directors until a successor is elected and qualified, or until that officer’s prior death, resignation, retirement, disqualification or removal.

Committees of the Board of Directors

Our board of directors has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

Audit Committee. The principal duties of the Audit Committee are to review annual and interim financial statements and all legally required public disclosure documents containing financial information prior to their approval by the directors, review the planned scope of the examination of the annual consolidated financial statements by our auditors and review the adequacy of our systems of internal accounting and audit controls. The Audit Committee met nine times in 2002. The current members of the committee are John W. Stevens (Chairman), Ronald J. Daniels, Joan D. Manley and John C. Pope. Mr. Angelson served as an ex-officio member of the Audit Committee during 2002.

Compensation Committee. The principal duties of the Compensation Committee are to review matters relating to executive recruitment, performance, development, compensation, resignations, terminations and organization planning. The duties of the Compensation Committee include evaluating the performance of senior executives, determining appropriate policies and levels for executive officer compensation and establishing and administering appropriate short- and long-term incentive arrangements for executives. The Compensation Committee met three times in 2002. The current members of the Compensation Committee are Lionel H. Schipper (Chairman), Robert F. Cummings, Jr., Alfred C. Eckert III and Michael T. Riordan. Mr. Angelson served as an ex-officio member of the Compensation Committee during 2002.

Nominating and Governance Committee. The Nominating and Governance Committee is responsible for fostering a healthy corporate governance structure by working with our Chief Executive Officer to set the agenda for our board of directors, adopting procedures to ensure effective board operation, endeavoring to ensure that functions delegated to committees are appropriately carried out and that results are reported to our board as well as identifying and approaching qualified candidates to explore their interest in joining our board. The Nominating and Governance Committee met five times in 2002. Mr. Angelson was the Chairman of the committee in 2002. The current members of the Nominating and Governance Committee are Alfred C. Eckert III (Chairman), John W. Stevens and Lionel H. Schipper.

DESCRIPTION OF THE EXCHANGE NOTES

You can find the definitions of certain terms used in this description under the subheading “— Certain Definitions.” Defined terms used in this description but not defined below under the heading “— Certain Definitions” or elsewhere in this description have the meanings assigned to them in the indenture. In this description, the “Company,” “us”, “we” and “our” refer to Moore North America Finance, Inc. (“Finance Inc.”), references to “Parents” refer to Moore Wallace Incorporated and Moore Holdings USA, Inc. together, references to “Moore Wallace” refer to Moore Wallace Incorporated, references to “Moore Wallace NA” refer to Moore Wallace North America, Inc., and references to “Wallace” refers to Wallace Computer Services, Inc. after the consummation of the Acquisition and in all cases do not refer to any of their respective Subsidiaries. References in this section to the “Notes” are references to both the private notes and the exchange notes.

The private notes were, and the exchange notes will be, issued under an indenture, dated as of March 14, 2003, among the Company, the Guarantors named therein and J.P. Morgan Trust Company, National Association (as successor trustee to Bank One, National Association), as trustee (the “Trustee”).

The following description is a summary of the material provisions of the indenture. It does not restate that agreement in its entirety. We urge you to read the indenture because it may contain additional information and defines your rights as a note holder. A copy of the indenture is available upon request to the Company at the address indicated under “Where You Can Obtain Additional Information.” The indenture contains provisions that define your rights under the Notes. In addition, the indenture governs the obligations of the Company and each Guarantor under the Notes. The terms of the Notes include those stated in the indenture and, upon effectiveness of a registration statement with respect to the Notes, those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

The Company may, subject to compliance with the covenant described under “— Certain Covenants — Limitation on Debt”, as well as with the other covenants in the indenture which are described under “— Certain Covenants”, issue additional Notes (the “Additional Notes”) in an unlimited aggregate principal amount at any time and from time to time under the same indenture. Any Additional Notes that the Company issues in the future will be substantially identical in all respects to the Notes that the Company is issuing now, and will be treated as a single class for all purposes of the indenture, including, without limitation, waivers, amendments, redemptions, offers to purchase and for all other voting purposes under the indenture, except that Additional Notes issued in the future may have different issuance prices and will have different issuance dates. Unless otherwise indicated, all references herein are to the Notes, including any Additional Notes.

The Company will issue Notes only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000. The Trustee will initially act as Paying Agent and Registrar for the Notes. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar, which initially will be the Trustee’s corporate trust office. The Company may change any Paying Agent and Registrar without notice to holders of the Notes and the Company or a Guarantor may act as paying agent or registrar. The Company will pay principal (and premium, if any) on the Notes at the Trustee’s corporate trust office in New York, New York. At the Company’s option, interest may be paid at the Trustee’s corporate trust office or by check mailed to the registered address of holders.

Any Notes that remain outstanding after the completion of the exchange offer, including the exchange notes issued in connection with the exchange offer and any Additional Notes, will be treated as a single class of securities under the indenture.

Principal, Maturity and Interest

The Notes will mature on January 15, 2011. Unless we issue Additional Notes in the future, the aggregate principal amount of Notes will be $403 million.

Interest on the Notes will accrue at a rate of 7.875% per annum and will be payable semiannually in arrears on January 15 and July 15, commencing on July 15, 2003. We will pay interest to those persons who were holders of record on the January 1 or July 1 immediately preceding each interest payment date.

Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a holder has given wire transfer instructions to the Company, the Company will pay, or cause to be paid by the paying agent, all principal, interest and additional interest, if any, on that holder’s Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the paying agent and registrar unless the Company elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Guarantees

The obligations of the Company pursuant to the Notes and the indenture have been fully and unconditionally, jointly and severally guaranteed (A) on an unsecured senior basis by each Parent (the “Parent Guarantees”), Moore Wallace NA (the “Moore Wallace NA Guarantee”), Wallace (the “Wallace Guarantee” and, together with the Moore Wallace NA Guarantee, the “Sister Guarantees”) and each Guarantor organized under the laws of any State in the United States or in Canada or any province or territory thereof (the “NA Subsidiary Guarantees” and collectively with the Parent Guarantees and the Sister Guarantees, the “Notes Senior Guarantees”) and (B) on an unsecured senior basis, other than subordination of the obligations of such Guarantor to all obligations of such Guarantor under, or with respect to, Senior Credit Facility Debt, by each Subsidiary Guarantor that is a Subsidiary Guarantor organized outside the United States or Canada (the “Subordinated Subsidiary Guarantees” and, together with the Notes Senior Guarantees, the “Notes Guarantees”). The Subsidiary Guarantee of any Subsidiary Guarantor may be released in certain circumstances as described under “— Certain Covenants — Creation of Subsidiaries; Additional Subsidiary Guarantees”.

Each Notes Guarantee is limited to an amount not to exceed the maximum amount that can be guaranteed by each specific Guarantor after giving effect to all of its other contingent and fixed liabilities (including, without limitation, all of its obligations under or with respect to Senior Credit Facility Debt) without rendering each Notes Guarantee, as it relates to the applicable Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. A court could also subordinate a Notes Guarantee to all other Debt (including guarantees and other contingent liabilities) of the relevant Guarantor, and, depending on the amount of such Debt, a Guarantor’s liability on its Notes Guarantee could be reduced to zero.

In the event that Moore Wallace pays amounts in accordance with its Parent Guarantee, in satisfaction of any amounts that may reasonably be regarded as being attributable to interest payable under the Notes, or amounts deemed to be interest, such amounts may be subject to non-resident withholding tax at a rate determined pursuant to the Income Tax Act (Canada) and any applicable income tax treaty to which Canada is a party. Moore Wallace has agreed to gross up any such payment made by it pursuant to its Parent Guarantee. See  “— Additional Amounts”.

Ranking

The Debt evidenced by the Notes is a senior unsecured obligation of the Company and Debt evidenced by the Notes Guarantees is a senior unsecured obligation of each of the respective Guarantors; provided that the Subordinated Subsidiary Guarantees are subordinated to the obligations of such Guarantor under or with respect to Senior Credit Facility Debt. The payment of the principal of, premium, if any, and interest on the Notes and the Notes Guarantees:

•	ranks pari passu in right of payment with all other senior Debt of the Company and the Guarantors, other than subordination of the Subordinated Subsidiary Guarantees to all obligations of such Guarantor under or with respect to Senior Credit Facility Debt;

•	ranks senior in right of payment to all Debt of the Company and the Guarantors that is, by its terms, expressly subordinated to the Notes or Notes Guarantees; and

•	is effectively subordinated to the senior secured Debt (including Senior Credit Facility Debt) of the Company and the Guarantors to the extent of the value of the collateral securing such Debt.

As of September 30, 2003, we had outstanding debt of approximately $923.3 million, of which approximately $522.9 million is secured. The Guarantors may incur additional debt in the future, including under the new senior secured credit facility. See “— Certain Covenants — Limitation on Debt”.

Subordination of Subordinated Subsidiary Guarantees

The obligations of a Subsidiary Guarantor with respect to its Subordinated Subsidiary Guarantee are subordinate in right of payment to the prior payment in full in cash or cash equivalents of all obligations of such Subsidiary Guarantor under or with respect to Senior Credit Facility Debt. The terms of the subordination provisions described herein apply to any Subsidiary Guarantor’s obligations under the Subordinated Subsidiary Guarantee of such Subsidiary Guarantor. Notwithstanding anything contained herein to the contrary, neither the Trustee nor the holders of the Notes may receive or accept payments under a Subordinated Subsidiary Guarantee at a time when they are not entitled to receive payment under the Notes.

Only obligations under or with respect to Senior Credit Facility Debt rank senior in right of payment to the relevant Subordinated Subsidiary Guarantee in accordance with the provisions of the indenture. The Subordinated Subsidiary Guarantees in all respects rank senior in right of payment to all other subordinated Debt of the Company, either Parent Guarantor and the Subsidiary Guarantors.

A Subsidiary Guarantor is not permitted to pay on a Subordinated Subsidiary Guarantee (collectively, “pay the Subordinated Subsidiary Guarantee”) if:

(1) a payment default on obligations under or with respect to Senior Credit Facility Debt (including upon any acceleration of the maturity thereof) occurs and is continuing; or

(2) any other default on obligations under or with respect to Senior Credit Facility Debt occurs that permits holders of obligations under or with respect to Senior Credit Facility Debt to accelerate the maturity thereof and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the Representative of any Designated Senior Debt.

Payments on a Subordinated Subsidiary Guarantee may and shall be resumed:

(1) in the case of a payment default upon the date on which such default is cured or waived or will have ceased to exist; and

(2) in the case of a nonpayment default upon the earlier of (x) the date on which such nonpayment default is cured or waived or will have ceased to exist (so long as no other default as in clause (2) above exists) and (y) 180 days after the date on which the applicable Payment Blockage Notice is received.

No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

No known Default (other than a payment default) that existed upon the commencement of a Payment Blockage Notice (whether or not such Event of Default is on the same obligations under or with respect to Senior Credit Facility Debt) shall be made the basis for the commencement of any other Payment Blockage Notice, unless such default has been cured or waived or will have ceased to exist for a period of not less than 90 consecutive days subsequent to the commencement of such initial Payment Blockage Notice (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of such Payment Blockage Notice that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

Upon any payment or distribution of the assets of any Subsidiary Guarantor that has given a Subordinated Subsidiary Guarantee or its property upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to such Subsidiary Guarantor or its property:

(1) the holders of obligations under or with respect to Senior Credit Facility Debt will be entitled to receive payment in full in cash or cash equivalents of all such obligations under or with respect to Senior Credit Facility Debt (including interest accruing after the commencement of any bankruptcy or other like proceeding at the rate specified in the applicable obligations under or with respect to Senior Credit Facility Debt, whether or not such interest is an allowed claim in any such proceeding) before the holders of the Notes are entitled to receive any payment;

(2) until the obligations under or with respect to Senior Credit Facility Debt are paid in full, in cash or cash equivalents, any payment or distribution to which holders of the Notes would be entitled but for the subordination provisions of the indenture will be made to holders of such obligations under or with respect to Senior Credit Facility Debt as their interests may appear; and

(3) if a distribution is made to holders of the Notes that, due to the subordination provisions, should not have been made to them, such holders of the Notes are required to hold it in trust for the holders of obligations under or with respect to Senior Credit Facility Debt and pay it over to them as their interests may appear.

Unsecured Debt is not deemed to be subordinate or junior to secured Debt merely because it is unsecured or receives priority in respect of asset sales, cash flows or other prepayments, and Debt which has different security or different priorities in the same security will not be deemed subordinate or junior to secured Debt no matter what the differences are.

If payment or distribution of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of obligations under, or with respect to, Senior Credit Facility Debt or the Representative of such holders of the acceleration.

No provision contained in the indenture or the Notes affects our obligation, which is absolute and unconditional, to pay the Notes when due. The subordination provisions of the indenture and the Notes will not prevent the occurrence of any Default or Event of Default under the indenture or limit the rights of the Trustee or any holder to pursue any other rights or remedies with respect to the Notes.

By reason of the subordination provisions contained in the indenture, in the event of a liquidation or insolvency proceeding, creditors of the Company, a Parent or a Subsidiary Guarantor who are holders of obligations under or with respect to Senior Credit Facility Debt may recover more, ratably, than the holders of the Notes, and the creditors of the Company, a Parent or a Subsidiary Guarantor who are not holders of obligations under or with respect to Senior Credit Facility Debt may recover less, ratably, than holders of obligations under or with respect to Senior Credit Facility Debt.

The terms of the subordination provisions described above do not apply to payments from money or of Government Obligations, or a combination thereof, held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to the provisions described under “— Defeasance.”

Additional Amounts

All payments made by Moore Wallace with respect to its Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes, unless Moore Wallace is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If Moore Wallace is required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to its Guarantee, Moore Wallace will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each holder of Notes (including Additional Amounts) after such withholding or deduction will not be less than the amount the holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a holder of Notes (an “Excluded Holder”) (i) with which Moore Wallace does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment or at the time that any such payment is deemed to be paid or credited or (ii) which is subject to Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than by the mere acquisition, holding or disposition of the Notes or the receipt of payments thereunder. Moore Wallace will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. Moore Wallace will furnish to the Trustee within 30 days after the date of the payment of any Taxes due pursuant to applicable law a certification that such payment has been made.

Moore Wallace will indemnify and hold harmless each holder of Notes (other than an Excluded Holder), and upon written request of any holder of Notes (other than an Excluded Holder), reimburse each such holder for the amount of (i) any Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to Moore Wallace’s Guarantee; (ii) any liability (including penalties, interest and expense) arising therefrom or with respect thereto, and (iii) any such Taxes so levied or imposed with respect to any reimbursement under the foregoing clause (i) or (ii) so that the net amount received by such holder after such reimbursement will not be less than the net amount the holder would have received if Taxes on such reimbursement had not been imposed.

Optional Redemption

General. Except as set forth in the next succeeding paragraphs, the Notes are not redeemable at the option of the Company prior to January 15, 2007. Starting on that date, the Company may redeem all or any portion of the Notes, at any time or from time to time, after giving the required notice under the indenture. The Notes may be redeemed at the redemption prices set forth below plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for Notes redeemed during the 12-month period commencing on January 15 of the years set forth below, and are expressed as percentages of the principal amount:

Redemption Year	Price
2007	103.938%
2008	101.969%
2009 and thereafter	100.000%

Optional Redemption upon Equity Offerings. From time to time prior to January 15, 2006, the Company may redeem up to a maximum of 40% of the aggregate principal amount of the Notes issued under the indenture prior to such date, with the proceeds of one or more Qualified Equity Offerings, at a redemption price equal to 107.875% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 60% of the aggregate principal amount of Notes issued under the indenture prior to such date remains outstanding. Any such redemption shall be made within 90 days of such Qualified Equity Offering upon not less than 30 nor more than 60 days’ prior notice.

Optional Redemption upon a Change of Control. At any time on or prior to January 15, 2007, the Notes may also be redeemed or purchased, by or on behalf of the Company, in whole but not in part, at the Company’s option, upon the occurrence of a Change of Control, at a price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to the date of redemption or purchase (the “Redemption Date”) (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Such redemption or purchase may be made upon notice mailed by first-class mail to each holder’s registered address, not less than 30 nor more than 60 days prior to the Redemption Date (but in no event more than 90 days after the occurrence of such Change of Control). The Company may provide in such notice that payment of such price and performance of the Company’s obligations with respect to such redemption or purchase may be performed by another Person. Any such notice may be given prior to the occurrence of the related Change of Control, but any such redemption or purchase or notice is subject to the occurrence of the related Change of Control and may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.

“Applicable Premium” means, with respect to a Note at any Redemption Date, the excess of (A) the present value at such Redemption Date of (1) the redemption price of such Note on January 15, 2007 (such redemption price being that described in the “General” paragraph of this “Optional Redemption” section) plus (2) all required remaining scheduled interest payments due on such Notes through January 15, 2007, computed using a discount rate equal to the Treasury Rate plus 50 basis points over (B) the principal amount of such Note on such Redemption Date. Calculation of the Applicable Premium will be made by the Company or on behalf of the Company by such Person as the Company shall designate.

“Treasury Rate” means, with respect to a Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to January 15, 2007; provided, however, that if the period from such Redemption Date to January 15, 2007 is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such Redemption Date to January 15, 2007 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Any notice to holders of Notes of a redemption hereunder needs to include the appropriate calculation of the redemption price, but does not need to include the redemption price itself. The actual redemption price, calculated as described above, must be set forth in an Officers’ Certificate of the Company delivered to the Trustee no later than two Business Days prior to the redemption date.

Redemption for Changes in Withholding Taxes

If Moore Wallace becomes obligated to pay any Additional Amounts (to the extent such Additional Amounts exceed the Additional Amounts that would have been payable by Moore Wallace under the laws or regulations of Canada or any Canadian taxing authority or under any official position regarding the application or interpretation thereof, in either case existing on the Issue Date) because of a change in the laws or regulations of Canada or any Canadian taxing authority, or a change in any official position regarding the application or interpretation thereof, that is publicly announced or becomes effective on or after the Issue Date, Moore Wallace may, at any time, redeem all, but not part, of the Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and special interest, if any, to the redemption date, provided that at any time that the aggregate principal amount of the Notes outstanding is greater than $20 million, any holder of the Notes may, to the extent that it does not adversely affect Moore Wallace’s after-tax position, at its option, waive Moore’s compliance with the covenant described under the caption “— Additional Amounts”, provided, further, that if any holder waives this compliance, Moore Wallace may not redeem that holder’s Notes pursuant to this paragraph.

Mandatory Redemption

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes, other than a Special Mandatory Redemption.

Selection and Notice of Redemption

If the Company redeems less than all the Notes at any time, the Trustee will select Notes on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

The Company will redeem Notes of $1,000 or less in whole and not in part. The Company will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. The Company will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the holder upon cancellation of the original Note. Notes called for redemption, including Notes called for Special Mandatory Redemption, become due on the date fixed for redemption. On and after such date, interest ceases to accrue on the Notes or portions thereof called for such redemption.

Repurchase at the Option of Holders upon a Change of Control

Upon the occurrence of a Change of Control, each holder of Notes will have the right to require the Company to repurchase all or any part of such holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) (the “Change of Control Purchase Price”); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Notes pursuant to this covenant in the event that it has mailed the notice to exercise its right to redeem all the Notes under the terms of the covenant titled “— Optional Redemption” at any time prior to the requirement to consummate the Change of Control Offer and redeems the Notes in accordance with such notice.

Within 30 days following any Change of Control, or, at the Company’s option, prior to the consummation of such Change of Control but after it is publicly announced, the Company shall send, by first-class mail, with a copy to the Trustee, to each holder of Notes at such holder’s address appearing in the Note register, a notice stating:

(1) that a Change of Control has occurred or will occur and a Change of Control Offer is being made pursuant to the covenant described under “— Repurchase at the Option of Holders upon a Change of Control” and that all Notes timely tendered will be accepted for payment;

(2) the Change of Control Purchase Price and the purchase date (the “Change of Control Payment Date”), which shall be, subject to any contrary requirements of applicable law, a Business Day and a point in time occurring after the consummation of the Change of Control and not later than 60 days from the date such notice is mailed;

(3) the circumstances and relevant facts regarding the Change of Control;

(4) if the notice is mailed prior to a Change of Control, that the Change of Control Offer is conditioned on the Change of Control occurring and Notes will not be accepted for payment unless and until the Change of Control is consummated; and

(5) the procedures that holders of Notes must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Change of Control Payment Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives, not later than one Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note that was delivered for purchase by the holder and a statement that such holder is withdrawing its election to have such Note purchased.

On or prior to the Change of Control Payment Date, the Company shall irrevocably deposit with the Trustee or with the paying agent (or, if the Company or any of its Subsidiaries is acting as the paying agent, segregate and hold in trust) in cash an amount equal to the Change of Control Purchase Price payable to the holders entitled thereto, to be held for payment in accordance with the provisions of this covenant. On the Change of Control Payment Date, the Company or its agent shall deliver to the Trustee the Notes or portions thereof that have been properly tendered to and are to be accepted by the Company for payment. The Trustee or the paying agent shall, on the Change of Control Payment Date, mail or deliver payment to each tendering holder of the Change of Control Purchase Price. In the event that the aggregate Change of Control Purchase Price is less than the amount delivered by the Company to the Trustee or the paying agent, the Trustee or the paying agent, as the case may be, shall deliver the excess to the Company immediately after the Change of Control Payment Date.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer, including any applicable securities laws of the United States. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of such compliance with these securities laws or regulations.

The Change of Control repurchase feature is a result of negotiations between the Company and the initial purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that management would decide to do so in the future. Subject to certain covenants described below, management could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of debt outstanding at such time or otherwise affect our capital structure or credit ratings.

The definition of Change of Control includes a phrase relating to the sale, transfer, assignment, lease, conveyance or other disposition of “all or substantially all” of Moore Wallace’s and its Restricted Subsidiaries’ assets, taken as a whole. Although there is case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase. Accordingly, if Moore Wallace were to dispose of less than all its assets, it may be unclear whether a holder of Notes has the right to require the Company to repurchase its Notes.

The Credit Agreement contains, and future debt of the Company or the Guarantors may contain, limitations on certain events that would constitute a Change of Control or require such debt to be repurchased upon a Change of Control. Moreover, the exercise by holders of Notes of their right to require the Company to repurchase their Notes could cause a default under existing or future debt of the Company or the Guarantors, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, the Company’s ability to pay cash to holders of Notes upon a repurchase may be limited by the Company’s and the Guarantors’ financial resources at that time. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases. The Company’s failure to purchase Notes in connection with a Change of Control would result in a default under the indenture. Such a default would, in turn, constitute a default under the Company’s existing debt, and may constitute a default under future debt as well. The Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of the holders of a majority in principal amount of the Notes. See “— Amendments and Waivers”.

The Company will not be required to make a Change of Control Offer upon a Change of Control if another entity makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

Certain Covenants

Covenant Suspension. Set forth below are summaries of certain covenants applicable to the Notes. During any period of time that the Notes have Investment Grade Ratings from the Required Rating Agencies, the Company, the Guarantors and the Restricted Subsidiaries will not be subject to the following provisions of the indenture:

•	“— Limitation on Debt”,

•	“— Limitation on Restricted Payments”,

•	“— Limitation on Asset Sales”,

•	“— Limitation on Restrictions on Distributions from Restricted Subsidiaries”,

•	“— Limitation on Transactions with Affiliates”,

•	clause (x) of the fourth paragraph of “— Designation of Restricted and Unrestricted Subsidiaries”,

•	“— Limitation on Business”,

•	“— Repurchase at the Option of Holders upon a Change of Control” and

•	clause (d) of the first paragraph and the second paragraph of “— Merger, Consolidation and Sale of Property”

(collectively, the “Suspended Covenants”). In the event that the Company, the Guarantors and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, a Required Rating Agency withdraws its rating or downgrades the rating assigned to the Notes so that the Notes no longer have Investment Grade Ratings from the Required Rating Agencies or a Default or Event of Default occurs and is continuing, then the Company, the Guarantors and the Restricted Subsidiaries will from such time and thereafter again be subject to the Suspended Covenants and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal, downgrade, Default or Event of Default will be calculated in accordance with the terms of the covenant described below under “— Limitation on Restricted Payments” as though such covenant had been in effect during the entire period of time from the Issue Date.

Limitation on Debt. The Company and the Guarantors will not, and none of them will permit any Restricted Subsidiary to, Incur any Debt; provided, however, that the Company or any Guarantor may Incur Debt and the Company or any Guarantor may Incur Acquired Debt if the Company’s Fixed Charge Coverage Ratio for the most recently ended four fiscal quarters for which financial statements have been filed with the Commission pursuant to the covenant described under “— Reports” immediately preceding the date on which such Debt is incurred would have been at least 2.00 to 1.00, determined on a pro forma basis (including pro forma application of the net proceeds therefrom for such four-quarter period), as if the additional Debt had been incurred at the beginning of such four-quarter period, with any letters of credit and bankers’ acceptances being deemed to have an aggregate principal amount of Debt equal to the maximum amount available thereunder and with any revolving credit facility being deemed to be utilized only to the extent of amounts outstanding thereunder.

Notwithstanding the immediately preceding paragraph, any or all of the following Debt (collectively, “Permitted Debt”) may be Incurred:

(a) Debt of the Company or any Guarantor under a Credit Facility; provided that the aggregate principal amount of all such Debt under Credit Facilities shall not exceed $950 million at any time outstanding less (i) the amount of any permanent mandatory repayments of principal of term loans made under a Credit Facility which was incurred under this clause (a) and (ii) the amount of any permanent mandatory repayments of principal of revolving loans made under a Credit Facility which was incurred under this clause (a) which are accompanied by a corresponding permanent commitment reduction, in each case which are made with Net Available Cash from Asset Sales as required as a result of a sale of assets;

(b) the Notes (excluding any Additional Notes) and related Notes Guarantees and any Notes and related Notes Guarantees issued in exchange for the Notes and related Notes Guarantees pursuant to the Registration Rights Agreement;

(c) Debt of the Company or any Guarantor in respect of Capital Lease Obligations and Purchase Money Debt, provided that:

(1) the aggregate principal amount of such Debt secured thereby does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased, and

(2) the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (c) (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (c)) does not exceed $100 million;

(d) Debt (1) of the Company owing to and held by Moore Wallace or any Restricted Subsidiary, (2) of a Restricted Subsidiary owing to and held by Moore Wallace, the Company or any other Restricted Subsidiary, and (3) of Moore Wallace owing to and held by any Restricted Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Debt (except to Moore Wallace, the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof not permitted by this clause (d);

(e) Debt under Interest Rate Agreements entered into by the Company, a Guarantor or a Restricted Subsidiary in the ordinary course of their financial management and not for speculative purposes;

(f) Debt under Currency Exchange Protection Agreements entered into by the Company, a Guarantor or a Restricted Subsidiary in the ordinary course of their financial management and not for speculative purposes;

(g) Debt under Commodity Price Protection Agreements entered into by the Company, a Guarantor or a Restricted Subsidiary in the ordinary course of their financial management and not for speculative purposes;

(h) Debt of the Company, a Guarantor or any Restricted Subsidiary in connection with (1) one or more letters of credit issued by any of them in the ordinary course of business with respect to trade payables relating to the purchase of materials by such Persons and (2) other letters of credit, surety, performance, appeal or similar bonds, banker’s acceptances, completion guarantees or similar instruments issued in the ordinary course of business of the Company, a Guarantor or a Restricted Subsidiary, including letters of credit or similar instruments pursuant to self-insurance and workers’ compensation obligations; provided that upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing; provided, further, that with respect to clauses (1) and (2) above, such Debt is not in connection with the borrowing of money or the obtaining of advances;

(i) Debt of the Company, a Guarantor or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument written in the ordinary course of business and drawn against insufficient funds; provided that such Debt remains outstanding for five Business Days or less;

(j) Debt of the Company, a Guarantor or any Restricted Subsidiary arising from agreements for indemnification, purchase price adjustment obligations and earn-outs or other similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any assets, including Capital Stock and including by way of merger or consolidation; provided that the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds actually received by the Company, a Guarantor and any Restricted Subsidiary, including the Fair Market Value of non-cash proceeds;

(k) Debt Incurred by a Securitization Entity in connection with a Qualified Securitization Transaction; provided, however, that in the event such Securitization Entity ceases to qualify as a Securitization Entity, such Debt will be deemed, in each case, to be Incurred at such time;

(l) Debt of the Company or a Guarantor consisting of a Guarantee of, or a Lien securing, Debt of the Company or a Guarantor; provided that such Debt constitutes Debt that is permitted to be Incurred pursuant to this covenant, but subject to compliance with the other provisions described under “— Certain Covenants”;

(m) Debt in respect of netting services, overdraft protection and otherwise in connection with deposit accounts; provided that such Debt remains outstanding for five Business Days or less;

(n) Debt of the Company, a Guarantor or any Restricted Subsidiary (other than Wallace or its Subsidiaries) that was outstanding on the Issue Date not otherwise described in clauses (a) through (m) above; provided that from and after the Release, this clause (n) shall not include Debt under the Existing Moore Credit Agreement;

(o) Guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisers and licensees;

(p) Permitted Refinancing Debt; and

(q) Debt of the Company, a Guarantor or any Restricted Subsidiary or the issuance of Disqualified Stock in a principal amount or liquidation value, as applicable, outstanding at any one time not to exceed $200 million in the aggregate for all such Debt and Disqualified Stock (which Debt may, but need not, be incurred, in whole or in part, under a Credit Facility).

For the purposes of determining compliance with this covenant, in the event that an item of Debt meets the criteria of more than one of the types of Debt permitted by this covenant or is entitled to be Incurred pursuant to the second paragraph of this covenant, the Company in its sole discretion shall be permitted to classify on the date of its Incurrence, or later reclassify, all or a portion of such item of Debt in any manner that complies with this covenant; provided that all outstanding Debt under the Credit Agreement at the time of the Release shall be deemed to have been Incurred pursuant to clause (a) of the definition of Permitted Debt.

Debt permitted by this covenant need not be permitted solely by reference to one provision permitting such Debt but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Debt.

For the purposes of determining any particular amount of Debt under this covenant, (a) Guarantees, Liens, obligations with respect to letters of credit and other obligations supporting Debt otherwise included in the determination of a particular amount will not be included and (b) any Liens granted to the holders of the Notes that are permitted by the covenant described under “— Limitation on Liens” will not be treated as Debt.

For purposes of determining compliance with any dollar-denominated restriction on the incurrence of Debt, with respect to any Debt which is denominated in a foreign currency, the dollar-equivalent principal amount of such Debt incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Debt was incurred, and any such foreign-denominated Debt may be refinanced or replaced or subsequently refinanced or replaced in an amount equal to the dollar equivalent principal amount of such Debt on the date of such refinancing or replacement whether or not such amount is greater or less than the dollar-equivalent principal amount of the Debt on the date of initial incurrence.

If obligations in respect of letters of credit are Incurred pursuant to the Credit Facility and are being treated as incurred pursuant to clause (a) of the second paragraph of this covenant and the letters of credit relate to other Debt, then such other Debt shall be deemed not Incurred.

Notwithstanding any other provision of this covenant, neither the Company nor any Guarantor shall Incur any Debt that is expressly subordinated to any other Debt of the Company or such Guarantor unless such Debt is expressly subordinated in right of payment to the Notes or the Notes Guarantee of such Guarantor to the same or a greater extent than such Debt is subordinated to such other Debt.

Limitation on Restricted Payments. Neither the Company nor any Guarantor shall make, and none of them shall permit any Restricted Subsidiary to make, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

(a) a Default or Event of Default shall have occurred and be continuing,

(b) the Company could not Incur at least $1.00 of additional Debt pursuant to the first paragraph of the covenant described under “— Limitation on Debt”, or

(c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

(1) 50% of the aggregate amount of Combined Consolidated Net Income accrued on a cumulative basis during the period (treated as one accounting period) from the first day of the fiscal quarter in which the Issue Date occurs to the end of the most recent fiscal quarter ended prior to the date of such proposed Restricted Payment for which financial statements are available pursuant to the covenant described under “— Reports” below (or if the aggregate amount of Combined Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

(2) 100% of Capital Stock Sale Proceeds and cash capital contributions after the Release by a Person who is not the Company, a Guarantor or a Restricted Subsidiary of the Company or a Guarantor, plus (without duplication)

(3) the sum of:

(a) the aggregate net cash proceeds received by the Company, a Guarantor or a Restricted Subsidiary from the issuance or sale after the Release of convertible or exchangeable Debt or Disqualified Stock that has been converted into or exchanged for its Capital Stock (other than Disqualified Stock), and

(b) the aggregate amount by which Debt (other than Subordinated Obligations) of the Company, the Guarantors or the Restricted Subsidiaries is reduced on its consolidated balance sheet on or after the Issue Date upon the conversion or exchange of any Debt issued or sold on or prior to the Issue Date that is convertible or exchangeable for Capital Stock (other than

Disqualified Stock), together with, in the cases of both clauses (a) and (b), the aggregate net cash proceeds received by the Company, a Guarantor or a Restricted Subsidiary at the time of such conversion or exchange, but excluding, in the case of clause (a) or (b): (x) any such Debt issued or sold to the Company, a Guarantor or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company, a Guarantor or a Restricted Subsidiary for the benefit of its employees and (y) the aggregate amount of any cash or other Property distributed by the Company, a Guarantor or a Restricted Subsidiary upon any such conversion or exchange, plus (without duplication),

(4) an amount equal to the sum of:

(a) the net reduction in Investments in any Person other than the Company, a Guarantor or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property or any other disposition or repayment of such Investments, in each case to the Company, a Guarantor or any Restricted Subsidiary from any Person (other than the Company, a Guarantor or a Restricted Subsidiary), less the cost of the disposition of such Investments; and (b) the Fair Market Value of the Investment of the Company, the Guarantors and the Restricted Subsidiaries in an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the sum of (a) and (b) described in this clause (4) shall not exceed the amount of Investments previously made (and treated as a Restricted Payment) by the Company, a Guarantor or any Restricted Subsidiary in such Person; plus

(5) $75 million.

Notwithstanding the foregoing limitation, the Company or any Guarantor may:

(i) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with the indenture (for the avoidance of doubt, such dividend shall be included in the calculation of the amount of Restricted Payments only at the time such dividend is paid);

(ii) purchase, repurchase, redeem, legally defease, acquire or retire for value its Capital Stock or options, warrants or other rights to acquire such Capital Stock or Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, its Capital Stock (other than Disqualified Stock) or options, warrants or other rights to acquire such Capital Stock (other than any such Capital Stock (or options, warrants or other rights to acquire such Capital Stock) issued or sold to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company, a Guarantor or any such Restricted Subsidiary for the benefit of its employees and except to the extent that any purchase made pursuant to such issuance or sale is financed by the Company, a Guarantor or any Restricted Subsidiary) or a capital contribution to the Company or a Guarantor from a person other than the Company, a Guarantor or a Restricted Subsidiary; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall not be included in the calculation of the amount of Restricted Payments and the Capital Stock Sale Proceeds from such exchange or sale shall not be included in the calculation pursuant to clause (c) (2) above;

(iii) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for or out of the proceeds of the substantially concurrent sale of its Capital Stock (other than Disqualified Stock) or options, warrants or other rights to acquire such Capital Stock (other than any such Capital Stock (or options, warrants or other rights to acquire such Capital Stock) issued or sold to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company, a Guarantor or any such Restricted Subsidiary for the benefit of its employees and except to the extent that any purchase made pursuant to such issuance or sale is financed by the Company, a Guarantor or any Restricted Subsidiary) or a capital contribution to the Company or a Guarantor from a person other than the Company, a Guarantor or a Restricted Subsidiary; provided that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall not be included in the calculation of the amount of Restricted Payments and the Capital Stock Sale Proceeds from such exchange or sale shall not be included in the calculation pursuant to clause (c) (2) above;

(iv) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations of the Company or any Guarantor in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall not be included in the calculation of the amount of Restricted Payments;

(v) so long as no Default has occurred and is continuing, repurchase or otherwise acquire shares of Capital Stock of Moore Wallace; provided that the aggregate amount of all such repurchases and other acquisitions shall not exceed $30 million in any calendar year (any such amounts not used in a calendar year shall be available for use in any subsequent year) and $120 million in the aggregate; provided, further, that such repurchase or other acquisition shall be included in the calculation of the amount of Restricted Payments;

(vi) so long as no Default has occurred and is continuing, repurchase or otherwise acquire shares of, or options to purchase shares of, Capital Stock of the Company or a Guarantor from their employees, former employees, directors or former directors, consultants or former consultants (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of Moore under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such Capital Stock; provided that the aggregate amount of all such repurchases and other acquisitions (other than such repurchases or other acquisitions made in connection with the Acquisition, which shall not be limited) shall not exceed $10 million in any calendar year (any such amounts not used in a calendar year shall be available for use in any subsequent year); provided, further, that such repurchase or other acquisition shall be excluded from the calculation of the amount of Restricted Payments and the Capital Stock Sale Proceeds from such sales shall not be included in the calculation pursuant to clause (c)(2) or (ii) above;

(vii) make cash payments in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for equity interests of the Company or a Guarantor (for the avoidance of doubt, such payments shall not be included in the calculation of the amount of Restricted Payments);

(viii) repurchase Capital Stock to the extent such repurchase is deemed to occur upon a cashless exercise of stock options; provided that all such repurchases shall not be included in the calculation of the amount of Restricted Payments and no proceeds in respect of the issuance of Capital Stock shall be deemed to have been received for the purposes of clause (c)(2) above;

(ix) repurchase or redeem preferred stock purchase rights issued in connection with any shareholder rights plan of Moore Wallace;

(x) distribute the Escrowed Property and funds held pursuant to the Credit Facility Escrow Arrangements to the Company on the date of the Release, to the extent used in consummating the Acquisition and the related refinancing transactions;

(xi) so long as no Default or Event of Default shall have occurred and be continuing, repurchase any Subordinated Obligations or Disqualified Stock of the Company or a Guarantor at a purchase price not greater than 101% of the principal amount or liquidation preference of such Subordinated Obligation or Disqualified Stock in the event of a Change of Control pursuant to a provision similar to “— Repurchase at the Option of Holders upon a Change of Control” in the documents governing such Subordinated Obligation or Disqualified Stock; provided that prior to consummating any such repurchase, the Company has made the Change of Control Offer required by the indenture and has repurchased all Notes validly tendered for payment in connection with such Change of Control Offer; provided, further, that such payments shall be included in the calculation of the amount of Restricted Payments;

(xii) so long as no Default or Event of Default shall have occurred and be continuing, following an Asset Sale, to the extent permitted by the covenant entitled “— Limitation on Asset Sales”, and using the Net Available Cash generated from such Asset Sale, repurchase any Subordinated Obligation or Disqualified Stock of the Company or a Guarantor at a purchase price not greater than 101% of the principal amount or liquidation preference of such Subordinated Obligation or Disqualified Stock pursuant to a provision similar to the “— Limitation on Asset Sales” covenant in the documents governing such Subordinated Obligation or Disqualified Stock; provided that prior to consummating any such repurchase, the Company has made the Prepayment Offer required by the indenture and has repurchased all Notes validly tendered for payment in connection with such Prepayment Offer; provided, further, that such payments shall be included in the calculation of the amount of Restricted Payments; and

(xiii) make any other Restricted Payment which, together with all other Restricted Payments made pursuant to this clause (xiii) since the Issue Date, does not exceed $50 million; provided that no Default or Event of Default shall have occurred and be continuing immediately after making such Restricted Payment; provided, further, that such payments shall be included in the calculation of the amount of Restricted Payments.

The amount of any non-cash Restricted Payment shall be deemed to be equal to the Fair Market Value thereof at the date of making such Restricted Payment.

Limitation on Liens. Neither the Company nor any Guarantor shall, and none of them shall permit any Restricted Subsidiary to, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of a Restricted Subsidiary and intercompany notes), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the Notes or the relevant Notes Guarantee will be secured by such Lien equally and ratably with (or prior to) all other obligations of the Company, a Guarantor or any Restricted Subsidiary secured by such Lien until such time as such obligations are no longer secured by a Lien.

The Lien on the Escrowed Property created for the benefit of the holders of the Notes will provide by its terms that any such Lien will be automatically and unconditionally released and discharged upon the Release.

Limitation on Asset Sales. Neither the Company nor any Guarantor shall, and none of them shall permit any Restricted Subsidiary to, consummate any Asset Sale unless:

(a) the Company, such Guarantor or such Restricted Subsidiary receives consideration at least equal to the Fair Market Value of the Property subject to such Asset Sale;

(b) at least 75% of the consideration paid to the Company, such Guarantor or such Restricted Subsidiary in connection with such Asset Sale is in the form of (1) cash or Temporary Cash Investments; (2) the assumption by the purchaser of liabilities of the Company, a Guarantor or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Notes Guarantee of such Guarantor) as a result of which the Company, the Guarantors and the Restricted Subsidiaries are no longer obligated with respect to such liabilities; (3) any securities, notes or other obligations received by the Company or any such Guarantor or Restricted Subsidiary from such transferee that are converted into cash (to the extent of the cash received) within 60 days after receipt; (4) Property to be used by the Company, a Guarantor or a Restricted Subsidiary in a Related Business or Capital Stock of an entity engaged in a Related Business so long as the receipt of such Capital Stock is a Permitted Investment or otherwise complies with the covenant described under “— Limitation on Restricted Payments”; or (5) a combination of the consideration specified in clauses (1) through (4); and

(c) the Company delivers an Officers’ Certificate to the Trustee certifying that such Asset Sale complies with the foregoing clauses (a) and (b).

The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company, a Guarantor or a Restricted Subsidiary, to the extent the Company or such Guarantor or Restricted Subsidiary elects (or is required by the terms of any Debt):

(a) to permanently prepay or permanently repay any (i) Debt under any Credit Facility, (ii) Debt which had been secured by the assets sold in the relevant Asset Sale and (iii) Debt of a Restricted Subsidiary that is not a Guarantor; and/or

(b) to reinvest in Additional Assets (including by means of an Investment in Additional Assets with Net Available Cash received by the Company, a Guarantor or a Restricted Subsidiary).

Pending the final application of the Net Available Cash (or any portion thereof), the Company, a Guarantor or a Restricted Subsidiary may temporarily repay Debt under any Credit Facility or otherwise invest such Net Available Cash in Temporary Cash Investments.

Any Net Available Cash from an Asset Sale not applied in accordance with the second preceding paragraph within 365 days from the date of the receipt of such Net Available Cash shall constitute “Excess Proceeds”. When the aggregate amount of Excess Proceeds exceeds $25 million, the Company will be required to make an offer to purchase (the “Prepayment Offer”) the Notes and any other Debt of the Company outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the Notes or a Notes Guarantee and subject to terms and conditions in respect of Asset Sales similar in all material respects to the covenant described hereunder and requiring the Company to make an offer to purchase such Debt at substantially the same time as the Prepayment Offer, which offer shall be in the amount of the Allocable Excess Proceeds, on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth herein. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence, the Company, such Guarantor or such Restricted Subsidiary may use such remaining amount for any purpose not restricted by the indenture and the amount of Excess Proceeds will be reset to zero.

The term “Allocable Excess Proceeds” will mean the product of:

(a) the Excess Proceeds and

(b) a fraction,

(1) the numerator of which is the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer, together with any accrued and unpaid interest, and

(2) the denominator of which is the sum of (A) the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer, together with any accrued and unpaid interest, and (B) the aggregate principal amount of other Debt of the Company or a Guarantor outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the Notes or a Notes Guarantee, as the case may be, and subject to terms and conditions in respect of Asset Sales similar in all material respects to the covenant described hereunder and requiring the Company or a Guarantor to make an offer to purchase such Debt at substantially the same time as the Prepayment Offer (subject to proration in the event that such amount is less than the aggregate offer price of all Notes tendered).

Within 15 Business Days after the Company is obligated to make a Prepayment Offer as described in the second preceding paragraph, the Company shall send a written notice, by first-class mail, to the holders of Notes, accompanied by such information regarding the Company and the Guarantors as the Company in good faith believes will enable such holders to make an informed decision with respect to such Prepayment Offer. Such notice shall state, among other things, the purchase price and the purchase date (the “Purchase Date”), which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

Not later than the date upon which written notice of a Prepayment Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers’ Certificate as to (i) the amount of the Prepayment Offer (the “Offer Amount”), (ii) the allocation of the Net Available Cash from the Asset Sales pursuant to which such Prepayment Offer is being made and (iii) the compliance of such allocation with the provisions of the second paragraph of this covenant. On or before the Purchase Date, the Company shall also irrevocably deposit with the Trustee or with the paying agent (or, if the Company or a Wholly Owned Subsidiary is the paying agent, shall segregate and hold in trust) in Temporary Cash Investments (other than in those enumerated in clause (b) of the definition of Temporary Cash Investments), maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by the opening of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this covenant. Upon the expiration of the period for which the Prepayment Offer remains open (the “Offer Period”), the Company shall deliver to the Trustee for cancellation the Notes or portions thereof that have been properly tendered to and are to be accepted by the Company. The Trustee or the paying agent shall, on the Purchase Date, mail or deliver payment to each tendering holder in the amount of the purchase price. In the event that the aggregate purchase price of the Notes delivered by the Company to the Trustee is less than the Offer Amount, the Trustee or the paying agent shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this covenant.

Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note that was delivered for purchase by the holder and a statement that such holder is withdrawing its election to have such Note purchased. If at the expiration of the Offer Period the aggregate principal amount of Notes surrendered by holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis for all Notes (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

At the time the Company or its agent delivers Notes to the Trustee that are to be accepted for purchase, the Company shall also deliver an Officers’ Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this covenant. A Note shall be deemed to have been accepted for purchase at the time the Trustee or the paying agent mails or delivers payment therefor to the surrendering holder.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Notes pursuant to the covenant described hereunder, including any applicable securities laws of the United States. To the extent that the provisions of any securities laws or regulations conflict with provisions of the covenant described hereunder, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

Limitation on Restrictions on Distributions from Restricted Subsidiaries. Neither the Company nor a Guarantor shall, and neither of them shall permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

(a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock to the Company, a Guarantor or any other Restricted Subsidiary,

(b) pay any Debt or other obligation owed to the Company, a Guarantor or any other Restricted Subsidiary,

(c) make any loans or advances to the Company, a Guarantor or any other Restricted Subsidiary, or

(d) transfer any of its Property to the Company, a Guarantor or any other Restricted Subsidiary.

The foregoing limitations will not apply:

(1) with respect to clauses (a), (b), (c) and (d), to restrictions which are:

(A) in effect on the Issue Date (as such restrictions may be amended from time to time, provided that any such amendment is not materially more restrictive as to such Restricted Subsidiary);

(B) imposed by the Notes or the indenture, or by indentures governing other Debt the Company or a Guarantor Incurs (and, if such Debt is Guaranteed, by the guarantors of such Debt) ranking on a parity with the Notes or the Notes Guarantees, provided that the restrictions imposed by such indentures are no more restrictive than the restrictions imposed by the indenture;

(C) imposed by a Credit Facility with respect to Debt permitted to be Incurred on or subsequent to the date of the indenture, provided that the restrictions imposed by such Credit Facility on the ability of any Restricted Subsidiary to take the action described in clause (a), (b), (c) or (d) are not materially more restrictive than the restrictions imposed by the Credit Agreement;

(D) imposed by Debt of a Restricted Subsidiary existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or a Guarantor;

(E) that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (1)(A) or (D) above; provided such restriction is no less favorable in any material respect to the holders of Notes than those under the agreement evidencing the Debt so Refinanced when taken as a whole;

(F) restrictions on cash or other deposits or net worth imposed by leases or other agreements entered into in the ordinary course of business;

(G) any encumbrances or restrictions required by any governmental, local or regulatory authority having jurisdiction over the Company, a Guarantor or any Restricted Subsidiary or any of their businesses in connection with any development grant made or other assistance provided to the Company, a Guarantor or any Restricted Subsidiary by such governmental authority;

(H) customary provisions in joint venture or similar agreements or other arrangements with minority investors in Restricted Subsidiaries and customary provisions in Debt incurred by Restricted Subsidiaries organized outside the United States; provided, however, that such encumbrance or restriction is applicable only to such Restricted Subsidiary; and provided, further, that (i) the encumbrance or restriction is customary in comparable agreements and (ii) the Company determines that any such encumbrance or restriction will not materially affect the ability of the Company to make any anticipated payments of principal or interest on the Notes;

(I) with respect to a Securitization Entity in connection with a Qualified Securitization Transaction; provided, however, that such encumbrances and restrictions are customarily required by the institutional sponsor or arranger of such Qualified Securitization Transaction in similar types of documents relating to the purchase of similar receivables in connection with the financing thereof;

(J) customary restrictions contained in asset sale, stock sale, merger and other similar agreements limiting the transfer, disposition or distribution of such Property pending the closing of such sale, including any restriction imposed with respect to such Restricted Subsidiary pursuant to an agreement to dispose of all or substantially all the Capital Stock or assets of such Restricted Subsidiary; or

(K) customary restrictions imposed on the transfer of copyrighted or patented materials or other intellectual property and customary provisions in agreements that restrict the assignment of such agreements or any rights thereunder;

(2) with respect to clause (d) only, to restrictions:

(A) relating to Debt that is permitted to be Incurred and secured without also securing the Notes pursuant to the covenant described under “— Limitation on Liens” that limit the right of the debtor to dispose of the Property securing such Debt;

(B) encumbering Property at the time such Property was acquired by the Company, a Guarantor or any Restricted Subsidiary, so long as such restrictions relate solely to the Property so acquired and were not created in connection with or in anticipation of such acquisition;

(C) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder;

(D) imposed by virtue of any transfer of, agreement to transfer, option or right with respect to or Lien on any Property of the Company, a Guarantor or the relevant Restricted Subsidiary not otherwise prohibited by the indenture; or

(E) imposed under any Purchase Money Debt or Capital Lease Obligation in the ordinary course of business with respect only to the Property the subject thereof.

Limitation on Transactions with Affiliates. Neither the Company nor any Guarantor shall, and neither of them shall permit any Restricted Subsidiary to, enter into or suffer to exist any transaction or series of related transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”), unless:

(a) the terms of such Affiliate Transaction are no less favorable to the Company, such Guarantor or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company,

(b) if such Affiliate Transaction involves aggregate payments or value in excess of $10 million, a majority of the disinterested members of the Board of Directors of Moore Wallace or, if there is only one disinterested director, such disinterested director, determine that such Affiliate Transaction complies with clause (a) of this covenant as evidenced in the minutes or other evidence of Board action, and

(c) if such Affiliate Transaction involves aggregate payments or value in excess of $50 million, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company, such Guarantor or such Restricted Subsidiary, as applicable.

Notwithstanding the foregoing limitation, the Company, a Guarantor or any Restricted Subsidiary may make, enter into or suffer to exist the following:

(a) any transaction or series of related transactions between or among the Company, one or more Guarantors or one or more Restricted Subsidiaries or between or among two or more Guarantors or Restricted Subsidiaries;

(b) any Restricted Payment permitted to be made pursuant to the covenant described under  “— Limitation on Restricted Payments” or any Permitted Investment;

(c) the payment of reasonable compensation (including awards or grants in cash, securities or other payments) for the personal services of officers, directors, consultants and employees of the Company, any Guarantor or any Restricted Subsidiary in the ordinary course of business;

(d) transaction or other arrangements pursuant to employment agreements, collective bargaining agreements, employee benefit plans or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans, directors’ and officers’ indemnification arrangements and retirement or savings plans, stock option, stock ownership and similar plans so long as the Board of Directors of Moore Wallace or a committee thereof comprised of disinterested directors or a disinterested Officer of Moore Wallace in good faith shall have approved the terms thereof;

(e) loans and advances to officers, directors or employees (or guarantees of third-party loans to officers, directors or employees) made in the ordinary course of business, provided that such loans and advances do not exceed $10 million in the aggregate at any one time outstanding;

(f) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture, which are fair to the Company, the Guarantors or the Restricted Subsidiaries, as the case may be, or are on terms no less favorable than might reasonably have been obtained at such time from an unaffiliated party; provided that such transactions are approved by a majority of disinterested directors of the Board of Directors of Moore Wallace or, if there is only one disinterested director, such director;

(g) payments to Greenwich Street Capital Partners, L.P. or its Affiliates pursuant to monitoring or similar arrangements approved by a majority of disinterested directors of the Board of Directors of Moore Wallace, or if there is only one disinterested director, such director;

(h) the issuance and sale of Capital Stock (other than Disqualified Stock) of Moore Wallace;

(i) transactions with Persons in their capacity as holders of Debt or Capital Stock of the Company, any Guarantor or any Restricted Subsidiary where such Persons are treated no more favorably than holders of Debt or Capital Stock of the Company, any Guarantor or any Restricted Subsidiary generally;

(j) transactions pursuant to any agreement as in effect on the date of the indenture or transactions of Wallace and its subsidiaries with, or for the benefit of, any Person that becomes an Affiliate of the Company as a result of the consummation of the Acquisition pursuant to any agreement as in effect on the date of the indenture as the same may be amended from time to time in any manner not materially less favorable to the holders of the Notes, provided any such amendment does not increase the amount payable thereunder to an Affiliate; and

(k) sales or transfers or dispositions of Receivables and Related Assets to a Securitization Entity and acquisitions of Investments in connection therewith.

Designation of Restricted and Unrestricted Subsidiaries. By resolution of the Board of Directors of the Company and the Board of Directors of Moore Wallace, any Subsidiary of Moore Wallace may be designated to be an Unrestricted Subsidiary if:

(a) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company, a Guarantor or any Restricted Subsidiary and does not have any Debt other than Non-Recourse Debt, and

(b) the Company would be permitted under the covenant described under “— Limitation on Restricted Payments” to make a Restricted Payment in an amount equal to the Fair Market Value of the Investment in such Subsidiary. For the purposes of this provision, in the event the Fair Market Value of such assets exceeds $50 million, such Fair Market Value shall be determined by an Independent Financial Advisor.

Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of Moore Wallace will be classified as a Restricted Subsidiary at the time it becomes a Subsidiary.

Except as provided in the preceding paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. In addition, neither the Company, a Guarantor nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary).

By resolution of the Board of Directors of the Company and the Board of Directors of Moore Wallace, any Unrestricted Subsidiary may be designated to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

(x) the Company could Incur at least $1.00 of additional Debt pursuant to the first paragraph of the covenant described under “— Limitation on Debt,” and

(y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

Any such designation or redesignation will be evidenced to the Trustee by filing with the Trustee the Board Resolutions giving effect to such designation or redesignation and an Officers’ Certificate of the Company that:

(a) certifies that such designation or redesignation complies with the foregoing provisions, and

(b) gives the effective date of such designation or redesignation, such filing with the Trustee to occur on or before the time financial statements are filed with the Commission or the Trustee pursuant to  “— Reports” below in respect of the fiscal quarter in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the fiscal year, on or before the time financial statements in respect of such fiscal year are filed with the Commission or the Trustee pursuant to “— Reports” below).

Creation of Subsidiaries; Additional Subsidiary Guarantees. Notwithstanding anything herein to the contrary, the Company will not create, acquire or form any Subsidiaries.

Moore Wallace will not permit any of its Subsidiaries having assets, at any time, with a Fair Market Value in excess of $10,000 to Guarantee or pledge any assets to secure the payment of any other Debt of the Company, a Guarantor or a Restricted Subsidiary (other than a Guarantee by a Restricted Subsidiary that is not a Guarantor that is organized outside the United States or another similar Restricted Subsidiary) unless such Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Subsidiary, which Guarantee shall be senior to or pari passu with such Subsidiary’s Guarantee of or pledge to secure such other Debt; provided that if such Subsidiary is organized outside the United States or Canada and such other Debt that is being guaranteed is Senior Credit Facility Debt, then such Subsidiary’s Guarantee shall be subordinated on the same terms and conditions as the Subordinated Subsidiary Guarantees.

The Notes Guarantee of a Guarantor will be released if

(1) any Guarantor is designated as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture; or

(2) in connection with the sale of (A) that number of shares of Capital Stock of a Guarantor such that such Guarantor is no longer a Subsidiary of Moore Wallace or (B) all or substantially all of the assets of a Subsidiary Guarantor to a Person that is not the Company or a Guarantor or a Restricted Subsidiary; provided that such sale complies with the covenant described under “— Limitation on Asset Sales”.

In addition, in the event a Subsidiary becomes a Guarantor solely because it Guarantees other Debt, then upon the full and unconditional release of the Guarantee of such other Debt (provided that the Trustee is given two Business Days’ written notice of such other release) such Guarantee of such Subsidiary shall also be released.

Limitation on Business. Prior to the Release, the Company will not engage in any line of business or own any other assets other than as necessary to consummate the Release or the Special Mandatory Redemption and the transactions contemplated by the Escrow Agreement and the Credit Facility Escrow Arrangements.

After the Release, the Company will not own any assets or engage in any business other than Incurring Debt, as permitted by the covenant described under “— Limitation on Debt” and servicing and repaying such Debt and the Notes. The Board of Directors and Officers of the Company will at all times be comprised of members of the Board of Directors and/or the Officers of Moore Wallace. Moore Wallace shall not, and shall not permit any Guarantor or Restricted Subsidiary to, engage in any business other than the business it or Wallace is engaged in on the Issue Date or a Related Business.

Merger, Consolidation and Sale of Property

Neither the Company nor Moore Wallace shall merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Subsidiary into Moore Wallace or the merger of Moore Holdings or Moore Wallace NA into Moore Wallace) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of related transactions, unless:

(a) the Company or Moore Wallace, as the case may be, shall be the surviving Person (the “Surviving Person”) or the Surviving Person (if other than the Company or Moore Wallace) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made which is substituted for the Company as the issuer of the Notes or, in the case of Moore Wallace, as a Guarantor, shall be a corporation (in the case of the issuer of the Notes) or a corporation, limited liability company, trust, partnership or similar entity (in the case of a Guarantor) organized and existing under the laws of the United States of America, any State thereof or the District of Columbia or, in the case of Moore Wallace, under the laws of Canada or any province or territory thereof;

(b) the Surviving Person (if other than the Company or Moore Wallace) expressly assumes, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, (x) the due and punctual payment of the principal amount of the Notes, any accrued and unpaid interest on such principal amount, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by such Person or (y) all obligations under the relevant Notes Guarantee, as appropriate;

(c) immediately before and after giving effect to such transaction or series of related transactions on a pro forma basis (and treating, for purposes of this clause (c) and clauses (d) and (e) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, a Guarantor or any Restricted Subsidiary as a result of such transaction or series of related transactions as having been Incurred by the Surviving Person or such Guarantor or Restricted Subsidiary at the time of such transaction or series of related transactions), no Default or Event of Default shall have occurred and be continuing;

(d) immediately after giving effect to such transaction or series of related transactions on a pro forma basis, the Company or the Surviving Person (if other than the Company) would be able to Incur at least $1.00 of additional Debt pursuant to the first paragraph of the covenant described under “— Certain Covenants — Limitation on Debt”; and

(e) the Surviving Person shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereof comply with this covenant and that all conditions precedent herein provided for relating to such transaction have been satisfied.

None of the Subsidiary Guarantors shall merge, consolidate or amalgamate with or into any other Person in any one transaction or series of related transactions (other than (i) a merger of a Subsidiary Guarantor with or into a Guarantor or a Wholly Owned Subsidiary (other than an Unrestricted Subsidiary) into a Subsidiary Guarantor or (ii) a merger, consolidation or amalgamation of a Subsidiary Guarantor in connection with the sale of such Subsidiary Guarantor to a non-Affiliate third party that does not become an Affiliate as a result of such transaction and is otherwise permitted under the indenture) unless:

(a) the Surviving Person (if not such Subsidiary Guarantor) formed by such merger, consolidation or amalgamation shall be a corporation, limited liability company, trust, partnership or similar entity organized and existing under the laws of United States of America, any State thereof or the District of Columbia or under the same jurisdiction as such Subsidiary Guarantor;

(b) the Surviving Person (if other than such Subsidiary Guarantor) expressly assumes, by Subsidiary Guarantee in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee;

(c) immediately before and after giving effect to such transaction or series of related transactions on a pro forma basis (and treating, for purposes of this clause (c) and clauses (d) and (e) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Company, a Guarantor or any Restricted Subsidiary as a result of such transaction or series of related transactions as having been Incurred by the Surviving Person, the Company or such Guarantor or Restricted Subsidiary at the time of such transaction or series of related transactions), no Default or Event of Default shall have occurred and be continuing;

(d) immediately after giving effect to such transaction or series of related transactions on a pro forma basis, the Company would be able to Incur at least $1.00 of additional Debt under the first paragraph of the covenant described under “— Certain Covenants — Limitation on Debt”; and

(e) the Company and Moore Wallace shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and such Subsidiary Guarantee, if any, in respect thereof comply with this covenant and that all conditions precedent herein provided for relating to such transaction have been satisfied.

The provisions of the foregoing paragraphs shall not apply to (i) any transaction which constitutes an Asset Sale made in compliance with the covenant described under “— Certain Covenants — Limitation on Asset Sales” or (ii) a merger of the Company or Moore Wallace or a Subsidiary Guarantor with an Affiliate that is organized in any state of the United States or Canada with no material assets or liabilities and which merger is solely for the purpose of reincorporating such person in another jurisdiction in the United States or Canada.

The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of its predecessor under the indenture.

Reports

Whether or not Moore Wallace is then subject to Section 13(a) or 15(d) of the Exchange Act, Moore Wallace will electronically file with the Commission, so long as the Notes are outstanding, the annual reports, quarterly reports and other periodic reports that it would be required to file with the Commission pursuant to such Section 13(a) or 15(d) if Moore Wallace were so subject, and such documents will be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which Moore Wallace would be required so to file such documents if it were so subject, unless, in any case, such filings are not then permitted by the Commission.

If such filings with the Commission are not then permitted by the Commission, or such filings are not generally available on the Internet free of charge, the Company will, without charge to the holders, within 15 days of each Required Filing Date, transmit by mail to holders, as their names and addresses appear in the Note register, and file with the Trustee copies of the annual reports, quarterly reports and other periodic reports that

Moore Wallace would be required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if it were subject to such Section 13(a) or 15(d) and, promptly upon written request, supply copies of such documents to any prospective holder or beneficial owner at Moore Wallace’s cost.

So long as any of the Notes remain restricted under Rule 144, Moore will make available upon request to any prospective purchaser of Notes or beneficial owner of Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act.

Events of Default

The following events shall be “Events of Default”:

(1) the Company defaults in any payment of interest on any Note when the same becomes due and payable and such default continues for a period of 30 days;

(2) the Company defaults in the payment of the principal amount of any Note when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

(3) a breach of the covenant described under “— Merger, Consolidation and Sale of Property” thereof;

(4) a breach of any covenant or agreement in the Notes or in the indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)) and such failure continues for 60 days after written notice is given to the Company as specified below;

(5) a default by the Company, a Guarantor or any Restricted Subsidiary (other than a Securitization Entity) under any Debt of the Company, a Guarantor or any Restricted Subsidiary (other than a Securitization Entity) that results in acceleration of the final maturity of such Debt, or the failure to pay any such Debt at final maturity, in an aggregate principal amount in excess of $20 million;

(6) either Parent, the Company, Moore Wallace NA or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary insolvency proceeding;

(B) consents to the entry of an order for relief against it in an involuntary insolvency proceeding or consents to its dissolution or winding-up;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency; provided, however, that the liquidation of any Restricted Subsidiary into another Restricted Subsidiary, other than as part of a credit reorganization, shall not constitute an Event of Default under this clause (6);

(7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against either Parent, the Company, Moore Wallace NA or any Significant Subsidiary in an involuntary insolvency proceeding;

(B) appoints a Custodian of either Parent, the Company, Moore Wallace NA or any Significant Subsidiary or for any substantial part of its property;

(C) orders the winding up, liquidation or dissolution of either Parent, the Company, Moore Wallace NA or any Significant Subsidiary;

(D) orders the presentation of any plan or arrangement, compromise reorganization of either Parent, the Company, Moore Wallace NA or any Significant Subsidiary; or

(E) grants any similar relief under any foreign laws;

and in each such case the order or decree remains unstayed and in effect for 90 days;

(8) any judgment or judgments for the payment of money in an unsecured aggregate amount (net of any amount covered by insurance issued by a reputable and creditworthy insurer that has not contested coverage or reserved rights with respect to the underlying claim) in excess of $20 million are entered against the Company, Moore Wallace or any Significant Subsidiary and shall not be waived, satisfied or discharged for any period of 60 consecutive days after such judgment becomes final and nonappealable; or

(9) (a) a Parent Guarantee, a Sister Guarantee or any Subsidiary Guarantee from a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee) or (b) either of the Parents, either of the Sister Guarantors or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under its Guarantee.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

A Default under clause (4) is not an Event of Default until the Trustee or the holders of at least 25% in aggregate principal amount at maturity of the Notes then outstanding notify the Company (and in the case of such notice by holders, the Trustee) of the Default and such Default is not cured within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default and any event that with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

The Company shall immediately notify the Trustee if a meeting of the Board of Directors of the Company, either Sister Guarantor or either Parent is convened to consider any action mandated by a petition for debt settlement proceedings or bankruptcy proceedings. The Company shall also promptly advise the Trustee of the approval of the filing of a debt settlement or bankruptcy petition prior to the filing of such petition.

If an Event of Default with respect to the Notes (other than an Event of Default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to the Company, the Parents, Moore Wallace NA or a Significant Subsidiary) shall have occurred and be continuing, the Trustee or the registered holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the principal amount of all the Notes then outstanding by written notice to the Company and the Trustee, plus accrued but unpaid interest to the date of acceleration. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company, the Parents, Moore NA or a Significant Subsidiary shall occur, such amount with respect to all the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the registered holders of a majority in aggregate principal amount of the Notes then outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the indenture.

In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (5) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the payment default or other default triggering such Event of Default pursuant to clause (5) shall be remedied or cured or waived by the holders of the relevant Debt within the grace period applicable to such default provided for in the documentation governing such Debt and if (a) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

Subject to the provisions of the indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the Notes, unless such holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

No holder of Notes will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or Trustee, or for any remedy thereunder, unless:

(a) such holder has previously given to the Trustee written notice of a continuing Event of Default;

(b) the registered holders of at least 25% in aggregate principal amount of the Notes then outstanding have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee, and

(c) the Trustee shall not have received from the registered holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of any Note for enforcement of payment of the principal of, and premium, if any, or interest on, such Note on or after the respective due dates expressed in such Note.

Amendments and Waivers

Subject to certain exceptions, the indenture may be amended with the consent of the registered holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes) and any past default or compliance with any provisions may also be waived (except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of each holder of an outstanding Note) with the consent of the registered holders of at least a majority in aggregate principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note, no amendment may,

(1) reduce the amount of Notes whose holders must consent to an amendment, supplement or waiver,

(2) reduce the rate of or change the time for payment of interest on any Note,

(3) reduce the principal of or change the Stated Maturity of any Note,

(4) make any Note payable in money other than that stated in the Note,

(5) impair the right of any holder of the Notes to receive payment of principal of and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes or the Notes Guarantees,

(6) (A) release any Guarantor that is a Significant Subsidiary from its obligations under the Notes Guarantees or the indenture other than pursuant to terms of the indenture, or (B) release any security interest that may have been granted in favor of the holders of the Notes pursuant to the covenant described under “— Certain Covenants — Limitation on Liens” other than pursuant to the terms of the indenture,

(7) modify the provisions described under “— Repurchase at the Option of Holders upon a Change of Control” or the related definitions at any time on or after the Company is obligated to make a Change of Control Offer, or

Without the consent of any holder of the Notes, the Company and the Trustee may amend the indenture to:

(1) cure any ambiguity, omission, defect or inconsistency,

(2) comply with the covenant described under “— Merger, Consolidation and Sale of Property”,

(3) provide for uncertificated Notes in addition to or in place of certificated Notes,

(4) add additional Guarantees with respect to the Notes,

(5) secure the Notes,

(6) add to the covenants of the Company or the Guarantors for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company or the Guarantors,

(7) make any change that does not adversely affect the rights of any holder of the Notes,

(8) comply with any requirement of the Commission in connection with the qualification of the indenture under the Trust Indenture Act,

(9) provide for the issuance of Additional Notes in accordance with the indenture, including the issuance of Additional Notes as restricted securities under the Securities Act and substantially identical Additional Notes pursuant to an Exchange Offer registered with the Commission, or

(10) evidence and provide the acceptance of the appointment of a successor Trustee under the indenture.

Without the consents of the requisite lenders under the Credit Agreement, no amendment may be made to the subordination provisions described under “— Subordination of Subordinated Subsidiary Guarantees” or the requirement set forth in the proviso at the end of the second paragraph under “— Creation of Subsidiaries; Additional Subsidiary Guarantees”.

The consent of the holders of the Notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment that requires the consent of the holders of Notes becomes effective, the Company is required to mail to each registered holder of the Notes at such holder’s address appearing in the Notes register a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee or stockholder of the Company or any Guarantor shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Notes Guarantees or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Defeasance

The Company at any time after Release may terminate some or all of its obligations and the obligations of the Guarantors under the Notes, the Notes Guarantees and the indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time after Release may terminate:

(1) its and the Guarantors’ obligations under the covenants described under “— Repurchase at the Option of Holders upon a Change of Control”, “— Certain Covenants” and “— Reports”;

(2) the operation of the cross-acceleration provisions, the judgment default provisions, the bankruptcy provisions with respect to Significant Subsidiaries and the guaranty provisions described under “— Events of Default” above; and

(3) the limitations contained in clause (d) under the first paragraph of “— Merger, Consolidation and Sale of Property” (“covenant defeasance”);

and thereafter any omission to comply with any covenant referred to in clause (1) above will not constitute a Default or an Event of Default with respect to the Notes.

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (3) (with respect to the covenants listed under clause (3) of the first paragraph under “— Defeasance”), clause (4) (with respect to the covenants listed under clause (1) of the first paragraph under “— Defeasance”), (5), (6), (7) (with respect only to Significant Subsidiaries in the case of clauses (6) and (7)) or (8) under “— Events of Default” above or because of the failure of the Company to comply with clause (e) under the first paragraph of “— Merger, Consolidation and Sale of Property” above. If the Company exercises its legal defeasance option or its covenant defeasance option, the Guarantors will be released from all their obligations under their respective Notes Guarantees.

The legal defeasance option or the covenant defeasance option may be exercised only after Release if:

(a) the Company irrevocably deposits in trust with the Trustee money or Government Obligations, or a combination thereof, for the payment of principal of and interest on the Notes to maturity or redemption, as the case may be;

(b) the Company delivers to the Trustee a certificate from an internationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal, premium, if any, and interest when due and without reinvestment on the deposited Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to maturity or redemption, as the case may be;

(c) 123 days pass after the deposit is made and during the 123-day period no Default described in clause (7) under “— Events of Default” occurs with respect to the Company or any other Person making such deposit which is continuing at the end of the period;

(d) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

(e) such deposit does not constitute a default under any other material agreement or instrument binding on the Company;

(f) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is not qualified as, a regulated investment company under the Investment Company Act of 1940;

(g) in the case of the legal defeasance option, the Company delivers to the Trustee an Opinion of Counsel stating that:

(1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or

(2) since the date of the indenture there has been a change in the applicable U.S. federal income tax law

(3) to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(h) in the case of the covenant defeasance option, the Company delivers to the Trustee an Opinion of Counsel to the effect that the holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and

(i) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes have been complied with as required by the indenture.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1) either

(a) Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of holders, cash in U.S. dollars, non-callable Government Obligations, or a combination of cash in U.S. dollars and non-callable Government Obligations, in amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit;

(3) the Company and the Guarantors have paid or caused to be paid all sums payable by it under the indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Governing Law

The indenture, the Notes and the Note Guarantees are governed by the internal laws of the State of New York without reference to principles of conflicts of law.

Consent to Jurisdiction and Service

The indenture provides that each of Moore Wallace and the Guarantors that is organized outside the United States revocably appoints Moore Wallace NA as its agent for service of process in any suit, action or proceeding with respect to the indenture, the Notes or the Note Guarantees and for actions brought under federal or state securities laws in any federal or state court located in the Borough of Manhattan in The City of New York and submits to such non-exclusive jurisdiction.

Enforceability of Judgments Against Moore Wallace

Since Moore Wallace is a Canadian corporation with substantial assets located outside the United States, any judgments obtained in the United States against Moore Wallace, including judgments with respect to the payment of principal, premium, interest, special interest, Additional Amounts, offer price, redemption price or other amounts payable under the Notes, may not be collectible within the United States.

A substantial portion of Moore Wallace’s assets (other than equity interests in or loans to its subsidiaries) are located in Québec and Ontario. Moore Wallace has been informed by its Canadian counsel, Osler, Hoskin & Harcourt LLP, that the laws of Québec permit a motion and the laws of Ontario permit an action to be brought in a court of competent jurisdiction in Québec and Ontario (a “Canadian Court”) on any final, conclusive and enforceable civil judgment of any federal or state court located in the Borough of Manhattan in The City of New York which is a court of competent jurisdiction against Moore Wallace in connection with any action arising out of or relating to the indenture (a “New York Court”) that is not impeachable as void or voidable (or subject to ordinary remedy in Québec) under the internal laws of the State of New York for a sum certain if (i) the New York Court rendering such judgment had jurisdiction over the judgment debtor, as recognized by a Canadian Court (submission by Moore Wallace in the indenture to the jurisdiction of the New York Court being sufficient for such purpose); (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice or in contravention of the fundamental principles of procedure and the decision and enforcement thereof would not be inconsistent with public policy or public order, as such terms are understood under the laws of Québec and Ontario and the federal laws of Canada applicable therein, as the case may be (or inconsistent with public order as understood in international relations, as that term is applied by a court of competent jurisdiction in Québec); (iii) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue laws (including taxation laws), or expropriatory or penal laws; (iv) the action to enforce such judgment is commenced within the applicable limitation period; (v) a dispute between the same parties based on the same subject matter has not given rise to a decision rendered by a Canadian Court or has been decided by a foreign authority and the decision meets the necessary conditions for recognition in Québec or Ontario, as applicable; (vi) in Québec, the decision has not been rendered by default unless the plaintiff has proven due service of the act of procedure initiating the proceedings on the defaulting party in accordance with the laws of the jurisdiction in which the decision was rendered and the defendant does not prove that, owing to the circumstances, it was unable to learn of the act of procedure or it was not given time to offer its defense; (vii) no new admissible evidence is discovered and presented before the Canadian Court reaches its judgment; and (viii) such judgment was not obtained contrary to an order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada). Osler, Hoskin & Harcourt LLP is not aware of any reasons under the present laws of Québec and Ontario for avoiding enforcement of judgments of a New York Court with respect to the indenture on the basis of public policy or order, as that term is understood under the laws of Québec and Ontario.

In addition, under the Currency Act (Canada), a Canadian Court may only render judgment for a sum of money in Canadian currency, and in enforcing a foreign judgment for a sum of money in a foreign currency, a Canadian Court will render its decision in the Canadian currency equivalent to such foreign currency.

The Trustee

J.P. Morgan Trust Company, National Association (as successor trustee to Bank One, National Association) is the Trustee under the indenture.

Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the indenture. The Trustee will exercise such of the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

“Acquired Debt” means Debt of a Person existing at the time such Person becomes a Restricted Subsidiary or merges or consolidates with or into the Company or a Guarantor or Restricted Subsidiary, or assumed in connection with the acquisition of assets from such Person and, in any case, such Debt was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such merger, consolidation or acquisition. Acquired Debt shall be deemed to be Incurred on the date the acquired Person becomes a Restricted Subsidiary or the date of such merger, consolidation or acquisition and all Debt of Wallace and its Subsidiaries outstanding on the date of the Release shall be Acquired Debt.

“Acquisition” means the consummation, on the date of the Release, of the acquisition by Moore Corporation Limited, a Canadian corporation, or one of its subsidiaries, of Wallace Computer Services, Inc., a Delaware corporation, in accordance with the terms of the Acquisition Agreement and the transactions related thereto.

“Acquisition Agreement” means the Agreement and Plan of Merger among Moore, M-W Acquisition, Inc. and Wallace Computer Services, Inc., dated as of January 16, 2003, as it may be amended in accordance with the terms thereof.

“Additional Assets” means:

(a) any Property (other than cash, Temporary Cash Investments and securities) to be owned by a Guarantor or any Restricted Subsidiary and used in the business of a Guarantor or a Restricted Subsidiary in a Related Business; or

(b) Capital Stock of a Person that is or becomes a Restricted Subsidiary upon or as a result of the acquisition of such Capital Stock by the Company, a Guarantor or another Restricted Subsidiary from any Person other than the Company or an Affiliate of the Company; provided, however, that, in the case of this clause (b), such Restricted Subsidiary is primarily engaged in a Related Business.

“Affiliate” of any specified Person means:

(a) any Person who is a director or officer of:

(1) such specified Person,

(2) any Subsidiary of such specified Person, or

(3) any Person described in clause (b) below.

(b) Any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

For the purposes of this definition, “control”, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of the covenants described under “— Limitation on Asset Sales” and “— Limitation on Transactions with Affiliates” and the definition of “Additional Assets” only, “Affiliate” shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company, Moore Wallace NA or either Parent or Wallace and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof. Notwithstanding the foregoing, no Person (other than the Company, a Guarantor or a Restricted Subsidiary) in whom a Securitization Entity makes an Investment in connection with a Qualified Securitization Transaction shall be deemed an Affiliate of the Company, a Guarantor or any Restricted Subsidiary solely by reason of such Investment.

“Asset Sale” means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company, a Guarantor or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of

(a) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company, a Guarantor or a Restricted Subsidiary),

(b) all or substantially all of the properties and assets of any division or line of business of the Company, a Guarantor or any Restricted Subsidiary or

(c) any other assets of the Company, a Guarantor or any Restricted Subsidiary outside of the ordinary course of business of the Company, such Guarantor or Restricted Subsidiary other than, in the case of clause (a), (b) or (c) above,

(1) any disposition by the Company, a Guarantor or a Restricted Subsidiary to the Company, a Guarantor, a Restricted Subsidiary or any Person (if after giving effect to such transfer such other Person becomes a Restricted Subsidiary),

(2) any disposition that constitutes a Permitted Investment or Restricted Payment permitted by the covenant described under “— Certain Covenants — Limitation on Restricted Payments”,

(3) any disposition effected in compliance with the covenant described under “— Merger, Consolidation and Sale of Property”,

(4) any sale or other disposition of cash or Temporary Cash Investments in the ordinary course of business,

(5) any disposition of obsolete, worn out or permanently retired equipment or facilities or other property that is no longer used or useful in the ordinary course of the business of the Company, a Guarantor or any Restricted Subsidiary,

(6) any disposition of Receivables and Related Assets in a Qualified Securitization Transaction for the Fair Market Value thereof, including cash or Temporary Cash Investments in an amount at least equal to 75% of the Fair Market Value thereof,

(7) for purposes of the covenant described under “— Limitation on Asset Sales”, any disposition the net proceeds of which to the Company, a Guarantor and the Restricted Subsidiaries do not exceed $15 million in any transaction or series of related transactions,

(8) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company, the Guarantors and the Restricted Subsidiaries,

(9) any release of intangible claims or rights in connection with the loss or settlement of a bona fide lawsuit, dispute or other controversy,

(10) the surrender or waiver of contract rights or the settlement, release, surrender of contract, tort or other claims of any kind, and

(11) the disposition of Peak Technologies Inc. and its subsidiaries for consideration at least equal to its Fair Market Value and that satisfies clause (b) of the first paragraph of the covenant described under  “— Limitation on Asset Sales”.

“Average Life” means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

(a) the sum of the products of (1) the number of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by (2) the amount of such payment by

(b) the sum of all such payments.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. Federal or state law, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other Canadian federal or provincial law or law of any other jurisdiction relating to bankruptcy, insolvency, winding-up, liquidation, reorganization or relief of debtors.

“Board of Directors” means, with respect to any Person, the board of directors, or any equivalent management entity, of such Person or any committee thereof duly authorized to act on behalf of such board.

“Board Resolution” means, with respect to any Person, a copy of a resolution of such Person’s Board of Directors, certified by the Secretary or an Assistant Secretary, or an equivalent officer, of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions in New York City are authorized or required by law to close.

“Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of the covenant described under “— Certain Covenants — Limitation on Liens”, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest prior to conversion or exchange.

“Capital Stock Sale Proceeds” means the aggregate cash proceeds received by the Company or a Guarantor from the issuance or sale (other than to the Company, a Guarantor or a Restricted Subsidiary or to an employee stock ownership plan or trust established by the Company, a Guarantor or a Restricted Subsidiary for the benefit of its employees and except to the extent that any purchase made pursuant to such issuance or sale is financed by the Company, Moore Wallace, Moore Wallace NA, or any Restricted Subsidiary) by it of its Capital Stock (including upon the exercise of options, warrants or rights) (other than Disqualified Stock) or warrants, options or rights to purchase its Capital Stock (other than Disqualified Stock) after the Issue Date (other than to finance part of the purchase price of the Acquisition), net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Change of Control” means the occurrence of any of the following events:

(1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules l3d-3 and l3d-5 under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of Moore Wallace (for the purpose of this clause (1), a Person shall be deemed to beneficially own the Voting Stock of a corporation that is beneficially owned (as defined above) by another corporation (a “parent corporation”) if such Person beneficially owns (as defined above) at least 50% of the aggregate voting power of all classes of Voting Stock of such parent corporation);

(2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Moore Wallace (together with any new directors whose election by such Board of Directors or whose nomination for election by the applicable shareholders was approved or ratified by a vote of more than 50% of the Board of Directors of Moore Wallace, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or ratified) cease for any reason to constitute a majority of such Board of Directors then in office;

(3) the adoption of a plan relating to the liquidation or dissolution of either Moore Wallace or the Company;

(4) the merger or consolidation of Moore Wallace with or into another Person or the merger of another Person with or into Moore Wallace, or the sale of all or substantially all the assets of Moore Wallace and its Restricted Subsidiaries, taken as a whole, to another Person and, in the case of any such merger or consolidation, the securities of the entity to be merged, that are outstanding immediately prior to such transaction and that represent 100% of the aggregate voting power of the Voting Stock of such entity, are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation; or

(5) the Company is no longer a direct or indirect Wholly-Owned Subsidiary of Moore Wallace.

“Combined Consolidated Net Income” means the aggregate of the Consolidated Net Income of the Company, the Guarantors and the Restricted Subsidiaries, without duplication.

“Combined Consolidated Net Tangible Assets” means the aggregate of the Consolidated Net Tangible Assets of the Company, the Guarantors and the Restricted Subsidiaries, without duplication.

“Commission” means the U.S. Securities and Exchange Commission.

“Commodity Price Protection Agreement” means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

“Consolidated Current Liabilities” means, for any Person, as of any date of determination, the aggregate amount of liabilities of such Person and its Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), as of such date on a consolidated basis, after eliminating:

(1) all intercompany items between such Person and any Restricted Subsidiary and

(2) all current maturities of long-term Debt,

all as determined in accordance with GAAP consistently applied.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus in each case, without duplication:

(a) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period to the extent that such provision for taxes was included in computing such Consolidated Net Income;

(b) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income;

(c) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income;

(d) expenses or charges relating to the refinancing or repayment of debt, including the write-off of deferred financing costs and any premiums relating to such refinancing or repayment of such Person, to the extent that such charges were deducted in computing such Consolidated Net Income;

(e) charges relating to the purchase or other acquisition of Capital Stock to the extent that such charges were deducted in computing such Consolidated Net Income; and

(f) any non-cash charges reducing Consolidated Net Income for such period (excluding any such non-cash charge to the extent that it represents an accrual of or a reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period); minus

(g) any non-cash items increasing Consolidated Net Income for such period (without duplication, excluding any reversal of a reserve for cash expense, if the establishment of such reserve had previously decreased Consolidated Net Income).

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(1) the aggregate of the net interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation: (a) any amortization of debt discount; (b) the net costs under Interest Rate Agreements; (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation; and

(2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means for any Person, for any period, the consolidated net income (loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis prior to any adjustment to net income for any preferred stock (other than Disqualified Stock) as determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

(a) the net income of any Person (the “other Person”) in which the Person in question or any of its Restricted Subsidiaries has less than a 100% interest (which interest does not cause the net income of such other Person to be consolidated into the net income of the Person in question in accordance with GAAP) except for the amount of dividends or distributions paid to the Person in question or to the Subsidiary;

(b) the net income of any Restricted Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than, if applicable, pursuant to the Notes or the indenture) to the extent of such restriction or limitation;

(c) any net gain or loss realized upon the sale or other disposition of any Property of such Person or any of its consolidated Subsidiaries (including pursuant to any sale and leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business;

(d) any net after-tax extraordinary gain or loss;

(e) the cumulative effect of a change in accounting principles;

(f) any non-cash compensation expense realized for grants of stock appreciation or similar rights, stock options, Capital Stock or other rights to officers, directors and employees of such Person or a Subsidiary of such Person, provided that such rights (if redeemable), options or other rights can be redeemed at the option of the holder only for Capital Stock of such Person (other than Disqualified Stock) or Capital Stock of a direct or indirect parent of such Person;

(g) to the extent non-cash, any unusual, non-operating or non-recurring gain or loss (including to the extent related to the Acquisition);

(h) interest expense related to the Notes and the Credit Agreement prior to the Release to the extent in excess of any interest income earned on the Escrowed Property or the funds held pursuant to the Credit Facility Escrow Arrangements; and

(i) expenses or charges (whether cash or non-cash) related to the Acquisition and any restructuring related thereto, including any refunding or refinancing expenses related to Debt repaid or refinanced.

Notwithstanding the foregoing, to avoid duplication, for purposes of the covenant described under  “— Certain Covenants — Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company, a Guarantor or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) thereof.

“Consolidated Net Tangible Assets” means, for any Person as of any date of determination, the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables and other applicable reserves) which would appear on a consolidated balance sheet of such Person and the Restricted Subsidiaries, as of such date determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent not otherwise included, the amounts of:

(1) minority interests in consolidated Subsidiaries held by Persons other than the Company, a Guarantor or a Restricted Subsidiary;

(2) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors of such Person and the Board of Directors of Moore Wallace;

(3) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

(4) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

(5) investments in and assets of Unrestricted Subsidiaries.

“Credit Agreement” means the Credit Agreement, dated as of the Issue Date, among Moore Wallace, Moore Holdings, the lenders party thereto in their capacities as lenders thereunder, Citicorp North America, Inc., as administrative agent, and Deutsche Bank Securities Inc., as syndication agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified (including to increase the amount of available borrowings thereunder or to add Restricted Subsidiaries as additional borrowers or guarantors thereunder) from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries as additional borrowers or guarantors thereunder) all or any portion of the Debt under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Credit Facility” means the Credit Agreement and one or more debt or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, or other forms of guarantees or assurances that one or more times refinances, replaces, supplements, modifies or amends such credit facility (including increasing the amount of available borrowings thereunder or adding obligors as additional borrowers or guarantors thereunder) all or any portion of the Debt under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders).

“Credit Facility Escrow Arrangements” means the escrow account and related agreements pursuant to which the proceeds of certain borrowings under the Credit Agreement made by the Company or an Affiliate of the Company prior to the Release will be placed into escrow until the closing under the Acquisition Agreement.

“Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, currency option, synthetic cap or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

“Custodian” means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Debt” means, with respect to any Person on any date of determination (without duplication):

(a) the principal of and premium (if any, but only in the event such premium has become due) in respect of:

(1) debt of such Person for borrowed money, and

(2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(b) all Capital Lease Obligations of such Person;

(c) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable for goods and services arising in the ordinary course of business);

(d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit, performance bonds or surety bonds securing obligations (other than obligations described in (a) through (c) above) provided in the ordinary course of business of such Person to the extent such letters of credit and bonds are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the 30th Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit or bond);

(e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person that is not a Guarantor, any Preferred Stock (measured, in each case, at the greatest of its voluntary or involuntary maximum fixed repurchase price or liquidation value on the date of determination but excluding, in each case, any accrued dividends for any current period not yet payable);

(f) all obligations of other Persons of the type referred to in clauses (a) through (e) above, and all accrued dividends of other Persons currently payable, the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(g) all obligations of the type referred to in clauses (a) through (f) above of other Persons, the payment of which is secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property or the amount of the obligation so secured; and

(h) to the extent not otherwise included in this definition, Hedging Obligations of such Person and all obligations under Interest Rate Agreements.

The amount of Debt of any Person at any date shall be the amount necessary to extinguish in full as of such date the outstanding balance at such date of all unconditional obligations as described above including, without limitation, all interest that has been capitalized, and without giving effect to any call premiums in respect thereof. The amount of Debt represented by a Hedging Obligation shall be equal to:

(1) zero if such Hedging Obligation has been Incurred pursuant to clause (e), (f) or (g) of the second paragraph of the covenant described under “— Limitation on Debt,” or

(2) the marked-to-market value of such Hedging Obligation to the counterparty thereof if not Incurred pursuant to such clauses.

For purposes of this definition, the maximum fixed repurchase price of any Preferred Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Preferred Stock as if such Preferred Stock were purchased on any date on which Debt will be required to be determined pursuant to the indenture at its Fair Market Value if such price is based upon, or measured by, the fair market value of such Preferred Stock determined in good faith by the Board of Directors of Moore Wallace; provided, however, that if such Preferred Stock is not then permitted in accordance with the terms of such Preferred Stock to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price shall be the book value of such Preferred Stock as reflected in the most recent financial statements of such Person.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or upon the happening of an event:

(a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

(b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

(c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), the 91st day after the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders the right to require the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control occurring prior to the 91st day after the Stated Maturity of the Notes shall not constitute Disqualified

Stock if the Change of Control provisions applicable to such Disqualified Stock are no more favorable to the holders of such Disqualified Stock than the provisions of the indenture with respect to a Change of Control and such Disqualified Stock specifically provides that the issuer thereof will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company’s completing a Change of Control Offer.

“Event of Default” has the meaning set forth under “— Events of Default”.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Existing Moore Credit Agreement” means the $400,000,000 Senior Secured Credit Agreement, dated as of August 2, 2002, among Moore North America, Inc., the Guarantors named therein, the several lenders from time to time party thereto and Citicorp USA, Inc., as administrative agent for the Lenders, including any amendments prior to the Release.

“Existing Wallace Credit Agreement” means the $500,000,000 Credit Agreement dated as of October 31, 1997, among Wallace Computer Services, Inc., Bank of America National Trust and Savings Association, as Administrative Agent, and the other financial institutions party thereto, including any amendments prior to the Release.

“Fair Market Value” means, with respect to any Property, the price that could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

(i) if such Property has a Fair Market Value equal to or less than $10 million, by any Officer of the Company, or

(ii) if such Property has a Fair Market Value in excess of $10 million, by a majority of the Board of Directors of Moore Wallace and evidenced by a Board Resolution.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of the Pro Forma Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. For purposes of calculating the Company’s Fixed Charge Coverage Ratio, the calculation shall reflect the Fixed Charge Coverage Ratio of the Company, the Guarantors and the Restricted Subsidiaries, collectively (without duplication).

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(a) the Pro Forma Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period whether paid or accrued, determined in accordance with GAAP;

(b) all commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers’ acceptance financings, determined in accordance with GAAP, and net payments or receipts (if any) pursuant to Hedging Obligations to the extent such Hedging Obligations related to Debt that is not itself a Hedging Obligation;

(c) any interest expense on Debt of any Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon);

(d) amortization or write-off of Debt discount in connection with any Debt of such Person and any Restricted Subsidiary on a consolidated basis in accordance with GAAP other than amortization of deferred financing costs incurred on or prior to the Release; and

(e) the product of (a) all dividend payments (other than any payments to the referent Person or any of its Restricted Subsidiaries and any dividends payable in the form of Capital Stock) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries, times (b) (x) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory income tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP or (y) if the dividends are deductible by such Person for income tax purposes based on law in effect at the time of payment one.

“GAAP” means Canadian generally accepted accounting principles as in effect from time to time.

“Government Obligations” means any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States or any certificate of deposit for any of the foregoing.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

(b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include:

(1) endorsements for collection or deposit in the ordinary course of business, or

(2) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment.

The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Guarantors” means, collectively, the Subsidiary Guarantors, the Sister Guarantors and the Parents.

“Hedging Obligations” of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

“holder” or “noteholder” means the Person in whose name a Note is registered on the Note register.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or (if earlier) the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP or the application thereof that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided, further, however, that amortization of debt discount, accrual or capitalization of dividends and interest, including the accrual of deferred accrued interest, the accretion of principal and the payment of interest or dividends in the form of additional securities shall not, in any such case, be deemed to be the Incurrence of Debt; provided that in the case of Debt or Preferred Stock sold at a discount or for which interest or dividends is capitalized or accrued or accreted, the amount of such Debt or outstanding Preferred Stock Incurred shall at all times be the then current accreted value or shall include all capitalized interest.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of national standing or any third-party appraiser or recognized expert with experience in appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required, provided that such firm or appraiser is not an Affiliate of the Company.

“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate option agreement, interest rate future agreement or other similar agreement designed to protect against fluctuations in interest rates.

“Investment” by any Person means any loan, advance or other extension of credit (other than advances or extensions of credit and receivables in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person or acquired as part of the assets acquired in connection with an acquisition of assets otherwise permitted by the indenture and also excluding advances to officers and employees in the ordinary course of business) or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of the covenants described under “— Certain Covenants — Limitation on Restricted Payments” and “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries” and the definition of “Restricted Payment”, “Investment” shall include the Fair Market Value of the Investment of the Company, a Guarantor and any Restricted Subsidiary in any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Company, such Guarantor or such Restricted Subsidiary, as the case may be, shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary (proportionate to its equity interest in such Subsidiary) of an amount (if positive) equal to:

(a) its “Investment” in such Subsidiary at the time of such redesignation, less

(b) the portion (proportionate to its equity interest in such Subsidiary) of the Fair Market Value of its Investment in such Subsidiary at the time of such redesignation.

In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

“Investment Grade Ratings” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Issue Date” means the date on which the Notes are initially issued (exclusive of any Additional Notes).

“Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any sale and leaseback transaction).

“Money Market Funds” means shares of an investment company registered under the Investment Company Act of 1940, as amended, that holds itself out as a money market fund, seeks to maintain a net asset value of $1.00 per share and has the highest investment rating by S&P and Moody’s and, in either case, any successor rating agency thereto.

“Moody’s” means Moody’s Investors Service, Inc. or any successor rating agency.

“Moore Wallace” means Moore Wallace Incorporated (formerly known as Moore Corporation Limited), a Canadian corporation.

“Moore Holdings” means Moore Holdings U.S.A. Inc., a Delaware corporation and wholly-owned subsidiary of Moore.

“Moore Wallace NA” means Moore Wallace North America, Inc. (formerly known as Moore North America Inc.), a Delaware corporation and wholly-owned subsidiary of Moore Holdings.

“Net Available Cash” from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only, in each case, as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

(a) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred, and all U.S. Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale,

(b) all payments made on any Debt that is secured by any Property subject to such Asset Sale in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale,

(c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale,

(d) brokerage commissions and other reasonable fees and expenses (including any severance, pension or shutdown cost and fees and expenses of counsel, accountants and investment bankers) related to such Asset Sale and

(e) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such Asset Sale and retained by the Company, a Guarantor or any Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities relating to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale and any deductions relating to escrowed amounts.

“Non-Recourse Debt” means Debt

(a) as to which none of the Company, a Guarantor or any Restricted Subsidiary provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Debt) or is directly or indirectly liable (as a guarantor or otherwise) or as to which there is any recourse to the assets of the Company, a Guarantor or any Restricted Subsidiary; and

(b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company, a Guarantor or any Restricted Subsidiary to declare a default under such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the specified Person.

“Officers’ Certificate” means a certificate signed by an Officer of the specified Person, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, a Guarantor or the Trustee.

“Parents” means Moore Wallace and Moore Holdings.

“Permitted Investment” means any Investment by the Company, a Guarantor or a Restricted Subsidiary in:

(a) the Company, a Guarantor, any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary, or who is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company, a Guarantor or a Restricted Subsidiary provided that the primary business of such Restricted Subsidiary is a Related Business, including, without limitation, the Acquisition and the transactions contemplated thereby,

(b) cash or Temporary Cash Investments,

(c) receivables owing to the Company, a Guarantor or a Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company, or such Guarantor or Restricted Subsidiary deems reasonable under the circumstances,

(d) payroll, travel, commission and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business,

(e) loans and advances to employees, directors and consultants made in the ordinary course of business consistent with past practices of the Company, or such Guarantor or Restricted Subsidiary, as the case may be, provided that such loans and advances do not exceed $10 million at any one time outstanding,

(f) stock, obligations or other securities received in settlement or good faith compromise of debts owing to the Company, a Guarantor or a Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor,

(g) any Person to the extent such Investment represents non-cash consideration received in connection with an asset sale, including an Asset Sale consummated in compliance with the covenant described under “— Certain Covenants — Limitation on Asset Sales”,

(h) the Notes and, if issued, any Additional Notes,

(i) Interest Rate Agreements, Currency Exchange Protection Agreements, Hedging Obligations and Commodity Price Protection Agreement, in each case permitted under the covenant described under  “— Limitation on Debt,”

(j) existence on the Issue Date and, with respect to Wallace and its Subsidiaries, Investments in an aggregate amount not exceeding $10 million in existence at the Release and, in each case, any permitted Refinancing thereof,

(k) a Securitization Entity or any Investment by a Securitization Entity in any other Person, in each case in connection with a Qualified Securitization Transaction, which Investment consists of the transfer of Receivables and Related Assets,

(l) prepaid expenses, negotiable instruments held for deposit, collection and lease utility and worker’s compensation, performance and other similar deposits provided to third parties in the ordinary course of business,

(m) other Investments that do not exceed $75 million outstanding at any one time in the aggregate (with the amount of each Investment being measured at the time made and without giving effect to subsequent changes in value),

(n) any Person where the consideration provided by the Company or a Guarantor consists solely of Capital Stock of Moore Wallace (other than Disqualified Stock),

(o) joint ventures engaged in a Related Business that do not exceed $150 million outstanding at any one time in the aggregate,

(p) any Person where such Investment was acquired by the Company, a Guarantor or any Restricted Subsidiary (1) in exchange for any other Investment or accounts receivable held by the Company, a Guarantor or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (2) as a result of a foreclosure by the Company, a Guarantor or any of its Restricted Subsidiaries with respect to any secured Investment or such other transfer of title with respect to any secured Investment in default,

(q) negotiable instruments held for deposit or collection in the ordinary course of business,

(r) guarantees by the Company, a Guarantor or a Restricted Subsidiary of Debt otherwise permitted to be Incurred by the Company, a Guarantor or a Restricted Subsidiary under the indenture and the creation of Liens on the assets of the Company, a Guarantor or a Restricted Subsidiary in compliance with the covenant described under “— Limitation on Liens,” and

(s) any Investment made as part of the consideration received for the sale of the Capital Stock or Properties of Peak Technologies Inc. and its subsidiaries, substantially as it existed as of the Issue Date.

“Permitted Liens” means:

(a) Liens securing the Notes and the Notes Guarantees;

(b) (1) Liens securing Debt permitted to be Incurred under clause (a) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Debt” and (2) Liens securing (A) Debt in an amount not to exceed the product of 2.75 times the Company’s Pro Forma Consolidated EBITDA for the most recently ended four fiscal quarters for which financial statements have been filed with the Commission pursuant to the covenant described under “— Certain Covenants — Reports” immediately preceding the date on which such Debt is incurred minus (B) the aggregate amount of Debt permitted to be Incurred under clause (a) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Debt”;

(c) Liens securing Debt of a Restricted Subsidiary permitted to be Incurred under clauses (n) and (q) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Debt”;

(d) Liens securing Debt permitted to be Incurred under clause (c) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Debt,” provided that any such Lien may not extend to any Property of the Company, a Guarantor or any Restricted Subsidiary other than the Property acquired, constructed or leased with the proceeds of such Debt and any improvements or accessions to such Property;

(e) Liens for taxes, assessments or governmental charges or levies on the Property of the Company, a Guarantor or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

(f) Liens imposed by law or regulation, such as statutory Liens or landlords’, carriers’, warehousemen’s and mechanics’, Liens in favor of customs or revenue authorities and other similar Liens, on the Property of the Company, a Guarantor or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings or Liens arising solely by virtue of any statutory or common law provisions relating to customs, duties, bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution;

(g) Liens on the Property of the Company, a Guarantor or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance bids, trade contracts, letters of credit, bankers’ acceptances, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a customary manner, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company, the Guarantors and the Restricted Subsidiaries taken as a whole;

(h) Liens on Property at the time the Company, a Guarantor or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company, a Guarantor or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company, a Guarantor or any Restricted Subsidiary; provided, further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which such Property was acquired by the Company, a Guarantor or any Restricted Subsidiary;

(i) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company, a Guarantor or any other Restricted Subsidiary that is not a direct or, prior to such time, indirect Subsidiary of such Person; provided, further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary;

(j) pledges or deposits by the Company, a Guarantor or any Restricted Subsidiary under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company, a Guarantor or any Restricted Subsidiary or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company, a Guarantor or any Restricted Subsidiary, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

(k) utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

(l) any provision for the retention of title to any Property by the vendor or transferor of such Property which Property is acquired by the Company, a Guarantor or a Restricted Subsidiary in a transaction entered into in the ordinary course of business of the Company, a Guarantor or a Restricted Subsidiary and for which kind of transaction it is normal market practice for such retention of title provision to be included;

(m) Liens arising by means of any judgment, decree or order of any court, to the extent not otherwise resulting in an Event of Default, and any Liens that are customarily required to protect or enforce rights in any administrative, arbitration or other court proceedings in the ordinary course of business;

(n) Liens securing Debt permitted to be Incurred with respect to any Hedging Obligations pursuant to the covenant described under “— Limitation on Debt” or any collateral for such Debt to which the Hedging Obligations relate;

(o) Liens on and pledges of the Capital Stock of any Unrestricted Subsidiary to secure Debt of that Unrestricted Subsidiary;

(p) (1) mortgages, Liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company, a Guarantor or any Restricted Subsidiary has easement rights or on any real property leased by the Company, a Guarantor or any Restricted Subsidiary or similar agreements relating thereto and (2) any condemnation or eminent domain proceedings or compulsory purchase order affecting real property;

(q) Liens existing on the Issue Date and Liens on assets of Wallace that existed on the Issue Date, but, from and after the Release, not including Liens securing the Existing Moore Credit Agreement or the Existing Wallace Credit Agreement;

(r) Liens in favor of the Company, a Guarantor or any Restricted Subsidiary;

(s) Liens on assets of a Securitization Entity Incurred in connection with a Qualified Securitization Transaction;

(t) Liens on the Property of the Company, a Guarantor or any Restricted Subsidiary to secure any Refinancing of Debt, in whole or in part, secured by any Lien described in the foregoing clause (c), (h), (i) or (q), provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured the Debt being Refinanced; and

(u) other Liens to secure Debt, so long as the aggregate principal amount of Debt secured thereby at the time such Lien is created does not exceed 10% of the Combined Consolidated Net Tangible Assets of the Company, as determined by reference to the most recent balance sheet included in the financial statements filed with the Commission or the Trustee pursuant to “— Reports” above.

“Permitted Refinancing Debt” means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

(a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

(1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) and any accrued but unpaid interest then outstanding of the Debt being Refinanced, and

(2) an amount necessary to pay any fees and expenses, including premiums, tender and defeasance costs, related to such Refinancing,

(b) in the case of the Refinancing of term Debt, the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced,

(c) in the case of the Refinancing of term Debt, the final Stated Maturity of the Debt being Incurred is no earlier than the final Stated Maturity of the Debt being Refinanced, and

(d) in the case of the Refinancing of Debt of the Company or a Guarantor:

(1) the new Debt shall not be senior in right of payment of the Debt being Refinanced; and

(2) if the Debt being Refinanced constitutes Subordinated Obligations of the Company or a Guarantor, the new Debt shall be subordinated to the Notes or the relevant Notes Guarantee, as applicable, at least to the same extent as the Subordinated Obligations;

provided, however, that Permitted Refinancing Debt shall not include:

(x) Debt of a Restricted Subsidiary (other than a Subsidiary Guarantor) that Refinances Debt of the Company or a Guarantor, or

(y) Debt of the Company, a Guarantor or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

“pro forma” means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with the terms of the indenture and (to the extent not conflicting with such terms) Article 11 of Regulation S-X promulgated under the Securities Act (as in effect on the Issue Date).

“Pro Forma Consolidated EBITDA” means, for any Person for any period, the Consolidated EBITDA of such Person on a pro forma basis, provided that if, since the beginning of the relevant period,

(a) (x) any Person was designated as an Unrestricted Subsidiary or redesignated as or otherwise became a Restricted Subsidiary, such event shall be deemed to have occurred on the first day of the applicable reference period, or (y) any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of the period shall have made any Investment in any Person or made any acquisition, disposition, merger or consolidation that would have required adjustment pursuant to this definition, then in each case, Pro Forma Consolidated EBITDA shall be calculated giving pro forma effect thereto for such period as if such designation, Investment, acquisition, disposition, merger or consolidation had occurred at the beginning of the applicable reference period; and

(b) in the event that pro forma effect is being given to any Repayment of Debt, Pro Forma Consolidated EBITDA for such period shall be calculated as if such Person or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt.

“Pro Forma Consolidated Interest Expense” means, with respect to any period, Consolidated Interest Expense adjusted (without duplication) to give pro forma effect to any Incurrence of Debt that remains outstanding at the end of the period or any Repayment of Debt since the beginning of the relevant period as if such Incurrence or Repayment had occurred on the first day of such period.

If any Debt bears a floating or fluctuating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating or fluctuating rate of interest on the date of determination were in effect for the whole period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement had when entered into a term of at least 12 months or, if shorter, the term of the Debt). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Debt of such Restricted Subsidiary shall be deemed to have been repaid during such period to the extent the Company and the continuing Guarantors and Restricted Subsidiaries are no longer liable for such Debt after such sale.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the indenture, the value of any Property shall be its Fair Market Value.

“Purchase Money Debt” means Debt:

(a) consisting of the deferred purchase price of Property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed, and

(b) Incurred to finance the acquisition, construction or lease by the Company, a Guarantor or a Restricted Subsidiary of such Property, including additions and improvements thereto;

provided, however, that such Debt is Incurred within 180 days after the acquisition, completion of the construction, addition or improvement or lease of such Property by the Company, such Guarantor or such Restricted Subsidiary.

“Qualified Equity Offering” means any public or private offering for cash of Capital Stock (other than Disqualified Stock) of Moore Wallace or Moore Holdings other than (i) public offerings of Capital Stock registered on Form S-8 or (ii) other issuances upon the exercise of options of employees of Moore Wallace or any of its Subsidiaries.

“Qualified Securitization Transaction” means any transaction or series of related transactions that may be entered into by the Company, a Guarantor or any Restricted Subsidiary pursuant to which the Company, a Guarantor or any Restricted Subsidiary may sell, convey or otherwise transfer to (a) a Securitization Entity (in the case of a transfer by the Company, a Guarantor or of any Restricted Subsidiary) and (b) any other Person (in the case of a transfer by a Securitization Entity), or may grant a security interest in, Receivables and Related Assets.

“Receivables and Related Assets” means any account receivable (whether now existing or arising thereafter) of the Company, a Guarantor or any Restricted Subsidiary and any assets related thereto, including all collateral securing such accounts receivable, all contracts and contract rights and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, such Debt. “Refinanced” and “Refinancing” shall have correlative meanings.

“Related Business” means any business that is the same as or related, ancillary or complementary to the business of a Parent, a Guarantor or any Restricted Subsidiary on the Issue Date or any reasonable extension, development or expansion of the business, including the businesses acquired pursuant to the Acquisition.

“Repay” means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt with the effect that the Debt is no longer an obligation of the person who had incurred such Debt or any of its Restricted Subsidiaries. “Repayment” and “Repaid” shall have correlative meanings. For purposes of the covenant described under “— Limitation on Asset Sales” and the definition of “Fixed Charge Coverage Ratio,” Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

“Required Rating Agencies” means both Moody’s and S&P.

“Restricted Payment” means:

(a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid by the Company, a Guarantor or any Restricted Subsidiary on or with respect to any shares of its Capital Stock, except for (i) any dividend or distribution that is made solely to the Company, a Guarantor or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company, a Guarantor or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or (ii) any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company, a Guarantor or a Restricted Subsidiary or in options, warrants or other rights to acquire shares of Capital Stock (other than Disqualified Stock) of the Company, a Guarantor or a Restricted Subsidiary;

(b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company, a Guarantor or a Restricted Subsidiary (other than from the Company, a Guarantor or a Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transactions) or securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company, a Guarantor or a Restricted Subsidiary that is not Disqualified Stock); provided that, notwithstanding anything in this definition to the contrary, the purchase, repurchase, redemption, acquisition or retirement for value of any Disqualified Stock of the Company, a Guarantor or a Restricted Subsidiary at its scheduled mandatory redemption date shall only constitute a Restricted Payment to the extent (and only to the extent) that the issuance of such Disqualified Stock increased the amount available for Restricted Payments pursuant to clause (c)(3) of the first paragraph under “— Limitation on Restricted Payments”;

(c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition);

(d) any Investment (other than Permitted Investments and Guarantees by Restricted Subsidiaries of Debt Incurred pursuant to the covenant described under “— Limitation on Debt”) in any Person; or

(e) the issuance, sale or other disposition of Capital Stock of any Restricted Subsidiary to a Person (other than the Company, a Guarantor or another Restricted Subsidiary) if the result thereof is that such Restricted Subsidiary shall cease to be a Subsidiary of the Company or a Guarantor, in which event the amount of such “Restricted Payment” shall be the Fair Market Value of the remaining interest, if any, in such former Restricted Subsidiary held by the Company, the Guarantors and the Restricted Subsidiaries.

“Restricted Subsidiary” means each Subsidiary of Moore Wallace as of the Issue Date and thereafter unless such Subsidiary is designated an Unrestricted Subsidiary in accordance with the provisions of the indenture.

“S&P” means Standard & Poor’s Ratings Services, a Division of The McGraw-Hill Companies, Inc., or any successor rating agency.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securitization Entity” means a Restricted Subsidiary that is a Wholly Owned Subsidiary (or another Person in which the Company, a Guarantor or a Restricted Subsidiary makes an Investment and to which the Company, a Guarantor or a Restricted Subsidiary transfers Receivables and Related Assets) that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the Board of Directors of the Company and the Board of Directors of Moore Wallace (as provided below) as a Securitization Entity and:

(a) no portion of the Debt or any other obligations (contingent or otherwise) of which:

(1) is guaranteed by the Company, a Guarantor or any Restricted Subsidiary (excluding Guarantees (other than the principal of, and interest on, Debt) pursuant to Standard Securitization Undertakings);

(2) is recourse to or obligates the Company, a Guarantor or any Restricted Subsidiary (other than such Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings; or

(3) subjects any Property or asset of the Company, a Guarantor or any Restricted Subsidiary (other than such Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof other than pursuant to Standard Securitization Undertakings;

(b) with which none of the Company, a Guarantor nor any Restricted Subsidiary (other than such Securitization Entity) has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable of such entity; and

(c) to which neither the Company nor any Restricted Subsidiary (other than such Securitization Entity) has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any designation of a Subsidiary as a Securitization Entity shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company and the Board of Directors of Moore Wallace giving effect to the designation and an Officers’ Certificate of each of them certifying that the designation complied with the preceding conditions and was permitted by the indenture.

“Senior Credit Facility Debt” means all obligations under or with respect to Debt incurred under (1) the Credit Agreement, (2) clause (a) of the second paragraph of the covenant described under “— Certain Covenants — Limitation on Debt” and (3) any Interest Rate Agreement or Currency Exchange Protection Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” of Moore Wallace within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

“Sister Guarantors” means Moore Wallace NA and Wallace as of the date of the Release (after giving effect to the consummation of the Acquisition).

“special interest” means the additional interest, if any, to be paid on the Notes as described under “Exchange Offer; Registration Rights Agreement”, and, for greater certainty, the term “interest” includes special interest, if any, with respect to the Notes.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company, a Guarantor or any Restricted Subsidiary that are reasonably customary in an accounts receivable securitization transaction, including, without limitation, servicing of the obligations thereunder.

“Stated Maturity” means (a) with respect to any debt security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer, unless such contingency has occurred) and (b) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Subordinated Obligation” means any Debt of the Company or any Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes or such entity’s Notes Guarantee pursuant to a written agreement to that effect.

“Subsidiary” means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

(a) such Person,

(b) such Person and one or more Subsidiaries of such Person, or

(c) one or more Subsidiaries of such Person.

“Subsidiary Guarantee” means a Guarantee on the terms set forth in the indenture by a Subsidiary Guarantor of the Company’s obligations with respect to the Notes.

“Subsidiary Guarantor” means (i) each Subsidiary of Moore Wallace organized under the laws of any State of the United States or Canada or any province or territory thereof as of the Release (after giving effect to the consummation of the Acquisition), (ii) each other Subsidiary of Moore Wallace that is a guarantor of the Credit Agreement as of the Release (after giving effect to the consummation of the Acquisition) and (iii) each Restricted Subsidiary that executes a Subsidiary Guarantee in accordance with the covenant described under “Certain Covenants — Creation of Subsidiaries; Additional Subsidiary Guarantees”, in each case until such time as such Subsidiary Guarantor shall be released in accordance with the terms of the indenture.

“Tax” means any tax, duty, assessment or governmental charge of whatever nature (or interest on, or penalties or other additions to, any of the foregoing) imposed or levied by or on behalf of, or within, Canada or any province or territory of Canada or any political subdivision or taxing authority of Canada or any province or territory of Canada.

“Temporary Cash Investments” means:

(a) any Government Obligation, maturing not more than one year after the date of acquisition, issued by the United States or Canada or an instrumentality or agency thereof, and constituting a general obligation of the United States or Canada;

(b) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the U.S. Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $200 million, whose debt has a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P (or, in the case of non-U.S. Subsidiaries of Moore Wallace, any local office of any commercial bank organized under the laws of the relevant jurisdiction or any political subdivision thereof which has a combined capital surplus and undivided profits in excess of $200 million (or the foreign currency equivalent thereof));

(c) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and existing under the laws of the United States or Canada, any state, province or territory thereof or the District of Columbia with a rating, at the time as of which any investment therein is made, of “P-l” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

(d) any money market deposit accounts issued or offered by a commercial bank organized in the United States or Canada having capital and surplus and undivided profits in excess of $200 million; provided that the short-term debt of such commercial bank has a rating, at the time of Investment, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

(e) repurchase obligations and reverse repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) or (b) entered into with a bank meeting the qualifications described in clause (b) above;

(f) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, province, commonwealth or territory of the United States or Canada, or by any political subdivision or taxing authority thereof, and rated at least “A-1” by S&P or “P-1” by Moody’s;

(g) interests in funds investing substantially all their assets in securities of the types described in clauses (a) through (f);

(h) interests in mutual funds with a rating of AAA– or higher that invest all of their assets in short-term securities, instruments and obligations which carry a minimum rating of “A-2” by S&P or “P-2” by Moody’s and which are managed by a bank meeting the qualifications in clause (b) above; and

(i) other short-term investments, utilized by Restricted Subsidiaries of Moore Wallace organized outside the United States and Canada in accordance with normal and customary investment practices for cash management of such Restricted Subsidiaries of Moore Wallace.

“Transactions” means the Release, the consummation of the Acquisition and the closing of the Credit Agreement (and the concurrent release of any funds held in escrow under the Credit Facility Escrow Arrangements).

“Unrestricted Subsidiary” means:

(a) any Subsidiary of Moore Wallace that at the time of determination is designated as an Unrestricted Subsidiary as permitted or required pursuant to the covenant described under “— Designation of Restricted and Unrestricted Subsidiaries” and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

(b) any Subsidiary of an Unrestricted Subsidiary.

“Voting Stock” of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means, at any time, a Subsidiary all the Voting Stock of which (except directors’ qualifying shares and shares required by applicable law to be held by a Person other than the Company or a Subsidiary) is at such time owned, directly or indirectly, by the Company, Moore Wallace NA, or a Parent, as the case may be, and their other Wholly Owned Subsidiaries.

BOOK-ENTRY; DELIVERY AND FORM

The exchange notes initially will be represented by one or more permanent global certificates in definitive, fully registered form (the “Global Notes”). The Global Notes will be deposited upon issuance with The Depository Trust Company, New York, New York (“DTC”) and registered in the name of a nominee of DTC, in the form of a global certificate.

The Global Notes

DTC has advised us that pursuant to procedures established by it (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC (“participants”) or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

So long as DTC, or its nominee, is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Notes for all purposes under the indenture governing the notes. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the indenture with respect to the exchange notes.

Payments of the principal of, premium, if any, and interest (including additional interest) on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner of the Global Notes. None of Finance Inc., the trustee or any paying agent under the indenture governing the notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

DTC has advised us that its present practice is, upon receipt of any payment of principal, premium, if any, and interest (including additional interest) on the Global Notes, to credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC. Payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a certificated security for any reason, including to sell notes to persons in states which require physical delivery of the notes, or to pledge such securities, such holder must transfer its interest in a Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the indenture governing the notes.

DTC has advised us that it will take any action permitted to be taken by a holder of notes, including the presentation of notes for exchange as described below, only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture governing the notes, DTC will exchange the Global Notes for certificated securities, which it will distribute to its participants.

DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Securities

Certificated securities will be issued in exchange for beneficial interests in the Global Notes (i) if requested by a holder of such interests or (ii) if DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by us within 90 days.

PLAN OF DISTRIBUTION

We are not using any underwriters for this exchange offer. We are also bearing the expenses of the exchange.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of any exchange notes received in exchange for private notes acquired by such broker-dealer as a result of market-making or other trading activities. Each such broker-dealer that receives exchange notes for its own account in exchange for such private notes pursuant to the exchange offer must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of such exchange notes. We have agreed that for a period of up to 180 days after the registration statement is declared effective, we will use our reasonable best efforts to keep the registration statement effective and will make this prospectus, as amended or supplemented, available to any such broker-dealer that requests copies of this prospectus in the letter of transmittal for use in connection with any such resale.

We will not receive any proceeds from any sale of exchange notes by broker-dealers or any other persons. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the exchange notes; or

•	a combination of such methods of resale.

The exchange notes may be sold from time to time:

•	at market prices prevailing at the time of resale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes.

Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer in exchange for private notes acquired by such broker-dealer as a result of market-making or other trading activities and any broker-dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act. Any profit on these resales of exchange notes and any commissions or concessions received by any person may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to our performance of, or compliance with, the registration rights agreement and will indemnify the holders of the private notes, including any broker-dealers, and certain parties related to these holders, against certain liabilities, including liabilities under the Securities Act, as set forth in the registration rights agreement.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The exchange of private notes for exchange notes should not be treated as a taxable transaction for United States Federal income tax purposes because the terms of the exchange notes should not be considered to differ materially in kind or in extent from the terms of the private notes. Rather, the exchange notes received by a holder of private notes should be treated as a continuation of such holder’s investment in the private notes. As a result, there should be no material United States Federal income tax consequences to holders exchanging private notes for exchange notes.

IF YOU ARE CONSIDERING AN EXCHANGE OF YOUR PRIVATE NOTES FOR THE EXCHANGE NOTES, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR(S) CONCERNING THE TAX CONSEQUENCES ARISING UNDER STATE, LOCAL, OR FOREIGN LAWS OF SUCH AN EXCHANGE.

VALIDITY OF THE EXCHANGE NOTES

The validity of the exchange notes offered hereby and certain related matters will be passed upon for us by Sullivan & Cromwell LLP. The validity of the related guarantees and certain related matters governed by the laws of (i) the States of New York and Delaware, (ii) the State of California, (iii) the State of Illinois, (iv) the State of Minnesota, (v) the State of Nevada, (vi) the States of Georgia and North Carolina, (vii) the State of Ohio, (viii) the State of South Carolina, (ix) the State of Louisiana, (x) the State of Maryland, (xi) Canada, (xii) Belgium, (xiii) Hungary, (xiv) The Netherlands, (xv) the United Kingdom and (xvi) Brazil will be passed upon for us by (i) Sullivan & Cromwell LLP, (ii) Morrison & Foerster, LLP, (iii) Winston & Strawn, and Sidley Austin Brown & Wood LLP, (iv) Briggs and Morgan, P.A., (v) Lionel Sawyer & Collins, (vi) Alston & Bird LLP, (vii) Vorys, Sater, Seymour and Pease LLP, (viii) Haynsworth Sinkler Boyd, P.A., (ix) Correro Fishman Haygood Phelps Walmsley & Castiex, LLP, (x) Venable, LLP, (xi) Osler, Hoskin & Harcourt LLP, (xii) Baker & McKenzie, Brussels, (xiii) Baker & McKenzie, Budapest, (xiv) Baker & McKenzie, Amsterdam, (xv) Baker & McKenzie, London, and (xi) internal legal counsel to Moore Brasil Ltda., respectively.

EXPERTS

The consolidated financial statements of Moore Corporation Limited as at and for the years ended December 31, 2002 and 2001 included in this registration statement and the related financial statement schedule, incorporated by reference in this registration statement, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (which audit report expresses an unqualified opinion and includes an additional paragraph regarding the audit procedures applied to certain adjustments made to Moore Corporation Limited’s 2000 financial statements for the change in accounting policy related to earnings per share, restatement of the segmented information, and the reclassifications to conform to the current year’s presentation, but does not express an opinion or any form of assurance on the 2000 financial statements taken as a whole), which are included and incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Moore Corporation Limited for the year ended December 31, 2000 included in this registration statement and the related financial statement schedule incorporated in this registration statement by reference to the Annual Report on Form 10-K of Moore Corporation Limited for the year ended December 31, 2002 have been so included and incorporated respectively in reliance on the reports of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Wallace Computer Services, Inc. as at and for the year ended July 31, 2002 incorporated in this prospectus by reference from the Moore Wallace’s Current Report on Form 8-K/A dated May 15, 2003 (filed on July 29, 2003) have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which audit report expresses an unqualified opinion and includes an additional paragraph regarding the audit procedures applied to certain adjustments made to Wallace Computer Services, Inc.’s 2001 and 2000 financial statements for the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” but does not express an opinion or any form of assurance on the 2001 and 2000 financial statements taken as a whole), which is incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The independent auditors at Arthur Andersen LLP audited Wallace’s consolidated financial statements as of July 31, 2001 and each of the two years ended July 31, 2001. Arthur Andersen LLP did not, however, reissue its report for Wallace’s Annual Report on Form 10-K for the year ended July 31, 2002. Wallace’s consolidated financial statements are incorporated by reference in the prospectus by reference to Moore Wallace’s Current Report on Form 8-K/A dated May 15, 2003 (filed on July 29, 2003). We rely on the report of Arthur Andersen LLP. We have not been able to obtain, after reasonable efforts, however, the written consent of Arthur Andersen LLP to our naming it as an expert and as having audited the consolidated financial statements of Wallace as of and for the years ended July 31, 2001 and 2000 and incorporating by reference its audit reports in this document. This limits your ability to recover damages from Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in the consolidated financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The consolidated financial statements of R.R. Donnelley and Sons Company as of and for the year ended December 31, 2002 included in this prospectus and the related 2002 financial statement schedule included elsewhere in this registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (which report on the 2002 financial statements expresses an unqualified opinion and includes an explanatory paragraph concerning the application of procedures relating to certain adjustments and disclosures of financial statement amounts related to the 2001 and 2000 financial statements that were audited by other auditors who have ceased operations) appearing herein and elsewhere in this registration statement, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of R.R. Donnelley and Sons Company as of and for the years ended December 31, 2001 and 2000 included in this prospectus and the related 2001 and 2000 financial statement schedules included elsewhere in this registration statement have been audited by Arthur Andersen LLP, independent auditors. Arthur Andersen LLP did not, however, reissue its reports for inclusion in this prospectus and elsewhere in this registration statement. We rely on the reports of Arthur Andersen LLP. We have not been able to obtain, after reasonable efforts, however, the written consent of Arthur Andersen LLP to our naming it as an expert and as having audited the consolidated financial statements and related financial statement schedules of R.R. Donnelley and Sons Company as of and for the years ended December 31, 2001 and 2000 and including its audit reports in this prospectus and elsewhere in the registration statement. This limits your ability to recover damages from Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in the consolidated financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the documents that we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. This information incorporated by reference is a part of this prospectus, unless we provide you with different information in this prospectus or the information is modified or superseded by a subsequently filed document.

This prospectus incorporates by reference

•	Moore’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (“Form 10-K”), except Items 7 and 8;

•	Moore Wallace’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2003 and September 30, 2003, respectively;

•	Moore’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

•	Moore’s Proxy Statement on Schedule 14A, as filed on March 27, 2003;

•	Moore’s Current Reports on Form 8-K as filed on March 4, 2003, April 29, 2003 and May 15, 2003;

•	Moore Wallace’s Current Reports on Form 8-K as filed on July 24, 2003, September 26, 2003, September 29, 2003, October 30, 2003 and November 10, 2003 (other than, in each case, information that is furnished rather than filed in accordance with SEC rules); and

•	Moore Wallace’s Current Report on Form 8-K/A as filed on July 29, 2003.

This prospectus also incorporates by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the time of filing of the initial registration statement and before effectiveness of the registration statement, and after the date of this prospectus and before the termination of this offering. These documents include annual reports, quarterly reports and other current reports, as well as proxy statements.

INDEPENDENT AUDITORS’ REPORT

TO THE SHAREHOLDERS OF MOORE CORPORATION LIMITED:

We have audited the consolidated balance sheets of Moore Corporation Limited (the “Corporation”) as at December 31, 2002 and 2001 and the consolidated statements of operations, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Corporation as at December 31, 2002 and 2001 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

The financial statements for the year ended December 31, 2000, prior to the change in accounting policy for earnings per share as described in Note 2, the reclassification of segmented information in Note 20 to conform with management’s process for making decisions with regard to resource allocation and performance evaluation and reclassification of various amounts to conform to the current year’s presentation and disclosure of net loss and net loss per share adjusted to exclude amortization expense related to goodwill as described in Note 7, were audited by other auditors who expressed an opinion without reservation on those statements in their report dated February 22, 2001. We have audited the adjustments and reclassifications to the 2000 financial statements and, in our opinion, such adjustments and reclassifications, in all material respects, are appropriate and have been properly applied.

(Signed)

DELOITTE & TOUCHE LLP

Toronto, Canada

February 12, 2003 except as to Notes 27 and 28,

which are as of September 25, 2003

COMMENTS BY AUDITORS FOR U.S. READERS ON

CANADA – UNITED STATES OF AMERICA REPORTING DIFFERENCE

In the United States of America, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there are changes in accounting principles that have a material effect on the comparability of the Corporation’s financial statements, such as the changes described in Note 2 to the financial statements. Our report to the shareholders dated February 12, 2003 is expressed in accordance with Canadian reporting standards which do not require a reference to such changes in accounting principles in the auditors’ report when the change is properly accounted for and adequately disclosed in the financial statements.

(Signed)

DELOITTE & TOUCHE LLP

Toronto, Canada

February 12, 2003

AUDITORS’ REPORT

TO THE SHAREHOLDERS OF MOORE CORPORATION LIMITED:

We have audited the consolidated statements of operations, retained earnings and cash flows of Moore Corporation Limited for the year ended December 31, 2000. These consolidated financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Canada and the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the results of the Corporation’s operations, and cash flows for the year ended December 31, 2000 in accordance with generally accepted accounting principles in Canada.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Chartered Accountants

Toronto, Canada

February 22, 2001

COMMENTS BY AUDITORS FOR U.S. READERS ON

CANADA – U.S. REPORTING DIFFERENCE

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there is a change in accounting principles that has a material effect on the comparability of the Corporation’s financial statements, such as the changes for employee future benefits and accounting for income taxes described in Note 2 to the financial statements. Our report to the shareholders dated February 22, 2001 is expressed in accordance with Canadian reporting standards which do not require a reference to such changes in accounting principles in the auditors’ report when the change is properly accounted for and adequately disclosed in the financial statements.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Chartered Accountants

Toronto, Canada

February 22, 2001

MOORE CORPORATION LIMITED

CONSOLIDATED BALANCE SHEETS

As at December 31,

Expressed in thousands of U.S. Dollars, except share data

	2002	2001
ASSETS
Current Assets
Cash and cash equivalents	$139,630	$84,855
Accounts receivable, less allowance for doubtful accounts of $19,538 (2001 — $22,057)	341,383	336,153
Inventories (Note 4)	129,889	128,421
Prepaid expenses	17,317	13,544
Deferred income taxes (Note 18)	31,912	13,566

Total Current Assets	660,131	576,539

Property, plant and equipment — net (Note 5)	255,722	307,640
Investments (Note 6)	32,256	32,204
Prepaid pension cost (Note 14)	221,520	215,752
Goodwill — net (Note 7)	106,254	41,857
Other intangibles — net (Note 7)	6,434	437
Deferred income taxes (Note 18)	53,938	47,651
Other assets (Note 8)	103,504	114,906

Total Assets	$1,439,759	$1,336,986

LIABILITIES
Current Liabilities
Bank indebtedness	$18,158	$56,181
Accounts payable and accrued liabilities (Note 9)	486,507	486,626
Short-term debt (Note 10)	2,135	18,034
Income taxes	58,562	27,677
Deferred income taxes (Note 18)	3,184	324

Total Current Liabilities	568,546	588,842

Long-term debt (Note 10)	187,463	111,062
Postretirement benefits (Note 15)	241,344	239,664
Deferred income taxes (Note 18)	9,482	13,705
Other liabilities (Note 11)	43,776	51,263
Minority interest	6,652	11,200

Total Liabilities	1,057,263	1,015,736

SHAREHOLDERS’ EQUITY
Share Capital (Note 12)
Authorized:
Unlimited number of preference (none outstanding for 2002 and 2001) and common shares without par value
Issued:
111,842,348 common shares in 2002 111,803,651 common shares in 2001	403,800	397,761
Unearned restricted shares (Note 12)	(2,572)	—
Retained earnings	114,601	51,666
Cumulative translation adjustments (Note 13)	(133,333)	(128,177)

Total Shareholders’ Equity	382,496	321,250

Total Liabilities and Shareholders’ Equity	$1,439,759	$1,336,986

See Notes to Consolidated Financial Statements

MOORE CORPORATION LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31,

Expressed in thousands of U.S. Dollars except share and per share data

	2002	2001	2000
Net sales	$2,038,039	$2,154,574	$2,258,418

Cost of sales	1,390,007	1,552,561	1,598,525
Selling, general and administrative expenses	459,613	575,586	578,642
Provision for (recovery of) restructuring costs — net	(850)	129,679	(24,033)
Depreciation and amortization (includes impairment charges of $131,393 for 2001 and $36,621 for 2000)	86,746	239,072	151,518

	1,935,516	2,496,898	2,304,652

Income (loss) from operations	102,523	(342,324)	(46,234)
Investment and other income (expense)	3,720	(10,721)	(14,342)
Interest expense — net	12,145	23,758	21,016
Debt settlement and issue costs	16,746	11,617	—

Earnings (loss) before income taxes and minority interest	77,352	(388,420)	(81,592)
Income tax expense (recovery)	2,472	(32,192)	(17,377)
Minority interest	1,622	1,810	2,157

Net earnings (loss)	$73,258	$(358,038)	$(66,372)
Distribution to certain convertible debenture holders (Note 10)	—	15,345	—

Net earnings (loss) available to common shareholders	$73,258	$(373,383)	$(66,372)

Net earnings (loss) per common share:
Basic	$0.66	$(4.21)	$(0.75)
Diluted	0.64	(4.21)	(0.75)
Average shares outstanding (in thousands):
Basic	111,556	88,648	88,457
Diluted	114,022	88,648	88,457

MOORE CORPORATION LIMITED

CONSOLIDATED STATEMENTS OF RETAINED EARNINGS

Years Ended December 31,

Expressed in thousands of U.S. Dollars except share and per share data

	2002	2001	2000
Balance at beginning of the year, as previously reported	$51,666	$431,821	$480,049
Change in accounting policy:
Income taxes (Note 2)	—	—	2,443
Employee future benefits (Note 2)	—	—	33,295

Balance at beginning of the year, as restated	51,666	431,821	515,787
Net earnings (loss)	73,258	(358,038)	(66,372)

	124,924	73,783	449,415
Repurchase of common shares (1,069,700 in 2002)	10,323	—	—
Subordinated convertible debentures	—	17,694	—
Dividends (5¢ per share in 2001 and 20¢ per share in 2000)	—	4,423	17,594

Balance at end of year	$114,601	$51,666	$431,821

See Notes to Consolidated Financial Statements

MOORE CORPORATION LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31,

Expressed in thousands of U.S. Dollars

	2002	2001	2000
OPERATING ACTIVITIES
Net earnings (loss)	$73,258	$(358,038)	$(66,372)
Items not affecting cash resources:
Depreciation and amortization(a)	86,746	239,072	152,546
Net (gain) loss on sale of assets	(8,730)	5,824	2,630
Net loss on write-off and sale of investments	2,801	—	11,974
Deferred income taxes	(25,996)	(35,103)	(13,027)
Pension settlement — net	—	96,605	—
Provision for (recovery of) restructuring costs — net	(850)	129,679	(24,033)
Debt settlement and issue cost	16,746	11,617	—
Restricted share compensation	1,093	—	—
Other	(10,804)	3,048	12,367
Changes in working capital other than cash resources:
Accounts receivable — net	(638)	44,684	69,780
Inventories	6,026	21,037	24,181
Accounts payable and accrued liabilities	(9,741)	(19,378)	(134,989)
Income taxes	32,133	(4,417)	(639)
Other	(3,649)	2,491	2,902

Net cash provided by operating activities	158,395	137,121	37,320

INVESTING ACTIVITIES
Property, plant and equipment — net	(8,941)	(37,072)	(39,543)
Long-term receivables and other investments	(5,028)	(3,489)	527
Acquisition of businesses	(65,966)	(14,565)	(3,351)
Proceeds from sale of investment and other assets	—	38,495	13,178
Software expenditures	(10,958)	(6,517)	(28,795)
Other	(1,615)	1,210	(842)

Net cash used by investing activities	(92,508)	(21,938)	(58,826)

FINANCING ACTIVITIES
Dividends paid	—	(8,846)	(17,594)
Net change in short-term debt	(15,899)	15,325	(37,431)
Proceeds from issuance of long-term debt	200,000	7,963	6,003
Payments on long-term debt	(140,264)	(104,166)	(1,776)
Issuance (conversion) of convertible debentures	—	(1,600)	58,660
Issuance (repurchase) of common shares — net	(7,949)	—	—
Other	(8,827)	(1,744)	(5,753)

Net cash provided (used) by financing activities	27,061	(93,068)	2,109

Effect of exchange rate on cash	(150)	(551)	1,414

Increase (decrease) in cash resources	92,798	21,564	(17,983)
Cash resources at beginning of year(b)	28,674	7,110	25,093

Cash resources at end of year(b)	$121,472	$28,674	$7,110

Supplemental disclosure of cash flow information:
Interest paid	$13,324	$26,594	$25,288
Income taxes paid (refunded) — net	(1,041)	3,425	5,314

(a)	Includes depreciation of $1,028 that has been classified in cost of sales in 2000.
(b)	Cash resources are defined as cash and cash equivalents less bank indebtedness.

See Notes to Consolidated Financial Statements

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts expressed in thousands of U.S. Dollars, unless otherwise indicated)

1. Summary of Accounting Policies

Principles of Consolidation

Moore Corporation Limited is a corporation continued under the Canada Business Corporation Act. The consolidated financial statements, which are prepared in accordance with Canadian generally accepted accounting principles (GAAP), include the accounts of Moore Corporation Limited and its subsidiaries. Entities that are not controlled and over which the Corporation has significant influence are accounted for under the equity method. All other investments are accounted for on the cost basis. The Corporation does not have any transactions with unconsolidated special purpose entities or variable interest entities. All intercompany transactions have been eliminated. Comparative figures have been reclassified where appropriate to conform to the current presentation. Significant differences between Canadian and U.S. GAAP are discussed in Note 25.

Revenue Recognition

The Corporation typically recognizes revenue for the majority of its products upon shipment to the customer and the transfer of title. Under agreements with certain customers, custom forms may be stored by the Corporation for future delivery. In these situations, the Corporation receives a logistics and warehouse management fee for the services provided. In these cases, delivery and billing schedules are outlined with the customer and product revenue is recognized when manufacturing is complete, title transfers to the customer, the order is invoiced and there is reasonable assurance of collectability. Since the majority of products are customized, product returns are not significant, however, the Corporation accrues for the estimated amount of customer credits at the time of sale.

Revenue from services is recognized as services are performed. Long-term product contract revenue is recognized based on the completed contract method or percentage of completion method. The percentage of completion method is used only for contracts that will take longer than three months to complete, and project stages are clearly defined and can be invoiced. The contract must also contain enforceable rights by both parties. Revenue related to short-term service contracts and contracts that do not meet the percentage of completion criteria is recognized when the contract is completed.

Translation of Foreign Currencies

The consolidated financial statements are expressed in United States dollars because a significant part of the Corporation’s net assets and earnings are located or originate in the United States. Except for the foreign currency financial statements of subsidiaries in countries with highly inflationary economies, Canadian and other foreign currency financial statements are translated into United States dollars on the following bases: all assets and liabilities at the year-end exchange rates; income and expenses at average exchange rates during the year. Net unrealized exchange adjustments arising on translation of foreign currency financial statements are charged or credited directly to shareholders’ equity and shown as cumulative translation adjustments.

The foreign currency financial statements of subsidiaries in countries with highly inflationary economies are translated into United States dollars using the temporal method whereby monetary items are translated at current exchange rates, and non-monetary items are translated at historical exchange rates. In 2001, Venezuela was the only highly inflationary economy in which the Corporation operated. In 2002, Venezuela’s economy was no longer considered highly inflationary, and the impact of this change in method of translation was not material to the consolidated financial statements.

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Exchange losses or gains are included in earnings. In 2001, a loss of $2,936 is included in investment and other income. Amounts included in investment and other income for 2002 and 2000 were not material. In 2002, the Corporation adopted the recommendations of the Canadian Institute of Chartered Accountants’ (CICA) amended Handbook Section 1650, Foreign Currency Translation. The impact of the adoption of the standard was not material.

Financial Instruments

The Corporation enters into forward exchange contracts to hedge exposures resulting from foreign exchange fluctuations in the ordinary course of business. The contracts are normally for terms of less than one year and are used as hedges of foreign denominated revenue streams, costs and loans. The unrealized gains and losses on outstanding contracts are offset against the gains and losses of the hedged item. In 2002, the Corporation entered into interest rate swap agreements to hedge its exposure to fluctuations in interest rates on its Term Loan B Facility. The interest rate differential received or paid on these agreements is recognized as an adjustment to interest expense.

Short-term securities are highly liquid and consist of investment grade instruments in governments, financial institutions and corporations.

Unless disclosed otherwise in the notes to the consolidated financial statements, the estimated fair value of financial assets and liabilities approximates carrying value.

Cash and Cash Equivalents

Cash and cash equivalents consist of highly liquid investments with a purchased maturity of three months or less.

Inventories

Inventories of raw materials and work-in-process are valued at the lower of cost or replacement cost and inventories of finished goods at the lower of cost or net realizable value. In the United States, the cost of the principal raw material inventories and the raw material content of work-in-process and finished goods inventories is determined on the last-in, first-out basis. The cost of all other inventories is determined on the first-in, first-out basis.

Property, Plant and Equipment and Depreciation

Property, plant and equipment are stated at historical cost and are depreciated over their estimated useful lives using the straight-line method. The estimated useful lives of buildings range from 20 to 50 years and from 3 to 17 years for machinery and equipment. All costs for repairs and maintenance are expensed as incurred. Gains or losses on the disposal of property, plant and equipment are included in investment and other income, and the cost and accumulated depreciation related to these assets are removed from the accounts.

The Corporation reviews property, plant and equipment for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable. The Corporation then compares expected future undiscounted cash flows to be generated by the asset to its carrying value. If the carrying value exceeds the sum of the future undiscounted cash flows, the asset would be adjusted to its net recoverable amount and an impairment loss would be charged to operations in the period identified.

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Goodwill and Other Intangible Assets

Goodwill represents the excess cost of an acquired entity over the fair value assigned to the identifiable net assets acquired. Goodwill from acquisitions that occurred prior to July 1, 2001 was amortized over its useful life on a straight-line basis, not to exceed 40 years. Goodwill from acquisitions subsequent to July 1, 2001 was not amortized. Effective January 1, 2002, all goodwill ceased to be amortized.

Identifiable intangible assets are recognized apart from goodwill and are amortized over their estimated useful lives.

Goodwill and identifiable intangible assets are reviewed annually for impairment, unless events or changes in circumstances indicate that the carrying value may not be recoverable. In the absence of comparable market valuations, the Corporation compares expected future discounted cash flows to be generated by the asset or related business to its carrying value. If the carrying value exceeds the sum of the future discounted cash flows, the asset would be adjusted to its fair value and an impairment loss would be charged to operations in the period identified (see Note 7).

Amortization of Deferred Charges

Deferred charges include certain costs to acquire and develop internal-use computer software, which is amortized over its estimated useful life using the straight-line method, up to a maximum of seven years.

Deferred debt issue costs are amortized over the term of the related debt.

Pension and Postretirement Plans

The Corporation records annual amounts relating to its pension and postretirement plans based on calculations specified by GAAP, which include various actuarial assumptions, including discount rates, assumed rates of return, compensation increases, turnover rates and health care cost trend rates. The Corporation reviews its actuarial assumptions on an annual basis and makes modifications to the assumptions based on current rates and trends when it is deemed appropriate to do so. The effect of modifications is generally recorded or amortized over future periods. The Corporation believes that the assumptions utilized in recording its obligations under its plans are reasonable based on its experience, market conditions and input from its actuaries.

Income Taxes

The Corporation applies the liability method of tax allocation for accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the substantively enacted tax rates and laws that will be in effect when the differences are expected to reverse. The effect of a change in income tax rates on deferred income tax liabilities and assets is recognized in income in the period that the change occurs. No provision has been made for taxes on undistributed earnings of subsidiaries not currently available for paying dividends as such earnings have been reinvested in the business.

Stock-Based Compensation

The Corporation has stock-based compensation plans as described in Note 12. The Corporation accounts for stock options using the intrinsic value method. No compensation expense was recognized in 2002, 2001 or 2000 as the options have an exercise price equal to the fair market value at dates of grant. See Notes 12 and 25 for the pro forma effect of accounting for stock options under the fair value method for both Canadian and U.S. GAAP, respectively.

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In October 2002, the Corporation awarded 385,000 restricted common shares under its 2001 Long-Term Incentive Plan. Compensation expense is measured based upon the fair value on the date of issue and is recognized as the shares vest (see Note 12).

Use of Estimates

The preparation of consolidated financial statements in conformity with Canadian GAAP requires management to make estimates and assumptions that affect the reported assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates. Estimates are used when accounting for items and matters including but not limited to allowance for uncollectible accounts receivable, inventory obsolescence, amortization, asset valuations, employee benefits, taxes, restructuring and other provisions and contingencies.

2. Changes in Accounting Policies

CICA Section 3062 Goodwill and Other Intangible Assets

Effective January 1, 2002, the Corporation adopted the recommendations of the CICA Handbook Section 3062, Goodwill and Other Intangible Assets (see Note 7).

The transitional impairment testing required by this standard had no impact on the Corporation’s consolidated financial position and result of operations since the carrying amounts of goodwill and other intangible assets did not exceed their fair values.

CICA Section 1581 Business Combinations

In 2002, the Corporation adopted the recommendations of the CICA Handbook Section 1581, Business Combinations. The standard requires that all business combinations be accounted for using the purchase method of accounting. This standard had no material impact on its consolidated financial condition or results of operations.

CICA Section 1650 Foreign Currency Translation

Effective January 1, 2002, the Corporation adopted the recommendations of the CICA to amended Handbook Section 1650, Foreign Currency Translation. The amendment eliminates the deferral and amortization of unrealized translation gains and losses on non-current monetary assets and liabilities and requires that exchange gain or loss arising on translation of a foreign currency denominated non-monetary item carried at market be included in income in the current reporting period. The adoption of this standard did not have a material impact on the Corporation’s consolidated financial position or results of operations.

CICA Section 3870 Stock-Based Compensation and Other Stock-Based Payments

Effective January 1, 2002, the Corporation adopted the recommendations of the CICA Handbook Section 3870, Stock-Based Compensation and Other Stock-Based Payments. The recommendations establish standards for the recognition, measurement and disclosure of stock-based compensation and other stock-based payments made in exchange for goods and services. It applies to transactions, including non-reciprocal transactions, in which an enterprise grants shares of common stock, stock options, or other equity instruments, or incurs liabilities based on the price of common stock or other equity instruments. The standard encourages, but does not

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

require, fair value measurement and recognition of equity instruments awarded to employees and cost of services received as consideration. A pro forma disclosure of net income and earnings per share using the fair value based method of accounting has been presented for the required period.

CICA Section 3500 Earnings Per Share

Effective January 1, 2001, the Corporation adopted the recommendations of the CICA Handbook Section 3500, Earnings Per Share. The standard requires the disclosure of the calculation of basic and diluted earnings per share and the use of the treasury stock method for calculating the dilutive impact of stock options. The impact on prior reported amounts was not material.

CICA Section 3461 Employee Future Benefits

Effective January 1, 2000, the Corporation adopted the recommendations of the CICA Handbook Section 3461, Employee Future Benefits. Under past Canadian standards, the Corporation recognized the cost of postretirement benefits other than pensions as an expense when paid. This standard requires that the expected costs of the employees’ postretirement benefits be expensed during the years that the employees render services to the Corporation. In addition, the new standard changes the accounting for recognition of involuntary termination benefits.

The standard was applied retroactively without restatement of prior year financial statements. The cumulative effect of this change, as of January 1, 2000, resulted in a $33,295 increase to opening retained earnings.

CICA Section 3465 Accounting for Income Taxes

Effective January 1, 2000, the Corporation adopted the recommendations of the CICA Handbook Section 3465, Accounting for Income Taxes. This represented a change from the deferral method of tax allocation to the liability method of tax allocation.

The new standard was applied retroactively without restatement of prior year financial statements. The cumulative effect of the change as of January 1, 2000 resulted in a $2,443 increase to opening retained earnings.

3. Acquisitions and Pending Acquisitions

On December 31, 2001, and January 31, 2002, the Corporation acquired certain assets relating to the Document Management Services business of IBM Canada Limited and The Nielsen Company, a commercial printer, for total consideration of $14,592 and $57,202, respectively, net of cash acquired. The allocation of the purchase prices to the assets acquired and liabilities assumed based on fair values at the dates of acquisition were as follows:

Working capital, other than cash	$10,933
Property, plant and equipment	9,475
Other liabilities	(15,020)
Goodwill and other intangibles	66,406

Purchase price, net of cash received	$71,794

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In May 2002, the Corporation purchased the remaining minority interest in its consolidated subsidiary, Quality Color Press, Inc., for total consideration of $6,680. The cost of this acquisition exceeded the fair value of the net assets acquired by $5,437 allocated to goodwill and other intangible assets. Management has reclassified this business from the Commercial segment to the Forms and Labels segment in order to reflect the business synergies and integration plans. During August 2002, the Corporation purchased the remaining minority interest of its consolidated subsidiaries located in Central America for consideration of $2,750 ($2,000 in cash and $750 payable within the next twelve months). The carrying value of the minority interests approximated the purchase price.

Pro forma disclosures for the aforementioned acquisitions have been excluded because they are not material to the Corporation’s consolidated financial position or results of operations.

On January 16, 2003, the Corporation signed a definitive merger agreement with Wallace, a leading provider of printed products and print management services, to acquire all of the outstanding shares of Wallace in exchange for average consideration of $14.40 in cash and 1.05 shares of the Corporation for each outstanding share of Wallace. The purchase price is approximately $1.3 billion based on approximately 42 million Wallace shares outstanding, which includes the assumption of approximately $210 million in debt, but does not include any direct transaction costs. The estimated purchase price was derived using the closing trading price of the Corporation’s common shares on the New York Stock Exchange (“NYSE”) at January 16, 2003, which approximates the average closing price of Moore shares two trading days before and after January 17, 2003, the announcement date. Completion of the Wallace merger is subject to customary closing conditions that include, among others, receipt of required approval from Wallace shareholders, required regulatory approvals and closing of the required financing. The transaction, while expected to close in the first half of 2003, may not be completed if any of the closing conditions are not satisfied. Under certain terms specified in the merger agreement, the Corporation or Wallace may terminate the agreement, and as a result, either party may be required to pay a termination fee of up to $27.5 million to the other party. Upon consummation, the transaction will be recorded by allocating the cost of the assets acquired, including intangible assets and liabilities assumed based on their estimated fair values at the date of acquisition. The excess of the cost of the acquisition over the net of amounts assigned to the fair value of the assets acquired and the liabilities assumed will be recorded as goodwill. Unless otherwise indicated, the consolidated financial statements and related notes pertain to the Corporation as a stand-alone entity and do not reflect the impact of the pending business combination transaction with Wallace.

4. Inventories

	2002	2001
Raw materials	$31,883	$39,452
Work-in-process	10,303	10,048
Finished goods	84,190	75,149
Other	3,513	3,772

	$129,889	$128,421

The current cost of these inventories exceeds the last-in, first-out cost by approximately $16,239 at December 31, 2002 (2001 — $17,152).

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

5. Property, Plant and Equipment

	2002	2001
Land	$9,952	$9,973
Building	155,454	162,660
Machinery and equipment	800,448	857,452

	965,854	1,030,085
Less: Accumulated depreciation	710,132	722,445

	$255,722	$307,640

Depreciation expense for the year was $64,832 (2001 — $108,436; 2000 — $84,355).

In 2001 and 2000, the Corporation wrote off assets that were permanently impaired amounting to $28,549 and $1,904, respectively, which were included in depreciation and amortization (see Note 16).

6. Investments

	2002	2001
Equity basis	$—	$1,201
Cost basis	1,700	4,200
Long-term bonds	30,556	26,803

	$32,256	$32,204

In the fourth quarter of 2002, the Corporation recorded a $2,500 impairment charge against its cost basis investment for a permanent decline in market value.

The fair market value of the long-term bonds at December 31, 2002, is approximately $28,200 (2001 — $27,200).

7. Goodwill and Other Intangibles

On January 1, 2002, the Corporation adopted the recommendations of CICA Handbook Section 3062, Goodwill and Other Intangible Assets. Under this standard goodwill from acquisitions, subsequent to July 1, 2001 is not amortized but is subject to an annual impairment test. Effective January 1, 2002, all goodwill ceased to be amortized and is subject to an annual impairment test. Previously, goodwill from acquisitions prior to July 1, 2001 was amortized on a straight-line basis over its useful life, not to exceed 40 years, or was written down when a permanent impairment in value occurred.

This standard requires reclassification of identifiable intangibles separately from previously reported goodwill. This standard also requires goodwill and identifiable intangible assets to be reviewed annually for impairment, unless events or changes in circumstances indicate their carrying values may not be recoverable.

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The changes in the carrying value of goodwill by operating segment for the year ended December 31, 2002, are as follows:

Goodwill	Balance at January 1, 2002	Additions	Foreign Exchange	Balance at December 31, 2002
Forms and Labels	$41,857	$3,773	$(80)	$45,550
Outsourcing	—	11,866	(20)	11,846
Commercial	—	48,858	—	48,858

	$41,857	$64,497	$(100)	$106,254

The changes in other intangibles for the year ended December 31, 2002, are as follows:

Other Intangibles	Balance at January 1, 2002	Additions	Accumulated Amortization	Balance at December 31, 2002	Amortizable Life
Trademarks, license and agreements	$437	$2,953	$(463)	$2,927	4-10 Years
Customer intangibles	—	2,729	(886)	1,843	3 Years
Indefinite-lived trademarks	—	1,664	—	1,664	Indefinite

	$437	$7,346	$(1,349)	$6,434

The total intangible asset amortization expense for the year ended December 31, 2002, was $1,349, included in the depreciation and amortization expense. Amortization expense for the next five years is estimated to be:

2003	$1,303
2004	$1,303
2005	$692
2006	$240
2007	$228

The table below provides a reconciliation of the reported net loss for 2001 and 2000, to the pro forma net loss, which excludes previously recorded goodwill amortization, on goodwill outstanding at December 31, 2001 and 2000:

	2001			2000
		Loss Per Share			Loss Per Share
	Loss	Basic	Diluted	Loss	Basic	Diluted
Net loss available to common shareholders (as reported)	$(373,383)	$(4.21)	$(4.21)	$(66,372)	$(0.75)	$(0.75)
Add back: Goodwill amortization — net of tax	2,265	0.03	0.03	6,628	0.07	0.07

Pro forma net loss	$(371,118)	$(4.18)	$(4.18)	$(59,744)	$(0.68)	$(0.68)

In 2001 and 2000, the Corporation recorded charges of $76,808 and $20,965, respectively, included in depreciation and amortization, for permanent impairment of goodwill related to dispositions and assets held for disposition (see Note 16). The impairment resulted from a significant sales decline, customer turnover and the decision to hold certain assets for sale.

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

8. Other Assets

	2002	2001
Computer software — net of accumulated amortization	$89,208	$89,763
Deposit and other receivables	3,218	2,361
Deferred debt issue costs	7,955	—
Purchase of assets	—	14,565
Other	3,123	8,217

	$103,504	$114,906

Amortization expense related to computer software for 2002, 2001, and 2000 was $20,553, $22,936, and $26,846, respectively.

In 2001 and 2000, the Corporation recorded a charge of $26,036 and $13,752, respectively, included in depreciation and amortization, for the write-off of certain computer software costs, primarily related to a component of its ERP system, which would not be deployed.

9. Accounts Payable and Accrued Liabilities

	2002	2001
Trade accounts payable	$117,770	$89,840
Deferred revenue	26,718	22,652
Other payables	40,986	36,711

	185,474	149,203
Payroll costs	85,439	63,896
Employee benefit costs	27,787	19,037
Restructuring reserve (Note 17)	81,440	126,673
Other	106,367	127,817

	$486,507	$486,626

10. Debt

	2002	2001
Senior guaranteed notes:
Series A, 7.84%, maturing March 25, 2006	$—	$42,750
Series B, 8.05%, maturing March 25, 2009	—	57,250
Term Loan B Facility, maturing 2004 and 2006	179,500	—
Revolving term credit facility	—	15,000
Other debt, including capitalized leases	10,098	14,096

Total	189,598	129,096
Less current portion	2,135	18,034

Long-term debt	$187,463	$111,062

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In August 2002, the Corporation entered into a $400.0 million secured credit facility. The facility is comprised of a five-year $125.0 million Revolving Credit Facility, a five-year $75.0 million Delayed Draw Term Loan A Facility, and a six-year $200.0 million Term Loan B Facility, all of which are subject to a number of financial and restrictive covenants that, among other things, limit additional indebtedness and the ability of the Corporation to engage in certain transactions with affiliates, create liens on assets, engage in mergers and consolidations, or dispose of assets. The financial covenants calculated on a quarterly basis include, but are not limited to, tests of leverage and fixed charges coverage. The Delayed Draw Term Loan A Facility is to be used for acquisitions and related initial working capital requirements. The facility must be drawn within 18 months of the closing in a maximum of two drawings. Proceeds from the Term Loan B Facility were used in part to refinance the existing $168.0 million revolving credit facility that expired on August 5, 2002, and to fund working capital requirements as necessary. The Term Loan B Facility bears interest at LIBOR (London Interbank Offer Rate) plus a 300 basis point spread. Three-month LIBOR at December 31, 2002, was 1.38%.

For the years ended December 31, 2002 and 2001, the Corporation was in compliance with all debt covenants.

During 2002, the Corporation entered into interest rate swap agreements to hedge exposure to fluctuations in interest rates on the Term Loan B Facility. These swap agreements exchange the variable interest rates (LIBOR) on this facility for fixed interest rates over the terms of the agreements. The resulting fixed interest rates will be the contracted swap rate plus the LIBOR basis spread on the Term Loan B Facility. At December 31, 2002, the notional amount of the swap agreements was $150.0 million comprised as follows: a $100.0 million, 3.78% fixed rate agreement that expires in August 2006; and a $50.0 million, 2.56% fixed rate agreement that expires in September 2004. The interest rate differential received or paid on these agreements is recognized as an adjustment to interest expense. At December 31, 2002, the fair value of these swap agreements was a $5,089 liability.

On December 27, 2001, the Corporation redeemed $100.0 million of its senior guaranteed notes. On September 4, 2002, the Corporation redeemed the remaining $100.0 million of these senior guaranteed notes and incurred a net prepayment charge of $16,746.

On December 28, 2001, the $70.5 million subordinated convertible debentures held by Chancery Lane/GSC Investors L.P. (the “Partnership”) were converted into 21,692,311 common shares. The Corporation issued 1,650,000 additional common shares (“additional shares”) as an inducement to the Partnership’s Class A limited partners to convert prior to December 22, 2005, the date the Corporation could have redeemed the debentures. The right to receive the additional shares was assigned by the Partnership to its Class A limited partners. Under the terms of the partnership agreement, the Class A limited partners were entitled to all the interest paid on the subordinated convertible debentures. As part of the inducement agreement, the Corporation has agreed that if at December 31, 2003, the 20 day weighted average trading price of the common shares on the NYSE is less than $10.83, the Corporation must make a payment equal to the lesser of $9.0 million or the value of 6,000,000 of its common shares at such date. The $9.0 million payment may be reduced under certain circumstances. At the option of the Corporation, these payments may be made in common shares, subject to regulatory approval. To the extent that shares or cash is paid, it will be recorded as a charge to retained earnings. At December 31, 2002, the Corporation’s 20-day weighted average trading price was less than the $10.83 measurement price. The Corporation has no indication that the 20-day weighted average share price will continue to trade below the measurement price. Certain officers of the Corporation, including the Chairman and the Chief Executive Officer, and the former Chairman, President and Chief Executive Officer, were investors in the Partnership.

For financial reporting purposes, the subordinated convertible debentures had a liability component and an equity component. The liability component was classified as long-term debt, representing the present value of

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

interest and principal payments discounted at a rate of interest applicable to a debt only instrument of comparable term and risk. The equity component at December 28, 2001, was $8,343 representing the value of the conversion option, calculated as the difference between the proceeds and liability component.

Upon conversion, the Corporation allocated the consideration given to extinguish subordinated convertible debentures to the liability and equity components based on fair values on the date of conversion, which approximated their carrying values. As such, no gain or loss was recorded. The inducement payment of the additional shares issued was allocated to the equity component and, accordingly, charged to retained earnings. Professional fees of $1,600 incurred for the conversion were also charged to retained earnings.

Deferred issue costs of $10,396 in 2001 relating to the subordinated convertible debentures were charged to earnings upon extinguishment.

Other long-term debt, including capital leases, bears interest rates ranging from 3.4% to 14.2% and matures on various dates through 2012. Loans (excluding leases) amounting to $329 (2001 — $4,000) are payable in currencies other than United States dollars.

The net book value of assets subject to liens in 2002 is $26,563 (2001 — $27,485). The liens are primarily mortgages against property, plant and equipment and other current assets.

Payments required on long-term debt (excluding capital lease obligations) are as follows: 2003 — $219; 2004 — $110; no repayments required for 2005 and 2006; 2007 — $84,500; and thereafter — $95,000.

The Corporation also maintains uncommitted bank operating lines in the majority of the domestic markets in which it operates. These lines of credit are maintained to cover temporary cash shortfalls. Maximum allowable borrowings under these uncommitted facilities amounted to $40,221 at December 31, 2002 ($1,397 outstanding), and may be terminated at any time at the Corporation’s option. Total availability under these facilities at December 31, 2002, was $38,824.

11. Other Liabilities

	2002	2001
Unfunded pension obligations	$28,170	$27,728
Long-term supply agreement	10,820	16,934
Other	4,786	6,601

	$43,776	$51,263

During 2000, the Corporation entered into a supply agreement to sell certain paper production assets and simultaneously entered into a long-term supply agreement with the purchaser of the assets. Proceeds received were allocated to the asset sale and supply agreement based on an independent appraisal. Since the Corporation anticipates making purchases ratably over the term of the supply agreement, the proceeds related to the agreement have been deferred and are being amortized on a straight-line basis over the term of the agreement as a reduction in cost of goods sold. The price terms of the supply agreement were no more favorable than those available from other parties.

Included in accounts payable and accrued liabilities at December 31, 2002, is $6,138 (2001 — $6,918) representing the current portion of the supply agreement.

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

12. Share Capital

The Corporation’s articles of continuance provide that its authorized share capital be divided into an unlimited number of common shares and an unlimited number of preference shares, issuable in one or more series. On February 7, 2002, the Corporation announced a program to repurchase up to $50.0 million of its shares. The program calls for shares to be purchased on the NYSE from time to time depending upon market conditions, market price of the common shares and the assessment of the cash flow needs by the Corporation’s management.

Changes in the Issued Common Share Capital	Shares Issued	Amount
Balance, December 31, 1999 and 2000	88,456,940	$310,881
Conversion of subordinated convertible debentures	21,692,311	71,506
Inducement for convertible debentures	1,650,000	15,345
Exercise of stock options	4,400	29

Balance, December 31, 2001	111,803,651	397,761
Exercise of stock options and other	723,397	6,195
Restricted shares issued	385,000	3,665
Repurchase of common shares	(1,069,700)	(3,821)

Balance, December 31, 2002	111,842,348	$403,800

The Corporation has a long-term incentive program under which stock options and restricted stock awards may be granted to certain key employees. At December 31, 2002, there were 583,000 common shares available for grants (2001 — 877,500; 2000 — 171,700). Stock options have an exercise price equal to the fair market value at date of grant. Options granted generally vest at 20% or 25% per year from the date of grant. Upon retirement, all options become vested. Options granted prior to 1999 are eligible for exercise for five years after the date of retirement. Options granted after 1998 are eligible for exercise for one year after the date of retirement. The options expire not more than 10 years from the date granted.

On October 17, 2002, the Board of Directors of the Corporation approved the award of 385,000 restricted shares under the Corporation’s 2001 Long-Term Incentive Plan. The effective grant date of the restricted shares was October 17, 2002. The restricted shares are subject to repurchase by the Corporation at no cost in the event employment is terminated other than as a result of death, retirement or disability. These repurchase rights expire with respect to 25% of the initial restricted share grant each year beginning on the first anniversary of the restricted share award. Upon issuance of the restricted shares, unearned compensation expense equal to the market value was charged to share capital. The unearned compensation of the restricted shares is disclosed as a separate component of shareholders’ equity that will be recognized as compensation expense over the vesting period. Compensation expense for 2002 was $1,093.

On December 11, 2000, the Board of Directors approved the creation of Series 1 Preference Shares, which are non-voting and entitle the holder to a non-cumulative preferential annual dividend of CDN $0.001 and to receive any dividend paid on a common share. In the event of liquidation, dissolution or winding-up of the Corporation, a holder of a Series 1 Preference Share is entitled to receive a preferential amount of CDN $0.001, together with all dividends declared and unpaid thereon. Thereafter, the Series 1 Preference Shares and common shares rank equally with each other on a share-for-share basis. Stock options to acquire 1,580,000 Series 1 Preference Shares were issued on December 11, 2000, and vest at 25% per annum. In April 2002, the shareholders of the Corporation approved the amendment of the options to purchase Series 1 Preference Shares

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

to eliminate the cash-out provision and to make them exercisable for one common share per each Series 1 Preference Share option. The exercise price and the number of Series 1 Preference Share options remained unchanged.

A summary of the Corporation’s stock option activity for the three years ended December 31, 2002, is presented below:

	Years Ended December 31,
	2002		2001		2000
(Expressed in Canadian Currency)	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Common Shares
Options outstanding at beginning of year	6,362,169	$15.63	6,509,686	$16.46	6,352,486	$18.73
Options granted	860,000	15.10	1,790,833	13.43	1,068,000	4.10
Options exercised	(714,069)	13.24	(4,400)	7.54	—	—
Options forfeited and expired	(2,109,182)	12.47	(1,933,950)	16.40	(910,800)	17.81

Options outstanding at year-end	4,398,918	$17.43	6,362,169	$15.63	6,509,686	$16.46

Options exercisable at year-end	2,778,912	$20.26	2,832,715	$18.86	3,383,646	$19.84

Series 1 Preference Shares
Options outstanding at beginning of year	1,580,000	$3.65	1,580,000	$3.65	—	$—
Options granted	—	—	—	—	1,580,000	3.65
Options forfeited	(200,000)	3.65	—	—	—	—

Options outstanding at year-end	1,380,000	$3.65	1,580,000	$3.65	1,580,000	$3.65

Options exercisable at year-end	1,290,000	$3.65	395,000	$3.65	—	—

The following tables summarize information about stock options outstanding at December 31, 2002 (in Canadian currency):

	Options Outstanding		Options Exercisable
Range of Exercise Prices	Number Outstanding at December 31, 2002	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable at December 31, 2002	Weighted Average Exercise Price
Common Shares
$ 3 to 8	556,383	7.9	$4.40	258,608	$4.33
$ 9 to 15	1,766,975	8.9	14.01	444,744	12.90
$16 to 23	851,900	5.5	19.32	851,900	19.32
$24 to 30	1,223,660	3.2	26.96	1,223,660	26.96

	4,398,918	6.5	$17.43	2,778,912	$20.26

Series 1 Preference Shares

$3.65	1,380,000	8.0	$3.65	1,290,000	$3.65

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The weighted average fair value per option granted in 2002 was $4.70. The estimated fair values were calculated using the Black-Scholes option pricing model and the following assumptions.

2002
Risk-free interest rates	3.2%
Expected lives (in years)	5
Dividend yield	—
Volatility	49%

The Corporation’s 2002 net income and earnings per share on a pro forma basis using the fair value method are as follows:

Net income, as reported	$73,258
Fair value compensation expense, net of taxes	200

Pro forma net income	$73,058

Pro forma earnings per share:
Basic	$0.66
Diluted	$0.64

In accordance with the transition rules of CICA Handbook Section 3870, Stock-Based Compensation and Other Stock-Based Payments, the pro forma results include the effect of options granted during 2002. This standard does not require previous year pro forma presentation.

During 2002, the Corporation issued 219,069 (2001 — 14,636) share units as stock-based compensation for members of the Board of Directors. Share units are exercisable for either cash or common shares at the discretion of the holder. At December 31, 2002, 233,705 share units were outstanding and exercisable. For the years ended December 31, 2002 and 2001, the Corporation recorded compensation expense of $1,994 and $139 related to the issuance of these share units, respectively.

13. Cumulative Translation Adjustments

	2002	2001	2000
Balance at beginning of year	$(128,177)	$(126,360)	$(118,256)
Currency translation	(5,156)	(2,461)	(8,104)
Amounts recognized on dispositions	—	644	—

Balance at end of year	$(133,333)	$(128,177)	$(126,360)

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

14. Retirement Programs

Defined Benefit Pension Plans

During 2000, the Corporation amended its United States pension plan to cease all benefit accruals effective December 31, 2000, and announced the Corporation’s intention to terminate and wind-up the plan. The 2000 net pension expense includes a curtailment gain of $6,630 for this amendment. In March 2001, the Corporation partially settled this plan by purchasing approximately $600.0 million in annuities. This settlement reduced the projected benefit obligation and fair value of plan assets by $608,323 and $611,057, respectively, and resulted in a settlement loss of $109,115. Pension expense for 2002 and 2001 on the unsettled portion of the plan was calculated using a discount rate and rate of return on plan assets, which were based upon estimated market rates to settle the remaining portion of the plan. The Corporation anticipates settling the remainder of the plan upon receiving anticipated regulatory approval and expects to incur an additional settlement loss. Since the Corporation has no control over the timing of the regulatory approval, the amount of settlement loss cannot be determined.

During 2001, the Corporation purchased annuities to settle substantially all of the obligation under the United Kingdom pension plan. This settlement reduced the projected benefit obligation and fair value of plan assets by $99,144.

In some subsidiaries, where either state or funded retirement plans exist, there are certain small supplementary unfunded plans. Pensionable service prior to establishing funded contributory retirement plans in other subsidiaries, covered by former discretionary non-contributory retirement plans, was assumed as a prior service obligation. In addition, the Corporation has supplemental retirement programs for certain senior executives. These unfunded pension obligations are included in other liabilities and include the unfunded portion of this prior service obligation and the supplementary unfunded plans.

All of the retirement plans are non-contributory. Retirement benefits are generally based on years of service and employees’ compensation during the last years of employment. At December 31, 2002, none of the United States or International plans’ assets and about 62% of the Canadian plan’s assets were held in equity securities with the remaining portion of the assets being mainly fixed income securities.

The components of net pension expense are as follows:

	United States			Canada			International
	2002	2001	2000	2002	2001	2000	2002	2001	2000
Pension Expense
Service cost	$28	$20	$13,287	$2,871	$3,169	$3,076	$—	$76	$133
Interest cost	14,962	23,107	52,658	5,232	5,523	5,761	358	4,382	9,277
Expected return on assets	(22,020)	(37,863)	(82,523)	(7,188)	(7,497)	(7,691)	(1,204)	(5,931)	(10,780)
Settlement loss	—	109,115	—	—	—	—	—	—	—
Curtailment gain	—	2,154	(6,630)	—	—	—	—	—	—
Amortization of net loss (gain)	2,560	—	(128)	429	172	—	335	(209)	(208)
Amortization of prior service cost	—	—	832	—	—	—	—	—	—

Net pension expense (credit)	$(4,470)	$96,533	$(22,504)	$1,344	$1,367	$1,146	$(511)	$(1,682)	$(1,578)

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following provides a reconciliation of the benefit obligation, plan assets and the funded status of the pension plans as of December 31, 2002 and 2001:

	United States		Canada		International
	2002	2001	2002	2001	2002	2001
Funded Status
Projected benefit obligation, beginning of year	$227,730	$657,678	$82,347	$82,202	$6,576	$100,406
Service cost	28	20	2,871	3,169	—	76
Interest cost	14,962	23,107	5,232	5,523	358	4,382
Actuarial loss (gain)	15,668	181,673	(2,764)	699	86	(511)
Effect of settlement	—	(608,323)	—	—	—	(99,144)
Foreign currency adjustments	—	—	677	(3,030)	710	1,367
Benefits paid	(11,126)	(26,425)	(5,252)	(6,216)	(84)	—

Projected benefit obligation, end of year	$247,262	$227,730	$83,111	$82,347	$7,646	$6,576

Fair value of plan assets, beginning of year	$401,882	$935,729	$85,283	$96,690	$22,048	$118,932
Actual return on assets	(8,144)	103,635	(2,363)	(1,959)	962	503
Foreign currency adjustments	—	—	750	(3,232)	2,377	1,757
Effect of settlement	—	(611,057)	—	—	—	(99,144)
Benefits paid	(11,126)	(26,425)	(5,252)	(6,216)	(84)	—

Fair value of plan assets, end of year	$382,612	$401,882	$78,418	$85,283	$25,303	$22,048

Excess (shortfall) of plan assets over projected benefit obligation	$135,350	$174,152	$(4,693)	$2,936	$17,657	$15,472
Unrecognized net loss	50,756	7,486	19,056	12,634	3,394	3,072

Prepaid pension cost	$186,106	$181,638	$14,363	$15,570	$21,051	$18,544

Assumptions:
Discount rates	6.0%	6.8%	6.5%	7.0%	5.0%	5.0%
Expected return on plan assets	6.0%	6.8%	8.0%	8.0%	5.0%	8.3%
Rate of compensation increase	—	—	4.0%	4.0%	—	5.0%

Defined Contribution Savings Plans

Savings plans are maintained in Canada, the United States and the United Kingdom. Only the savings plan in the United Kingdom requires Corporation contributions for all employees who are eligible to participate in the retirement plans. These annual contributions consist of a retirement savings benefit contributions ranging from 1% to 3% of annual eligible compensation depending upon age. For all savings plans, if an employee contribution is made, a portion of such contribution may be eligible for a contribution match by the Corporation. For 2002, the defined contribution savings plan expense was $8,745 (2001 — $6,913; 2000 — $4,667).

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

15. Postretirement Health Care and Life Insurance Benefits

The Corporation provides postretirement health care and life insurance benefits to certain grandfathered United States employees and to all eligible Canadian employees.

The components of net postretirement benefit cost are as follows:

	2002	2001	2000
Postretirement Benefit Cost
Service cost	$2,087	$1,638	$1,450
Interest cost	17,373	13,939	13,430
Amortization of net loss	1,846	51	—
Amortization of prior service credit	(6,282)	(6,282)	(6,282)

Net postretirement benefit cost	$15,024	$9,346	$8,598

The following provides a reconciliation of the benefit obligation and the accrued postretirement benefit cost at December 31, 2002 and 2001:

	2002	2001
Accrued Postretirement Benefit Cost
Projected postretirement benefit obligation, beginning of year	$247,464	$181,085
Service cost	2,087	1,638
Interest cost	17,373	13,939
Actuarial loss	3,169	64,485
Foreign currency adjustment	127	(468)
Benefits paid	(12,982)	(13,215)

Projected postretirement benefit obligation, end of year	$257,238	$247,464
Contributions paid in December	(1,012)	(587)
Unrecognized net (loss)	(49,913)	(48,526)
Unrecognized prior service credit	35,031	41,313

Accrued postretirement benefit cost	$241,344	$239,664

Assumptions
Weighted average discount rate	6.7%	7.2%
Weighted average health care cost trend rate:
Before age 65	11.4%	11.8%
After age 65	13.3%	13.7%
The healthcare cost trend rate will gradually decline to the ultimate trend rate then remain level thereafter
Weighted average ultimate health care cost trend rate	6.0%	6.0%
Year in which ultimate health care cost trend rate will be achieved
Canada	2008	2008
United States:
Before age 65	2011	2011
After age 65	2013	2013
The following is the effect of a 1% increase in the assumed health care cost trend rates for each future year on:
Accumulated postretirement benefit obligation	$12,099	$13,905
Aggregate of the service and interest cost components of net postretirement benefit cost	910	1,182
The following is the effect of a 1% decrease in the assumed health care cost trend rates for each future year on:
Accumulated postretirement benefit obligation	$10,850	$12,244
Aggregate of the service and interest cost components of net postretirement benefit cost	842	1,055

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

16. Dispositions and Assets Held for Disposition

Company	Nature of Business	Disposition Date
Dispositions
Colleagues Group plc	Provider of direct marketing services in the United Kingdom	March 2001
Phoenix Group, Inc.	Provider of telemarketing customer relationship management in the United States	October 2001

In 2001, net sales of $68,251(2000 — $132,728) and losses from operations of $47,465 (2000 — $25,998) relating to the divested businesses, are included in the Corporation’s Commercial segment results. The Phoenix Group was sold for cash proceeds of $26,009 and $2,526 was received for the Colleagues Group. The net loss of $7,540 on these dispositions was recorded in investment and other income.

In the fourth quarter of 2001, based on a current valuation of a non-core business held for disposition, the Corporation wrote-off the remaining goodwill amounting to $28,528 recorded in the Commercial business segment. The valuation criteria includes in part, earnings potential, revenue and operating multiples, and other industry standards. Included in the results of the Commercial segment are net sales of $201,497 (2001 — $191,350; 2000 — $213,889) and operating income of $12,947 (operating losses of $21,491 in 2001, and income of $358 in 2000) for this business.

17. Restructuring and Other Charges

For the years ended December 31, 2002 and 2001, the Corporation recorded restructuring provisions as follows:

	2002			2001
	Employee Terminations	Other Charges	Total	Employee Terminations	Other Charges	Total
Forms and Labels	$4,395	$—	$4,395	$33,597	$9,422	$43,019
Outsourcing	—	—	—	4,138	—	4,138
Commercial	—	—	—	28,365	7,639	36,004
Corporate	—	—	—	10,894	48,480	59,374

	$4,395	$—	$4,395	$76,994	$65,541	$142,535

In the fourth quarter of 2002, the Corporation recorded a restructuring provision of $4,395 for workforce reduction of 154 employees, primarily related to the closure of a plant.

The 2001 restructuring plan was directed at streamlining the Corporation’s processes and significantly reducing its cost structure. The restructuring provision included $76,994 for severance and other termination benefits for 3,366 employees (substantially all employees were terminated by December 31, 2002), $52,041 for lease terminations, $9,200 for facility closings, $3,600 for onerous contracts and $700 for other incremental exit costs.

In the fourth quarter of 2002 and 2001, the Corporation reversed $5,245 and $12,856, respectively, of the restructuring reserve due to the favorable settlement of liabilities for obligations and future payments related to the disposition of the European and Asian forms business. The Corporation recorded a net reversal of $24,033 of

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

restructuring charges under the 1998 restructuring plan during the fourth quarter of 2000. In 2000, the reversals resulted from facility closing costs that were lower than originally estimated and subleasing these facilities on more favorable terms than originally estimated.

The reconciliation of the restructuring reserve at December 31, 2002, is as follows:

	Balance at December 31, 2001	Provision, Net	Cash Paid	Balance at December 31, 2002
Employee terminations	$41,955	$4,395	$(32,031)	$14,319
Other	84,718	(5,245)	(12,352)	67,121

	$126,673	$(850)	$(44,383)	$81,440

The restructuring reserves classified as “other” of $67,121 at December 31, 2002, primarily consist of the estimated remaining payments related to lease terminations and facility closing costs. Payments on these lease obligations continue until 2010. Market conditions and the Corporation’s ability to sublease these properties may affect the ultimate charge related to its lease obligations. Any potential recovery or additional charge may affect amounts reported in the consolidated financial statements of future periods. The Corporation anticipates that payments associated with employee terminations will be substantially completed by the end of 2003.

At December 31, 2002, the restructuring reserve includes approximately $63,769 and $13,286 related to the 2001 and 1998 restructuring plans, respectively, primarily related to lease payments.

During 2002, the Corporation recorded other charges of $16,746 associated with the redemption of $100 million of senior guaranteed notes and an executive separation of $9,202, included in selling, general and administrative expenses.

For the year ended December 31, 2001, the Corporation recorded other charges as follows:

	Cost of Sales	Selling, General and Administrative Expense	Depreciation and Amortization	Investment and Other Income	Interest, Debt Settlement, and Issue Cost	Total
Forms and Labels	$861	$4,287	$21,873	$—	$—	$27,021
Outsourcing	—	—	342	—	—	342
Commercial	5,685	332	89,551	4,014	—	99,582
Corporate	61,209	41,212	19,627	928	11,617	134,593

	$67,755	$45,831	$131,393	$4,942	$11,617	$261,538

Included in cost of sales and selling, general and administrative expenses is a charge of $11,165 for the write-off of inventory and accounts receivable relating to exiting certain non-core businesses. The Corporation also recorded a net loss of $96,605 (of which $61,209 was included in cost of sales and $35,396 in selling, general and administrative expenses) associated with the partial settlement of the U.S. pension plan, which was curtailed as of December 31, 2000, and other cash charges of $4,816 included in selling, general and administrative expense. A charge of $11,617 related to the partial redemption of the $100.0 million of senior guaranteed notes and the conversion of the subordinated convertible debentures is included in debt settlement cost and $1,000 for legal and other professional fees is in selling, general and administrative expense. Non-cash charges of $131,393 related to the write-down of goodwill of non-core businesses to be disposed of and asset

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

impairments are included in depreciation and amortization. Asset impairments relate to write-offs of property, plant and equipment (see Note 5) and capitalized software (see Note 8). For the write-down of goodwill for non-core businesses to be disposed of, one non-core business was subsequently sold in 2001 and the other non-core business is being held for sale (see Note 16). A loss on disposition of non-core businesses of $4,014 and $928 for the write-down of investments were charged to investment and other income (see Note 7 and Note 16).

During 2000, the Corporation recorded net other charges of $20,913, related to non-cash charges of $34,717 for write-down of a non-core asset held for disposal and the impairment of a component of the ERP asset, both included in depreciation and amortization; loss on disposal of investment in JetForm Corporation of $8,474; the write-down of a permanently impaired investment of $3,500; and $4,885 of other charges. These charges were offset by the reversal of a restructuring reserve of $24,033 and a gain on the curtailment of the Corporation’s U.S. pension plan of $6,630.

18. Income Taxes

The components of earnings (loss) before income taxes and minority interest for the three years ended December 31, 2002, 2001 and 2000, are as follows:

	2002	2001	2000
Earnings (Loss) Before Income Taxes and Minority Interest
Canada	$(1,182)	$(68,232)	$(40,787)
United States	32,242	(331,585)	(78,991)
Other countries	46,292	11,397	38,186

	$77,352	$(388,420)	$(81,592)

	2002		2001		2000
	Current	Deferred	Current	Deferred	Current	Deferred
Provision (Recovery) for Income Taxes
Canada	$66	$(160)	$469	$54	$73	$364
United States	25,931	(27,879)	189	(36,826)	(158)	(21,706)
Other countries	3,585	266	2,933	379	5,631	(2,352)
Withholding taxes	663	—	610	—	771	—

	$30,245	$(27,773)	$4,201	$(36,393)	$6,317	$(23,694)

Deferred income taxes result from a number of temporary differences in the jurisdictions in which the Corporation and its subsidiaries operate. These differences and the tax effects of each are as follows:

	2002	2001	2000
Deferred Income Taxes
Depreciation	$(1,940)	$(459)	$319
Pensions	1,615	(36,493)	6,151
Unearned revenue	2,421	—	(10,847)
Postretirement benefits	374	—	1,869
Restructuring	18,566	—	16,548
Tax benefit of loss carryforward	(42,350)	—	(38,244)
Other	(6,459)	559	510

	$(27,773)	$(36,393)	$(23,694)

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Temporary differences and tax loss carryforwards, which give rise to deferred income tax assets and liabilities are as follows:

	2002	2001
Deferred Income Tax Assets
Postretirement benefits	$93,647	$94,092
Tax benefit of loss carryforwards	142,739	154,605
Pensions	9,235	672
Restructuring	20,062	45,736
Other	62,162	57,648

	327,845	352,753
Valuation allowance	(113,917)	(166,695)

	$213,928	$186,058

Deferred Income Tax Liabilities
Depreciation	$36,127	$50,561
Pensions	79,135	77,968
Other	25,482	10,341

	$140,744	$138,870

Net deferred income tax asset	$73,184	$47,188

Distributed as follows:
Current deferred income tax asset	31,912	13,566
Current deferred income tax liability	3,184	324
Long-term deferred income tax asset	53,938	47,651
Long-term deferred income tax liability	9,482	13,705

The effective rates of tax for each year compared with the statutory Canadian rates were as follows:

	2002	2001	2000
Effective Tax Expense (Recovery) Rate
Canada:
Combined federal and provincial statutory rate	38.4%	(41.6)%	(43.2)%
Corporate surtax	1.1	(1.1)	(1.1)
Manufacturing and processing rate reduction	(4.0)	5.4	6.0

Expected income tax expense (recovery) rate	35.5	(37.3)	(38.3)
Tax rate differences in other jurisdictions	(8.0)	(2.2)	(18.1)
Losses for which a benefit (has) has not been provided — net	(27.2)	4.7	17.8
Restructuring costs	(0.4)	12.2	(1.6)
Impaired assets	—	6.4	—
International divestiture	(0.1)	5.4	—
Non-deductible goodwill amortization and write-downs	1.0	3.0	17.1
Other	2.4	(0.5)	1.8

Total consolidated effective tax expense (recovery) rate	3.2%	(8.3)%	(21.3)%

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

At December 31, 2002, the Corporation has tax loss carryforwards totaling $353.0 million. Of this amount, a valuation allowance has been recorded against $239.0 million. Of the $239.0 million, approximately $106.0 million expires between 2003 and 2012 and $133.0 million has no expiration. In addition, the Corporation has recorded a valuation allowance against approximately $55.0 million of temporary differences that are available for utilization in future years.

The 2002 difference between the statutory rate and the effective rate relates to lower tax rates in non-U.S. jurisdictions offset by the inability to recognize the tax benefit from certain foreign operating losses, combined with a partial reduction in the deferred tax valuation allowance (which is based on estimates of future taxable income), the resolution of an income tax refund, partially offset by required tax reserves. In 2001, the effective income tax benefit resulted from the partial recognition of operating losses.

The valuation allowance at December 31, 2002, relates to net operating losses generated in the United States, Canada, Latin America and Europe (which have limited carry-forward periods), and future deductible expense. The decrease (increase) in the valuation allowance of approximately $53.0 million and $(103.0) million for 2002 and 2001, respectively, primarily relates to amounts recorded against deferred tax assets in the United States.

The Corporation has reduced the valuation allowance for a portion of its deferred tax assets to the extent that it believes based on the weight of available evidence, it is more likely than not that those assets will be realized.

19. Earnings Per Share

	2002	2001	2000
Net earnings (loss) available to common shareholders	$73,258	$(373,383)	$(66,372)
Weighted average number of common shares outstanding:
Basic	111,556	88,648	88,457
Dilutive options(a)	2,219	—	—
Contingent shares (see Note 10)	247	—	—

Diluted	114,022	88,648	88,457

Earnings (loss) per share
Basic	$0.66	$(4.21)	$(0.75)
Diluted	$0.64	$(4.21)	$(0.75)

(a)	For 2001 and 2000, the diluted options are excluded as their effect would be anti-dilutive.

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

20. Segmented Information

The Corporation operates in the printing industry with three distinct operating segments based on the way management assesses information on a regular basis for decision-making purposes. The three segments are Forms and Labels, Outsourcing and Commercial. These segments market print and print related products and services to a geographically diverse customer base.

As a result of acquiring the remaining interest in Quality Color Press, Inc. (see Note 3), management has reclassified this business from the Commercial segment to the Forms and Labels segment in order to reflect the business synergies and integration plans.

Forms and Labels

In this segment, the Corporation derives its revenues from operations in the United States, Canada and Latin America. This segment designs and manufactures business forms, labels and related products, systems and services which include:

•	Custom continuous forms, cut sheets and multipart forms

•	Print services

•	Self mailers

•	Electronic forms and services

•	Integrated form-label application

•	Proprietary label products

•	Pressure sensitive labels

•	Security documents

•	Logistics, warehouse and inventory management

Outsourcing

In this segment, the Corporation derives revenues from its Business Communications Services (“BCS”) operations in the United States and Canada by offering outsourcing services for electronic printing, imaging, processing and distribution. BCS also manages custom, high-volume mailing applications. Products include:

•	Bill and service notifications

•	Insurance policies

•	Special notices

•	Telecommunication cards

•	Investment, banking, credit card, tax and year-end financial statements

•	Licenses

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Commercial

In this segment, the Corporation derives its revenues from operations in the United States and Europe mainly by producing highly personalized communications and database driven publications including:

•	Creation and production of personalized mail

•	Database management and segmentation services

•	Direct marketing program development

•	Response analysis services

•	Digital color printing

•	Annual reports

•	Corporate image and product brochures

•	Catalogs

•	Market inserts

•	Promotional materials

Other products within the Commercial segment include:

•	Variable-imaged bar codes

•	Printers, applicators and software products and solutions

•	Post processing equipment

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

OPERATING SEGMENTS

Years Ended December 31,

Expressed in thousands of U.S. Dollars

	Forms and Labels	Outsourcing	Commercial	Consolidated
2002
Total revenue	$1,129,483	$317,848	$606,917	$2,054,248
Intersegment revenue	(3,636)	(1,749)	(10,824)	(16,209)

Sale to customers outside the enterprise	1,125,847	316,099	596,093	2,038,039

Segment operating income	132,736	61,374	50,562	244,672

Non-operating expenses				(142,149)

Income from operations				102,523

Segment assets	581,660	114,514	324,533	1,020,707
Corporate assets including investments				419,052

Total assets				1,439,759

Capital asset depreciation and amortization	56,811	14,969	14,966	86,746

Capital expenditures	20,256	4,416	7,273	31,945

2001 (Reclassified)
Total revenue	$1,198,173	$341,485	$636,343	$2,176,001
Intersegment revenue	(3,704)	(2,006)	(15,717)	(21,427)

Sale to customers outside the enterprise	1,194,469	339,479	620,626	2,154,574

Segment operating income (loss)	43,445	49,508	(90,904)	2,049

Non-operating expenses				(344,373)

Loss from operations				(342,324)

Segment assets	645,178	117,243	261,486	1,023,907
Corporate assets including investments				313,079

Total assets				1,336,986

Capital asset depreciation and amortization	111,875	19,383	107,814	239,072

Capital expenditures	18,902	16,124	10,376	45,402

2000 (Reclassified)
Total revenue	$1,246,800	$297,851	$730,896	$2,275,547
Intersegment revenue	(690)	(1,082)	(15,357)	(17,129)

Sale to customers outside the enterprise	1,246,110	296,769	715,539	2,258,418

Segment operating income (loss)	72,105	43,126	(10,706)	104,525

Non-operating expenses				(150,759)

Loss from operations				(46,234)

Segment assets	856,457	109,847	428,692	1,394,996
Corporate assets including investments				348,591

Total assets				1,743,587

Capital asset depreciation and amortization	84,264	19,276	47,978	151,518

Capital expenditures	61,677	10,651	32,253	104,581

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

GEOGRAPHIC INFORMATION

Years Ended December 31,

Expressed in thousands of U.S. Dollars

	Canada	United States	International	Consolidated
2002
Sale to customers outside the enterprise	$208,192	$1,607,418	$222,429	$2,038,039
Capital assets, goodwill and intangibles	51,491	369,544	36,583	457,618
2001
Sale to customers outside the enterprise	$199,628	$1,689,954	$264,992	$2,154,574
Capital assets, goodwill and intangibles	39,091	356,675	43,931	439,697
2000
Sale to customers outside the enterprise	$222,311	$1,685,680	$350,427	$2,258,418
Capital assets, goodwill and intangibles	49,736	540,649	77,243	667,628

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

21. Lease Commitments

At December 31, 2002, lease commitments require future payments as follows:

2003	$35,069
2004	$28,073
2005	$21,238
2006	$16,185
2007	$12,564
2008 and thereafter	$36,669

Rent expense amounted to $52,137 in 2002 (2001 — $56,499; 2000 — $69,897).

22. Contingencies

At December 31, 2002, certain lawsuits and other claims were pending against the Corporation. While the outcome of these matters is subject to future resolution, management’s evaluation and analysis of such matters indicates that, individually and in the aggregate, the probable ultimate resolution of such matters will not have a material effect on the Corporation’s consolidated financial statements.

The Corporation is subject to laws and regulations relating to the protection of the environment. The Corporation provides for expenses associated with environmental remediation obligations when such amounts are probable and can be reasonably estimated. Such accruals are adjusted as new information develops or circumstances change and are not discounted. While it is not possible to quantify with certainty the potential impact of actions regarding environmental matters, particularly remediation and other compliance efforts that the Corporation’s subsidiaries may undertake in the future, in the opinion of management, compliance with the present environmental protection laws, before taking into account estimated recoveries from third parties, will not have a material adverse effect upon the results of operations or consolidated financial condition of the Corporation.

The Corporation has been identified as a Potentially Responsible Party (“PRP”) at the Dover, New Hampshire Municipal Landfill, a United States Environmental Protection Agency Superfund Site. The Corporation has been participating with a group of approximately 26 other PRP’s to fund the study of and implement remedial activities at the site. Remediation at the site has been on-going and is anticipated to continue for at least several years. The total cost of the remedial activity was estimated to be approximately $26,000. The Corporation’s share is not expected to exceed $1,500. The Corporation believes that the reserves are sufficient based on the present facts and recent tests performed at this site.

As described in Note 3, the Corporation may be required to pay a termination fee of up to $27.5 million if the Corporation terminates its merger agreement with Wallace.

23. Financial Instruments

At December 31, 2002, the aggregate amount of forward exchange contracts used as hedges was approximately $13,600 (2001 — $13,700). Gains and losses from these contracts, for all years presented, were not significant.

The notional amount of interest rate swaps at December 31, 2002, use to hedge exposure to fluctuations in interest rates on the Term Loan B Facility was $150.0 million (see Note 10).

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Corporation may be exposed to losses if the counterparties to the above contracts fail to perform. The Corporation manages this risk by dealing only with financially sound counterparties and by establishing dollar and term limits for each counterparty. The Corporation does not use derivative financial instruments for trading or speculative purposes.

24. Cash Flow Disclosure

For the year ended December 31, 2001, the following non-cash transactions are required to be disclosed for both Canadian and U.S. GAAP as follows:

Subordinated convertible debentures	$71,506
Inducement to certain debenture holders	15,345

25. Differences Between Canadian and United States Generally Accepted Accounting Principles

The continued registration of the common shares of the Corporation with the Securities and Exchange Commission (“SEC”) and listing of the shares on the NYSE require compliance with the integrated disclosure rules of the SEC.

The accounting policies in Note 1 and accounting principles generally accepted in Canada are consistent in all material aspects with United States generally accepted accounting principles (U.S. GAAP) with the following exceptions.

Pensions and Postretirement Benefits

With the adoption of CICA Handbook Section 3461, Employee Future Benefits, effective January 1, 2000, there is no longer any difference in the method of accounting for these costs. However, the transitional rules for implementing the new Canadian standard continue to result in U.S. GAAP reporting differences. Under CICA Handbook Section 3461, all past net gains (losses), net assets and prior service costs were recognized as of the date of adoption. Under U.S. GAAP, net gains (losses), net assets and prior service costs which occurred before January 1, 2000 are recognized over the appropriate amortization period.

Statement of Cash Flows

For Canadian GAAP the Statements of Cash Flows discloses the net change in cash resources, which is defined as cash and cash equivalents less bank indebtedness. U.S. GAAP requires the disclosure of cash and cash equivalents. Under U.S. GAAP, net cash provided by (used in) financing activities for 2002, 2001, and 2000 would be $(10,962), $(66,315), and $18,451, respectively. Cash and cash equivalents are the same for both Canadian and U.S. GAAP.

Income Taxes

The liability method of accounting for income taxes is used for both Canadian and U.S. GAAP. However, under U.S. GAAP, temporary differences are tax effected at enacted rates, whereas under Canadian GAAP, temporary differences are tax effected using substantively enacted rates and laws that will be in effect when the differences are expected to reverse (see Note 18).

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Accounting for Certain Investments in Debt and Equity Securities

U.S. GAAP requires net unrealized gains (losses) on available-for-sale securities to be reported as a separate component of shareholders’ equity until realized, whereas under Canadian GAAP such investments are carried at cost with no effect on net income or shareholders’ equity. Under both Canadian and U.S. GAAP, impairments deemed to be other than temporary would be charged to earnings.

Stock Compensation

The adoption of CICA Handbook, Section 3870, Stock-Based Compensation and Other Stock-Based Payments, reduced most prospective differences in accounting for these costs between Canadian GAAP and U.S. GAAP. The pro forma disclosures of net income and earnings per share under the fair value method of accounting for stock options will continue to differ as CICA Handbook Section 3870 is applicable for awards granted on or after January 1, 2002. For both Canadian and U.S. GAAP the Corporation uses the intrinsic value method of accounting for stock options. Prior to CICA Handbook Section 3870, recognition of compensation expense was not required for the Corporation’s Series 1 Preference Share options, whereas under U.S. GAAP, the expense is measured at the fair value of the Preference Share options, less the amount the employee is required to pay, and is accrued over the vesting period.

In April 2002, the shareholders of the Corporation approved the amendment of the options to purchase Series 1 Preference Shares (the “Preference Shares”) to eliminate the cash-out provision and to make them exercisable for one common share per each Preference Share option. The exercise price and the number of Preference Share options remained unchanged. This amendment effectively made these options common share equivalents for diluted earnings per share computations. The transition rules for CICA Handbook Section 3870 required that these common share equivalents be considered outstanding as of the beginning of the year, whereas for U.S. GAAP purposes, these Preference Share options were not considered common share equivalents until amended. The difference in the weighted average common shares between Canadian and U.S. GAAP relates solely to the amendment of the Preference Share options.

Additionally, no compensation expense or pro forma compensation expense is required to be recognized in the current and future periods under Canadian GAAP pursuant to CICA Handbook Section 3870, whereas under U.S. GAAP, unearned compensation cost will be recognized over the remaining vesting period (through December 11, 2004) based on the intrinsic value of the option on the date of approval. Pro forma fair value compensation expense will also be recorded under U.S. GAAP for the Preference Shares commencing on the amendment date. Compensation expense under U.S. GAAP for 2002 and 2001, was $11,839 and $2,700, respectively. In accordance with the transition rules for CICA Handbook Section 3870, no compensation expense was recorded for the Preference Shares for Canadian GAAP.

Comprehensive Income

Statement of Financial Accounting Standards (“SFAS”) No. 130 requires disclosure of comprehensive income and its components. Comprehensive income is the change in equity of the Corporation from transactions and other events other than those resulting from transactions with owners, and is comprised of net income and other comprehensive income. The components of other comprehensive income for the Corporation are unrealized foreign currency translation adjustments, change in fair value of derivatives and unrealized gains (losses) on available-for-sale securities. Under Canadian GAAP, there is no standard for reporting comprehensive income.

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Accounting for Derivative Instruments and Hedging Activities

For U.S. GAAP purposes the Corporation’s interest rate swaps are designated as cash flow hedges and changes in their fair value are recorded in other comprehensive income. Under Canadian GAAP, there is no standard requiring the recognition of the fair value of derivatives through comprehensive income.

Foreign Currency Translation

Under U.S. GAAP, foreign currency translation gains or losses are only recognized on the sale or substantial liquidation of a foreign subsidiary. Under Canadian GAAP, a foreign currency gain or loss due to a partial liquidation is recognized in income.

Business Process Reengineering

Under U.S. GAAP, business process reengineering activities are expensed as incurred. Prior to October 28, 1998, Canadian GAAP permitted these costs to be capitalized or expensed. Subsequent to October 28, 1998, Canadian GAAP requires expensing these costs. Prior to October 28, 1998, the Corporation capitalized business process reengineering costs and classified them as computer software.

In 2000, certain deployment and training costs related to the implementation of the Corporation’s ERP system were expensed for U.S. GAAP purposes and capitalized for Canadian GAAP purposes. In those years, such expenses exceeded the amortization differential since the ERP system was not placed in service until 2000. In 2002 and 2001, the U.S. GAAP reconciling item for computer software relates solely to the amortization differential of the capitalized amounts.

Convertible Debentures

Canadian GAAP requires that a portion of the subordinated convertible debentures be classified as equity. The difference between the carrying amount of the debenture and contractual liability is amortized to earnings. U.S. GAAP requires classification of subordinated convertible debentures as a liability.

Under U.S. GAAP, when convertible debt is converted to equity securities pursuant to an inducement offer, the debtor is required to recognize in earnings, the fair value of all securities and other consideration transferred in excess of the fair value of the securities issuable in accordance with the original conversion terms. Under Canadian GAAP, the fair value of the securities issued is charged to retained earnings. Also under Canadian GAAP, certain other contingent consideration is not recognized until paid.

Under U.S. GAAP, when convertible debt is converted to equity securities, unamortized deferred debt issuance costs are charged to share capital. Under Canadian GAAP, these costs are charged to earnings.

The components of “Debt conversion costs” included in the U.S. GAAP reconciliation for 2001 are as follows:

Inducement shares issued	$(15,345)
Deferred debt issuance costs	10,396
Contingent consideration	(2,000)

Debt conversion costs	$(6,949)

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The value of the inducement shares represents the fair market value of 1,650,000 of the Corporation’s common shares and is based upon the closing price of these shares on the NYSE on December 28, 2001, the date the shares were issued. For Canadian GAAP purposes, the fair value of the inducement shares was charged to equity and additionally shown on the statement of operations as a reduction to the amount available to common shareholders in the calculation of earnings per share. For U.S. GAAP purposes, the fair value of the inducement shares was recognized as an increase to share capital and recognized as a charge to earnings for the period. The deferred debt issuance costs represent the unamortized balance of the deferred issuance costs related to the convertible debentures at conversion. For Canadian GAAP purposes, these costs were recognized in earnings for the period, whereas for U.S. GAAP purposes, these costs were recorded as a component of share capital. The contingent consideration represents the right granted with the inducement shares for the holder to potentially receive additional consideration in the future based on the 20-day weighted average share price of the Corporation’s stock at December 31, 2002 and 2003 (see Note 10). For Canadian GAAP purposes, to the extent that any stock or cash is paid, it will be recorded as a charge to retained earnings. For U.S. GAAP purposes, the fair value of this contingent consideration is recognized in earnings and recorded at fair market value in subsequent reporting periods. The fair value of the consideration was based upon an independent third party valuation using an option pricing valuation model that includes, but is not limited to the following factors: the Corporation’s stock price volatility; cost of borrowings; and certain equity valuation multiples.

Settlements of Pension Plans

Under U.S. GAAP, a gain or loss arising upon the settlement of a pension plan is only recognized once responsibility for the pension obligation has been relieved. Under Canadian GAAP, prior to January 1, 2000, an intention to settle or curtail a pension plan that was expected to result in a loss, required recognition once the amount was likely and could be reasonably estimated.

The following tables provide a reconciliation of net earnings (loss) as reported under Canadian GAAP to net earnings (loss) under U.S. GAAP.

	2002	2001	2000
Net earnings (loss) as reported	$73,258	$(358,038)	$(66,372)
U.S. GAAP Adjustments:
Pension expense	4,199	144,917	18,263
Postretirement benefits	17,290	17,275	18,833
Computer software	6,764	17,287	(2,300)
Interest expense	—	258	—
Debt conversion costs	832	(6,949)	—
Stock-based compensation	(11,839)	(2,700)	—
Income taxes	(6,726)	(82,014)	(13,728)

Net earnings (loss) under U.S. GAAP	$83,778	$(269,964)	$(45,304)
Earnings (loss) per share:
Basic	$0.75	$(3.05)	$(0.51)
Diluted	$0.74	$(3.05)	$(0.51)
Average shares (in thousands):
Basic	111,556	88,648	88,457
Diluted	113,298	88,648	88,457

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Comprehensive Income (loss)	2002	2001	2000
Net earnings (loss)	$83,778	$(269,964)	$(45,304)

Other comprehensive income (loss), net of tax:
Currency translation adjustments	(5,156)	(1,817)	(8,104)
Change in fair value of derivatives	(3,104)	—	—
Reclassification adjustment for losses included in income	—	(798)	11,092
Unrealized losses on available-for-sale securities	—	—	(6,041)

Total comprehensive income (loss)	$75,518	$(272,579)	$(48,357)

For U.S. GAAP purposes, the costs related to the early extinguishment of debt are classified as an extraordinary item. On September 4, 2002, the Corporation redeemed $100.0 million of the senior guaranteed notes at a redemption price that includes a net prepayment charge of $16,746 or $10,215 net of taxes. Net earnings before extraordinary items for 2002 is $93,993. Basic and diluted earnings per share before extraordinary items for 2002 are $0.84 and $0.83, respectively.

Gains and (losses) on the disposal of property, plant and equipment for 2002, 2001 and 2000 were $8,730, $(792) and $(2,630), respectively. For U.S. GAAP purposes these amounts are recorded in income from operations.

Interest expense is net of investment income of $1,843, $2,895 and $4,545 for 2002, 2001 and 2000, respectively.

Balance Sheet Items

	2002		2001
As at December 31,	As Reported	U.S. GAAP	As Reported	U.S. GAAP
Net pension asset	$(193,350)	$(129,193)	$(188,024)	$(119,668)
Computer software — net	(89,208)	(63,672)	(89,763)	(57,463)
Fair value of derivatives — liability	—	5,089	—	—
Postretirement benefits	241,344	366,077	239,664	381,687
Deferred income taxes — net	(73,184)	(156,239)	(47,188)	(134,982)
Accounts payable and accrued liabilities	486,507	481,676	486,626	485,325
Accumulated other comprehensive income	(133,333)	(101,253)	(128,177)	(92,993)
Share capital	403,800	405,337	397,761	384,759
Retained earnings (deficit)	114,601	(50,645)	51,666	(124,100)

The weighted average fair value per option granted in 2002, 2001 and 2000 was $9.26, $3.91 and $0.67, respectively. The estimated fair values were calculated using the Black-Scholes option pricing model and the following assumptions.

	2002	2001	2000
Risk-free interest rates	4.1%	4.5%	5.5%
Expected lives (in years)	5	5	6
Dividend yield	—	—	7.6%
Volatility	48.1%	46.0%	39.0%

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Corporation’s U.S. GAAP net income and earnings per share on a pro forma basis using the fair value method are as follows:

	2002	2001	2000
Net income (loss)	$83,778	$(269,964)	$(45,304)
Pro forma adjustments, net of tax:
Stock compensation recorded	7,222	—	—
Fair value compensation expense	(11,305)	(1,949)	(1,746)

Pro forma net income (loss)	$79,695	$(271,913)	$(47,050)

Income (loss) per share
Basic	$0.71	$(3.07)	$(0.53)
Diluted	$0.70	$(3.07)	$(0.53)

26. Pending Accounting Standards

In May 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections” (“SFAS 145”). Among other things, under the provision of SFAS 145, gains and losses from the early extinguishment of debt are no longer classified as an extraordinary item, net of income taxes, but are included in the determination of pretax earnings. The effective date for SFAS 145 is for fiscal years beginning after May 15, 2002, with early application encouraged. Upon adoption, all gains and losses from the extinguishment of debt previously reported as an extraordinary item shall be reclassified to pretax earnings. It is anticipated that the adoption of SFAS 145 will have no impact on the financial position or results of operations of the Corporation.

In July 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (“SFAS 146”). This statement addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance that the Emerging Issues Task Force (“EITF”) has set forth in EITF Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” The principal difference between SFAS 146 and EITF 94-3 is that SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred versus the EITF 94-3 where a liability was recognized on the date an entity committed to an exit plan. SFAS 146 is effective for exit and disposal activities that are initiated after December 31, 2002.

In January 2003, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure” (“SFAS 148”). The Statement provides alternative methods of transitioning to the fair value based method of accounting for stock-based employee compensation. Also, this Statement amends the previous disclosure requirements to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.

In November 2002, the FASB issued FASB Interpretation No. 45 (“FIN 45”), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” This interpretation expands the disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees and requires the guarantor to recognize a liability for the fair value of an obligation assumed under a guarantee. In general, FIN 45 applies to contracts or indemnification agreements that

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

contingently require the guarantor to make payments to the guaranteed party based on changes in an underlying that is related to an asset, liability, or equity security of the guaranteed party. Certain guarantee contracts are excluded from both the disclosure and recognition requirements of this interpretation. Other guarantees are subject to the disclosure requirements of FIN 45 but not to the recognition provisions and include, among others, a guarantee accounted for as a derivative instrument under SFAS 133. The disclosure requirements of FIN 45 are effective for the Corporation as of December 31, 2002, and require disclosure of the nature of the guarantee, the maximum potential amount of future payments that the guarantor could be required to make under the guarantee, and the current amount of the liability, if any, for the guarantor’s obligations under the guarantee. The recognition requirements of FIN 45 are to be applied prospectively to guarantees issued or modified after December 31, 2002. Significant guarantees that have been entered into by the Corporation are disclosed in Note 10. The Corporation does not expect the requirements of FIN 45 to have a material impact on results of operations, financial position or liquidity.

In 2002, the CICA Handbook Sections 3063, Impairment of Long Lived Assets, and 3475, Disposal of Long Lived Assets and Discontinued Operations, were issued to harmonize with SFAS No. 144. The standards will require an impairment loss to be recognized when the carrying amount of an asset held for use exceeds the sum of undiscounted cash flows. The impairment loss would be measured as the amount by which the carrying amount exceeds the fair value of the asset. An asset held for sale is to be measured at the lower of carrying cost or fair value less cost to sell. In addition, this guidance broadens the concept of a discontinued operations and eliminates the ability to accrue operating losses expected between the measurement date and the disposal date. CICA Section 3063 is effective for fiscal years beginning on or after April 1, 2003, and CICA Section 3475 applies to disposal activities initiated by an enterprise’s commitment to a plan on or after May 1, 2003. The sections will be applied prospectively with early adoption encouraged.

In 2002, the Accounting Standards Board of the CICA issued Accounting Guidelines No. 13 that increases the documentation, designation and effectiveness criteria to achieve hedge accounting. The guideline requires the discontinuance of hedge accounting for hedging relationships established that do not meet the conditions at the date it is first applied. It does not change the method of accounting for derivatives in hedging relationships, but requires fair value accounting for derivatives that do not qualify for hedge accounting. The new guideline is applicable for fiscal years commencing July 1, 2003. The Corporation is evaluating the impact this standard might have on its results of operations and financial position.

27. Subsequent Event

On May 15, 2003, the Corporation acquired all the outstanding shares of Wallace in exchange for consideration of $14.40 in cash and 1.05 shares of the Corporation for each outstanding share of Wallace. The aggregate consideration to the Wallace shareholders was $1.1 billion and was comprised of a cash payment of $609.7 million and 44,458,825 common shares of the Corporation with a fair value of $471.7 million. The fair value of the Corporation’s shares was based upon the actual number of shares issued to the Wallace shareholders using the average closing trading price of the Corporation’s common shares on the New York Stock Exchange (“NYSE”) during a five-day trading period beginning two days prior to the announcement of the merger agreement on January 17, 2003. The total purchase price of $1.3 billion also included $218.2 million for the settlement of Wallace debt and other liabilities, and direct acquisition costs to date of $19 million.

The transaction was recorded by allocating the cost of the assets acquired, including intangible assets and liabilities assumed based on their estimated fair values at the date of acquisition. The excess of the cost of the Acquisition over the net of amounts assigned to the fair value of the assets acquired and the liabilities assumed

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

was recorded as goodwill. Based on the Corporation’s preliminary independent valuation, which is subject to further refinement, the purchase price was allocated as follows:

Accounts receivable	$238,321
Inventory	137,562
Customer backlog	3,790
Other current assets	13,350
Property, plant and equipment — net	390,536
Long-term and other assets	38,583
Capitalized software	45,400
Amortizable intangible assets	60,824
Intangible assets with indefinite lives	92,310
Goodwill	675,163
Accounts payable and accrued liabilities	(158,178)
Short-term and long-term debt	(16,189)
Postretirement benefits and pension	(52,484)
Deferred taxes — net	(131,306)
Other long-term liabilities	(19,031)

Total purchase price — net of cash acquired	$1,318,651

In March 2003, the Corporation entered into an $850.0 million senior secured credit facility (the “New Facility”) in connection with the Acquisition. The New Facility consists of a seven-year $500.0 million B Term Loan, which was funded into escrow until the consummation of the Acquisition on May 15, 2003, and a five-year $350.0 million Revolving Credit Facility. The loans under the New Facility bear interest based on a variable index (LIBOR), plus an applicable margin. The New Facility replaced the Corporation’s $400.0 million senior secured credit facility. The Corporation subsequently entered into an agreement with the lender of its New Facility in August 2003 to amend the New Facility to reduce the applicable margin.

Concurrently, in March 2003, the Corporation issued $403.0 million of 7 7/8% senior unsecured notes (the “Senior Notes”) due 2011 at a $2.8 million discount to the principal amount. Interest on the Senior Notes is payable semiannually on January 15 and July 15 of each year, commencing on July 15, 2003. The Corporation, at its option, may redeem up to 40% of the Senior Notes prior to January 15, 2006, at a predetermined redemption price with the proceeds of certain equity offerings. In addition, subsequent to January 15, 2007, the Senior Notes may be redeemed at predetermined redemption prices. On or prior to January 15, 2007, the Corporation may also redeem the Senior Notes upon a change of control, at a price equal to 100% of the principal plus an applicable premium.

28. Supplemental Consolidating Financial Information

Moore North America Finance Inc (“Finance Inc.”) a wholly-owned subsidiary of the Corporation (the “Parent”) is the issuer of the Senior Notes. The Parent and certain of the Corporation’s wholly owned subsidiaries (“Guarantor Subsidiaries”) have guaranteed Finance Inc.’s obligation under the Senior Notes. The Guarantees are joint and several, full, complete and unconditional. Other wholly owned subsidiaries of the Corporation (“Non-guarantor Subsidiaries”) have not guaranteed the obligation under the Senior Notes.

The following supplemental condensed consolidating financial data illustrates, in separate columns, the composition of the Parent, Finance Inc., Guarantor Subsidiaries, Non-guarantor Subsidiaries, eliminations, and the consolidated total.

Investments in subsidiaries are accounted for by the equity method for purposes of the supplemental condensed consolidating financial data. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions. The financial data may not necessarily be indicative of the results of operations or financial position had the subsidiaries been operated as independent entities.

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Supplemental Consolidating Balance Sheet at December 31, 2002:

	Parent	Finance Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current Assets
Cash and cash equivalents	$29,127	$101	$100,338	$10,064	$—	$139,630
Accounts receivable — net	33,131	—	271,219	37,033	—	341,383
Intercompany receivables	—	2,222	60,496	4,571	(67,289)	—
Inventories	21,121	—	99,384	9,384	—	129,889
Prepaid expenses	949	—	15,604	764	—	17,317
Deferred income taxes	549	—	29,066	2,297	—	31,912

Total Current Assets	84,877	2,323	576,107	64,113	(67,289)	660,131

Property, plant and equipment — net	28,503	—	199,457	27,762	—	255,722
Investments	—	—	1,784	30,472	—	32,256
Investment in subsidiaries	374,237	—	47,917	230	(422,384)	—
Prepaid pension cost	14,363	—	188,605	18,552	—	221,520
Goodwill	17,956	—	88,298	—	—	106,254
Other intangibles — net	3,354	—	3,080	—	—	6,434
Intercompany loan receivable	1,188	5,082	5,223	32,264	(43,757)	—
Deferred income taxes	(202)	—	54,129	11	—	53,938
Other assets	1,756	—	98,456	3,292	—	103,504

Total Assets	$526,032	$7,405	$1,263,056	$176,696	$(533,430)	$1,439,759

LIABILITIES
Current Liabilities
Bank indebtedness	$12	$—	$17,673	$473	$—	$18,158
Accounts payable and accrued liabilities	42,959	1,002	380,567	61,979	—	486,507
Intercompany payables	54,939	3,817	—	8,533	(67,289)	—
Short-term debt	401	—	1,414	320	—	2,135
Income taxes	14,469	(31)	43,073	1,051	—	58,562
Deferred income taxes	1,219	—	—	1,965	—	3,184

Total Current Liabilities	113,999	4,788	442,727	74,321	(67,289)	568,546

Intercompany loans payable	6,479	—	30,976	6,302	(43,757)	—
Long-term debt	1,090	—	183,146	3,227	—	187,463
Postretirement benefits	10,869	—	230,475	—	—	241,344
Deferred income taxes	3,378	—	5,834	270	—	9,482
Other liabilities	7,721	—	32,619	3,436	—	43,776
Minority interest	—	—	—	6,652	—	6,652

Total Liabilities	143,536	4,788	925,777	94,208	(111,046)	1,057,263

SHAREHOLDERS’ EQUITY
Share Capital	403,800	20,000	1,607,533	204,042	(1,831,575)	403,800
Unearned restricted shares	(2,572)	—	—	—	—	(2,572)
Retained earnings	114,601	(17,383)	(1,292,916)	(77,715)	1,388,014	114,601
Cumulative translation adjustments	(133,333)	—	22,662	(43,839)	21,177	(133,333)

Total Shareholders’ Equity	382,496	2,617	337,279	82,488	(422,384)	382,496

Total Liabilities and Shareholders’ Equity	$526,032	$7,405	$1,263,056	$176,696	$(533,430)	$1,439,759

Shareholders’ Equity as reported	$382,496	$2,617	$337,279	$82,488	$(422,384)	$382,496

U.S. GAAP Adjustments:
Net pension asset	(5,536)	—	(58,621)	—	—	(64,157)
Computer software — net	—	—	(25,536)	—	—	(25,536)
Fair value of derivatives	—	—	(5,089)	—	—	(5,089)
Postretirement benefits	(2,575)	—	(122,158)	—	—	(124,733)
Deferred income taxes — net	3,590	—	81,647	(2,182)	—	83,055
Accounts payable and accrued liabilities	(1,169)	—	—	6,000	—	4,831
Equity investments	(125,939)	—	3,818	—	122,121	—

	(131,629)	—	(125,939)	3,818	122,121	(131,629)

Shareholders’ Equity under U.S. GAAP	$250,867	$2,617	$211,340	$86,306	$(300,263)	$250,867

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Supplemental Consolidating Balance Sheet at December 31, 2001:

	Parent	Finance Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current Assets
Cash and cash equivalents	$15,257	$100	$59,058	$10,440	$—	$84,855
Accounts receivable — net	32,930	—	265,073	38,150	—	336,153
Intercompany receivables	47,414	5,769	151,343	5,500	(210,026)	—
Inventories	22,664	—	96,296	9,461	—	128,421
Prepaid expenses	884	—	11,760	900	—	13,544
Deferred income taxes	248	—	12,885	433	—	13,566

Total Current Assets	119,397	5,869	596,415	64,884	(210,026)	576,539

Property, plant and equipment — net	34,067	—	241,756	31,817	—	307,640
Investments	2,129	—	3,400	26,675	—	32,204
Investment in subsidiaries	292,016	—	58,868	230	(351,114)	—
Prepaid pension cost	15,571	—	184,858	15,323	—	215,752
Goodwill	2,417	—	39,440	—	—	41,857
Other intangibles — net	—	—	437	—	—	437
Intercompany loan receivable	9,509	219,246	54,054	32,384	(315,193)	—
Deferred income taxes	6,592	—	40,916	143	—	47,651
Other assets	17,669	363	93,403	3,471	—	114,906

Total Assets	$499,367	$225,478	$1,313,547	$174,927	$(876,333)	$1,336,986

LIABILITIES
Current Liabilities
Bank indebtedness	$2,337	$—	$53,281	$563	$—	$56,181
Accounts payable and accrued liabilities	46,578	3,151	369,518	67,379	—	486,626
Intercompany payables	37,455	103,817	54,391	14,363	(210,026)	—
Short-term debt	1,125	—	16,316	593	—	18,034
Income taxes	14,043	(31)	12,292	1,373	—	27,677
Deferred income taxes	—	—	—	324	—	324

Total Current Liabilities	101,538	106,937	505,798	84,595	(210,026)	588,842

Intercompany loans payable	56,476	—	253,718	4,999	(315,193)	—
Long-term debt	2,012	100,000	5,180	3,870	—	111,062
Postretirement benefits	8,968	—	230,696	—	—	239,664
Deferred income taxes	—	—	13,438	267	—	13,705
Other liabilities	9,123	—	37,445	4,695	—	51,263
Minority interest	—	—	—	11,200	—	11,200

Total Liabilities	178,117	206,937	1,046,275	109,626	(525,219)	1,015,736
SHAREHOLDERS’ EQUITY
Share Capital	397,761	20,000	1,524,222	206,682	(1,750,904)	397,761
Retained earnings	51,666	(1,459)	(1,326,240)	(98,098)	1,425,797	51,666
Cumulative translation adjustments	(128,177)	—	69,290	(43,283)	(26,007)	(128,177)

Total Shareholders’ Equity	321,250	18,541	267,272	65,301	(351,114)	321,250

Total Liabilities and Shareholders’ Equity	$499,367	$225,478	$1,313,547	$174,927	$(876,333)	$1,336,986

Shareholders’ Equity as reported	$321,250	$18,541	$267,272	$65,301	$(351,114)	$321,250

U.S. GAAP Adjustments:
Net pension asset	(5,705)	—	(62,651)	—	—	(68,356)
Computer software — net	—	—	(32,300)	—	—	(32,300)
Postretirement benefits	(2,817)	—	(139,206)	—	—	(142,023)
Deferred income taxes — net	4,809	—	85,167	(2,182)	—	87,794
Accounts payable and accrued liabilities	(4,699)	—	—	6,000	—	1,301
Equity investments	(145,172)	—	3,818	—	141,354	—

	(153,584)	—	(145,172)	3,818	141,354	(153,584)

Shareholders’ Equity under U.S. GAAP	$167,666	$18,541	$122,100	$69,119	$(209,760)	$167,666

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Supplemental Consolidating Statement of Operations Year Ended December 31, 2002:

	Parent	Finance Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$211,949	$—	$1,704,551	$131,108	$(9,569)	$2,038,039

Cost of sales	154,921	—	1,164,101	80,554	(9,569)	1,390,007
Selling, general and administrative expenses	45,360	—	382,414	31,839	—	459,613
Restructuring provision — net	(2,029)	—	4,881	(3,702)	—	(850)
Depreciation and amortization	10,082	—	72,409	4,255	—	86,746

Total operating expenses	208,334	—	1,623,805	112,946	(9,569)	1,935,516

Income from operations	3,615	—	80,746	18,162	—	102,523

Equity earnings (loss) of subsidiaries	48,734	—	(10,951)	—	(37,783)	—
Investment and other income (expense)	20,570	—	(21,409)	4,559	—	3,720
Interest expense — net	(342)	(822)	14,262	(953)	—	12,145
Debt settlement and issue costs	—	16,746	—	—	—	16,746

Earnings (loss) before income taxes and minority interest	73,261	(15,924)	34,124	23,674	(37,783)	77,352
Income tax expense	3	—	800	1,669	—	2,472
Minority interest	—	—	—	1,622	—	1,622

Net earnings (loss)	$73,258	$(15,924)	$33,324	$20,383	$(37,783)	$73,258

U.S. GAAP Adjustments:
Pension expense	169	—	4,030	—	—	4,199
Postretirement benefits	190	—	17,100	—	—	17,290
Computer software	—	—	6,764	—	—	6,764
Debt conversion costs	832	—	—	—	—	832
Stock-based compensation	(11,839)	—	—	—	—	(11,839)
Income taxes	4,153	—	(10,879)	—	—	(6,726)
Equity earnings	17,015	—	—	—	(17,015)	—

	10,520	—	17,015	—	(17,015)	10,520

Net earnings (loss) under U.S. GAAP	$83,778	$(15,924)	$50,339	$20,383	$(54,798)	$83,778

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Supplemental Consolidating Statement of Operations Year Ended December 31, 2001:

	Parent	Finance Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$204,116	$—	$1,768,550	$214,908	$(33,000)	$2,154,574

Cost of sales	148,659	—	1,295,470	141,432	(33,000)	1,552,561
Selling, general and administrative expenses	76,247	957	444,031	54,351	—	575,586
Restructuring provision — net	10,680	—	107,676	11,323	—	129,679
Depreciation and amortization	11,389	—	163,750	63,933	—	239,072

Total operating expenses	246,975	957	2,010,927	271,039	(33,000)	2,496,898

Loss from operations	(42,859)	(957)	(242,377)	(56,131)	—	(342,324)

Equity earnings (loss) of subsidiaries	(295,364)	—	(2,915)	—	298,279	—
Investment and other income (expense)	(2,165)	—	(8,693)	137	—	(10,721)
Interest expense — net	6,720	(1,591)	21,498	(2,869)	—	23,758
Debt settlement and issue costs	10,396	1,000	221	—	—	11,617

Earnings (loss) before income taxes and minority interest	(357,504)	(366)	(275,704)	(53,125)	298,279	(388,420)
Income tax expense (benefit)	534	—	(34,887)	2,161	—	(32,192)
Minority interest	—	—	—	1,810	—	1,810

Net loss	$(358,038)	$(366)	$(240,817)	$(57,096)	$298,279	$(358,038)

U.S. GAAP Adjustments:
Pension expense	(239)	—	173,408	(28,252)	—	144,917
Postretirement benefits	208	—	17,067	—	—	17,275
Computer software	—	—	17,287	—	—	17,287
Interest expense	258	—	—	—	—	258
Debt conversion costs	(6,949)	—	—	—	—	(6,949)
Stock-based compensation	(2,700)	—	—	—	—	(2,700)
Income taxes	3,901	—	(85,915)	—	—	(82,014)
Equity earnings	93,595	—	(28,252)	—	(65,343)	—

	88,074	—	93,595	(28,252)	(65,343)	88,074

Net loss under U.S. GAAP	$(269,964)	$(366)	$(147,222)	$(85,348)	$232,936	$(269,964)

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Supplemental Consolidating Statement of Operations Year Ended December 31, 2000:

	Parent	Finance Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$226,919	$—	$1,802,629	$285,958	$(57,088)	$2,258,418

Cost of sales	179,520	—	1,279,672	196,421	(57,088)	1,598,525
Selling, general and administrative expenses	67,991	—	429,874	80,777	—	578,642
Restructuring provision — net	(728)	—	(9,635)	(13,670)	—	(24,033)
Depreciation and amortization	13,371	—	105,531	32,616	—	151,518

Total operating expenses	260,154	—	1,805,442	296,144	(57,088)	2,304,652

Loss from operations	(33,235)	—	(2,813)	(10,186)	—	(46,234)

Equity earnings (loss) of subsidiaries	(25,189)	—	(19,458)	—	44,647	—
Investment and other income (expense)	(9,875)	—	(4,825)	358	—	(14,342)
Interest expense — net	(2,672)	678	34,576	(11,566)	—	21,016

Earnings (loss) before income taxes and minority interest	(65,627)	(678)	(61,672)	1,738	44,647	(81,592)
Income tax expense (benefit)	745	—	(18,336)	214	—	(17,377)
Minority interest	—	—	—	2,157	—	2,157

Net loss	$(66,372)	$(678)	$(43,336)	$(633)	$44,647	$(66,372)

U.S. GAAP Adjustments:
Pension expense	3,956	—	14,307	—	—	18,263
Postretirement benefits	230	—	18,603	—	—	18,833
Computer software	—	—	(2,300)	—	—	(2,300)
Income taxes	(1,651)	—	(12,077)	—	—	(13,728)
Equity earnings	18,533	—	—	—	(18,533)	—

	21,068	—	18,533	—	(18,533)	21,068

Net loss under U.S. GAAP	$(45,304)	$(678)	$(24,803)	$(633)	$26,114	$(45,304)

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Supplemental Consolidating Statement of Cash Flows Year Ended December 31, 2002:

	Parent	Finance Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
OPERATING ACTIVITIES
Net earnings (loss)	$73,258	$(15,924)	$33,324	$20,383	$(37,783)	$73,258
Adjustments to reconcile net earnings (loss)to cash provided (used) by operating activities:
Equity (earnings) loss of subsidiaries	(48,734)	—	10,951	—	37,783	—
Depreciation and amortization	10,082	—	72,409	4,255	—	86,746
Net (gain) loss on sale of investment and other assets	60	—	(7,293)	(1,497)	—	(8,730)
Deferred income taxes	11,090	—	(36,998)	(88)	—	(25,996)
Debt settlement costs	—	16,746	—	—	—	16,746
Other	(1,907)	364	(5,140)	(1,077)	—	(7,760)
Changes in operating assets and liabilities:
Accounts receivable — net	71	—	(2,235)	1,526	—	(638)
Inventories	1,752	—	3,895	379	—	6,026
Accounts payable and accrued liabilities	(3,917)	(2,150)	2,869	(6,543)	—	(9,741)
Income taxes	314	—	32,137	(318)	—	32,133
Other	189	—	(3,965)	127	—	(3,649)

Net cash provided (used) by operating activities	42,258	(964)	99,954	17,147	—	158,395

INVESTING ACTIVITIES
Property, plant and equipment — net	(893)	—	(7,802)	(246)	—	(8,941)
Long-term receivables and other investments	429	—	(1,402)	(4,055)	—	(5,028)
Acquisition of businesses	(8,764)	—	(57,202)	—	—	(65,966)
Software expenditures	—	—	(10,958)	—	—	(10,958)
Other	—	—	(1,615)	—	—	(1,615)

Net cash used by investing activities	(9,228)	—	(78,979)	(4,301)	—	(92,508)

FINANCING ACTIVITIES
Net change in short-term debt	(724)	—	(14,902)	(273)	—	(15,899)
Issuance of long-term debt	—	—	200,000	—	—	200,000
Payments on long-term debt	(1,641)	(116,746)	(21,877)	—	—	(140,264)
Issuance (repurchase) of common shares — net	(7,949)	—	—	—	—	(7,949)
Intercompany activity	(6,279)	117,711	(99,432)	(12,000)	—	—
Other	—	—	(8,108)	(719)	—	(8,827)

Net cash provided (used) by financing activities	(16,593)	965	55,681	(12,992)	—	27,061

Effect of exchange rate on cash resources	(242)	—	232	(140)	—	(150)

Increase (decrease) in cash resources	16,195	1	76,888	(286)	—	92,798
Cash resources at beginning of year	12,920	100	5,777	9,877	—	28,674

Cash resources at end of year	$29,115	$101	$82,665	$9,591	$—	$121,472

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Supplemental Consolidating Statement of Cash Flows Year Ended December 31, 2001:

	Parent	Finance Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
OPERATING ACTIVITIES
Net earnings (loss)	$(358,038)	$(366)	$(240,817)	$(57,096)	$298,279	$(358,038)
Adjustments to reconcile net earnings (loss) to cash provided (used) by operating activities:
Equity (earnings) loss of subsidiaries	295,364	—	2,915	—	(298,279)	—
Depreciation and amortization	11,389	—	163,750	63,933	—	239,072
Net (gain) loss on sale of investment and other assets	(79)	—	(1,533)	7,436	—	5,824
Deferred income taxes	(13,729)	—	(21,511)	137	—	(35,103)
Pension settlement — net	—	—	96,605	—	—	96,605
Provision for restructuring costs	10,680	—	107,676	11,323	—	129,679
Debt settlement and issue costs	10,396	1,000	221	—	—	11,617
Other	7,903	373	(8,131)	2,903	—	3,048
Changes in operating assets and liabilities:
Accounts receivable — net	3,554	—	49,804	(8,674)	—	44,684
Inventories	7,014	—	14,203	(180)	—	21,037
Accounts payable and accrued liabilities	(6,614)	(1,122)	(5,297)	(6,345)	—	(19,378)
Income taxes	885	—	(4,129)	(1,173)	—	(4,417)
Other	6,850	(155)	(1,902)	(2,302)	—	2,491

Net cash provided (used) by operating activities	(24,425)	(270)	151,854	9,962	—	137,121

INVESTING ACTIVITIES
Property, plant and equipment — net	(3,320)	—	(20,451)	(13,301)	—	(37,072)
Long-term receivables and other investments	484	—	138	(4,111)	—	(3,489)
Acquisition of businesses	(14,565)	—	—	—	—	(14,565)
Proceeds from sale of investments and other assets	—	—	38,495	—	—	38,495
Software expenditures	—	—	(6,151)	(366)	—	(6,517)
Other	5,095	—	(22,249)	18,364	—	1,210

Net cash provided (used) by investing activities	(12,306)	—	(10,218)	586	—	(21,938)

FINANCING ACTIVITIES
Dividends	(8,846)	—	—	—	—	(8,846)
Net change in short-term debt	(437)	—	16,272	(510)	—	15,325
Issuance of long-term debt	364	—	7,476	123	—	7,963
Payments on long-term debt	(1,082)	(100,000)	(3,084)	—	—	(104,166)
Intercompany activity	60,158	100,667	(153,981)	(6,844)	—	—
Other	(2,320)	—	669	(1,693)	—	(3,344)

Net cash provided (used) by financing activities	47,837	667	(132,648)	(8,924)	—	(93,068)

Effect of exchange rate on cash resources	(439)	—	(65)	(47)	—	(551)

Increase (decrease) in cash resources	10,667	397	8,923	1,577	—	21,564
Cash resources at beginning of year	2,253	(297)	(3,146)	8,300	—	7,110

Cash resources at end of year	$12,920	$100	$5,777	$9,877	$—	$28,674

MOORE CORPORATION LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Supplemental Consolidating Statement of Cash Flows Year Ended December 31, 2000:

	Parent	Finance Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
OPERATING ACTIVITIES
Net loss	$(66,372)	$(678)	$(43,336)	$(633)	$44,647	$(66,372)
Adjustments to reconcile net loss to cash provided (used) by operating activities:
Equity (earnings) loss of subsidiaries	25,189	—	19,458	—	(44,647)	—
Depreciation and amortization	13,371	—	106,959	32,216	—	152,546
Net (gain) loss on sale of assets	1,553	—	1,176	(99)	—	2,630
Net loss on write-off and sale of investments	8,474	—	3,500	—	—	11,974
Deferred income taxes	(3,615)	—	(10,228)	816	—	(13,027)
Recovery of restructuring costs	(728)	—	(9,635)	(13,670)	—	(24,033)
Other	8,719	373	3,063	212	—	12,367
Changes in operating assets and liabilities:
Accounts receivable — net	207	—	66,389	3,184	—	69,780
Inventories	12,090	—	13,299	(1,208)	—	24,181
Accounts payable and accrued liabilities	(21,366)	165	(100,678)	(13,110)	—	(134,989)
Income taxes	(567)	240	814	(1,126)	—	(639)
Other	(39,610)	(426)	84,988	(42,050)	—	2,902

Net cash provided (used) by operating activities	(62,655)	(326)	135,769	(35,468)	—	37,320

INVESTING ACTIVITIES
Property, plant and equipment — net	(6,083)	—	(19,544)	(13,916)	—	(39,543)
Long-term receivables and other investments	(818)	—	1,269	76	—	527
Acquisition of businesses	(3,008)	—	(343)	—	—	(3,351)
Proceeds from sale of investments and other assets	—	—	—	13,178	—	13,178
Software expenditures	—	—	(28,689)	(106)	—	(28,795)
Other	135	—	3,155	(4,132)	—	(842)

Net cash used by investing activities	(9,774)	—	(44,152)	(4,900)	—	(58,826)

FINANCING ACTIVITIES
Dividends	(17,594)	—	—	—	—	(17,594)
Net change in short-term debt	132	—	(37,022)	(541)	—	(37,431)
Issuance of long-term debt	58,678	—	2,599	3,386	—	64,663
Payments on long-term debt	(1,755)	—	(20)	(1)	—	(1,776)
Intercompany activity	30,257	—	(76,681)	46,424	—	—
Other	(7,140)	—	8,578	(7,191)	—	(5,753)

Net cash provided (used) by financing activities	62,578	—	(102,546)	42,077	—	2,109

Effect of exchange rate on cash resources	666	—	728	20	—	1,414

Increase (decrease) in cash resources	(9,185)	(326)	(10,201)	1,729		(17,983)
Cash resources at beginning of year	11,438	29	7,055	6,571	—	25,093

Cash resources at end of year	$2,253	$(297)	$(3,146)	$8,300	$—	$7,110

MOORE WALLACE INCORPORATED

CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. Dollars)

	September 30, 2003	December 31, 2002
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$117,104	$139,630
Accounts receivable, less allowance for doubtful accounts of $18,392 (2002 — $19,538)	588,032	341,383
Inventories (Note 2)	236,853	129,889
Prepaid expenses	34,375	17,317
Deferred income taxes	25,008	31,912

Total Current Assets	1,001,372	660,131

Property, plant and equipment — net	611,979	255,722
Investments	29,305	32,256
Prepaid pension cost	224,723	221,520
Goodwill (Note 4)	804,085	106,254
Other intangibles — net (Note 4)	155,770	6,434
Deferred income taxes	4,425	53,938
Other assets	189,017	103,504

Total Assets	$3,020,676	$1,439,759

LIABILITIES
Current Liabilities
Bank indebtedness	$66,449	$18,158
Accounts payable and accrued liabilities	604,926	486,507
Short-term debt	2,383	2,135
Income taxes	57,316	58,562
Deferred income taxes	380	3,184

Total Current Liabilities	731,454	568,546

Long-term debt (Note 5)	920,872	187,463
Postretirement benefits	261,481	241,344
Deferred income taxes	50,213	9,482
Other liabilities	101,114	43,776
Minority interest	4,669	6,652

Total Liabilities	2,069,803	1,057,263

SHAREHOLDERS’ EQUITY
Share Capital
Authorized:
Unlimited number of preference (none outstanding for 2003 and 2002) and common shares without par value
Issued:
158,007,398 common shares in 2003
111,842,348 common shares in 2002	886,741	403,800
Unearned restricted shares	(2,669)	(2,572)
Retained earnings	188,648	114,601
Cumulative translation adjustments	(121,847)	(133,333)

Total Shareholders’ Equity	950,873	382,496

Total Liabilities and Shareholders’ Equity	$3,020,676	$1,439,759

See Notes to the Consolidated Financial Statements

MOORE WALLACE INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

Three and Nine Months Ended September 30, 2003 and 2002

(In thousands of U.S. Dollars, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Net sales	$828,895	$486,767	$1,990,111	$1,516,059

Cost of sales	585,234	333,900	1,416,325	1,036,672
Selling, general and administrative expenses	143,728	103,370	373,999	340,717
Restructuring provision — net (Note 6)	10,633	—	12,330	—
Depreciation and amortization (includes impairment charge of $1,377 and $3,509 for the three and nine months ended September 30, 2003, respectively)	38,293	20,916	92,058	65,578

Total operating expenses	777,888	458,186	1,894,712	1,442,967

Income from operations	51,007	28,581	95,399	73,092
Investment and other income (expense)	(82)	5,581	(5,409)	4,936
Interest expense — net	14,640	3,612	41,023	8,965
Debt settlement expense — net (Note 5)	—	16,746	7,493	16,746

Earnings before income taxes and minority interest	36,285	13,804	41,474	52,317
Income tax expense (benefit)	9,993	(3,777)	(33,451)	6,503
Minority interest	296	83	878	577

Net earnings	$25,996	$17,498	$74,047	$45,237

Net earnings per common share:
Basic	$0.16	$0.16	$0.55	$0.41
Diluted	$0.16	$0.15	$0.54	$0.40
Average shares outstanding (in thousands):
Basic	157,702	111,392	135,189	111,568
Diluted	158,475	113,403	135,977	113,885

See Notes to the Consolidated Financial Statements

MOORE WALLACE INCORPORATED

CONSOLIDATED STATEMENTS OF RETAINED EARNINGS

Nine Months Ended September 30, 2003 and 2002

(In Thousands of U.S. Dollars)

(Unaudited)

	2003	2002
Balance at beginning of period	$114,601	$51,666
Net earnings	74,047	45,237
Repurchase of common shares (1,069,700 shares in 2002)	—	(10,323)

Balance at end of period	$188,648	$86,580

See Notes to the Consolidated Financial Statements

MOORE WALLACE INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

Three and Nine Months Ended September 30, 2003 and 2002

(In thousands of U.S. Dollars)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
OPERATING ACTIVITIES
Net earnings	$25,996	$17,498	$74,047	$45,237
Adjustments to reconcile net earnings to cash provided by operating activities:
Depreciation and amortization	38,293	20,916	92,058	65,578
(Gain) loss on sale of investment and other assets — net	29	(5,759)	(500)	(8,138)
Acquisition related charges:
Inventory and backlog	—	—	38,590	—
Derivative (income) charges	(727)	—	4,440	—
Write-off of deferred debt issue and settlement costs	—	16,746	7,493	16,746
Deferred income taxes	8,617	(4,395)	(36,958)	(25,755)
Restructuring provision — net	10,633	—	12,330	—
Restricted share compensation	213	—	730	—
Other	2,593	(1,338)	5,170	(2,265)
Changes in operating assets and liabilities:
Accounts receivable — net	(8,978)	(6,140)	3,323	10,891
Inventories	(5,361)	537	(3,257)	3,926
Prepaid expenses	(8,487)	1,812	(9,725)	(2,533)
Accounts payable and accrued liabilities	(10,909)	(18,488)	(73,479)	(38,362)
Income taxes	5,497	(1,633)	939	29,600
Other	3,953	(3,066)	(1,163)	(4,765)

Net cash provided by operating activities	61,362	16,690	114,038	90,160

INVESTING ACTIVITIES
Property, plant and equipment — net	(12,290)	1,088	(31,936)	(3,423)
Long-term receivables and other investments	(1,975)	802	(28,571)	(1,922)
Acquisition of businesses — net of cash acquired	(925)	(2,000)	(847,868)	(65,966)
Proceeds from sale of investment and other assets	—	—	31,417	—
Software expenditures	(1,685)	(3,329)	(4,812)	(8,209)
Other	2,845	(3,998)	2,411	(3,945)

Net cash used in investing activities	(14,030)	(7,437)	(879,359)	(83,465)

FINANCING ACTIVITIES
Net change in short-term debt	(17,150)	(44,811)	248	(14,828)
Proceeds from issuance of long-term debt	—	200,000	1,010,280	200,000
Payments on long-term debt	(12,385)	(117,765)	(292,712)	(119,101)
Debt issue costs	(2,516)	(7,779)	(33,032)	(7,779)
Issuance (repurchase) of common shares — net	751	164	10,406	(8,167)
Other	(86)	(118)	(1,468)	(903)

Net cash (used in) provided by financing activities	(31,386)	29,691	693,722	49,222

Effect of exchange rate on cash resources	56	1,021	782	2,376
Net increase (decrease) in cash resources	16,002	39,965	(70,817)	58,293
Cash resources at beginning of period (a)	34,653	47,002	121,472	28,674

Cash resources at end of period (a)	$50,655	$86,967	$50,655	$86,967

Supplemental disclosure of cash flow information:
Interest paid — net	$17,125	$5,138	$23,065	$10,174
Income taxes paid (refund) — net	(26,723)	634	(20,396)	3,073
Non-cash activity:
Shares issued for acquisition of business	—	—	471,708	—

(a)	Cash resources are defined as cash and cash equivalents less bank indebtedness.

See Notes to the Consolidated Financial Statements

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular amounts in thousands of U.S. Dollars, except per share data)

1. Basis of presentation

The accompanying consolidated interim financial statements have been prepared by Moore Wallace Incorporated (the “Corporation”), formerly Moore Corporation Limited (“Moore”), in accordance with the recommendations of the Canadian Institute of Chartered Accountants (CICA) Handbook Section 1751 — Interim Financial Statements. As permitted by these standards, these interim financial statements do not include all information required by Canadian generally accepted accounting principles (“GAAP”) to be included in annual financial statements. However, the Corporation considers that the disclosures made are adequate for a fair presentation. Comparative figures have been reclassified where appropriate to conform to the current presentation. Net sales and net earnings for any interim period are not necessarily indicative of results that may be expected for the entire year.

On May 15, 2003, the Corporation acquired all the outstanding shares of Wallace Computer Services, Inc. (“Wallace”), a leading provider of printed products and print management services (see Note 3). The Corporation’s results of operations for the nine months ended September 30, 2003 include the results of Wallace from May 15, 2003 (“the acquisition date”). The allocation of the purchase price is preliminary and subject to change, based upon the determination and receipt of additional information, including the finalization of the fair value of real and personal property acquired and the recognition of certain liabilities in connection with the acquisition.

The consolidated interim financial statements of the Corporation have been prepared in conformity with Canadian GAAP, and include estimates and assumptions of management that affect the amounts reported in the consolidated financial statements. Actual results could differ from these estimates. All adjustments necessary for a fair presentation of these financial statements have been included.

These consolidated interim financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included in each of Moore’s and Wallace’s latest Annual Reports on Form 10-K filed on February 13, 2003 and October 23, 2002, respectively.

In June 2003 the CICA issued Accounting Guideline AcG-15, Consolidation of Variable Interest Entities (“AcG-15”). This guideline addresses consolidation by business enterprises of certain variable interest entities where there is a controlling financial interest in a variable interest entity or where the variable interest does not have sufficient equity at risk to finance its activities without additional subordinated financial support from other parties. AcG-15 is effective for both new and pre-existing entities to annual and interim periods beginning on or after November 1, 2004. The Corporation is assessing the impact, if any, of the adoption of ACG-15 on the results of operations and financial condition of the Corporation.

2. Inventories

	September 30, 2003	December 31, 2002
Raw materials	$65,482	$31,883
Work-in-process	30,720	10,303
Finished goods	137,196	84,190
Other	3,455	3,513

	$236,853	$129,889

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

3. Acquisition

On May 15, 2003, the Corporation acquired all the outstanding shares of Wallace, a leading provider of printed products and print management services, in exchange for consideration of $14.40 in cash and 1.05 shares of the Corporation for each outstanding share of Wallace. Management believes the acquisition of Wallace (the “Acquisition”) will enhance the Corporation’s combined competitive position within the industry and establish the Corporation as a leading provider of integrated print management services across multiple industries. Management also believes the Acquisition will enable the Corporation to improve profitability, achieve significant cost synergies, leverage complementary products and services and augment cross-selling opportunities across a more diverse platform. The aggregate consideration to the Wallace shareholders was $1.1 billion and was comprised of a cash payment of $609.7 million and 44,458,825 common shares of the Corporation with a fair value of $471.7 million. The fair value of the Corporation’s shares was based upon the actual number of shares issued to the Wallace shareholders using the average closing trading price of the Corporation’s common shares on the New York Stock Exchange (“NYSE”) during a five-day trading period beginning two days prior to the announcement of the merger agreement on January 17, 2003. The total purchase price of $1.3 billion also included $218.2 million for the settlement of Wallace debt and other liabilities, and direct acquisition costs to date of $19.9 million.

The transaction was recorded by allocating the cost of the assets acquired, including intangible assets and liabilities assumed based on their estimated fair values at the date of acquisition. The excess of the cost of the Acquisition over the net of amounts assigned to the fair value of the assets acquired and the liabilities assumed was recorded as goodwill. Based on the Corporation’s preliminary independent valuation, which is subject to further refinement, the purchase price was allocated as follows:

Accounts receivable	$238,321
Inventory	137,562
Customer backlog	3,790
Other current assets	13,350
Property, plant and equipment — net	390,536
Long-term and other assets	38,583
Capitalized software	45,400
Amortizable intangible assets	60,824
Intangible assets with indefinite lives	92,310
Goodwill	694,851
Accounts payable and accrued liabilities	(176,941)
Short-term and long-term debt	(16,189)
Postretirement and pension benefits	(52,484)
Deferred taxes — net	(131,306)
Other long-term liabilities	(19,031)

Total purchase price — net of cash acquired	$1,319,576

Pro forma results

The following unaudited pro forma financial information presents the combined results of operations of the Corporation and Wallace as if the Acquisition had occurred as of the beginning of the periods presented. The historical results for the nine months ended September 30, 2003 include the results of Wallace from the acquisition date. The pro forma results for the nine months ended September 30, 2003 combine the results of the Corporation for the nine months ended September 30, 2003 and the historical results of Wallace from January 1,

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

2003 through May 15, 2003. Due to the different historical fiscal period-ends for Moore and Wallace, the pro forma results for the three and nine months ended September 30, 2002 combine the historical results of Moore for the three and nine months ended September 30, 2002 and the historical quarterly results of Wallace for the three and nine months ended July 31, 2002. The unaudited pro forma financial information is not intended to represent or be indicative of the Corporation’s consolidated results of operations or financial condition that would have been reported had the Acquisition been completed as of the beginning of the periods presented and should not be taken as indicative of the Corporation’s future consolidated results of operations or financial condition. Pro forma adjustments are tax effected at the Corporation’s statutory tax rate.

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
Net sales	$828,895	$859,182	$2,531,119	$2,653,255
Net earnings	33,052	26,055	85,177	15,029
Net earnings per common share:
Basic	0.21	0.17	0.54	0.10
Diluted	0.21	0.17	0.54	0.09

The three and nine month periods in both 2003 and 2002 include $2.2 million and $6.6 million, respectively, for the amortization of purchased intangibles. The unaudited pro forma financial information also includes the following non-recurring charges: acquisition related charges of $66.7 million and $54.8 million for the nine months ended September 30, 2003 and 2002, respectively; and restructuring charges of $10.6 million and $12.3 million for the three and nine months ended September 30, 2003, respectively, and $5.1 million and $40.7 million for the three and nine months ended September 30, 2002, respectively.

4. Goodwill and Other Intangibles

Goodwill	Balance at December 31, 2002	Additions	Foreign Exchange	Balance at September 30, 2003
Forms and Labels	$45,550	$359,952	$1,043	$406,545
Outsourcing	11,846	—	1,937	13,783
Commercial	48,858	334,899	—	383,757

	$106,254	$694,851	$2,980	$804,085

The allocation of goodwill from the Acquisition among the segments is preliminary and based upon management’s best estimate at September 30, 2003. The allocation is subject to further refinement.

Other intangibles at September 30, 2003, include:

	Gross Carrying Amount	Additions During the Year	Accumulated Amortization and Foreign Exchange	Balance at September 30, 2003	Amortizable Life
Trademarks, licenses and agreements	$3,390	$20,824	$(2,818)	$21,396	2-10 Years
Customer relationship intangibles	2,729	40,000	(2,607)	40,122	2-12 Years
Indefinite-lived trade names	1,664	92,310	278	94,252

	$7,783	$153,134	$(5,147)	$155,770

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The total intangible asset amortization expense for the three and nine months ended September 30, 2003 was $2.6 million and $4.4 million, respectively. Amortization expense for the next five years is estimated to be:

2004	$10,025
2005	$7,064
2006	$5,202
2007	$5,190
2008	$5,190

5. Debt

In March 2003, the Corporation entered into an $850.0 million senior secured credit facility (the “New Facility”) in connection with the Acquisition. The New Facility consists of a seven-year $500.0 million B Term Loan, which was funded in escrow until the Acquisition, and a five-year $350.0 million Revolving Credit Facility, each of which are subject to a number of restrictive and financial covenants that, in part, limit additional indebtedness and the ability of the Corporation to engage in certain transactions with affiliates, create liens on assets, engage in mergers and consolidations, or dispose of assets. The financial covenants are calculated quarterly and include, in part, tests of leverage and interest coverage.

The loans under the New Facility bear interest based on a variable index (LIBOR), plus an applicable margin. On August 5, 2003, the Corporation entered into an agreement with the lenders of the New Facility to amend the New Facility to reduce the basis point spread. The New Facility replaced the Corporation’s $400.0 million senior secured credit facility (the “Existing Facility”). At September 30, 2003, $498.8 million is outstanding under the New Facility.

Also, in March 2003, the Corporation issued $403.0 million of 7 7/8% senior unsecured notes (the “Senior Notes”) due 2011 at a $2.8 million discount to the principal amount. Interest on the Senior Notes is payable semiannually on January 15 and July 15 of each year, and commenced on July 15, 2003. The proceeds from the Senior Notes, along with $16.0 million in prepaid interest through September 15, 2003, were held in escrow until the Acquisition. The indenture governing the Senior Notes contains certain restrictive covenants that, among other things, limit additional indebtedness and the Corporation’s ability to engage in certain transactions with affiliates, create liens on assets, engage in mergers and consolidations, or dispose of assets. The Corporation, at its option, may redeem up to 40% of the Senior Notes prior to January 15, 2006, at a predetermined redemption price with the proceeds of certain equity offerings. In addition, subsequent to January 15, 2007, the Senior Notes may be redeemed at predetermined redemption prices. On or prior to January 15, 2007, the Corporation may also redeem the Senior Notes upon a change of control, at a price equal to 100% of the principal plus an applicable premium.

In August 2002, the Corporation entered into the Existing Facility which is comprised of a five-year $125.0 million Revolving Credit Facility, a five-year $75.0 million Delayed Draw Term Loan A Facility, and a six-year $200.0 million Term Loan B Facility. On September 4, 2002, with proceeds from the Term Loan B Facility, the Corporation redeemed $100.0 million of senior guaranteed notes and incurred a net prepayment charge of $16.7 million. At December 31, 2002, $179.5 million was outstanding under this facility.

For the nine months ended September 30, 2003, interest expense includes the following acquisition related items: pre-acquisition interest expense of $10.7 million; the write-off of deferred financing fees of $7.5 million; interest income of $1.3 million on aforementioned proceeds held in escrow; and $4.0 million of bridge financing fees.

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

As a result of replacing the Existing Facility, the Corporation recorded a charge of $5.2 million during the second quarter for the fair value on $150.0 million notional amount fixed rate interest rate swaps that were designated as cash flow hedges of the variable interest on the Existing Facility. The $5.2 million liability resulting from this charge will be ratably reduced and recorded as income over the remaining term of the swaps. For the nine months ended September 30, 2003, investment and other income (expense) includes $0.7 million of income, related to the reduction of this liability. These swap agreements exchange the variable interest rates (LIBOR) for fixed interest rates over the terms of the agreements. The Corporation has designated these swaps as cash flow hedges of the interest rate risk attributable to forecasted variable interest payments. The Corporation entered into an additional $250.0 million notional amount fixed rate interest rate swaps that are designated as cash flow hedges of the interest rate risk attributable to forecasted variable interest payments. These swaps, which begin accruing interest on October 7, 2003, exchange the LIBOR interest on the New Facility to fixed rate interest over the term of the swaps. At September 30, 2003, the $400.0 million notional amount fixed interest rate swaps outstanding had a weighted average fixed interest rate of 2.29% and their fair market value was a $5.8 million liability.

The Corporation has also entered into $250.0 million notional amount interest rate swaps that exchange the fixed rate interest on the Senior Notes to floating rate six-month LIBOR plus a basis point spread. The swaps are designated as a fair value hedge against $250.0 million of principal on the Senior Notes and mature January 2011. At September 30, 2003, the fair market value of these floating rate swaps was an $11.1 million liability.

The interest rate differential received or paid on both the cash flow and fair value hedges is recognized as an adjustment to interest expense.

The Corporation had approximately $43.0 million in outstanding letters of credit at September 30, 2003, of which $23.7 million were issued against the $350.0 million Revolving Credit Facility.

6. Restructuring and Restructuring Related Charges

During 2003, in connection with the Acquisition, management approved and initiated plans to restructure the operations of both Wallace and Moore (“restructuring plans”) to eliminate certain duplicative functions, to close certain facilities and to dispose of redundant software systems, underutilized assets and real estate holdings in order to reduce the combined cost structure of the organization. As a result, the Corporation accrued approximately $12.8 million of costs to exit certain Wallace activities, such as severance, costs of vacating redundant facilities (leased or owned) and other costs associated with exiting these activities. These costs are recognized as a liability assumed in the purchase business combination and are included in the allocation of the cost to acquire Wallace and are included in goodwill (see Note 3). The Corporation accrued $10.6 million and $13.9 million for the three and nine months ended September 30, 2003, respectively, of similar restructuring costs in connection with exiting of certain Moore activities. These costs have been included as a charge to the results of operations for the three and nine months ended September 30, 2003.

The restructuring charges recorded are based on the aforementioned restructuring plans that have been committed to by management and are in part based upon management’s best estimates of future events. Changes to the estimates could require adjustments to the restructuring liabilities. Adjustments to the Wallace restructuring liability will be recorded through goodwill during the allocation period and adjustments to other restructuring liabilities would be reflected in the results of operations.

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Restructuring Costs Charged to Expense

For the three and nine months ended September 30, 2003, the Corporation recorded the following restructuring provisions:

	Three Months			Nine Months
	Employee Terminations	Other Charges	Total	Employee Terminations	Other Charges	Total
Forms and Labels	$4,452	$509	$4,961	$5,494	$519	$6,013
Outsourcing	203	86	289	203	86	289
Commercial	1,259	2	1,261	1,259	2	1,261
Corporate	1,149	2,973	4,122	3,403	2,973	6,376

	$7,063	$3,570	$10,633	$10,359	$3,580	$13,939

For the three and nine months ended September 30, 2003, the Corporation recorded a restructuring provision of $7.0 million and $10.3 million, respectively, for workforce reductions (289 and 330 employees, respectively) primarily related to the closure of several plants and the elimination of duplicative corporate administrative functions resulting from the Acquisition, as well as $3.6 million of other charges for lease termination and facility closing costs. For the nine months ended September 30, 2003, the net restructuring provision includes the reversal of $1.6 million of restructuring reserves related to its 2001 program due to favorable settlements of liabilities for obligations and future payments primarily related to the European operations within the Commercial segment. No reversals were made during the three months ended September 30, 2003.

There was no restructuring provision recorded for the three and nine months ended September 30, 2002.

Restructuring Costs Capitalized as a Cost of Acquisition

At September 30, 2003, the $12.8 million in costs that were accrued in connection with restructuring Wallace, and recognized as a liability assumed in the purchase business combination and included in the allocation of the cost to acquire Wallace, relate to workforce reductions of 684 employees for the plant closures and elimination of certain duplicative corporate administrative functions.

The reconciliation of the restructuring reserve as of September 30, 2003 is as follows:

	Balance at December 31, 2002	Restructuring Provision—Net	Capitalized Restructuring Costs	Cash Paid	Balance at September 30, 2003
Employee terminations	$14,319	$10,022	$11,521	$(14,965)	$20,897
Other	67,121	2,308	1,269	(8,387)	62,311

	$81,440	$12,330	$12,790	$(23,352)	$83,208

The restructuring reserves classified as “other” primarily consist of the estimated remaining payments related to lease terminations and facility closing costs. Payments on these lease obligations are scheduled to continue until 2010. Market conditions and the Corporation’s ability to sublease these properties may affect the ultimate charge related to its lease obligations. Any potential recovery or additional charge may affect amounts reported in the consolidated financial statements of future periods. The Corporation anticipates that payments associated with employee terminations will be substantially completed by the end of 2003.

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Restructuring Related Charges

For the three and nine months ended September 30, 2003, the Corporation recorded in the Forms and Label Segment, a charge of $1.4 million and $3.5 million, respectively, for asset impairments associated with the disposal of machinery and equipment and the disposal of redundant enterprise software systems as a result of the Acquisition.

7. Income Taxes

The difference between the statutory rate and the effective rate relates to lower tax rates in non-U.S. jurisdictions combined with a reduction of the deferred tax valuation allowance, which is based on management’s best estimate of the amount of deferred tax assets that will more likely than not be realized. The 2003 rate was also affected by a loss generated in the U.S. as a result of expenses incurred from the Acquisition. For the three and nine months ended September 30, 2003, the valuation allowance was reduced $1.2 million and $41.6 million, respectively. For the three and nine months ended September 30, 2002, the valuation allowance was reduced by $6.7 million and $42.8 million, respectively.

8. Assets Held for Disposition

In the fourth quarter of 2001, the Corporation classified a non-core business as an asset held for disposition and the carrying value was adjusted to its net recoverable amount. Included in the results of the Commercial segment for the three and nine months ended September 30, 2003 and 2002 are net sales relating to this business of $49.5 million and $150.4 million, respectively, and $49.0 million and $148.6 million, respectively. For the three and nine months ended September 30, 2003 and 2002, income from operations relating to this business was $2.1 million and $8.2 million, respectively, and $2.9 million and $9.1 million, respectively.

9. Reconciliation to U.S. GAAP

The following summarizes the significant accounting differences between Canadian generally accepted accounting principles (“Canadian GAAP”) and U.S. generally accepted accounting principles (“U.S. GAAP”) that result in the differences disclosed in the U.S. GAAP reconciliation.

Pensions and Postretirement Benefits

The adoption of CICA Handbook Section 3461, Employee Future Benefits, on January 1, 2000, eliminated any material difference in the method of accounting for these costs. However, the transition rules for the implementation of this Canadian standard continue to result in a U.S. GAAP reporting difference. Under CICA Handbook Section 3461, all past net gains (losses), net assets and prior service costs were recognized as of the date of adoption. Under U.S. GAAP, net gains (losses), net assets and prior service costs which occurred before January 1, 2000 are recognized over the appropriate amortization period.

Statement of Cash Flows

The Statements of Cash Flows for Canadian GAAP disclose the net change in cash resources, which is defined as cash and cash equivalents less bank indebtedness. U.S. GAAP requires the disclosure of the net change in cash and cash equivalents. Under U.S. GAAP, net cash provided by financing activities for the nine months ended September 30, 2003 and 2002 is $742.0 million and $20.1 million, respectively. Cash and cash equivalents are the same for both Canadian GAAP and U.S. GAAP.

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Income Taxes

The liability method of accounting for income taxes is used for both Canadian GAAP and U.S. GAAP. However, under U.S. GAAP, temporary differences are tax effected at enacted rates, whereas under Canadian GAAP, temporary differences are tax effected using substantively enacted rates and laws that will be in effect when the differences are expected to reverse. For all periods presented, the tax rates used are the same for both Canadian GAAP and U.S. GAAP.

Stock Compensation

The adoption of CICA Handbook, Section 3870, Stock-Based Compensation and Other Stock-Based Payments, reduced most prospective differences in accounting for these costs between Canadian GAAP and U.S. GAAP. The pro forma disclosures of net income and earnings per share under the fair value method of accounting for stock options will continue to differ as CICA Handbook Section 3870 is applicable for awards granted on or after January 1, 2002. For both Canadian and U.S. GAAP, the Corporation uses the intrinsic value method for accounting for stock options. Prior to CICA Handbook Section 3870, recognition of compensation expense was not required for the Corporation’s Series 1 Preference Share options, whereas under U.S. GAAP, the expense is measured at the fair value of the Preference Share options, less the amount the employee is required to pay, and is accrued over the vesting period.

In April 2002, the shareholders of the Corporation approved the amendment of the options to purchase Series 1 Preference Shares (“Preference Shares”) to eliminate the cash-out provision and to make them exercisable for one common share per each Preference Share option. The exercise price and the number of Preference Share options remained unchanged. This amendment effectively made these options common share equivalents for diluted earnings per share computations. The transition rules for CICA Handbook Section 3870 required that these common share equivalents be considered outstanding as of the beginning of the year, whereas for U.S. GAAP purposes, these Preference Share options were not considered common share equivalents until amended. The difference in the diluted weighted average common shares between Canadian and U.S. GAAP relates solely to the Preference Share options.

Additionally, no compensation expense or pro forma compensation expense is required to be recognized in the current and future periods under Canadian GAAP pursuant to CICA Handbook Section 3870, whereas under U.S. GAAP, unearned compensation cost will be recognized over the remaining vesting period (through December 11, 2004) based on the intrinsic value of the options on the date of approval. Pro forma fair value compensation expense will also be recorded under U.S. GAAP for the Preference Shares commencing on the amendment date. In accordance with the transition rules for CICA Handbook Section 3870, no compensation expense was recorded for the Preference Shares for Canadian GAAP.

Comprehensive Income

U.S. GAAP requires disclosure of comprehensive income and its components. Comprehensive income is the change in equity of the Corporation from transactions and other events other than those resulting from transactions with owners, and is comprised of net income and other comprehensive income. The components of other comprehensive income for the Corporation are unrealized foreign currency translation adjustments and the change in fair value of derivatives. Under Canadian GAAP, there is no standard for reporting comprehensive income.

Accounting for Derivative Instruments and Hedging Activities

For U.S. GAAP purposes the changes in the fair value of the Corporation’s interest rate swaps that are designated as cash flow hedges are recorded in other comprehensive income. For U.S. GAAP purposes the

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

changes in the fair value of the Corporation’s interest rate swaps that are designated as fair value hedges are recorded as an adjustment to the Senior Notes. Under Canadian GAAP, there is no standard requiring the recognition of the fair value of derivatives either through comprehensive income or the hedged item.

Foreign Currency Translation

Under U.S. GAAP, foreign currency translation gains or losses are only recognized on the sale or substantial liquidation of a foreign subsidiary. Under Canadian GAAP, a foreign currency gain or loss due to a partial liquidation is recognized in income.

Business Process Reengineering

Under U.S. GAAP, business process reengineering activities are expensed as incurred. Prior to October 28, 1998, Canadian GAAP permitted these costs to be capitalized or expensed. Subsequent to October 28, 1998, Canadian GAAP requires the cost of business process reengineering activities to be expensed as incurred. Prior to October 28, 1998, the Corporation capitalized business process reengineering costs and classified them as computer software. As a result, computer software under Canadian GAAP exceeds the amount capitalized under U.S. GAAP.

Convertible Debentures

The debt conversion costs relate to the December 28, 2001 induced conversion of the Corporation’s subordinated convertible debentures and more specifically represent the right granted with the inducement shares for the holder to potentially receive additional consideration in the future based on the 20-day weighted average share price of the Corporation’s share at December 31, 2002 and 2003. For Canadian GAAP purposes, to the extent that any shares or cash is paid, it will be recorded as a charge to retained earnings. For U.S. GAAP purposes, the fair value of this contingent consideration is recognized in earnings and recorded at fair market value. The fair value of the consideration is based upon an independent third party valuation using an option pricing valuation model that includes, but is not limited to, the following factors: the Corporation’s share price volatility; cost of borrowings; and certain equity valuation multiples.

Changes in Accounting Policies

In the first quarter of 2003, the Corporation adopted Statement of Financial Accounting Standards (“SFAS”) No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections” (“SFAS 145”). Among other things, under the provision of SFAS 145, gains and losses from the early extinguishment of debt are no longer classified as an extraordinary item, net of income taxes, but are included in the determination of pretax earnings. The effective date for SFAS 145 is for fiscal years beginning after May 15, 2002, with early application encouraged. Upon adoption, all gains and losses from the extinguishment of debt previously reported as an extraordinary item shall be reclassified to pretax earnings. The adoption of SFAS 145 had no impact on the financial position or results of operations of the Corporation for the nine months ended September 30, 2003.

In the first quarter of 2003, the Corporation adopted SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (“SFAS 146”). This statement addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance that the Emerging Issues Task Force (“EITF”) has set forth in EITF Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” The principal difference between SFAS 146 and EITF 94-3 is that SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred versus EITF 94-3 where a liability was recognized on the date an entity committed to an exit plan. SFAS 146 is effective for exit and disposal activities that are initiated after December 31, 2002.

In April 2003, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 149, “Amendment of SFAS No. 133 on Derivative Instruments and Hedging Activities” (“SFAS 149”). SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”). In particular, it clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative, clarifies when a derivative contains a financing component, amends the definition of an underlying, and amends certain other existing pronouncements. SFAS 149 is generally effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The adoption of SFAS 149 had no material impact on the results of operation or financial condition.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“SFAS 150”). SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, Elements of Financial Statements. The remaining provisions of this Statement are consistent with the proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own equity shares, depending on the nature of the relationship established between the holder and the issuer. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 had no material impact on the results of operations or financial condition.

In January 2003, the FASB issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”). This interpretation of Accounting Research Bulletin No. 51, “Consolidated Financial Statements”, addresses consolidation by business enterprises of certain variable interest entities where there is a controlling financial interest in a variable interest entity or where the variable interest does not have sufficient equity at risk to finance its activities without additional subordinated financial support from other parties. FIN 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after December 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The Corporation is assessing the impact, if any, of the adoption of FIN 46 on the results of operations and financial condition of the Corporation.

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following tables provide a reconciliation of net earnings as reported under Canadian GAAP to net earnings under U.S. GAAP:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Net earnings as reported	$25,996	$17,498	$74,047	$45,237
U.S. GAAP Adjustments:
Pension expense	1,013	3,115	3,038	3,153
Postretirement benefits	4,332	4,324	12,992	12,971
Computer software	1,693	1,691	5,091	5,073
Debt conversion costs	92	(366)	1,162	785
Stock-based compensation expense	(79)	(978)	(523)	(5,121)
Income taxes	(2,750)	(3,037)	(8,486)	(6,576)

Net earnings under U.S. GAAP	$30,297	$22,247	$87,321	$55,522

Net earnings per common share:
Basic	$0.19	$0.20	$0.65	$0.50
Diluted	$0.19	$0.20	$0.64	$0.49
Average shares (in thousands):
Basic	157,702	111,392	135,189	111,568
Diluted	158,442	113,403	135,934	113,386
Comprehensive income:
Net earnings	$30,297	$22,247	$87,321	$55,522
Other comprehensive income (loss) — net of tax:
Currency translation adjustments	(1,304)	(5,837)	11,486	(9,727)
Fair value adjustment on derivatives	394	(2,588)	2,262	(2,588)

Total comprehensive income	$29,387	$13,822	$101,069	$43,207

Net gains on the disposal of property, plant and equipment for the nine months ended September 30, 2003 and 2002 were $1.1 million and $8.1 million, respectively. For U.S. GAAP purposes these amounts are recorded in income from operations.

Interest expense is net of investment income of $1.3 million and $1.2 million for the nine months ended September 30, 2003 and 2002, respectively.

	September 30, 2003		December 31, 2002
Balance Sheet Items:	As reported	U.S. GAAP	As reported	U.S. GAAP
Net pension asset	$(183,208)	$(122,089)	$(193,350)	$(129,193)
Computer software — net	(117,739)	(97,294)	(89,208)	(63,672)
Fair value of derivatives — liability	4,440	16,918	—	5,089
Postretirement benefits	261,481	373,222	241,344	366,077
Deferred taxes — net	21,160	(51,962)	(73,184)	(156,239)
Accounts payable and accrued liabilities	604,926	598,933	486,507	481,676
Long-term debt	920,872	909,773	187,463	187,463
Accumulated other comprehensive income	(121,847)	(87,504)	(133,333)	(101,253)
Share capital	886,741	888,801	403,800	405,337
Retained earnings (deficit)	188,648	36,676	114,601	(50,645)

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The Corporation’s U.S. GAAP net earnings and earnings per share on a pro forma basis, if compensation expense for employee stock options were determined using the fair value method are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Net earnings	$30,297	$22,247	$87,321	$55,522
Pro forma adjustments — net of tax:
Stock compensation recorded	48	597	370	4,771
Fair value compensation expense	(235)	(1,941)	(1,418)	(5,824)

Pro forma net earnings	$30,110	$20,903	$86,273	$54,469

Pro forma earnings per common share:
Basic	$0.19	$0.19	$0.64	$0.49
Diluted	$0.19	$0.18	$0.64	$0.48

10. Segment Information

The Corporation operates in the printing industry with three distinct operating segments based on the way management assesses information on a regular basis for decision-making purposes. The three segments are Forms and Labels, Outsourcing and Commercial. These segments market print and print related products and services to a geographically diverse customer base. Management has aggregated divisions within the reportable segments due to strong similarities in the economic characteristics, nature of products and services, production processes, class of customer and distribution methods used.

Wallace historically operated in two operating segments, Forms and Labels and Integrated Graphics. The principal products within the Forms and Labels segment included paper-based forms, electronic data processing and packaging labels and a standard line of office products. The principal products within the Integrated Graphics segment included commercial print and direct mail. The Corporation has classified the Wallace Forms and Labels operations within the Forms and Labels segment and the Integrated Graphics operations within the Commercial segment. The segment information in the table below includes Wallace from the acquisition date.

As a result of acquiring the remaining interest in Quality Color Press, Inc. in May 2002, management has reclassified this business from the Commercial segment to the Forms and Labels segment.

Three months ended September 30, 2003	Forms and Labels	Outsourcing	Commercial	Corporate	Consolidated
Total revenue	$445,868	$80,718	$320,006	$—	$846,592
Intersegment revenue	(5,373)	(17)	(12,307)	—	(17,697)

Sales to customers outside the enterprise	440,495	80,701	307,699	—	828,895
Income (loss) from operations	52,300	14,805	25,819	(41,917)	51,007
Depreciation and amortization	14,742	3,552	10,181	9,818	38,293
Capital expenditures	3,054	3,935	4,943	1,298	13,230

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Nine months ended September 30, 2003	Forms and Labels	Outsourcing	Commercial	Corporate	Consolidated
Total revenue	$1,065,873	$254,484	$699,852	$—	$2,020,209
Intersegment revenue	(8,060)	(30)	(22,008)	—	(30,098)

Sales to customers outside the enterprise	1,057,813	254,454	677,844	—	1,990,111
Income (loss) from operations	93,534	53,681	47,117	(98,933)	95,399
Total assets	1,292,496	126,153	1,045,605	556,422	3,020,676
Depreciation and amortization	36,729	10,139	21,452	23,738	92,058
Capital expenditures	9,544	15,546	11,526	6,170	42,786

Three months ended September 30, 2002 (Reclassified)	Forms and Labels	Outsourcing	Commercial	Corporate	Consolidated
Total revenue	$270,459	$67,200	$152,946	$—	$490,605
Intersegment revenue	(993)	(1)	(2,844)	—	(3,838)

Sales to customers outside the enterprise	269,466	67,199	150,102	—	486,767
Income (loss) from operations	35,712	10,997	10,941	(29,069)	28,581
Depreciation and amortization	8,540	3,411	3,475	5,490	20,916
Capital expenditures	432	—	1,769	5,641	7,842

Nine months ended September 30, 2002 (Reclassified)	Forms and Labels	Outsourcing	Commercial	Corporate	Consolidated
Total revenue	$845,214	$234,491	$446,710	$—	$1,526,415
Intersegment revenue	(2,682)	(28)	(7,646)	—	(10,356)

Sales to customers outside the enterprise	842,532	234,463	439,064	—	1,516,059
Income (loss) from operations	97,990	40,532	33,687	(99,117)	73,092
Total assets	590,130	105,837	338,089	383,406	1,417,462
Depreciation and amortization	26,366	11,235	11,267	16,710	65,578
Capital expenditures	2,357	1,857	4,898	11,943	21,055

11. Contingencies

At September 30, 2003, certain lawsuits and other claims and assessments were pending against the Corporation. While the outcome of these matters is subject to future resolution, management’s evaluation and analysis of such matters indicates that, individually and in the aggregate, the probable ultimate resolution of such matters will not have a material effect on the Corporation’s consolidated financial statements.

The Corporation is subject to laws and regulations relating to the protection of the environment. The Corporation provides for expenses associated with environmental remediation obligations when such amounts are probable and can be reasonably estimated. Such accruals are adjusted as new information develops or circumstances change and are not discounted. While it is not possible to quantify with certainty the potential impact of actions regarding environmental matters, particularly remediation and other compliance efforts that the Corporation’s subsidiaries may undertake in the future, in the opinion of management, compliance with the present environmental protection laws, before taking into account estimated recoveries from third parties, will not have a material adverse effect upon the results of operations or consolidated financial condition of the Corporation.

The Corporation has been identified as a Potentially Responsible Party (“PRP”) at the Dover, New Hampshire Municipal Landfill, a United States Environmental Protection Agency Superfund Site. The

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Corporation has been participating with a group of approximately 26 other PRP’s to fund the study of and implement remedial activities at the site. Remediation at the site has been on-going and is anticipated to continue for at least several years. The total cost of the remedial activity was estimated to be approximately $26.0 million. The Corporation’s share is not expected to exceed $1.5 million. The Corporation believes that its reserves are sufficient based on the present facts and recent tests performed at this site.

12. Earnings Per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Net earnings	$25,996	$17,498	$74,047	$45,237

Weighted average number of common shares outstanding:
Basic	157,702	111,392	135,189	111,568
Dilutive options and awards	773	2,011	788	2,317

Diluted	158,475	113,403	135,977	113,885

Earnings per share:
Basic	$0.16	$0.16	$0.55	$0.41
Diluted	$0.16	$0.15	$0.54	$0.40

13. Supplemental Consolidating Financial Information

Moore North America Finance Inc. (“Finance Inc.”), a wholly-owned subsidiary of the Corporation (the “Parent”), is the issuer of the Senior Notes. The Parent and certain of the Corporation’s wholly owned subsidiaries (“Guarantor Subsidiaries”) have guaranteed Finance Inc.’s obligation under the Senior Notes. The guarantees are joint and several, full, complete and unconditional. Other wholly owned subsidiaries of the Corporation (“Non-Guarantor Subsidiaries”) have not guaranteed the obligation under the Senior Notes.

The following supplemental condensed consolidating financial data illustrate, in separate columns, the composition of the Parent, Finance Inc., Guarantor Subsidiaries, Non-Guarantor Subsidiaries, eliminations, and the consolidated total.

Investments in subsidiaries are accounted for by the equity method for purposes of the supplemental condensed consolidating financial information. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions. The financial information may not necessarily be indicative of the results of operations or financial position had the subsidiaries been operated as independent entities.

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Supplemental Consolidating Balance Sheet at September 30, 2003 (unaudited):

	Parent	Finance Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current Assets
Cash and cash equivalents	$37,599	$—	$66,107	$13,398	$—	$117,104
Accounts receivable — net	37,071	—	514,847	36,114	—	588,032
Intercompany receivables	34,051	5,148	25,662	3,970	(68,831)	—
Inventories	21,369	—	205,338	10,146	—	236,853
Prepaid expenses	1,800	—	31,184	1,391	—	34,375
Deferred income taxes	278	—	24,222	508	—	25,008

Total Current Assets	132,168	5,148	867,360	65,527	(68,831)	1,001,372

Property, plant and equipment — net	32,632	—	555,828	23,519	—	611,979
Investments	—	—	148	29,157	—	29,305
Investment in subsidiaries	912,456	—	53,810	230	(966,496)	—
Prepaid pension cost	15,038	—	191,374	18,311	—	224,723
Goodwill	20,935	—	783,150	—	—	804,085
Other intangibles — net	3,323	—	152,447	—	—	155,770
Intercompany loans receivable	651	436,078	31,233	2,012	(469,974)	—
Deferred income taxes	1,135	—	2,102	1,188	—	4,425
Other assets	938	10,330	177,326	423	—	189,017

Total Assets	$1,119,276	$451,556	$2,814,778	$140,367	$(1,505,301)	$3,020,676

LIABILITIES
Current Liabilities
Bank indebtedness	$18,191	$—	$48,235	$23	$—	$66,449
Accounts payable and accrued liabilities	78,437	7,614	468,499	50,376	—	604,926
Intercompany payables	717	15,408	46,844	5,862	(68,831)	—
Short-term debt	784	—	1,501	98	—	2,383
Income taxes	16,851	(31)	39,429	1,067	—	57,316
Deferred income taxes	—	—	—	380	—	380

Total Current Liabilities	114,980	22,991	604,508	57,806	(68,831)	731,454

Intercompany loans payable	25,156	—	438,089	6,729	(469,974)	—
Long-term debt	623	400,370	516,294	3,585	—	920,872
Postretirement benefits	13,309	—	248,172	—	—	261,481
Deferred income taxes	5,169	—	44,363	681	—	50,213
Other liabilities	9,166	—	88,643	3,305	—	101,114
Minority interest	—	—	—	4,669	—	4,669

Total Liabilities	168,403	423,361	1,940,069	76,775	(538,805)	2,069,803

SHAREHOLDERS’ EQUITY
Share capital	886,741	60,000	2,079,341	173,662	(2,313,003)	886,741
Unearned restricted shares	(2,669)	—	—	—	—	(2,669)
Retained earnings	188,648	(31,805)	(1,229,605)	(63,920)	1,325,330	188,648
Cumulative translation adjustments	(121,847)	—	24,973	(46,150)	21,177	(121,847)

Total Shareholders’ Equity	950,873	28,195	874,709	63,592	(966,496)	950,873

Total Liabilities and Shareholders’ Equity	$1,119,276	$451,556	$2,814,778	$140,367	$(1,505,301)	$3,020,676

Shareholders’ Equity as reported	$950,873	$28,195	$874,709	$63,592	$(966,496)	$950,873

U.S. GAAP Adjustments:
Net pension asset	(5,457)	—	(55,662)	—	—	(61,119)
Computer software — net	—	—	(20,445)	—	—	(20,445)
Fair value of derivatives	—	—	(12,478)	—	—	(12,478)
Postretirement benefits	(2,418)	—	(109,323)	—	—	(111,741)
Deferred income taxes — net	3,054	—	72,250	(2,182)	—	73,122
Accounts payable and accrued liabilities	(7)	—	—	6,000	—	5,993
Long-term debt	—	—	11,099	—	—	11,099
Equity investments	(110,741)	—	3,818	—	106,923	—

	(115,569)	—	(110,741)	3,818	106,923	(115,569)

Shareholders’ Equity under U.S. GAAP	$835,304	$28,195	$763,968	$67,410	$(859,573)	$835,304

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Supplemental Consolidating Balance Sheet at December 31, 2002:

	Parent	Finance Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current Assets
Cash and cash equivalents	$29,127	$101	$100,338	$10,064	$—	$139,630
Accounts receivable — net	33,131	—	271,219	37,033	—	341,383
Intercompany receivables	—	2,222	60,496	4,571	(67,289)	—
Inventories	21,121	—	99,384	9,384	—	129,889
Prepaid expenses	949	—	15,604	764	—	17,317
Deferred income taxes	549	—	29,066	2,297	—	31,912

Total Current Assets	84,877	2,323	576,107	64,113	(67,289)	660,131

Property, plant and equipment — net	28,503	—	199,457	27,762	—	255,722
Investments	—	—	1,784	30,472	—	32,256
Investment in subsidiaries	374,237	—	47,917	230	(422,384)	—
Prepaid pension cost	14,363	—	188,605	18,552	—	221,520
Goodwill	17,956	—	88,298	—	—	106,254
Other intangibles — net	3,354	—	3,080	—	—	6,434
Intercompany loans receivable	1,188	5,082	5,223	32,264	(43,757)	—
Deferred income taxes	(202)	—	54,129	11	—	53,938
Other assets	1,756	—	98,456	3,292	—	103,504

Total Assets	$526,032	$7,405	$1,263,056	$176,696	$(533,430)	$1,439,759

LIABILITIES
Current Liabilities
Bank indebtedness	$12	$—	$17,673	$473	$—	$18,158
Accounts payable and accrued liabilities	42,959	1,002	380,567	61,979	—	486,507
Intercompany payables	54,939	3,817	—	8,533	(67,289)	—
Short-term debt	401	—	1,414	320	—	2,135
Income taxes	14,469	(31)	43,073	1,051	—	58,562
Deferred income taxes	1,219	—	—	1,965	—	3,184

Total Current Liabilities	113,999	4,788	442,727	74,321	(67,289)	568,546

Intercompany loans payable	6,479	—	30,976	6,302	(43,757)	—
Long-term debt	1,090	—	183,146	3,227	—	187,463
Postretirement benefits	10,869	—	230,475	—	—	241,344
Deferred income taxes	3,378	—	5,834	270	—	9,482
Other liabilities	7,721	—	32,619	3,436	—	43,776
Minority interest	—	—	—	6,652	—	6,652

Total Liabilities	143,536	4,788	925,777	94,208	(111,046)	1,057,263

SHAREHOLDERS’ EQUITY
Share capital	403,800	20,000	1,607,533	204,042	(1,831,575)	403,800
Unearned restricted shares	(2,572)	—	—	—	—	(2,572)
Retained earnings	114,601	(17,383)	(1,292,916)	(77,715)	1,388,014	114,601
Cumulative translation adjustments	(133,333)	—	22,662	(43,839)	21,177	(133,333)

Total Shareholders’ Equity	382,496	2,617	337,279	82,488	(422,384)	382,496

Total Liabilities and Shareholders’ Equity	$526,032	$7,405	$1,263,056	$176,696	$(533,430)	$1,439,759

Shareholders’ Equity as reported	$382,496	$2,617	$337,279	$82,488	$(422,384)	$382,496

U.S. GAAP Adjustments:
Net pension asset	(5,536)	—	(58,621)	—	—	(64,157)
Computer software — net	—	—	(25,536)	—	—	(25,536)
Fair value of derivatives	—	—	(5,089)	—	—	(5,089)
Postretirement benefits	(2,575)	—	(122,158)	—	—	(124,733)
Deferred income taxes — net	3,590	—	81,647	(2,182)	—	83,055
Accounts payable and accrued liabilities	(1,169)	—	—	6,000	—	4,831
Equity investments	(125,939)	—	3,818	—	122,121	—

	(131,629)	—	(125,939)	3,818	122,121	(131,629)

Shareholders’ Equity under U.S. GAAP	$250,867	$2,617	$211,340	$86,306	$(300,263)	$250,867

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Supplemental Consolidating Statement of Operations for the nine months ended September 30, 2003 (unaudited):

	Parent	Finance Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$161,314	$—	$1,739,165	$102,327	$(12,695)	$1,990,111

Cost of sales	117,894	—	1,245,187	65,939	(12,695)	1,416,325
Selling, general and administrative expenses	28,341	—	320,026	25,632	—	373,999
Restructuring provision — net	729	—	11,395	206	—	12,330
Depreciation and amortization	7,618	—	81,612	2,828	—	92,058

Total operating expenses	154,582	—	1,658,220	94,605	(12,695)	1,894,712

Income from operations	6,732	—	80,945	7,722	—	95,399

Equity earnings (loss) of subsidiaries	74,883	—	(12,199)	—	(62,684)	—
Investment and other income (expense)	(8,653)	—	(5,122)	8,366	—	(5,409)
Interest expense — net	(81)	14,422	26,790	(108)	—	41,023
Debt settlement expense	—	—	7,493	—	—	7,493

Earnings (loss) before income taxes and minority interest	73,043	(14,422)	29,341	16,196	(62,684)	41,474
Income tax expense (benefit)	(1,004)	—	(33,970)	1,523	—	(33,451)
Minority interest	—	—	—	878	—	878

Net earnings (loss)	$74,047	$(14,422)	$63,311	$13,795	$(62,684)	$74,047

U.S. GAAP Adjustments:
Pension expense	79	—	2,959	—	—	3,038
Postretirement benefits	157	—	12,835	—	—	12,992
Computer software	—	—	5,091	—	—	5,091
Debt conversion costs	1,162	—	—	—	—	1,162
Stock-based compensation	(523)	—	—	—	—	(523)
Income taxes	(341)	—	(8,145)	—	—	(8,486)
Equity earnings	12,740	—	—	—	(12,740)	—

	13,274	—	12,740	—	(12,740)	13,274

Net earnings (loss) under U.S. GAAP	$87,321	$(14,422)	$76,051	$13,795	$(75,424)	$87,321

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Supplemental Consolidating Statement of Operations for the nine months ended September 30, 2002 (unaudited):

	Parent	Finance Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$160,623	$—	$1,267,230	$96,963	$(8,757)	$1,516,059

Cost of sales	116,781	—	867,376	61,272	(8,757)	1,036,672
Selling, general and administrative expenses	37,555	—	279,176	23,986	—	340,717
Depreciation and amortization	7,686	—	54,496	3,396	—	65,578

Total operating expenses	162,022	—	1,201,048	88,654	(8,757)	1,442,967

Income from operations	(1,399)	—	66,182	8,309	—	73,092

Equity earnings (loss) of subsidiaries	46,210	—	(12,462)	—	(33,748)	—
Investment and other income (expense)	303	—	4,141	492	—	4,936
Interest expense — net	(210)	(818)	10,491	(498)	—	8,965
Debt settlement and issue costs	—	16,746	—	—	—	16,746

Earnings (loss) before income taxes and minority interest	45,324	(15,928)	47,370	9,299	(33,748)	52,317
Income tax expense	87	—	4,799	1,617	—	6,503
Minority interest	—	—	—	577	—	577

Net earnings (loss)	$45,237	$(15,928)	$42,571	$7,105	$(33,748)	$45,237

U.S. GAAP Adjustments:
Pension expense	130	—	3,023	—	—	3,153
Postretirement benefits	146	—	12,825	—	—	12,971
Computer software	—	—	5,073	—	—	5,073
Debt conversion costs	785	—	—	—	—	785
Stock-based compensation	(5,121)	—	—	—	—	(5,121)
Income taxes	1,583	—	(8,159)	—	—	(6,576)
Equity earnings	12,762	—	—	—	(12,762)	—

	10,285	—	12,762	—	(12,762)	10,285

Net earnings (loss) under U.S. GAAP	$55,522	$(15,928)	$55,333	$7,105	$(46,510)	$55,522

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Supplemental Consolidating Statement of Operations for the three months ended September 30, 2003 (unaudited):

	Parent	Finance Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$49,650	$—	$753,109	$34,367	$(8,231)	$828,895

Cost of sales	37,356	—	533,755	22,354	(8,231)	585,234
Selling, general and administrative expenses	7,787	—	127,444	8,497	—	143,728
Restructuring provision — net	59	—	10,229	345	—	10,633
Depreciation and amortization	2,597	—	34,764	932	—	38,293

Total operating expenses	47,799	—	706,192	32,128	(8,231)	777,888

Income from operations	1,851	—	46,917	2,239	—	51,007

Equity earnings (loss) of subsidiaries	23,122	—	(5,544)	—	(17,578)	—
Investment and other income (expense)	(48)	—	(69)	35	—	(82)
Interest expense — net	78	6,147	8,480	(65)	—	14,640

Earnings (loss) before income taxes and minority interest	24,847	(6,147)	32,824	2,339	(17,578)	36,285
Income tax expense (benefit)	(1,149)	—	9,504	1,638	—	9,993
Minority interest	—	—	—	296	—	296

Net earnings (loss)	$25,996	$(6,147)	$23,320	$405	$(17,578)	$25,996

U.S. GAAP Adjustments:
Pension expense	(2)	—	1,015	—	—	1,013
Postretirement benefits	54	—	4,278	—	—	4,332
Computer software	—	—	1,693	—	—	1,693
Debt conversion costs	92	—	—	—	—	92
Stock-based compensation	(79)	—	—	—	—	(79)
Income taxes	(25)	—	(2,725)	—	—	(2,750)
Equity earnings	4,261	—	—	—	(4,261)	—

	4,301	—	4,261	—	(4,261)	4,301

Net earnings (loss) under U.S. GAAP	$30,297	$(6,147)	$27,581	$405	$(21,839)	$30,297

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Supplemental Consolidating Statement of Operations for the three months ended September 30, 2002 (unaudited):

	Parent	Finance Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
Net sales	$49,098	$—	$407,611	$32,020	$(1,962)	$486,767

Cost of sales	36,442	—	279,038	20,382	(1,962)	333,900
Selling, general and administrative expenses	7,077	—	88,655	7,638	—	103,370
Depreciation and amortization	2,408	—	17,446	1,062	—	20,916

Total operating expenses	45,927	—	385,139	29,082	(1,962)	458,186

Income from operations	3,171	—	22,472	2,938	—	28,581

Equity earnings (loss) of subsidiaries	14,102	—	(15,886)	—	1,784	—
Investment and other income (expense)	108	—	4,856	617	—	5,581
Interest expense — net	(91)	(290)	3,949	44	—	3,612
Debt settlement and issue costs	—	16,746	—	—	—	16,746

Earnings (loss) before income taxes and minority interest	17,472	(16,456)	7,493	3,511	1,784	13,804
Income tax expense (benefit)	(26)	—	(4,153)	402	—	(3,777)
Minority interest	—	—	—	83	—	83

Net earnings (loss)	$17,498	$(16,456)	$11,646	$3,026	$1,784	$17,498

U.S. GAAP Adjustments:
Pension expense	65	—	3,050	—	—	3,115
Postretirement benefits	49	—	4,275	—	—	4,324
Computer software	—	—	1,691	—	—	1,691
Debt conversion costs	(366)	—	—	—	—	(366)
Stock-based compensation	(978)	—	—	—	—	(978)
Income taxes	480	—	(3,517)	—	—	(3,037)
Equity earnings	5,499	—	—	—	(5,499)	—

	4,749	—	5,499	—	(5,499)	4,749

Net earnings (loss) under U.S. GAAP	$22,247	$(16,456)	$17,145	$3,026	$(3,715)	$22,247

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Supplemental Consolidating Statement of Cash Flows for the nine months ended September 30, 2003 (unaudited):

	Parent	Finance Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
OPERATING ACTIVITIES
Net earnings (loss)	$74,047	$(14,422)	$63,311	$13,795	$(62,684)	$74,047
Adjustments to reconcile net earnings (loss) to cash provided (used) by operating activities:
Equity (earnings) loss of subsidiaries	(74,883)	—	12,199	—	62,684	—
Depreciation and amortization	7,618	—	81,612	2,828	—	92,058
Acquisition related charges:
Inventory and backlog	—	—	38,590	—	—	38,590
Derivative charges	—	—	4,440	—	—	4,440
Write-off deferred debt issue costs	—	—	7,493	—	—	7,493
Deferred income taxes	(494)	—	(35,902)	(562)	—	(36,958)
Restructuring provision — net	729	—	11,395	206	—	12,330
Other	2,093	738	1,371	1,198	—	5,400
Changes in operating assets and liabilities:
Accounts receivable — net	2,126	—	(1,348)	2,545	—	3,323
Inventories	3,094	—	(5,733)	(618)	—	(3,257)
Accounts payable and accrued liabilities	14,330	6,612	(95,304)	883	—	(73,479)
Income taxes	(685)	—	1,596	28	—	939
Other	(899)	(138)	(9,053)	(798)	—	(10,888)

Net cash provided (used) by operating activities	27,076	(7,210)	74,667	19,505	—	114,038

INVESTING ACTIVITIES
Property, plant and equipment — net	(5,053)	—	(24,241)	(2,642)	—	(31,936)
Long-term receivables and other investments	6	—	644	(29,221)	—	(28,571)
Acquisition of businesses	—	—	(847,868)	—	—	(847,868)
Proceeds from sale of investments and other assets	1,500	—	—	29,917	—	31,417
Software expenditures	—	—	(4,812)	—	—	(4,812)
Other	—	—	612	1,799	—	2,411

Net cash used by investing activities	(3,547)	—	(875,665)	(147)	—	(879,359)

FINANCING ACTIVITIES
Net change in short-term debt	383	—	87	(222)	—	248
Issuance of long-term debt	—	400,370	609,910	—	—	1,010,280
Payments on long-term debt	(210)	—	(292,502)	—	—	(292,712)
Debt issue costs	—	(10,824)	(22,208)	—	—	(33,032)
Issuance common shares	10,406	—	—	—	—	10,406
Intercompany activity — net	(44,604)	(382,437)	442,156	(15,115)	—	—
Other	—	—	(964)	(504)	—	(1,468)

Net cash provided (used) by financing activities	(34,025)	7,109	736,479	(15,841)	—	693,722

Effect of exchange rate on cash resources	789	—	(274)	267	—	782

Increase (decrease) in cash resources	(9,707)	(101)	(64,793)	3,784	—	(70,817)
Cash resources at beginning of period	29,115	101	82,665	9,591	—	121,472

Cash resources at end of period	$19,408	$—	$17,872	$13,375	$—	$50,655

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Supplemental Consolidating Statement of Cash Flows for the nine months ended September 30, 2002 (unaudited):

	Parent	Finance Inc.	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
OPERATING ACTIVITIES
Net earnings (loss)	$45,237	$(15,928)	$42,571	$7,105	$(33,748)	$45,237
Adjustments to reconcile net earnings (loss) to cash provided (used) by operating activities:
Equity (earnings) loss of subsidiaries	(46,210)	—	12,462	—	33,748	—
Depreciation and amortization	7,686	—	54,496	3,396	—	65,578
Gain on sale of investments and other assets	(29)	—	(6,615)	(1,494)	—	(8,138)
Debt settlement	—	16,746	—	—	—	16,746
Deferred income taxes	11,544	—	(37,935)	636	—	(25,755)
Other	735	364	(5,020)	1,656	—	(2,265)
Changes in operating assets and liabilities:
Accounts receivable — net	(1,348)	—	9,400	2,839	—	10,891
Inventories	2,538	—	1,877	(489)	—	3,926
Accounts payable and accrued liabilities	(6,283)	(2,150)	(27,107)	(2,822)	—	(38,362)
Income taxes	79	—	29,715	(194)	—	29,600
Other	(537)	—	(5,829)	(932)	—	(7,298)

Net cash provided (used) by operating activities	13,412	(968)	68,015	9,701	—	90,160

INVESTING ACTIVITIES
Property, plant and equipment — net	(731)	—	(3,182)	490	—	(3,423)
Long-term receivables and other investments	679	—	(996)	(1,605)	—	(1,922)
Acquisition of businesses	(8,764)	—	(57,202)	—	—	(65,966)
Software expenditures	—	—	(8,209)	—	—	(8,209)
Other	749	—	(4,694)	—	—	(3,945)

Net cash used by investing activities	(8,067)	—	(74,283)	(1,115)	—	(83,465)

FINANCING ACTIVITIES
Net change in short-term debt	(95)	—	(14,928)	195	—	(14,828)
Proceeds from issuance of long-term debt	—	—	200,000	—	—	200,000
Payments on long-term debt	(890)	(116,746)	(1,465)	—	—	(119,101)
Debt issue costs	—	—	(7,779)	—	—	(7,779)
Repurchase of common shares — net	(8,167)	—	—	—	—	(8,167)
Intercompany activity — net	15,437	117,715	(126,394)	(6,758)	—	—
Other	—	—	—	(903)	—	(903)

Net cash provided (used) by financing activities	6,285	969	49,434	(7,466)	—	49,222

Effect of exchange rate on cash resources	1,064	—	1,350	(38)	—	2,376

Increase in cash resources	12,694	1	44,516	1,082	—	58,293
Cash resources at beginning of period	12,920	100	5,777	9,877	—	28,674

Cash resources at end of period	$25,614	$101	$50,293	$10,959	$—	$86,967

14. Subsequent Event

During 2000, the Corporation amended the United States pension plan ( the “Plan”) to cease all benefit accruals and announced its intention to terminate and wind-up the Plan. In April 2001, the Plan was further amended to terminate effective June 2001. Upon termination the Corporation sought a determination letter from the Internal Revenue Service (“IRS”) as to the Plan’s tax qualification status. The terms of the April 2001 Plan amendment made the receipt of the IRS determination letter a prerequisite to the wind-up of the Plan and the

MOORE WALLACE INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

distribution of the Plan assets. The IRS has imposed a moratorium on issuing such determination letters. Due to the uncertainty regarding the receipt of the determination letter and the effect such uncertainty has on the Corporation’s ability to effectively manage the Plan’s assets, on October 15, 2003, the Board of Directors of the Corporation resolved to take the steps necessary to revoke the amendment terminating the Plan. The Plan, as restored, remains frozen and will continue with no further benefit accruals.

Proposed Combination

On November 8, 2003, the Corporation entered into a combination agreement with R. R. Donnelley & Sons Company (“Donnelley”) under which each common share of the Corporation will be exchanged for 0.63 of a share of common stock of Donnelley. The transaction was unanimously approved by the Boards of Directors of both the Corporation and Donnelley, but remains subject to closing conditions that include, among others, receipt of required approval from the Corporation’s and Donnelley’s shareholders, required regulatory approvals and Ontario Superior Court of Justice approval of a plan of arrangement. The transaction may not be completed if any of the closing conditions are not satisfied. If approved, the transaction is expected to close in the first quarter of 2004.

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

Thousands of Dollars, Except Per-Share Data

	Year Ended December 31
	2002	2001	2000
Net sales	$4,754,937	$5,297,760	$5,764,335
Cost of sales	3,887,368	4,387,309	4,665,472

Gross profit	867,569	910,451	1,098,863
Selling and administrative expenses	533,703	567,635	597,823
Restructuring and impairment charges	88,929	195,545	—

Earnings from operations	244,937	147,271	501,040
Interest expense, net	(62,818)	(71,183)	(89,639)
Other income (expense):
Gain on sale of businesses and investments	6,350	6,641	—
Investment write-downs	—	(18,536)	—
Other, net	(12,736)	10,701	22,583

	(6,386)	(1,194)	22,583
Earnings before income taxes	175,733	74,894	433,984
Income taxes	33,496	49,906	167,084

Net income	$142,237	$24,988	$266,900

Net income per share of common stock
Basic	$1.26	$0.21	$2.18
Diluted	1.24	0.21	2.17

Weighted average number of common shares outstanding
Basic	113,060	116,728	122,323
Diluted	114,372	118,498	123,093

See accompanying Notes to Consolidated Financial Statements.

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

Thousands of Dollars, Except Share Data

	December 31
	2002	2001
Assets
Cash and equivalents	$60,543	$48,615
Receivables, less allowances for doubtful accounts of $19,250 in 2002 and $22,571 in 2001	601,184	681,459
Inventories	116,191	126,718
Prepaid expenses	88,521	83,402

Total Current Assets	866,439	940,194

Net property, plant and equipment, at cost, less accumulated depreciation of $3,206,942 in 2002 and $3,148,018 in 2001	1,411,016	1,490,118
Goodwill, net of accumulated amortization of $58,020 in 2002 and $70,017 in 2001	308,174	312,613
Other intangible assets, net of accumulated amortization of $259,477 in 2002 and $243,405 in 2001	96,662	127,936
Other noncurrent assets	469,481	514,756

Total Assets	$3,151,772	$3,385,617

Liabilities
Accounts payable	$267,690	$295,444
Accrued compensation	157,070	162,573
Short-term debt	245,782	168,497
Current and deferred income taxes	1,397	46,849
Other accrued liabilities	282,791	310,927

Total Current Liabilities	954,730	984,290

Long-term debt	752,870	881,318
Deferred income taxes	214,112	212,099
Other noncurrent liabilities	315,466	419,503

Total Noncurrent Liabilities	1,282,448	1,512,920

Shareholders’ Equity
Common stock at stated value ($1.25 par value) Authorized shares: 500,000,000; Issued: 140,889,050 at December 31, 2002 and 2001	308,462	308,462
Retained earnings	1,593,107	1,569,596
Accumulated other comprehensive loss	(115,456)	(109,002)
Unearned compensation	(5,177)	(6,998)
Reacquired common stock, at cost, 27,764,983 shares and 27,767,438 shares at December 31, 2002 and 2001, respectively	(866,342)	(873,651)

Total Shareholders’ Equity	914,594	888,407

Total Liabilities and Shareholders’ Equity	$3,151,772	$3,385,617

See accompanying Notes to Consolidated Financial Statements.

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Thousands of Dollars

	Year Ended December 31
	2002	2001	2000
Cash flows from operating activities:
Net income	$142,237	$24,988	$266,900
Restructuring and impairment charges	88,929	195,545	—
Gain from reversal of excess tax reserves	(30,000)	—	—
(Gain) loss on sale or write-down of businesses and investments	(6,350)	11,895	—
Depreciation	288,499	315,937	326,349
Amortization	63,873	62,786	64,053
Gain on sale of assets	(13,824)	(8,204)	(5,952)
Net change in operating working capital	17,288	59,681	(16,533)
Net change in other assets and liabilities	(148,842)	(122,549)	107,426
Other	7,109	8,315	(1,658)

Net Cash Provided by Operating Activities	408,919	548,394	740,585

Cash flows from investing activities:
Capital expenditures	(241,597)	(273,340)	(237,107)
Other investments including acquisitions, net of cash acquired	—	(2,416)	(224,511)
Disposition of assets	25,471	19,346	23,401

Net Cash Used for Investing Activities	(216,126)	(256,410)	(438,217)

Cash flows from financing activities:
Repayments of long-term debt	(78,726)	(4,741)	(239,968)
Long-term borrowings	—	225,000	—
Net proceeds from (repayments of) short-term borrowings	14,591	(163,274)	87,022
Disposition of reacquired common stock	16,603	23,520	10,314
Acquisition of common stock	(20,029)	(273,255)	(32,421)
Cash dividends paid	(110,964)	(109,987)	(110,268)

Net Cash Used for Financing Activities	(178,525)	(302,737)	(285,321)

Effect of exchange rate changes on cash and equivalents	(2,340)	(1,505)	1,953

Net increase (decrease) in Cash and Equivalents	11,928	(12,258)	19,000

Cash and Equivalents at Beginning of Year	48,615	60,873	41,873

Cash and Equivalents at End of Year	$60,543	$48,615	$60,873

Changes in operating working capital, net of acquisitions and divestitures:
	2002	2001	2000
Decrease (increase) in assets:
Receivables—net	$82,279	$185,413	$(8,889)
Inventories—net	6,383	59,138	3,761
Prepaid expenses	(5,433)	(9,356)	(21,857)
Increase (decrease) in liabilities:
Accounts payable	(33,882)	(86,330)	10,850
Accrued compensation	(5,620)	(21,431)	9,146
Other accrued liabilities	(26,439)	(67,753)	(9,544)

Net Change in Operating Working Capital	$17,288	$59,681	$(16,533)

See accompanying Notes to Consolidated Financial Statements.

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

Thousands of Dollars, Except Share Data

	Common Stock		Reacquired Common Stock		Unearned Compensation Restricted Stock	Retained Earnings	Other Comprehensive Income (Loss)	Total
	Shares	Amount	Shares	Amount
Balance at December 31, 1999	140,889,050	$308,462	(17,651,645)	$(621,302)	$(6,222)	$1,521,474	$(64,154)	$1,138,258
Net income						266,900		266,900
Translation adjustments							(8,696)	(8,696)
Minimum pension liability adjustment							(1,276)	(1,276)

Comprehensive income								256,928

Treasury stock purchases			(2,502,003)	(62,684)				(62,684)
Cash dividends						(110,268)		(110,268)
Common shares issued under stock programs			320,018	22,014	(530)	(11,170)		10,314

Balance at December 31, 2000	140,889,050	$308,462	(19,833,630)	$(661,972)	$(6,752)	$1,666,936	$(74,126)	$1,232,548
Net income						24,988		24,988
Translation adjustments							(6,502)	(6,502)
Minimum pension liability adjustment							(28,374)	(28,374)

Comprehensive income								(9,888)

Treasury stock purchases			(8,812,763)	(247,786)				(247,786)
Cash dividends						(109,987)		(109,987)
Common shares issued under stock programs			878,955	36,107	(246)	(12,341)		23,520

Balance at December 31, 2001	140,889,050	$308,462	(27,767,438)	$(873,651)	$(6,998)	$1,569,596	$(109,002)	$888,407
Net income						142,237		142,237
Translation adjustments							(10,741)	(10,741)
Minimum pension liability adjustment							4,287	4,287

Comprehensive income								135,783

Treasury stock purchases			(517,560)	(15,235)				(15,235)
Cash dividends						(110,964)		(110,964)
Common shares issued under stock programs			520,015	22,544	1,821	(7,762)		16,603

Balance at December 31, 2002	140,889,050	$308,462	(27,764,983)	$(866,342)	$(5,177)	$1,593,107	$(115,456)	$914,594

See accompanying Notes to Consolidated Financial Statements.

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1.    Summary of Significant Accounting Policies

Basis of Consolidation—The consolidated financial statements include the accounts of R.R. Donnelley & Sons and its majority-owned subsidiaries (the company). Minority interests in the income (loss) of consolidated subsidiaries of $0.7 million, ($0.1) million, and $0.2 million in 2002, 2001 and 2000, respectively, are included in other income (expense) in the consolidated statements of income. All material intercompany transactions and balances have been eliminated.

Nature of Operations—The company provides a wide variety of print and print-related services and products for customers. The company also provides logistics and distribution services for its print customers and other mailers. Approximately 60% of the company’s business was under contract in 2002. Some contracts provide for progress payments from customers as certain phases of the work are completed; however, revenue is not recognized until the earnings process has been completed in accordance with the terms of the contracts. Some customers furnish paper for their work, while in other cases the company purchases the paper and resells it to the customer.

Foreign Operations—Foreign-currency-denominated assets and liabilities are translated into U.S. dollars at the exchange rate existing at the respective balance sheet dates. Translation adjustments resulting from fluctuations in exchange rates are recorded as a separate component of other comprehensive income (loss) within stockholders’ equity. Income and expense items are translated at the average rates during the respective periods.

Revenue Recognition—The company recognizes print revenue when title and risk of loss transfers to the customer and the earnings process is complete. Contracts typically specify F.O.B. shipping point terms. The company recognizes revenue upon final shipment for a print job and not on a partial shipment basis. For most print jobs, it is common for customers to inspect the quality of the product at company facilities up to and including at the time of shipment. The company’s products are not shipped subject to any contractual right of return provisions. Absent specific contract terms, the company recognizes revenue upon final delivery of the product or upon completion of the service performed.

Revenues related to the company’s Premedia Technologies operations, which include digital content management such as photography, color services and page production, are recognized in accordance with the terms of the contract, typically upon shipment of the completed product if sold as a part of a final printed product, or once the service has been performed and accepted by the customer if sold separately (e.g., digital photography). With respect to Donnelley Logistics, whose operations include the delivery of packages and printed material, the company recognizes revenue upon completion of the delivery services it provides.

Cash and Equivalents—The company considers all highly liquid debt instruments purchased with maturities of three months or less to be cash equivalents.

Receivables—Receivables primarily include trade receivables, notes receivable and miscellaneous receivables from suppliers.

Inventories—Inventories include material, labor and factory overhead and are stated at the lower of cost or market. The cost of approximately 80% of the inventories at December 31, 2002 and 2001 has been determined using the Last-In, First-Out (LIFO) method. This method reflects the effect of inventory replacement costs in earnings; accordingly, charges to cost of sales reflect recent costs of material, labor and factory overhead. The remaining inventories are valued using the First-In, First-Out (FIFO) or specific identification methods.

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Long-lived Assets—Long-lived assets are comprised primarily of property, plant and equipment and certain identifiable intangible assets, other than goodwill.

The company is required to assess potential impairments to its long-lived assets in accordance with Statements of Financial Accounting Standards (SFAS) No. 144, Accounting for Impairment of Long-Lived Assets, if events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impaired asset is written down to its estimated fair value based upon the most recent information available. Estimated fair market value is generally measured by discounting estimated future cash flows developed by the company’s management. Long-lived assets other than goodwill and intangible assets that are held for disposal are recorded at the lower of the carrying value or the fair market value less the estimated cost to sell.

The company’s investments in affordable housing, which are included in other noncurrent assets, are recorded at cost, as adjusted for any declines in the fair value of the underlying properties that are deemed to be other than temporary. Based on its ownership percentages and inability to exercise significant influence, the company accounts for its investments in affordable housing under the cost method. The company determines its estimates of fair value using remaining future tax credits to be received and expected residual values upon sale or disposition of its ownership interests. Expected residual values are developed from industry assumptions and cash flow projections provided by the underlying partnerships, which include certain assumptions with respect to operating costs, debt levels and certain market data related to the properties such as assumed vacancy rates.

Property, plant and equipment—Property, plant and equipment are recorded at cost and depreciated primarily on a straight-line basis over their estimated useful lives. Useful lives range from 15 to 33 years for buildings and from three to 15 years for machinery and equipment. Maintenance and repair costs are charged to expense as incurred. Major overhauls that extend the useful lives of existing assets are capitalized. When properties are retired or disposed, the costs and accumulated depreciation are eliminated and the resulting profit or loss is recognized in income.

Goodwill—In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, the company ceased amortization of goodwill effective January 1, 2002. Goodwill is now reviewed for impairment on an annual basis, or more frequently if events or circumstances indicate that the carrying value may not be recoverable. The review is a two-step process beginning with an estimation of the fair value of the reporting unit. The first step is a screen for impairment and the second step measures the amount of any impairment. The fair value amounts are determined by discounting future cash flows of the reporting unit as developed by management.

Financial Instruments and Interest Rate Swaps—From time to time, the company uses interest rate swaps to manage its interest rate mix and overall cost of borrowing. Any differences paid or received on interest rate swap agreements are recognized as adjustments to interest expense over the life of each swap, thereby adjusting the effective interest rate on the underlying obligation. The company does not use interest rate swaps or other derivatives for trading or speculative purposes.

Stock-Based Compensation—The company has stock-based employee compensation plans which are described more fully in Note 15, “Stock and Incentive Programs for Employees,” to the consolidated financial statements. The company accounts for stock-based compensation by applying Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, as allowed under SFAS No. 123, Accounting for Stock-Based Compensation. The company uses the intrinsic-value method of accounting for stock-based awards; additionally, no stock-based employee compensation cost for options is reflected in net income, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant.

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Use of Estimates—The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The company bases its estimates on historical experience, actuarial valuations and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Some of those judgments can be subjective and complex and, consequently, actual results may differ from these estimates under different assumptions or conditions. While for any given estimate or assumption made by the company’s management there may be other estimates or assumptions that are reasonable, the company believes that, given the current facts and circumstances, it is unlikely that applying any such other reasonable estimate or assumption would materially impact the financial statements.

Comprehensive Income—Under SFAS No. 130, Reporting Comprehensive Income, comprehensive income for the company consists of net income, minimum pension liability adjustments and foreign currency translation adjustments and is presented in the consolidated statements of shareholders’ equity on page F-5.

Reclassifications—Certain prior year amounts have been reclassified to conform to the 2002 presentation.

Note 2.    Divestitures

In June 2002, the company recorded a pretax gain of $6 million ($6 million after-tax, or $0.06 per diluted share) upon collection of a note receivable that had been previously reserved in connection with the sale of Modus Media International (MMI) in 1999.

In November 2001, the company sold its remaining investment in the common stock of Stream International (Stream) for approximately $10 million in cash. The company recognized a pretax gain of $7 million ($7 million after-tax or $0.05 per diluted share) from this transaction.

In June 2000, the company sold its 100% interest in R.R. Donnelley (India) Ltd. and its 25.37%-owned subsidiary, Tata Donnelley Limited, to Tata Sons Limited for approximately $13 million in cash; there was no gain or loss recognized from this transaction.

Note 3.    Acquisitions and Investments

We made no business acquisitions in 2002 or 2001.

During February 2000, the company acquired certain net assets of CTC Distribution Services L.L.C. (CTC or package logistics), one of the largest shippers of business-to-home packages in the U.S., for approximately $160 million, net of cash acquired. CTC, formerly headquartered in Minneapolis, Minnesota, has 18 facilities nationwide. The acquisition has been accounted for using the purchase method of accounting. The purchase price has been allocated based upon fair values at the date of the acquisition. Goodwill from this transaction was $153 million.

During 2000, the company made several business acquisitions to extend its geographic reach and expand its range of capabilities. Within the Donnelley Print Solutions segment, in January 2000, the company acquired Omega Studios–Southwest, Inc., a photography studio offering digital photography and creative services. In February 2000, the company acquired Iridio, Inc., a Seattle-based full-services premedia company. Both of these acquisitions are included within the company’s Premedia Technologies operations. During February 2000, the company also acquired EVACO Inc., a Florida-based financial printer, included within Financial Services in the

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Other segment. In July 2000, the company acquired Circulo do Livro, a Brazilian book printer, included within the company’s International operations in the Other segment. All of these acquisitions have been accounted for using the purchase method of accounting. During 2000, the company also acquired minority interests in an Internet communications services company and in several start-up businesses. Excluding CTC, the aggregate cost of these acquisitions and investments in 2000 was $57 million. Upon finalization of the purchase price allocation, these acquisitions and investments resulted in goodwill of $22 million.

Prior to 1996, the company acquired certain ownership interests in 26 investment level partnerships, which in turn held varying ownership percentage interests in limited partnerships that invested in affordable housing (properties that met the Internal Revenue Service (IRS) requirements for low-income housing tax credits). The company’s total gross investment in affordable housing was approximately $160 million. Under the provisions of the Tax Reform Act of 1986, companies that invested in affordable housing were to receive certain tax credits over a 10-year period, a portion of which was subject to recapture if a company did not retain its investments for a minimum holding period (typically 15 years). These tax credits were provided as a legislative economic incentive to encourage companies to invest in properties dedicated and restricted to lower-income tenants for the 15-year holding period. The company intends to maintain its investments in affordable housing for the qualifying 15-year holding periods, which begin to expire in 2008. The company’s expected recovery of its investment in affordable housing is based on the future tax credits to be received and the estimated residual value of the properties. Residual value represents what the company expects to realize upon either sale of the underlying properties or the refinancing of the partnership interests at the end of the requisite holding periods.

During 2002, the company recorded a non-operating pretax charge of $26 million to adjust the carrying value of its affordable housing investments to fair value based on the results of its current year impairment analysis. The reduction in fair value was based on both declining future tax credits (based on tax credits realized to-date) and declines in residual values for certain of the underlying properties, which were deemed to be other than temporary. During 2001 and 2000, the company recorded non-operating pretax charges to writedown the carrying value of its affordable housing investments by $8 million and $4 million, respectively. As of December 31, 2002, the company’s net investment in affordable housing was $105 million, which was included in other noncurrent assets. Projected future affordable housing tax credits expected to be received by the company by year are: 2003: $13 million; 2004: $9 million; 2005: $3 million, and 2006 and beyond: $1 million.

Note 4.    Restructuring and Impairment

The company regularly assesses its manufacturing platforms to assure that they are efficient, flexible and aligned properly with customer needs. Beginning in 2001, and continuing in 2002, the company initiated restructuring actions, which consisted primarily of the consolidation of operations within the Donnelley Print Solutions segment and Financial Services, and the elimination of general and administrative positions company-wide. Specific elements of the restructuring activities, the related costs and the current status are discussed below.

2002

In 2002, due to declining market conditions, the company initiated additional restructuring actions to align the business with current market conditions. The total 2002 pretax restructuring and impairment charge of $89 million ($54 million after-tax, or $0.47 per diluted share) was included as restructuring and impairment charges in the consolidated statements of income on page F-2. The 2002 pretax charge was comprised of the following: employee termination benefits related to additional workforce reductions; plan curtailment loss related to postretirement benefit plans; exit costs related to closed facilities; relocation costs for defined exit activities which were expensed as incurred, and asset impairments to reduce the carrying values of assets held for disposal to fair value. Total 2002 pretax charges by segment were as follows: Donnelley Print Solutions—$55 million; Logistics Services—$2 million; Corporate—$16 million; and Other—$16 million.

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The company continues to evaluate the remaining restructuring reserve as plans are being executed, and as a result, there may be additional charges or reversals in future periods. The following summarizes the components of the charges, cash payments, and non-cash adjustments during 2002 and the beginning and ending reserve balances for the year.

	Balance December 31, 2001	2002 charges	Cash payments	Pension and postretirement plan adjustments	Non-cash items	Balance December 31, 2002
	In Thousands
Employee termination benefits	$25,291	$37,104	$(25,025)	$(22,895)	$—	$14,475
Postretirement plan curtailment	—	8,372	—	(8,372)	—	—
Exit costs	8,638	5,473	(8,579)	—	—	5,532
Relocation costs	—	22,278	(22,278)	—	—	—
Asset impairment	—	15,702	—	—	(15,702)	—

Total	$33,929	$88,929	$(55,882)	$(31,267)	$(15,702)	$20,007

The components of the 2002 charges included:

•	Employee termination benefits associated with 1,798 employees, including severance, early retirement benefit costs and outplacement costs of $37 million. Of this charge, $23 million represented early retirement benefit costs to be financed by the company’s various retirement benefit plans. As of December 31, 2002, 1,539 of these separations were completed. The completed and future employee separations relate primarily to the Donnelley Print Solutions and Logistics Services segments, and the Financial Services operations. The majority of the remaining separations are expected to be completed by the second quarter of 2003.

•	A non-cash curtailment loss of $8 million related to the company’s postretirement benefit plan. This charge was recorded in the Corporate segment. The curtailment loss recognized represents the increase in the accumulated postretirement benefit obligation and the recognition of prior service costs related to the reduction in the number of employees due to workforce reductions.

•	Exit costs of $6 million. Exit costs comprise expected remaining future cash outlays associated with maintaining closed facilities until the date of sale or lease termination, including trailing lease payments, lease termination payments, restoration costs and other building-related costs. As of December 31, 2002, the company has exited five domestic-owned sites, two international sites and eight leased sites since 2000.

•	Relocation costs incurred for employees transferred from closed facilities, as well as equipment transfer charges, totaled $22 million in 2002. These charges are expensed on an as incurred basis, and relate primarily to plant closures announced within the Donnelley Print Solutions segment in 2001, as well as the Berea, Ohio closure in 2002.

•	Asset write-downs in 2002 included property, plant and equipment write-downs of $16 million, primarily related to facility closings. Of this charge, $5 million related to the closing of the Berea, Ohio facility in the second quarter of 2002. Also included in 2002 was an additional $9 million in non-cash write-downs for anticipated losses on the disposal of buildings, the majority of which related to announced closings made in 2001.

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

2001

In 2001, as part of efforts to build a more effective print platform, the company announced the closures of seven facilities, and additional workforce reductions and consolidations at several other facilities, including a company-wide reduction of 250 administrative positions. Total pretax business restructuring charges and asset impairments of $106 million related to restructuring actions were recorded by segment as follows: Donnelley Print Solutions—$86 million; Logistics Services—$1 million; Corporate—$4 million; and Other—$15 million. The 2001 pretax charge was comprised of the following: employee termination benefits related to additional workforce reductions; exit costs related to closed facilities; relocation costs for defined exit activities which were expensed as incurred; and asset impairments to reduce the carrying values of assets held for disposal to fair value.

Also in 2001, the company recorded a pretax impairment charge of $90 million to adjust the carrying values of certain of its businesses to fair value. The impairment charges reduced goodwill by $36 million and property and equipment by $54 million and were recorded by segment as follows: Donnelley Print Solutions segment $11 million; and Other $79 million comprised of RRD Direct ($37 million) and International (Argentina—$19 million; Brazil—$11 million; and Mexico—$12 million), as described more fully below.

During 2001, both the Newark, Ohio and Berea, Ohio facilities generated significant shortfalls in net sales from their original acquisition plans. The Newark facility also experienced deterioration in operating performance following the consolidation in 2000 of another RRD Direct facility into Newark. Based on the company’s review for impairment as determined in accordance with SFAS No. 121, the company recorded a pretax impairment charge for Newark in 2001 of $37 million ($26 million after-tax or $0.22 per diluted share) that included writedowns of $10 million for goodwill and $27 million for property and equipment. The total pretax impairment charge for Berea of $11 million ($7 million after-tax, or $0.06 per diluted share) was related entirely to goodwill.

  The deterioration in the Argentine economy during 2001 led the company to re-evaluate its wholly-owned investment in Argentina in accordance with SFAS No. 121. Based on that assessment, the company recorded a pretax impairment charge in 2001 of $19 million ($19 million after-tax or $0.16 per diluted share) to reduce the value of its investment. The charge included write-downs of $2 million for goodwill and $17 million for property and equipment. During the fourth quarter of 2001, the company announced plans to consolidate its two Brazilian book operations (Circulo do Livro and Hamburg Gráfica Editora) into one facility to streamline costs, and to sell its Hamburg Gráfica Editora plant. The total pretax impairment charge for Brazil of $11 million ($8 million after-tax, or $0.07 per diluted share) included write-downs of $3 million for goodwill and $8 million for property and equipment.

  During the third quarter of 2001, the company re-evaluated its investment in Ediciones Eclipse S.A. de C.V. in Mexico (Eclipse; acquired in 1998) following the loss of several key customers and poor operating performance. Based on the re-evaluation, the company recorded a pretax impairment charge for Eclipse of $12 million ($12 million after-tax or $0.10 per diluted share) that included write-downs of $10 million for goodwill and $2 million for property and equipment. During the fourth quarter of 2001, the company closed its Eclipse operations.

The total 2001 pretax restructuring and impairment charge of $196 million ($137 million after-tax, or $1.15 per diluted share) was included as restructuring and impairment charges in the consolidated statements of income on page F-2.

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following summarizes the components of the charges, cash payments, and non-cash adjustments during 2001 and the beginning and ending reserve balance for each year:

	Balance December 31, 2000	2001 charges	Cash payments	Pension and postretirement plan adjustments	Non-cash items	Balance December 31, 2001
	In Thousands
Employee termination benefits	$—	$60,390	$(15,963)	$(19,122)	$(14)	$25,291
Exit costs	—	11,980	(3,335)	—	(7)	8,638
Relocation costs	—	16,783	(16,592)	(191)	—	—
Asset impairment	—	106,392	—	—	(106,392)	—

Total	$—	$195,545	$(35,890)	$(19,313)	$(106,413)	$33,929

The components of the 2001 charges included:

•	Employee termination benefits associated with 2,850 employees, including severance, early retirement benefit costs and outplacement costs of $60 million. Of this charge, $19 million represented early retirement benefit costs to be financed by the company’s various retirement benefit plans.

•	Exit costs of $12 million. Exit costs comprise expected remaining future cash outlays associated with maintaining closed facilities until the date of sale or lease termination, including trailing lease payments, lease termination payments, restoration costs and other building related costs.

•	Relocation costs incurred for employees transferred from closed facilities, as well as equipment transfer charges totaled $17 million. These charges are expensed on an as incurred basis.

•	Asset write-downs in 2001 included property, plant and equipment and goodwill write-downs of $70 million and $36 million, respectively.

Status of the restructuring plans:

In connection with the plans announced in 2002, the company has ceased print production at its Berea, Ohio facility, and all customer work has been transferred to other company facilities. The Berea, Ohio facility was considered held for disposal as of December 31, 2002. Additional charges related to the 2002 plans are expected to be approximately $3 million, which are anticipated to be recognized through the second quarter of 2003, and relate primarily to employee and equipment relocation. Of a total of 1,798 planned employee terminations related to the 2002 plans, 1,539 have been completed. The remaining terminations, primarily related to workforce reductions announced in the fourth quarter, are expected to be completed by March 31, 2003.

In connection with the 2001 plans, the company has ceased print production at its St. Petersburg and South Daytona, Florida, Des Moines, Iowa, Old Saybrook, Connecticut and Hamburg Gráfica Editora (Brazil) facilities, and all customer work has been transferred to other company facilities. Additional charges related to the 2001 plans are expected to be minimal. Of a total of 2,850 planned employee terminations, all have been completed. The Houston, Texas facility remains open as a sales and service center. The St. Petersburg and South Daytona, Florida, Des Moines, Iowa, Old Saybrook, Connecticut and Brazilian facilities were considered held for disposal as of December 31, 2002.

As a result of restructuring actions, the company will reduce its workforce by 4,648 employees, or approximately 13.8% of its workforce since 2000. As of December 31, 2002, a total of 4,389 terminations have been completed under the restructuring plans.

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The net book value of assets to be disposed of under the restructuring plans as of December 31, 2002 was $15 million, related primarily to the Donnelley Print Solutions segment. The assets are comprised primarily of land, plant facilities and related equipment.

Note 5.    Goodwill and Other Intangible Assets

In July 2001, the FASB issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for using the purchase method of accounting. SFAS No. 142 requires that goodwill not be amortized over an estimated useful life. Instead, goodwill must be assessed for impairment at least annually by applying a fair-value-based test.

SFAS No. 142 prohibits the restatement of prior year financial statements. For comparison purposes, the following table presents the prior year amounts adjusted to exclude amortization expense related to goodwill that is no longer being amortized.

	December 31
Thousands of dollars, except per-share data	2002	2001
Net Income:
Reported net income	$142,237	$24,988
Goodwill amortization, net of tax	—	13,393

Adjusted net income	$142,237	$38,381

Basic Earnings Per Share:
Reported basic earnings	$1.26	$0.21
Goodwill amortization, net of tax	—	0.11

Adjusted basic earnings	$1.26	$0.32

Diluted Earnings Per Share:
Reported diluted earnings	$1.24	$0.21
Goodwill amortization, net of tax	—	0.11

Adjusted diluted earnings	$1.24	$0.32

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Goodwill associated with each of the company’s business segments and changes in those amounts during the period were as follows:

Thousands of dollars	Net Book Value at January 1, 2002	Foreign Exchange/Other	Disposition	Net Book Value at December 31, 2002
Donnelley Print Solutions	$80,552	$—	$—	$80,552
Logistics Services	150,344	(1,032)	—	149,312
Other(1)	81,717	(1,607)	(1,800)	78,310

	$312,613	$(2,639)	$(1,800)	$308,174

(1)	Represents other operating segments of the company, including Financial Services, RRD Direct, International and Other.

Other intangible assets primarily consist of the costs of acquiring print contracts and volume guarantees that are amortized primarily as a reduction to net sales over the periods in which benefits will be realized.

The amortization expense for intangible assets subject to amortization was $35 million and $37 million for 2002 and 2001, respectively.

Note 6.    Inventories

The components of the company’s inventories were as follows:

	December 31
	2002	2001
	In Thousands
Raw materials and manufacturing supplies	$83,701	$100,206
Work in process	108,947	112,333
Finished goods	1,824	904
Progress billings	(28,977)	(32,621)
LIFO reserve	(49,304)	(54,104)

Total	$116,191	$126,718

Progress billings represent customer prepayment for raw materials or work in progress.

For financial reporting purposes, the company recognized LIFO income of $4.8 million in 2002, LIFO expense of $3.5 million in 2001 and LIFO expense of $7.4 million in 2000. The company uses the external-index method of valuing LIFO inventories.

Note 7.    Property, Plant and Equipment

The following table summarizes the components of property, plant and equipment (at cost):

	December 31
	2002	2001
	In Thousands
Land	$35,190	$37,833
Buildings	666,317	664,829
Machinery and equipment	3,916,451	3,935,474

Total	$4,617,958	$4,638,136

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 8.    Commitments and Contingencies

As of December 31, 2002, authorized expenditures on incomplete projects for the purchase of property, plant and equipment totaled $225 million. Of this total, $47 million has been contractually committed. The company also has a contractual commitment of approximately $24 million for various outsourced professional services. The company also has a variety of contracts with suppliers for the purchase of paper, ink and other commodities for delivery in future years at prevailing market prices. There are no minimum volume guarantees associated with these contracts.

The company has non-cancelable operating lease commitments totaling $260  million extending through various periods to 2016. The lease commitments total $62  million for 2003, range from $28  million to $52  million in each of the years 2004 through 2007 and total $32 million for years 2008 and thereafter.

The company is not exposed to significant accounts receivable credit risk, due to its customer diversity with respect to industry classification, distribution channels and geographic locations.

Litigation

On November 25, 1996, a class action was brought against the company in federal district court in Chicago, Illinois, on behalf of current and former African-American employees, alleging that the company racially discriminated against them in violation of the Civil Rights Act of 1871, as amended, and the U.S. Constitution (Jones, et al. v. R.R. Donnelley & Sons Co.). The complaint seeks declaratory and injunctive relief, and asks for actual, compensatory, consequential and punitive damages in an amount not less than $500 million. Although plaintiffs sought nationwide class certification, most of the specific factual assertions of the complaint relate to the closing by the company of its Chicago catalog operations in 1993. Other general claims brought by certain named individuals relate to other company locations.

On June 30, 1998, a class action was filed against the company in federal district court in Chicago on behalf of current and former African-American employees, alleging that the company racially discriminated against them in violation of Title VII of the Civil Rights Act of 1964 (Adams, et al. v. R.R. Donnelley & Sons Co.). While making many of the same general discrimination claims contained in the Jones complaint, the Adams plaintiffs also claim retaliation by the company for the filing of discrimination charges or otherwise complaining of race discrimination.

On April 6, 2001, in an amended opinion, the district court judge in the Jones and Adams cases certified three plaintiff classes in the actions: a class consisting of African-American employees discharged in connection with the shutdown of the Chicago catalog operations; a class consisting of African-American employees of the Chicago catalog operations after November 1992 who were other than permanent employees; and a class consisting of African-Americans subjected to an allegedly hostile working environment at the Chicago catalog operations, the Chicago Financial, Pontiac or Dwight, Illinois, manufacturing operations. The judge also consolidated the Jones and Adams cases for pretrial purposes.

In a decision issued September 16, 2002, the Seventh Circuit Court of Appeals overturned a ruling by the trial court and held that a two year statute of limitations applies to the claims filed under Section 1981 of the Civil Rights Act. The court of appeals remanded the case for further proceedings consistent with its opinion, and on November 21, 2002, the court of appeals denied plaintiffs’ petition for rehearing. Absent the trial court’s adoption of plaintiffs’ theories tolling the statute of limitations, the ruling of the court of appeals, unless released on appeal, will bar the claims of the classes in the Jones case.

On December 18, 1995, a class action was filed against the company in federal district court in Chicago alleging that older workers were discriminated against in selection for termination upon the closing of the

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Chicago catalog operations (Gerlib, et al. v. R.R. Donnelley & Sons Co.). The suit also alleged that the company violated the Employee Retirement Income Security Act (ERISA) in determining benefits payable under its Retirement Benefit and Separation Pay Plans to retiring or terminated employees. The complaint sought recalculation of pension benefits and separation pay due plaintiffs since their termination dates, as well as actual damages for, and reinstatement to correct, the alleged discrimination. On August 14, 1997, the court certified classes in both the age discrimination and ERISA claims limited to certain former employees of the Chicago catalog operations.

On December 28, 2000, a purported class action was brought against the company and certain of its benefit plans in federal district court in Chicago on behalf of certain former employees of the Chicago catalog operations (Jefferson, et al. v. R.R. Donnelley & Sons Co., et al.). The suit alleged that enhanced pension benefits were not paid to plaintiffs and that plaintiffs are being required to contribute to the costs of retiree medical coverage, both allegedly in violation of plan documents and ERISA. The complaint sought recalculation of pension benefits due plaintiffs since their retirement dates, reimbursement of any amounts paid by plaintiffs for medical coverage, interest on the foregoing amounts, as well as a declaration as to the benefits due plaintiffs in the future.

The Gerlib and Jefferson cases raised many of the same claims for recalculation of benefits due employees and are before the same district court judge. In an order dated October 26, 2001, further clarified in an order dated January 25, 2002, the district court judge ruled that permanent employees who were eligible and elected to receive special augmented separation pay in conjunction with the closure of the Chicago catalog operations were not eligible to also receive regular separation pay, and that employees other than those considered permanent employees at the date of closure were not eligible to receive special augmented separation pay. In the same order, the judge ruled that under the terms of the company’s plans, permanent employees who were eligible and elected to receive enhanced retirement benefits were also entitled to receive regular separation pay. In an order dated June 11, 2002, the district court judge found that employees who were otherwise not eligible to receive enhanced retirement benefits at the date of closure of the Chicago catalog operations but whose combined age and service equaled 75 years or more at the date of their termination were entitled to receive enhanced retirement benefits, and that employees of the Chicago catalog operations in 1994 who were in surplus occupations were entitled to receive enhanced retirement benefits regardless of their age at the date of termination. In the June 2002 order, the judge further ruled that members of the classes who elected to receive augmented separation pay in connection with the closure of the Chicago catalog operations were not entitled to also receive enhanced retirement benefits.

As to other claims of the plaintiffs in the cases, by order dated January 4, 2002, the district court judge granted summary judgment on the Jefferson claim relating to medical benefits, finding that retirees from the Chicago catalog operations were not entitled to non-contributory medical benefits for life. Following a two week trial on the age discrimination claim raised in Gerlib, on August 2, 2002, a jury reached a verdict in the company’s favor, finding that the company did not discriminate against older workers in the shutdown of the Chicago catalog operations. On August 12, 2002, plaintiffs filed a motion seeking a new trial on the age discrimination claim, alleging that the jury verdict is contrary to the weight of the evidence. That motion was denied on November 7, 2002.

The Jones, Gerlib and Jefferson cases relate primarily to the circumstances surrounding the closure of the Chicago catalog operations. The company believes that it acted properly and without discriminating in closing the operations, and that the adverse rulings of the district court judge are based on language contained in the company’s plan documents rather than on wrongdoing of the company. Further, the company does not believe that it discriminated against any of the plaintiffs who have made allegations surrounding other operations of the company. However, rather than continue to litigate the issues in Gerlib and Jefferson through the appellate process and begin the multiple trials required to decide the claims raised in the Adams case, the parties entered

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

reached agreement on the terms for settlement. The settlements, which must be approved by the district court following fairness hearings, resolve all of the issues in the Adams, Gerlib and Jefferson cases, and resolve the issues in Jones which relate to claims arising in locations other than the Chicago catalog operations without any admission of wrongdoing by the company. The total amount to be paid in connection with the settlements is $21 million, of which $9 million will be paid by the company’s Retirement Benefit Plan. The total pretax charge during 2002 related to these settlements was $16 million and was recorded in cost of sales in the consolidated statements of income on page F-2.

While the settlements described dispose of the Adams, Gerlib and Jefferson cases, and a portion of the Jones litigation, the issue relating to the application of the statute of limitations to certain of the discrimination claims in the Jones case has not been finally decided. Management is unable to make a meaningful estimate of the overall loss that could result from an unfavorable final determination of this matter.

In addition, the company is a party to certain litigation arising in the ordinary course of business which, in the opinion of management, will not have a material adverse effect on the operations or financial condition of the company.

Note 9.    Retirement Plans

The company maintains seven principal retirement plans: the Retirement Benefit Plan of R.R. Donnelley & Sons Company (the primary R.R. Donnelley retirement plan); an unfunded Supplemental Benefit Plan; the Haddon Craftsmen, Inc. Retirement Plan; the R.R. Donnelley U.K. Pension Plan; the Merged Retirement Income Plan for Employees at R.R. Donnelley Printing Company, L.P. and R.R. Donnelley Printing Company; the Supplemental Unfunded Retirement Income Plan for Employees of Meredith-Burda Corporation Limited Partnership; and the Supplemental Unfunded Retirement Income Plan for Employees of Meredith-Burda Corporation. Participants of these last three plans no longer accrue benefits under such plans; all qualified  active employees of the company who formerly participated in these plans are current participants of the  R.R. Donnelley Retirement Plan (the Retirement Benefit Plan or the Plan).

The Retirement Benefit Plan is a noncontributory defined benefit plan. Substantially all U.S. employees age 21 or older are covered by the Plan. Normal retirement age is 65, but reduced early retirement benefits are paid to fully vested participants at or after age 55. The company uses the projected unit credit actuarial cost method to determine pension cost for financial reporting purposes. In conjunction with this method, the company amortizes deferred gains and losses (using the corridor method) and prior service costs over the average remaining service life of its active employee population. In addition, a transition credit (the excess of Plan assets plus balance sheet accruals over the projected obligation as of January 1, 1987) is being amortized over 19 years. For tax and funding purposes, the entry age normal actuarial cost method is used. Plan assets consist primarily of marketable equity securities and government and corporate fixed income securities which are valued using market quotations. In the event of Plan termination, the Plan provides that no funds can revert to the company and any excess assets over Plan liabilities must be used to fund retirement benefits.

In addition to pension benefits, the company provides certain healthcare and life insurance benefits for retired employees. Most of the company’s regular full-time U.S. employees become eligible for these benefits upon reaching age 55 while working for the company and having 10 years of continuous service at retirement. For employees who began employment with the company prior to January 1, 2002, the company funds liabilities associated with these plans through a tax-exempt trust. The assets of the trust are invested primarily in marketable equity securities and government and corporate fixed income securities under a life insurance contract covering certain of the company’s employees.

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following represents the obligations and plan assets at fair value for the company’s pension and postretirement benefit plans at the respective year-end based on a measurement date of September 30:

	Pension Benefits		Postretirement Benefits
	2002	2001	2002	2001
	In Thousands
Benefit obligation at beginning of year	$1,500,373	$1,335,219	$275,905	$249,380
Service cost	52,313	52,521	11,553	10,815
Interest cost	102,256	93,035	18,566	17,406
Plan participants’ contributions	874	852	3,678	2,342
Amendments	14,767	(7,508)	—	—
Actuarial loss	60,329	73,672	11,480	19,969
Acquisitions/plan initiations/curtailments (1)	—	—	9,728	565
Special termination benefits (2)	22,895	19,313	—	—
Provision for litigation settlement expense to be funded by plan benefits (3)	9,100	—	—	—
Expected benefits paid	(128,060)	(66,731)	(23,941)	(24,572)

Benefit obligation at end of year	$1,634,847	$1,500,373	$306,969	$275,905

(1)	Includes $8 million in curtailment loss related to the reduction in the number of benefit eligible employees related to restructuring actions. See Note 4, “Restructuring and Impairment,” to the consolidated financial statements.
(2)	See Note 4, “Restructuring and Impairment,” to the consolidated financial statements.
(3)	See Note 8, “Commitments and Contingencies,” to the consolidated financial statements.

	Pension Benefits		Postretirement Benefits
	2002	2001	2002	2001
	In Thousands
Fair value of plan assets at beginning of year	$1,733,870	$1,834,965	$257,357	$338,914
Actual loss	(124,376)	(39,696)	(21,479)	(60,601)
Employer contribution	4,478	4,480	—	—
Plan participants’ contributions	874	852	3,678	2,342
Expected benefits paid	(128,060)	(66,731)	(23,941)	(23,298)

Fair value of plan assets at end of year	$1,486,786	$1,733,870	$215,615	$257,357

The funded status of the plans reconciles with amounts on the consolidated balance sheets as follows:

	Pension Benefits		Postretirement Benefits
	2002	2001	2002	2001
	In Thousands
Funded status	$(148,061)	$233,497	$(91,354)	$(18,548)
Unrecognized transition obligation	(31,973)	(42,575)	—	—
Unrecognized net actuarial loss	438,703	85,706	94,164	33,711
Unrecognized prior service cost	41,068	30,048	(8,477)	(12,679)
Fourth quarter contribution	298	279	—	131

Net asset (liability) recognized	$300,035	$306,955	$(5,667)	$2,615

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Amounts recognized in the consolidated balance sheets consist of:

	Pension Benefits		Postretirement Benefits
	2002	2001	2002	2001
	In Thousands
Prepaid benefit cost	$343,567	$342,640	$—	$2,615
Accrued benefit cost	(83,748)	(70,075)	(5,667)	—
Intangible asset	216	4,249	—	—
Minimum pension liability	40,000	30,141	—	—

Net asset (liability) recognized	$300,035	$306,955	$(5,667)	$2,615

The company recognizes a minimum pension liability when the accumulated benefit obligation for a plan exceeds the fair value of the respective plan’s assets. Of the total minimum pension liability as of December 31, 2002 and 2001, $37 million and $27 million, respectively, related to the R.R. Donnelley U.K. pension plan (the U.K. pension plan) and the remainder to two of the company’s smaller plans. The increase in minimum pension liability during 2002 related to the U.K. pension plan; this included a $6 million increase in the accumulated benefit obligation primarily due to foreign exchange and a $4 million decrease in the fair value of plan assets. The minimum pension liability for the U.K pension plan arose in 2001 primarily as a result of a decline in the fair value of plan assets, principally U.K. equity securities.

The weighted average assumptions used in the actuarial computation that derived the above funded status amounts were as follows:

	Pension Benefits			Postretirement Benefits
	2002	2001	2000	2002	2001	2000
Discount rate	6.7%	7.0%	7.2%	6.8%	7.0%	7.3%
Expected return on plan assets	9.4%	9.4%	9.4%	9.0%	9.0%	9.0%
Average rate of compensation increase	4.0%	4.0%	4.0%	4.0%	4.0%	4.0%

The discount rates for purposes of determining annual periodic benefit income (expense) were 6.9%, 7.2% and 7.2% in 2002, 2001 and 2000, respectively, for the company’s pension plans, and were 7.0%, 7.3% and 7.3% in 2002, 2001 and 2000, respectively, for the company’s postretirement benefit plans.

For purposes of determining the funded status of the company’s various pension plans as of the plans’ measurement date (September 30, 2002), the company assumed a weighted average discount rate of 6.7%. As a basis for sensitivity analysis, a one-percentage-point decline in the assumed discount rate for the company’s pension plans to 5.7% would result in an estimated additional charge to other comprehensive income (a component of shareholders’ equity) of approximately $238 million. Under the company’s assumptions for 2002, only the U.K. pension plan and two of the company’s smaller plans recognized an additional minimum liability. By applying a 5.7% discount rate and holding other assumptions constant, the fair value of plan assets for the company’s Retirement Benefit Plan would fall below the accumulated benefit obligation in 2002, resulting in the recognition of an additional minimum liability. The breakdown of the estimated $238 million charge to shareholders’ equity following a one-percentage-point decline in discount rate by plan would be as follows: Retirement Benefit Plan ($225 million); the U.K. pension plan ($12 million) and other plans: ($1 million).

For measuring other postretirement benefits, a 9.8% annual rate of increase in the per-capita cost of covered healthcare benefits was assumed for 2002 (the trend rate occurring during 2002 to arrive at 2003 levels). The rate was assumed to decrease gradually to 5.0% by 2008 and remain at that level thereafter.

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The components of the net periodic benefit cost (income) and total expense (income) were as follows:

	Pension Benefits			Postretirement Benefits
	2002	2001	2000	2002	2001	2000
	In Thousands
Service cost	$52,313	$52,521	$53,068	$11,553	$10,815	$10,162
Interest cost	102,256	93,035	85,309	18,566	17,406	17,600
Expected return on plan assets	(170,923)	(164,703)	(153,683)	(27,495)	(27,229)	(26,042)
Amortization of transition obligation	(10,828)	(10,768)	(10,763)	—	—	—
Amortization of prior service cost	3,747	3,527	3,527	(2,845)	(8,562)	(7,740)
Amortization of actuarial (gain) loss	2,759	(484)	(763)	—	(1,592)	(845)

Net periodic benefit income	(20,676)	(26,872)	(23,305)	(221)	(9,162)	(6,865)
Curtailment loss	—	—	—	8,372	—	—
Special termination benefit cost	22,895	19,313	—	—	565	—
Provision for litigation settlement to be funded by plan benefits	9,100	—	—	—	—	—
Settlement expense	512	—	—	—	—	—

Total expense (income)	$11,831	$(7,559)	$(23,305)	$8,151	$(8,597)	$(6,865)

The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for all pension plans with accumulated benefit obligations in excess of plan assets were $182 million, $161 million and $89 million, respectively, in 2002 and $67 million, $47 million and $6 million, respectively, in 2001.

Assumed health care cost trend rates have a significant effect on the amounts reported for postretirement benefits. A one-percentage-point change in assumed healthcare cost trend rates would have had the following effects in 2002:

	1% Increase	1% Decrease
	In Thousands
Effect on total of service and interest cost components	$346	$(341)
Effect on postretirement benefit obligation	4,097	(4,033)

Employee 401(k) Savings Plan—The company maintains a savings plan that is qualified under Section 401(k) of the Internal Revenue Code. Substantially all of the company’s U.S. employees are eligible for this plan. Under provisions for this plan, employees may contribute up to 15% of eligible compensation on a before-tax basis and up to 10% of eligible compensation on an after-tax basis. The company generally matches 50% of a participating employee’s first 3% of before-tax contributions. The total expense attributable to the match was $11 million in both 2002 and 2001.

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 10.    Income Taxes

The components of income tax expense (benefit) for the years ending December 31, 2002, 2001 and 2000, were as follows:

	2002	2001	2000
	In Thousands
Federal
Current	$40,981	$70,990	$134,008
Deferred	(7,101)	(30,230)	1,959
State	(384)	9,146	31,117

Total	$33,496	$49,906	$167,084

The significant deferred tax assets and liabilities were as follows:

	December 31
	2002	2001
	In Thousands
Deferred tax liabilities:
Accelerated depreciation	$164,720	$151,878
Investments	38,855	46,190
Pensions	119,948	137,746
Other	72,352	62,706

Total deferred tax liabilities	395,875	398,520

Deferred tax assets:
Accrued liabilities	120,295	121,320
Net operating loss and other tax carryforwards	48,640	60,207
Investments	8,948	9,119
Other	87,384	92,341

Total deferred tax assets	265,267	282,987
Valuation allowance	45,131	50,422

Net deferred tax liabilities	$175,739	$165,955

The company has used corporate-owned life insurance (COLI) to fund employee benefits for several years. In 1996, the United States Health Care Reform Act was passed, eliminating the deduction for interest from loans borrowed against COLI programs. 1998 was the final year of the phase-out for deductions. In several federal court decisions involving different corporate taxpayers, the courts disallowed deductions for loans against those taxpayers’ COLI programs. In its audit of the company’s 1990 to 1992 tax returns, the IRS disallowed the deductions taken by the company.

On April 1, 2002, the company reached a settlement agreement with the IRS resolving all disputes over the tax deductibility of interest on loans taken out against its COLI programs. As part of the settlement, the company agreed to the disallowance of 80% of its interest deductions on loans related to its COLI programs from 1990 through 1998. Prior to the settlement, the company’s exposure related to past COLI interest deductions was $272 million, including interest, after-tax. Based upon the 80% settlement, the company’s exposure for all years was approximately $217 million in taxes and interest, after-tax, of which $62 million ($55 million after-tax) was paid in prior years. The company paid approximately $130 million of this liability to the IRS in April 2002. The remaining amount owed is classified in the accompanying consolidated balance sheet as current income taxes payable and other noncurrent liabilities.

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

As part of the settlement with the IRS, the company also surrendered approximately 17,000, or 61%, of its outstanding COLI policies to the insurance carriers in April 2002. The IRS agreed to an 80% reduction of the taxable portion of the gain related to the surrender of the COLI policies. The tax at 40% on the remaining 20% gain upon surrender of the policies resulted in additional amounts owed to the IRS of $18 million. In April 2002, the company received $12 million in net cash surrender value related to the policies surrendered.

As a result of the company’s settlement agreement with the IRS, the company reduced its tax reserves related to COLI to equal the settlement amounts. Accordingly, in the first quarter of 2002, the company recorded a one-time tax benefit of $30 million to reflect the reduction in tax reserves. In addition, the company recorded a nonrecurring pretax charge of $5 million in the first quarter of 2002 related to the surrender of the above COLI policies, which is classified in other income (expense), net, in the accompanying consolidated statements of income on page F-2.

The following table outlines the reconciliation of differences between the U.S. statutory tax rates and the rates used by the company in determining net income:

	2002	2001	2000
Federal statutory rate	35.0%	35.0%	35.0%
Restructuring and impairment charge	(2.1)	3.4	—
Sale of Stream entities	(1.2)	(3.1)	—
Foreign tax rates over U.S. statutory rate	0.8	1.2	—
State and local income taxes, net of U.S. federal income tax benefit	6.3	16.9	4.7
Goodwill amortization	—	3.2	0.5
Effects resulting from corporate-owned life insurance programs	(14.8)	10.7	1.4
Affordable housing investment credits	(9.2)	(24.5)	(4.5)
Change in valuation allowance	(3.1)	17.4	(0.6)
Other	7.4	6.4	2.0

Total	19.1%	66.6%	38.5%

As of December 31, 2002, the company had domestic and foreign tax loss carryforwards of approximately $36 million and $13 million, respectively. The net operating loss carryforwards expire between 2004 and 2012. Limitations on the utilization of these tax benefits may apply, and accordingly, valuation allowances have been provided to account for the potential limitations. During the year ended December 31, 2002, the valuation allowance decreased by $5 million resulting from changes in the realizability of an acquired subsidiary’s deferred tax assets due to the finalization of annual tax audits for the year the subsidiary was acquired. During the year ended December 31, 2001, the valuation allowance increased $11 million primarily due to an increase in the valuation allowance associated with the company’s foreign net operating losses in Mexico and Argentina. It is the company’s policy to not record a tax benefit for net operating losses in countries with a limited net operating loss carry-forward period.

Cash payments for income taxes were $197 million (including a $130 million payment related to the company’s settlement with the IRS relating to COLI), $149 million (including a $62 million payment related to the company’s settlement with the IRS for COLI) and $55 million (net of a $77 million refund related to the 1999 sale of the company’s investment in Stream, Corporate Software & Technology and MMI) in 2002, 2001 and 2000, respectively.

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 11.    Debt Financing and Interest Expense

The company’s debt consisted of the following:

	December 31
	2002	2001
	In Thousands
Commercial paper	$20,999	$16,000
Medium-term notes due 2005 at a weighted average interest rate of 6.66%	165,641	232,505
5.0% debentures due November 15, 2006*	233,872	216,298
8.875% debentures due April 15, 2021	80,835	80,828
6.625% debentures due April 15, 2029	199,000	198,962
8.820% debentures due April 15, 2031	68,915	68,911
7.0% notes due January 1, 2003	110,000	109,961
Other	119,390	126,350

Total	$998,652	$1,049,815

*	Includes a $10 million increase in debt and an $8 million reduction in debt related to the fair market value of interest rate swaps in 2002 and 2001, respectively. See Note 14, “Financial Instruments,” to the consolidated financial statements for additional information.

Based upon the interest rates available to the company for borrowings with similar terms and maturities, the fair value of the company’s debt exceeded its book value at December 31, 2002, by approximately $51 million.

In October 2002, the company replaced its revolving credit facilities with two new revolving credit facilities. The new facilities consist of a short-term facility that matures in October 2003 and provides for borrowings of up to $175 million and a long-term facility that matures in October 2007 and also provides for borrowings of up to $175 million. The company pays an annual commitment fee on the total unused portion of the credit facilities of 0.07% for the short-term facility and 0.09% for the long-term facility. The credit facilities bear interest at variable rates based on the current LIBOR rate and the company’s credit rating. As of  December 31, 2002, there have been no borrowings under these credit facilities.

The company also has $208 million in credit facilities at its non-U.S. units, most of which are uncommitted. As of December 31, 2002, total borrowings under these facilities were $115 million.

As of December 31, 2002, $500 million of debt securities were available for issuance by the company under effective Form S-3 registration statements filed by the company with the Securities and Exchange Commission.

The weighted average interest rate on all commercial paper during 2002 was 1.73% (1.29% at December 31, 2002). Annual maturities of debt are as follows: 2003—$246 million, 2004—$1 million, 2005—$166 million, 2006—$234 million, 2007—$0.5 million and $351 million thereafter.

The following table summarizes interest expense included in the consolidated statements of income:

	2002	2001	2000
	In Thousands
Interest incurred	$68,118	$74,253	$94,193
Amount capitalized as property, plant and equipment	(5,300)	(3,070)	(4,554)

Total	$62,818	$71,183	$89,639

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Interest paid, net of capitalized interest, was $72 million, $71 million and $91 million in 2002, 2001 and 2000, respectively. 2002 excludes interest received of $10 million related to interest rate swap agreements. See Note 14, “Financial Instruments,” to the consolidated financial statements for further information.

Note 12.    Guarantees

In November 2002, the FASB issued Interpretation 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. The Interpretation elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under the guarantee and must disclose that information in its interim and annual financial statements. The initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002.

The company has unconditionally guaranteed the repayment of certain loans and related interest and fees for certain of its consolidated subsidiaries. The guarantees continue until the loans, including accrued interest and fees, have been paid in full. The maximum amount of the guarantees may vary, but is limited to the sum of the total due and unpaid principal amounts plus related interest and fees. Additionally, the maximum amount of the guarantees, certain of which are denominated in foreign currencies, will vary based on fluctuations in foreign exchange rates. As of December 31, 2002, the maximum principal amount guaranteed was approximately $193 million.

The company may recover a portion of its maximum liability upon liquidation of the investee’s assets. The proceeds from such liquidation cannot be accurately estimated due to the multitude of factors that would affect the valuation and realization of such proceeds of a liquidation.

Note 13.    Earnings per Share

In accordance with SFAS No. 128, Earnings per Share, the company has computed basic and diluted earnings per share (EPS), using the treasury stock method.

	2002	2001	2000
	In Thousands, except per-share data
Average shares outstanding	113,060	116,728	122,323
Effect of dilutive securities—options and nonvested restricted shares	1,312	1,770	770

Average shares outstanding, adjusted for dilutive effects	114,372	118,498	123,093

Net income	$142,237	$24,988	$266,900
Basic EPS	$1.26	$0.21	$2.18
Diluted EPS	1.24	0.21	2.17

Options outstanding to purchase 11 million, 9 million and 12 million shares of common stock at December 31, 2002, 2001 and 2000, respectively, were not included in the computation of diluted EPS because the exercise prices of the options were greater than the average market prices of the company’s common shares. The range of exercise prices for these options was between $26.55 and $46.88, $29.78 and $46.88 and $23.38 and $57.70 at December 31, 2002, 2001 and 2000, respectively. The number of common shares outstanding as of December 31, 2002 and 2001 was 113 million.

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 14.    Financial Instruments

The company has limited transactions that fall under the accounting rules of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 137 and SFAS No. 138. From time to time, the company uses financial instruments, including interest rate swap agreements and forward exchange and option contracts, to manage exposure to movements in interest rates and exchange rates.

On November 14, 2001, the company issued $225 million in notes bearing interest at a fixed rate of 5.0% per annum and maturing on November 15, 2006. In conjunction with this issuance the company entered into a series of pay-floating and pay-fixed swaps. Pay-floating swaps effectively convert fixed rate obligations to variable rate instruments indexed to LIBOR. Pay-fixed swaps effectively convert floating rate obligations to fixed rate instruments.

The following table summarizes the company’s interest rate swaps at December 31, 2002:

Thousands of dollars		Notional Principal(1)		Interest Rates		Fair Values
Effective Date	Maturity Date			Receive	Pay
November 14, 2001	November 15, 2006	$100,000	(4)	5.0%	LIBOR + 0.863%	$4,900	(2)
November 14, 2001	November 15, 2006	100,000	(4)	5.0%	LIBOR + 0.863%	4,900	(2)
November 15, 2002	May 15, 2003	100,000	(5)	LIBOR	2.000%	(300	)(3)
November 15, 2002	May 15, 2003	100,000	(5)	LIBOR	1.965%	(282	)(3)
May 15, 2003	November 15, 2003	100,000	(5)	LIBOR	1.590%	(92	)(3)
May 15, 2003	November 15, 2003	100,000	(5)	LIBOR	1.650%	(123	)(3)

(1)	The notional principal is the amount used for the calculation of interest payments that are exchanged over the life of the swap transaction and is equal to the amount of dollar principal exchanged at maturity, if applicable.
(2)	Swap is considered a fair value hedge. Accordingly, the fair value is recorded in “Other noncurrent assets” with offsets recorded in “Long-term debt.”
(3)	Swap does not qualify for hedge accounting. Accordingly, the change in the fair value of this agreement was recorded in “Interest expense” with offsets recorded in “Other accrued liabilities.”
(4)	Receive fixed-pay floating interest rate swap.
(5)	Receive floating-pay fixed interest rate swap.

The net effect of the various interest rate swaps was a reduction in interest expense of $4 million for the year ended December 31, 2002.

Note 15.    Stock and Incentive Programs for Employees

Restricted Stock Awards—At December 31, 2002 and 2001, respectively, the company had 337,000 and 313,000 unvested restricted shares of its common stock granted to certain officers. These shares are registered in the names of the recipients, but are subject to conditions of forfeiture and restrictions on sale or transfer for one to five years from the grant date. Dividends on the restricted shares are paid currently to the recipients. The expense of the grant is determined based on the market prices at the date of the grant and is recognized evenly over the vesting period.

During 2002, 2001 and 2000, respectively, a total of 79,600, 51,000, and 209,000 shares of restricted stock were issued with a grant date fair value of $2 million, $3 million and $4 million, respectively. Charges to expense for these grants were $2 million, $3 million and $4 million in 2002, 2001, and 2000, respectively.

Incentive Compensation Plans—In 2001, the company implemented both a new senior management annual incentive cash plan and a long-term incentive award program designed to encourage and reward sustained value

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

creation together with achievement of annual objectives and employee retention. Payments under the annual plan are based on the achievement of Economic Value Added (EVA®) improvement targets, along with earnings per share objectives and other individual and strategic targets. Long-term awards made to senior officers during 2001 will be paid based on total shareholder return relative to the performance of the S&P 500 over a three year period ending December 2003. The long-term awards are denominated in stock units and participants receive dividend equivalents during the performance period. Awards ultimately may be paid in stock, cash or a combination of stock and cash. The company’s incentive compensation plans for other officers, managers and supervisors are based primarily on annual improvements in EVA, along with earnings per share and other individual strategic targets.

The value of the long-term awards was $5 million based upon the closing price of the company stock at December 31, 2002 ($21.77 per share). A total of 32,980 long-term stock unit awards, including 8,947 in dividend equivalents earned on the original grant, were granted during the year ended December 31, 2002. Compensation expense was $2 million and $3 million during 2002 and 2001, respectively.

Stock Unit Award—In connection with the execution of an employment agreement, the Chief Executive Officer of the company was granted an award of 115,385 stock units during 2001. During 2002, an additional 4,444 stock units were granted relating to dividend equivalents earned on the original grant. This award vests over three years and is payable in shares of the company’s stock upon the executive’s retirement, death or permanent and total disability. The executive receives dividend equivalents while the award is outstanding. The award is recorded at market value on the date of grant as unearned compensation, and expense is recognized over the vesting period. The initial value of the award is amortized over the vesting period, net of forfeiture.

The value of the stock unit award was $3 million based upon the closing price of the company stock at December 31, 2002. The grant date fair value of the award was $3 million, and compensation expense during 2002 and 2001, respectively, was $1.4 million and $0.3 million.

Stock Options—The company has stock incentive plans for its employees. Under these plans, options vest from one to nine and one-half years after date of grant and may be exercised, once vested, up to 10 years from the date of grant. A maximum of 8 million shares were available for future grants of stock options, stock units and restricted stock awards as of December 31, 2002. The company accounts for employee stock options under APB Opinion No. 25, Accounting for Stock Issued to Employees, under which no compensation cost has been recognized. Had compensation cost been determined consistent with SFAS No. 123, Accounting for Stock Based Compensation, the company’s net income and respective earnings per share would have been reduced to the following pro forma amounts:

	2002	2001	2000
	In Thousands, except per-share data
Net income, as reported	$142,237	$24,988	$266,900
Deduct: total stock-based compensation expense determined under fair value based method, net of related tax effects	(10,221)	(13,849)	(12,320)

Pro forma net income	$132,016	$11,139	$254,580

Basic earnings per share:
As reported	$1.26	$0.21	$2.18
Pro forma	1.17	0.10	2.08
Diluted earnings per share:
As reported	$1.24	$0.21	$2.17
Pro forma	1.15	0.09	2.07

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The fair value of each option granted during the year is estimated on the date of grant using the Black-Scholes option-pricing model with the following range of assumptions:

	2002	2001	2000
Dividend yield	3.71%	3.39%	3.88%
Expected volatility	26.14%	27.03%	35.66%
Risk-free interest rate	4.59%	4.98%	6.38%
Expected life	10 Years	10 Years	10 Years

A summary of the status of the company’s option activity is presented below:

	2002		2001		2000
	Shares (Thousands)	Weighted Average Exercise Price	Shares (Thousands)	Weighted Average Exercise Price	Shares (Thousands)	Weighted Average Exercise Price
Options outstanding at beginning of year	16,679	$29.42	18,032	$30.13	13,432	$34.73
Options granted	1,919	30.72	1,835	25.81	6,507	21.38
Options exercised	(448)	21.91	(816)	21.66	(316)	19.79
Options forfeited	(1,284)	28.93	(2,372)	34.66	(1,591)	35.28

Options outstanding at end of year	16,866	$29.69	16,679	$29.42	18,032	$30.13

Options exercisable at end of year	10,713	$31.74	9,546	$32.57	9,239	$33.71

Weighted average fair value of options granted during the year		$7.44		$7.05		$7.17

The following summarizes information about stock options outstanding at December 31, 2002:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Shares (Thousands)	Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Shares (Thousands)	Weighted Average Exercise Price
$20.88–$29.31	6,857	22.78	$22.78	3,114	$23.06
$29.32–$38.06	7,712	32.30	32.30	5,315	32.61
$38.07–$46.88	2,297	41.55	41.55	2,284	41.54

	16,866	29.69	$29.69	10,713	$31.74

Other Information—Under the stock programs, authorized unissued shares or treasury shares may be used for issuance under the stock option programs. The company intends to use reacquired shares of its common stock to meet the stock requirements of these programs in the future.

Note 16.    Preferred Stock

The company has two million shares of $1.00 par value preferred stock authorized for issuance. The Board of Directors may divide the preferred stock into one or more series and fix the redemption, dividend, voting, conversion, sinking fund, liquidation and other rights. The company has no present plans to issue any preferred stock. One million of the shares are reserved for issuance under the Shareholder Rights Plan discussed in Note 17, “Shareholder Rights Plan,” below.

Note 17.    Shareholder Rights Plan

The company maintains a Shareholder Rights Plan (the Plan) designed to deter coercive or unfair takeover tactics, to prevent a person or group from gaining control of the company without offering fair value to all shareholders and to deter other abusive takeover tactics that are not in the best interest of shareholders.

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Under the terms of the Plan, each share of common stock is accompanied by one right; each right entitles the shareholder to purchase from the company one one-thousandth of a newly issued share of Series A Junior Preferred Stock at an exercise price of $140.

The rights become exercisable 10 days after a public announcement that an acquiring person (as defined in the Plan) has acquired 15% or more of the outstanding common stock of the company (the Stock Acquisition Date), 10 business days after the commencement of a tender offer that would result in a person owning 15% or more of such shares or 10 business days after an adverse person (as defined in the Plan) has acquired 10% or more of such shares and such ownership interest is likely to have a material adverse impact on the company. The company can redeem the rights for $0.01 per right at any time until 10 days following the Stock Acquisition Date (under certain circumstances, the 10-day period can be shortened or lengthened by the company). The rights will expire on August 8, 2006, unless redeemed earlier by the company.

If, subsequent to the rights becoming exercisable, the company is acquired in a merger or other business combination at any time when there is a 15% or more holder, the rights will then entitle a holder (other than a 15% or more shareholder or an adverse person) to buy shares of the acquiring company with a market value equal to twice the exercise price of each right. Alternatively, if a 15% holder acquires the company by means of a merger in which the company and its stock survives, if any person acquires 15% or more of the company’s common stock or if an adverse person acquires 10% or more of the company’s common stock and such ownership is likely to have a material adverse impact on the company, each right not owned by a 15% or more shareholder or an adverse person would become exercisable for common stock of the company (or, in certain circumstances, other consideration) having a market value equal to twice the exercise price of the right.

Note 18.    Industry Segment Information

The company operates primarily in the commercial print portion of the printing industry, with related service offerings designed to offer customers complete solutions for communicating their messages to target audiences. Beginning January 1, 2002, the company revised its segment reporting to reflect changes in how it operates and reports internally its businesses. As a result of these changes, the company now discloses two reportable segments: Donnelley Print Solutions and Logistics Services. R.R. Donnelley Print Solutions (Donnelley Print Solutions) is comprised of the company’s businesses serving the following end markets within the commercial print industry: Magazines, Catalogs and Retail; Book Publishing Services; Telecommunications; and Premedia Technologies. Donnelley Print Solutions was created to optimize the company’s production capacity serving these end markets and to enhance service delivery capabilities. The formation of Donnelley Print Solutions was intended to create a more cost-effective, integrated and flexible print platform using a single business model and operating under one management team.

R.R. Donnelley Logistics (Donnelley Logistics) represents the company’s logistics and distribution services operations for its print customers and other mailers. Donnelley Logistics serves its customers by consolidating and delivering printed products and packages to the U.S. Postal Service closer to the final destination, resulting in reduced postage costs and improved delivery performance. Operating results for Donnelley Logistics are included under the reportable segment “Logistics Services.”

Prior to January 1, 2002, the company disclosed two reportable segments: Commercial Print and Logistics Services. Results previously reported within the Commercial Print segment included the company’s businesses serving the following end markets: Magazines, Catalogs and Retail (including Specialized Publishing Services); Book Publishing Services; Telecommunications; Premedia Technologies; Financial Services; RRD Direct (direct mail); and International, which provides similar products and services outside the U.S. Following the formation of Donnelley Print Solutions, the operating results for Financial Services, RRD Direct and International are included in Other for segment reporting purposes. Prior year results have been restated to conform to the new segment presentation.

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The company has disclosed earnings (loss) from operations as the primary measure of segment earnings (loss). This is the measure of profitability used by the company’s chief operating decision-maker and is most consistent with the presentation of profitability reported within the consolidated financial statements. The accounting policies of the business segments reported are the same as those described in Note 1, “Summary of Significant Accounting Policies,” to the consolidated financial statements.

	Donnelley Print Solutions	Logistics Services	Other(1)	Corporate(2)	Consolidated Total
	In Thousands
2002
Sales	$3,091,175	$784,024	$879,738	$—	$4,754,937
Restructuring and impairment charges	54,645	2,349	16,148	15,787	88,929
Earnings (loss) from operations	304,318	11,100	(60,934)	(9,547)	244,937
Earnings (loss) from operations before income taxes	315,593	11,049	(64,648)	(86,261)	175,733
Assets	1,605,820	222,053	657,229	666,670	3,151,772
Depreciation and amortization	233,423	6,298	55,641	57,010	352,372
Capital expenditures	146,971	3,940	53,207	37,479	241,597

2001
Sales	$3,503,791	$775,518	$1,018,451	$—	$5,297,760
Restructuring and impairment charges	97,222	672	93,968	3,683	195,545
Earnings (loss) from operations	268,167	(4,536)	(167,733)	51,373	147,271
Earnings (loss) from operations before income taxes	283,636	(4,266)	(181,389)	(23,087)	74,894
Assets	1,854,145	228,797	689,015	613,660	3,385,617
Depreciation and amortization	261,520	15,358	72,717	29,128	378,723
Capital expenditures	154,721	5,182	73,632	39,805	273,340

2000
Sales	$3,846,493	$691,167	$1,226,675	$—	$5,764,335
Restructuring and impairment charges	—	—	—	—	—
Earnings (loss) from operations	480,866	(13,918)	8,290	25,802	501,040
Earnings (loss) from operations before income taxes	497,433	(14,001)	1,007	(50,455)	433,984
Assets	2,140,251	246,784	855,103	672,064	3,914,202
Depreciation and amortization	282,725	13,267	66,431	27,979	390,402
Capital expenditures	132,626	3,478	71,149	29,854	237,107

(1)	Represents other operating segments of the company, including Financial Services, RRD Direct, International and Other.
(2)	Corporate earnings consist primarily of the following unallocated items: net earnings of benefit plans (excluding service costs) of $85 million, $95 million and $86 million in 2002, 2001 and 2000, respectively, which were partially offset by general corporate, management and information technology costs.

Corporate assets consist primarily of the following unallocated items at December 31, 2002—benefit plan assets of $292 million, investments in affordable housing of $105 million and fixed assets of $91 million; 2001—benefit plan assets of $324 million, investments in affordable housing of $134 million and fixed assets of $103 million; and 2000—benefit plan assets of $342 million, investments in affordable housing of $143 million and fixed assets of $92 million.

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Earnings (loss) from operations is reconciled to earnings (loss) before income taxes as follows:

	Donnelley Print Solutions	Logistics Services	Other (1)	Corporate	Consolidated
2002	In Thousands
Earnings (loss) from operations	$304,318	$11,100	$(60,934)	$(9,547)	$244,937
Net interest expense	(312)	(69)	(9,464)	(52,973)	(62,818)
Other income (expense):
Earnings (loss) from investments	3,621	—	1,969	(3)	5,587
Gains on sale of businesses and investments	—	—	—	6,350	6,350
Foreign currency transaction gain (loss)	(208)	—	(2,605)	(77)	(2,890)
Affordable housing write-downs	—	—	—	(26,000)	(26,000)
Other income (expense), net	8,174	18	6,386	(4,011)	10,567

Total other income (expense)	11,587	18	5,750	(23,741)	(6,386)

Earnings (loss) before income taxes	$315,593	$11,049	$(64,648)	$(86,261)	$175,733

2001
Earnings (loss) from operations	$268,167	$(4,536)	$(167,733)	$51,373	$147,271
Net interest expense	(428)	(37)	(11,116)	(59,602)	(71,183)
Other income (expense):
Earnings (loss) from investments	(1,690)	—	2,629	32	971
Gains on sale of businesses and investments	—	—	6,641	—	6,641
Foreign currency transaction gain (loss)	12	—	(5,350)	(18)	(5,356)
Affordable housing write-downs	—	—	—	(8,400)	(8,400)
Other asset write-downs	—	—	(18,536)	—	(18,536)
Other income (expense), net	17,575	307	12,076	(6,472)	23,486

Total other income (expense)	15,897	307	(2,540)	(14,858)	(1,194)

Earnings (loss) before income taxes	$283,636	$(4,266)	$(181,389)	$(23,087)	$74,894

2000
Earnings (loss) from operations	$480,866	$(13,918)	$8,290	$25,802	$501,040
Net interest expense	(63)	(141)	(13,243)	(76,192)	(89,639)
Other income (expense):
Earnings (loss) from investments	(1,157)	—	(2,487)	522	(3,122)
Gain from demutualization	—	—	—	12,859	12,859
Foreign currency transaction gain (loss)	(39)	—	(795)	(661)	(1,495)
Affordable housing write-downs	—	—	—	(4,200)	(4,200)
Other income (expense), net	17,826	58	9,242	(8,585)	18,541

Total other income (expense)	16,630	58	5,960	(65)	22,583

Earnings (loss) before income taxes	$497,433	$(14,001)	$1,007	$(50,455)	$433,984

(1)	Represents other operating segments of the company, including Financial Services, RRD Direct, International and Other.

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table shows net sales by end market:

Net Sales	2002	% of Total	2001	% of Total	2000	% of Total
	In Thousands
Magazines, Catalogs and Retail	$1,585,421	33.4%	$1,876,555	35.4%	$2,136,976	37.1%
Book Publishing Services	705,390	14.8	708,380	13.4	780,349	13.5
Telecommunications	679,422	14.3	777,383	14.7	802,771	13.9
Premedia Technologies	120,942	2.5	141,473	2.7	126,397	2.2

Donnelley Print Solutions	3,091,175	65.0	3,503,791	66.2	3,846,493	66.7

Logistics Services	784,024	16.5	775,518	14.6	691,167	12.0

Financial Services	427,453	9.0	493,563	9.3	638,129	11.1
RRD Direct	138,776	2.9	179,330	3.4	198,111	3.4
International (1)	313,509	6.6	341,488	6.4	377,565	6.6
Other (2)	—	N/M	4,070	0.1	12,870	0.2

Total Other	879,738	18.5	1,018,451	19.2	1,226,675	21.3

Total Net Sales	$4,754,937	100.0%	$5,297,760	100.0%	$5,764,335	100.0%

(1)	Includes Latin America, Poland and China. Other international locations are included within the respective end market.
(2)	Includes Red Rover, Louisville Distribution (sold in June 2000) and Other.

Note 19.    Geographic Area Information

	U.S.	International	Combined
	In Thousands
2002
Sales	$4,255,664	$499,273	$4,754,937
Long-lived assets(1)	1,755,842	529,491	2,285,333
2001
Sales	$4,781,517	$516,243	$5,297,760
Long-lived assets(1)	2,035,467	409,956	2,445,423

(1)	Includes net property, plant and equipment, goodwill and other intangibles and other noncurrent assets.

Note 20.    New Accounting Pronouncements

On July 30, 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This statement rescinds Emerging Issues Task Force Issue (EITF) No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring).” SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by the statement include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. This statement will be applied prospectively to exit or disposal activities that are initiated by the company after December 31, 2002. The company does not anticipate that the adoption of this statement will have a material impact on the company’s financial position, results of operations or cash flows.

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure—an Amendment of FASB Statement No. 123. This Statement amends FASB Statement No. 123. Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of Statement No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. As of December 31, 2002, the company has elected not to change to the fair value based method of accounting for stock-based employee compensation. The company accounts for employee stock options under Accounting Principles Board (APB) No. 25, Accounting for Stock Issued to Employees, under which no compensation cost was recognized by the company.

In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities” to provide new guidance with respect to the consolidation of all previously unconsolidated entities, including special-purpose entities. The company believes that the adoption of this interpretation, required in 2003, will not have a material impact on the company’s consolidated financial position or results of operations.

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of

R.R. Donnelley & Sons Company:

Chicago, Illinois

We have audited the accompanying consolidated balance sheet of R.R. Donnelley & Sons Company as of  December 31, 2002, and the related consolidated statements of income, shareholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements of R.R. Donnelley & Sons Company as of December 31, 2001 and 2000, and for the years then ended were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those financial statements in their report dated January 23, 2002.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such 2002 consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed above, the consolidated financial statements of R.R. Donnelley & Sons Company as of December 31, 2001 and 2000, and for the years then ended were audited by other auditors who have ceased operations. As described in Note 18, the Company changed the composition of its reportable segments in 2002, and the amounts in the 2001 and 2000 financial statements relating to reportable segments have been restated to conform to the 2002 composition of reportable segments. We audited the adjustments that were applied to restate the disclosures for reportable segments reflected in the 2001 and 2000 financial statements. Our procedures included (a) comparing the adjusted amounts of segment revenues, operating income and assets to the Company’s underlying records obtained from management, and (b) testing the mathematical accuracy of the reconciliations of segment amounts to the consolidated financial statements. In our opinion, such adjustments are appropriate and have been properly applied. As described in Note 5, these financial statements include the transitional disclosures required by Statement of Financial Accounting Standards (Statement) No. 142, Goodwill and Other Intangible Assets, which was adopted by the Company as of January 1, 2002. Our audit procedures with respect to the disclosures in Note 5 with respect to 2001 included (i) comparing the previously reported net income to the previously issued financial statements and the adjustments to reported net income representing amortization expense (including any related tax effects) recognized in those periods related to goodwill to the Company’s underlying records obtained from management, and (ii) testing the mathematical accuracy of the reconciliation of adjusted net income to reported net income and the related earnings-per-share amounts. In our opinion, the disclosures for 2001 in Note 5 are appropriate. However, we were not engaged to audit, review, or apply any procedures to the 2001 or 2000 consolidated financial statements of the Company other than with respect to such disclosures and, accordingly, we do not express an opinion or any other form of assurance on the 2001 or 2000 consolidated financial statements taken as a whole.

DELOITTE & TOUCHE LLP

January 21, 2003

PREDECESSOR AUDITOR (ARTHUR ANDERSEN LLP) OPINION

The following report is a copy of a report previously issued by Arthur Andersen LLP and has not been reissued by Arthur Andersen LLP.

We have audited the accompanying consolidated balance sheets of R.R. Donnelley & Sons Company (a Delaware corporation) and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of R.R. Donnelley & Sons Company and Subsidiaries as of December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

ARTHUR ANDERSEN LLP

Chicago, Illinois

January 23, 2002

R.R. DONNELLEY & SONS

COMPANY AND SUBSIDIARIES

UNAUDITED INTERIM FINANCIAL INFORMATION, DIVIDEND

SUMMARY AND FINANCIAL SUMMARY

In Thousands, Except Per-Share Data

	Year Ended December 31
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
2002
Net sales	$1,093,650	$1,148,892	$1,177,280	$1,335,115	$4,754,937
Gross profit	167,905	194,253	242,179	263,232	867,569
Net income*	22,659	23,777	47,742	48,059	142,237
Net income per diluted share*	0.20	0.21	0.42	0.42	1.24
Stock price high	31.35	32.10	28.40	23.55	32.10
Stock price low	27.50	25.76	22.63	18.50	18.50
Stock price closing price	31.10	27.55	23.51	21.77	21.77

2001
Net sales	$1,302,650	$1,292,050	$1,288,237	$1,414,823	$5,297,760
Gross profit	199,373	222,482	237,621	250,975	910,451
Net income (loss)*	14,505	6,147	42,042	(37,706)	24,988
Net income (loss) per diluted share*	0.12	0.05	0.36	(0.33)	0.21
Stock price high	30.60	31.90	30.74	30.57	31.90
Stock price low	24.50	25.12	24.30	24.76	24.30
Stock price closing price	26.22	29.70	27.05	29.69	29.69

Stock prices reflect New York Stock Exchange composite quotes.

Dividend Summary

	2002	2001	2000	1999	1998
Quarterly rate per common share**	$0.245	$0.235	$0.225	$0.215	$0.205
Yearly rate per common share	0.98	0.94	0.90	0.86	0.82

*Includes the following significant items:

2002—first quarter restructuring and impairment charges of $27 million ($17 million after-tax, or $0.14 per diluted share); second quarter restructuring and impairment charges of $16 million ($10 million after-tax, or $0.08 per diluted share); third quarter restructuring and impairment charges of $23 million ($13 million after-tax, or $0.12 per diluted share); fourth quarter restructuring and impairment charges of $23 million ($14 million after-tax, or $0.13 per diluted share); first quarter benefit from the reversal of excess COLI tax reserves of $30 million ($30 million after-tax, or $0.26 per diluted share); second quarter gain on sale of businesses and investments of $6 million ($6 million after-tax, or $0.06 per diluted share).

2001—first quarter restructuring and impairment charges of $22 million ($14 million after-tax, or $0.10 per diluted share); second quarter restructuring and impairment charges of $52 million ($32 million after-tax, or $0.27 per diluted share); third quarter restructuring and impairment charges of $20 million ($12 million after-tax, or $0.09 per diluted share); fourth quarter restructuring and impairment charges of $102 million ($79 million after-tax, or $0.69 per diluted share); fourth quarter gain on sale of businesses and investments of $7 million ($7 million after-tax, or $0.05 per diluted share); fourth quarter loss on investment write-downs of $19 million ($19 million after-tax, or $0.16 per diluted share).

**Averages (2002—$0.24 first two quarters and $0.25 last two quarters; 2001—$0.23 first two quarters and $0.24 last two quarters; 2000—$0.22 first two quarters and $0.23 last two quarters; 1999—$0.21 first two quarters and $0.22 last two quarters; 1998—$0.20 first two quarters and $0.21 last two quarters).

UNAUDITED INTERIM FINANCIAL INFORMATION, DIVIDEND

SUMMARY AND FINANCIAL SUMMARY—(Continued)

In Thousands, Except Per-Share Data

Financial Summary

	2002	2001	2000	1999	1998
	In Thousands, except per-share data
Net sales	$4,754,937	$5,297,760	$5,764,335	$5,415,642	$5,217,953
Income from continuing operations*	142,237	24,988	266,900	311,515	374,647
Loss from discontinued operations	—	—	—	(3,201)	(80,067)
Net income*	142,237	24,988	266,900	308,314	294,580
Per diluted common share*	1.24	0.21	2.17	2.38	2.08
Total assets	3,151,772	3,385,617	3,914,202	3,853,464	3,798,117
Noncurrent liabilities	1,282,448	1,512,920	1,491,093	1,511,743	1,447,852

*Includes the following significant items affecting comparability: 2002 restructuring and impairment charges of $89 million ($54 million after-tax, or $0.47 per diluted share), benefit from the reversal of excess COLI tax reserves of $30 million ($30 million after-tax, or $0.26 per diluted share), and gain on sale of businesses and investments of $6 million ($6 million after-tax, or $0.06 per diluted share); 2001 restructuring and impairment charges of $196 million ($137 million after-tax, or $1.15 per diluted share), gain on sale of businesses and investments of $7 million ($7 million after-tax, or $0.05 per diluted share), and a loss on investment writedowns of $19 million ($19 million after-tax, or $0.16 per diluted share); 2000 gain related to sale of shares received from the demutualization of the company’s basic life insurance carrier of $13 million ($8 million after-tax, or $0.06 per diluted share); 1999 gains on sale of businesses and investments of $43 million ($27 million after-tax, or $0.20 per diluted share); and 1998 gains on sale of the company’s remaining interests in two former subsidiaries of $169 million ($101 million after-tax, or $0.71 per diluted share).

REPORT OF INDEPENDENT AUDITORS ON

FINANCIAL STATEMENT SCHEDULE

To the Board of Directors and Shareholders of

R.R. Donnelley & Sons Company

We have audited the consolidated financial statements of R.R. Donnelley & Sons Company and subsidiaries (the “Company”) as of December 31, 2002 and for the year then ended, and have issued our report thereon dated January 21, 2003; such consolidated financial statements and report are included in your 2002 Annual Report to Shareholders included in this Form 10-K. The consolidated financial statements of the Company as of December 31, 2001 and 2000 were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those consolidated financial statements in their report dated January 23, 2001.

Our audit also included the financial statement schedule of the Company as it relates to the year ended December 31, 2002 of the Company, listed in Item 15. The financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule, as it relates to the year ended December 31, 2002, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein. The financial statement schedule, as it relates to the years ended December 31, 2001 and 2000, was subjected to auditing procedures by other auditors whose report dated January 23, 2002 stated that such information is fairly stated in all material respects when considered in relation to the basic 2001 and 2000 financial statements taken as a whole.

/S/    DELOITTE & TOUCHE LLP

Chicago, Illinois

January 21, 2003

REPORT OF PREDECESSOR AUDITORS (ARTHUR ANDERSEN LLP) ON

FINANCIAL STATEMENT SCHEDULE

The following report is a copy of a report previously issued by Arthur Andersen LLP and has not been reissued by Arthur Andersen LLP. This report applies to Supplemental Schedule II—Valuation and Qualifying Accounts for the years ended December 31, 2000 and 2001.

To the Shareholders of

R.R. Donnelley & Sons Company:

We have audited, in accordance with generally accepted auditing standards, the financial statements included in the R.R. Donnelley & Sons Company Annual Report to Shareholders included in this Form 10-K, and have issued our report thereon dated January 23, 2002. Our audit was made for the purpose of forming an opinion of those statements taken as a whole. The schedule listed in the index to the financial statements is the responsibility of the Company’s management and is presented for purposes of complying with the Securities and Exchange Commission’s rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

/S/    ARTHUR ANDERSEN LLP

Chicago, Illinois

January 23, 2002

SCHEDULE II

Valuation and Qualifying Accounts

Transactions affecting the allowances for doubtful accounts during the years ended December 31, 2002, 2001 and 2000, were as follows:

	2002	2001	2000
	Thousands of dollars
Allowance for trade receivable losses:
Balance, beginning of year	$22,571	$20,016	$15,461
Balance, companies acquired during year	—	—	35
Provisions charged to income	15,100	26,083	10,352

	37,671	46,099	25,848
Uncollectible accounts written off, net of recoveries	(18,421)	(23,528)	(5,832)

Balance, end of year	$19,250	$22,571	$20,016

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(In thousands, except per-share data)

	Three Months Ended September 30		Nine Months Ended September 30
	2003	2002	2003	2002
Net sales	$1,193,774	$1,177,280	$3,410,053	$3,419,822
Cost of sales	970,883	935,101	2,830,461	2,815,484

Gross profit	222,891	242,179	579,592	604,338
Selling and administrative expenses	131,743	134,223	406,114	401,564
Restructuring and impairment charges	1,507	22,709	9,390	65,426

Earnings from operations	89,641	85,247	164,088	137,348

Interest expense, net	(11,909)	(16,937)	(36,673)	(49,683)
Other income (expense), net	4,957	6,391	(4,250)	12,447

Earnings before income taxes	82,689	74,701	123,165	100,112
Provision for income taxes	28,959	26,959	44,340	5,934

Net income	$53,730	$47,742	$78,825	$94,178

Net income per share of common stock
Basic	$0.47	$0.42	$0.70	$0.83
Diluted	0.47	0.42	0.69	0.82
Weighted average number of common shares outstanding
Basic	113,266	113,143	113,170	113,039
Diluted	114,586	114,299	114,025	114,670

See accompanying Notes to Condensed Consolidated Financial Statements.

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

September 30, 2003 and December 31, 2002

(Thousands of dollars, except share data)

ASSETS
	2003	2002
Cash and equivalents	$65,618	$60,543
Receivables, less allowance for doubtful accounts of $31,162 in 2003 and $19,250 in 2002	663,049	601,184
Inventories	174,481	116,191
Prepaid expenses	67,459	88,521

Total current assets	970,607	866,439

Net property, plant and equipment, at cost, less accumulated depreciation of $3,518,914 in 2003 and $3,454,722 in 2002	1,343,900	1,411,016
Goodwill	300,955	308,174
Other intangible assets, net of accumulated amortization of $270,997 in 2003 and $259,477 in 2002	86,718	96,662
Other noncurrent assets	491,510	469,481

Total assets	$3,193,690	$3,151,772

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$297,509	$267,690
Accrued compensation	146,506	157,070
Short-term debt	196,725	245,782
Current and deferred income taxes	3,108	1,397
Other accrued liabilities	320,111	282,791

Total current liabilities	963,959	954,730

Long-term debt	773,835	752,870
Deferred income taxes	227,638	214,112
Other noncurrent liabilities	337,896	315,466

Total noncurrent liabilities	1,339,369	1,282,448

Shareholders’ equity:
Common stock at stated value ($1.25 par value)
Authorized shares: 500,000,000; Issued shares: 140,889,050 in 2003 and 2002	308,462	308,462
Retained earnings	1,549,114	1,593,107
Accumulated other comprehensive loss	(109,172)	(115,456)
Unearned compensation	(4,506)	(5,177)
Reacquired common stock at cost, 27,590,536 and 27,764,983 shares at 2003 and 2002, respectively	(853,536)	(866,342)

Total shareholders’ equity	890,362	914,594

Total liabilities and shareholders’ equity	$3,193,690	$3,151,772

See accompanying Notes to Condensed Consolidated Financial Statements.

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

For the Nine Months Ended September 30

(Thousands of dollars)

	2003	2002
Cash flows from operating activities:
Net income	$78,825	$94,178
Restructuring and impairment charges	9,390	65,426
Gain from reversal of excess tax reserves	—	(30,000)
Depreciation	206,543	217,503
Amortization	31,301	29,139
Gain on sale of assets	(2,533)	(13,785)
Gain on sale of investments	(4,158)	(6,350)
Net change in operating working capital, net of acquisition	(78,814)	865
Net change in other assets and liabilities, net of acquisition	(2,723)	(112,243)
Other	4,163	263

Net cash flows from operating activities	241,994	244,996

Cash flows from investing activities:
Capital expenditures	(141,292)	(182,269)
Other investments including acquisition, net of cash acquired	(16,910)	182
Dispositions of assets	31,638	24,459

Net cash flows from investing activities	(126,564)	(157,628)

Cash flows from financing activities:
Repayments of long-term debt	(110,534)	(75,083)
Net proceeds from short-term borrowings	78,649	103,056
Disposition of reacquired common stock	8,063	13,011
Acquisition of common stock	(1,541)	(19,356)
Cash dividends paid	(86,295)	(82,633)

Net cash flows from financing activities	(111,658)	(61,005)

Effect of exchange rate changes on cash and equivalents	1,303	(2,830)

Net change in cash and equivalents	5,075	23,533
Cash and equivalents at beginning of period	60,543	48,615

Cash and equivalents at end of period	$65,618	$72,148

Changes in operating working capital, net of acquisition:
	2003	2002
Decrease (increase) in assets:
Receivables, net	$(59,252)	$33,787
Inventories, net	(58,196)	(10,641)
Prepaid expenses	21,416	22,488
Increase (decrease) in liabilities:
Accounts payable	27,781	(31,257)
Accrued compensation	(10,544)	4,669
Other accrued liabilities	(19)	(18,181)

Net change in operating working capital	$(78,814)	$865

See accompanying Notes to Condensed Consolidated Financial Statements.

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1. The condensed consolidated financial statements included herein are unaudited (although the balance sheet at December 31, 2002 is condensed from the audited balance sheet at that date) and have been prepared by the company to conform with the requirements applicable to this quarterly report on Form 10-Q. Certain information and disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted as permitted by such requirements. However, the company believes that the disclosures made are adequate to make the information presented not misleading. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the related notes included in the company’s 2002 Annual Report on Form 10-K.

The condensed consolidated financial statements included herein reflect, in the opinion of the company, all adjustments (which include only normal, recurring adjustments) necessary to present fairly the financial information for such periods. Certain prior year amounts have been reclassified to maintain comparability with current year classifications.

NOTE 2. Components of the company’s inventories at September 30, 2003, and December 31, 2002, were as follows:

Thousands of dollars	2003	2002
Raw materials and manufacturing supplies	$100,328	$83,701
Work in process	170,679	108,947
Finished goods	4,533	1,824
Progress billings	(49,503)	(28,977)
LIFO reserve	(51,556)	(49,304)

Total	$174,481	$116,191

Progress billings represent customer prepayment for raw materials or work in progress.
NOTE 3. The following provides supplemental cash flow information:

	Nine Months Ended September 30
Thousands of dollars	2003	2002
Interest paid(1)	$42,738	$42,809
Income taxes paid(2)	7,559	176,700

(1)	Excludes interest received of $6 million and $5 million for the nine months ended September 30, 2003 and 2002, respectively, on interest rate swap agreements (see Note 9 to the condensed consolidated financial statements).
(2)	Includes taxes and interest for the nine months ended September 30, 2003 and 2002 of $7 million and $135 million, respectively, related to the company’s settlement with the Internal Revenue Service and state tax authorities for deductions related to corporate-owned life insurance (see Note 7 to the condensed consolidated financial statements).

NOTE 4. As reported in the company’s Annual Report on Form 10-K for 2002, the company has settled three previously pending cases: Adams, et al. v. R.R. Donnelley & Sons Co; Jefferson, et al. v. R.R. Donnelley & Sons Co., et al, and Gerlib, et al. v. R.R. Donnelley & Sons Co. without any admission of wrongdoing by the company. The company also settled that portion of Jones, et al. v. R.R. Donnelley & Sons Co., relating to claims

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(Continued)

arising in locations other than the Chicago catalog operations without any admission of wrongdoing by the company. The company recorded a total pretax charge of $16 million in 2002 ($9 million in the second quarter and $7 million in the fourth quarter) relating to these settlements.

The issue remaining in the Jones case affects two classes certified by the trial court: a class consisting of African-American employees discharged in connection with the shutdown of the Chicago catalog operations, and a class consisting of African-American employees of the Chicago catalog operations after November 1992 who were other than permanent employees. On September 16, 2002, the Seventh Circuit Court of Appeals overturned a ruling by the trial court and held that a two year statute of limitations applies to the claims of these classes, which absent any other ruling would result in dismissal of the claims on the basis of timeliness. On May 19, 2003, the United States Supreme Court agreed to review the issue of the appropriate statute of limitations to apply and set the matter for argument in the 2003 term. At this time, management is unable to make a meaningful estimate of the overall loss, if any, that could result from the final determination of this matter.

From time to time, customers of the company file voluntary petitions for reorganization under the United States bankruptcy laws. In such cases, certain pre-petition payments received by the company could be considered preference items and subject to return to the bankruptcy administrator. The company believes that the final resolution of these preference items will not have a material adverse effect on the company’s consolidated financial position or results of operations.

In addition, the company is a party to certain litigation arising in the ordinary course of business which, in the opinion of management, will not have a material adverse effect on the company’s consolidated financial position or results of operations.

NOTE 5. Under Statement of Financial Accounting Standards (SFAS) No. 130, Reporting Comprehensive Income, the company reports changes in shareholders’ equity that result from either recognized transactions or other economic events, excluding capital stock transactions, which affect shareholders’ equity. For the company, the differences between net income and comprehensive income were as follows:

	Three Months Ended September 30		Nine Months Ended September 30
Thousands of dollars	2003	2002	2003	2002
Net income	$53,730	$47,742	$78,825	$94,178
Unrealized foreign currency gain (loss)	(2,424)	(7,202)	6,284	(20,484)

Comprehensive income	$51,306	$40,540	$85,109	$73,694

NOTE 6. The company operates primarily in the commercial print portion of the printing industry, with related service offerings designed to offer customers complete solutions for communicating their messages to target audiences. Beginning January 1, 2003, the company revised its segment reporting to reflect RR Donnelley Financial as a separate business segment. The company’s Financial Services operations were previously reported within the Other business segment. As a result, the company discloses three reportable segments: Donnelley Print Solutions, Logistics Services and Financial Services.

RR Donnelley Print Solutions (Donnelley Print Solutions) is comprised of the company’s businesses serving the following end markets within the commercial print industry: Magazines, Catalogs and Retail; Book Publishing Services; Telecommunications; and Premedia Technologies. Donnelley Print Solutions was created to optimize the company’s production capacity serving these end markets, and to enhance service delivery

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(Continued)

capabilities. The formation of Donnelley Print Solutions in 2002 was intended to create a more cost-effective, integrated and flexible print platform using a single business model and operating under one management team.

RR Donnelley Logistics (Donnelley Logistics) represents the company’s logistics and distribution services operations for its print customers and other mailers. Donnelley Logistics serves its customers by consolidating and delivering printed products and packages to the U.S. Postal Service closer to the final destination, resulting in reduced postage costs and improved delivery performance. Operating results for Donnelley Logistics are included under the reportable segment “Logistics Services.”

RR Donnelley Financial (Financial Services) serves the domestic and international capital markets, and provides customized communications solutions to investment management, banking, managed care and insurance clients to help manage and produce their stakeholder communications.

The company has disclosed earnings (loss) from operations as the primary measure of segment earnings (loss). This is the measure of profitability used by the company’s chief operating decision-maker that is most consistent with the presentation of profitability reported within the consolidated financial statements. The accounting policies of the business segments reported are the same as those described in Note 1, “Summary of Significant Accounting Policies,” in the 2002 Annual Report on Form 10-K.

Industry Segment Information

Thousands of dollars	Donnelley Print Solutions	Logistics Services	Financial Services	Other (1)	Corporate	Consolidated Total
Three months ended September 30, 2003
Net sales	$753,161	$218,319	$99,921	$122,373	$—	$1,193,774
Restructuring and impairment charges	513	93	208	693	—	1,507
Earnings (loss) from operations	99,205	(3,489)	(319)	(8,755)	2,999	89,641
Earnings (loss) before income taxes	103,393	(3,542)	(843)	(4,560)	(11,759)	82,689

Three months ended September 30, 2002
Net sales	$771,291	$192,896	$93,482	$119,611	$—	$1,177,280
Restructuring and impairment charges	6,562	286	2,866	222	12,773	22,709
Earnings (loss) from operations	106,890	2,159	(12,357)	253	(11,698)	85,247
Earnings (loss) before income taxes	110,131	2,160	(10,975)	2,926	(29,541)	74,701

Nine months ended September 30, 2003
Net sales	$2,104,682	$642,891	$315,380	$347,100	$—	$3,410,053
Restructuring and impairment charges	2,474	49	2,461	3,254	1,152	9,390
Earnings (loss) from operations	194,322	(8)	2,714	(27,634)	(5,306)	164,088
Earnings (loss) before income taxes	199,204	(186)	1,499	(27,367)	(49,985)	123,165
Assets	1,602,693	268,026	174,266	580,933	567,772	3,193,690

Nine months ended September 30, 2002
Net sales	$2,202,029	$541,565	$340,949	$335,279	$—	$3,419,822
Restructuring and impairment charges	43,716	408	3,598	3,522	14,182	65,426
Earnings (loss) from operations	178,134	7,216	(12,191)	(24,020)	(11,791)	137,348
Earnings (loss) before income taxes	188,933	7,174	(10,363)	(27,796)	(57,836)	100,112
Assets	1,701,900	233,646	189,952	469,399	674,445	3,269,342

(1)	Represents other operating segments of the company, including RRD Direct, International and Other.

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(Continued)

Earnings (loss) from operations is reconciled to earnings (loss) before income taxes as follows:

Thousands of dollars
Three Months Ended September 30, 2003	Donnelley Print Solutions	Logistics Services	Financial Services	Other (1)	Corporate	Consolidated
Earnings (loss) from operations	$99,205	$(3,489)	$(319)	$(8,755)	$2,999	$89,641
Interest expense, net	(194)	(92)	—	(1,629)	(9,994)	(11,909)
Other income (expense):
Earnings (loss) from investments	—	—	—	4,183	(31)	4,152
Gain on sale of investment	4,158	—	—	—	—	4,158
Foreign currency transaction gain (loss)	(79)	—	(13)	387	8	303
Affordable housing write-downs	—	—	—	—	(4,000)	(4,000)
Other income (expense), net	303	39	(511)	1,254	(741)	344

Total other income (expense)	4,382	39	(524)	5,824	(4,764)	4,957

Earnings (loss) before income taxes	$103,393	$(3,542)	$(843)	$(4,560)	$(11,759)	$82,689

Thousands of dollars
Three Months Ended September 30, 2002	Donnelley Print Solutions	Logistics Services	Financial Services	Other (1)	Corporate	Consolidated
Earnings (loss) from operations	$106,890	$2,159	$(12,357)	$253	$(11,698)	$85,247
Interest expense, net	(26)	—	—	(2,086)	(14,825)	(16,937)
Other income (expense):
Earnings from investments	3,104	—	—	3,606	—	6,710
Foreign currency transaction gain (loss)	(161)	—	(98)	50	(37)	(246)
Affordable housing write-downs	—	—	—	—	(3,000)	(3,000)
Other income, net	324	1	1,480	1,103	19	2,927

Total other income (expense)	3,267	1	1,382	4,759	(3,018)	6,391

Earnings (loss) before income taxes	$110,131	$2,160	$(10,975)	$2,926	$(29,541)	$74,701

(1)	Represents other operating segments of the company, including RRD Direct, International and Other.

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(Continued)

Thousands of dollars
Nine Months Ended September 30, 2003	Donnelley Print Solutions	Logistics Services	Financial Services	Other (1)	Corporate	Consolidated
Earnings (loss) from operations	$194,322	$(8)	$2,714	$(27,634)	$(5,306)	$164,088
Interest expense, net	(426)	(216)	—	(5,919)	(30,111)	(36,672)
Other income (expense):
Earnings (loss) from investments	107	—	—	3,183	(24)	3,266
Gain on sale of investment	4,158	—	—	—	—	4,158
Foreign currency transaction gain (loss)	18	—	7	(485)	(836)	(1,296)
Affordable housing write-downs	—	—	—	—	(13,750)	(13,750)
Other income (expense), net	1,025	38	(1,222)	3,488	42	3,371

Total other income (expense)	5,308	38	(1,215)	6,186	(14,568)	(4,251)

Earnings (loss) before income taxes	$199,204	$(186)	$1,499	$(27,367)	$(49,985)	$123,165

Thousands of dollars
Nine Months Ended September 30, 2002	Donnelley Print Solutions	Logistics Services	Financial Services	Other (1)	Corporate	Consolidated
Earnings (loss) from operations	$178,134	$7,216	$(12,191)	$(24,020)	$(11,791)	$137,348
Interest expense, net	(148)	17	(3)	(8,131)	(41,418)	(49,683)
Other income (expense):
Earnings from investments	3,347	—	—	2,261	10	5,618
Gain on sale of investment	—	—	—	—	6,350	6,350
Foreign currency transaction loss	(276)	—	(67)	(1,317)	(59)	(1,719)
Affordable housing write-downs	—	—	—	—	(9,000)	(9,000)
Corporate-owned life insurance	—	—	—	—	(5,377)	(5,377)
Other income (expense), net	7,876	(59)	1,898	3,411	3,449	16,575

Total other income (expense)	10,947	(59)	1,831	4,355	(4,627)	12,447

Earnings (loss) before income taxes	$188,933	$7,174	$(10,363)	$(27,796)	$(57,836)	$100,112

(1)	Represents other operating segments of the company, including RRD Direct, International and Other.

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(Continued)

The following table shows net sales by end market:

	Net Sales
	Three months ended September 30			Nine months ended September 30
Thousands of dollars	2003	2002	% Change	2003	2002	% Change
Magazines, Catalogs and Retail	$384,856	$387,643	(0.7)%	$1,088,823	$1,127,493	(3.4)%
Book Publishing Services	185,670	193,882	(4.2)%	508,409	526,349	(3.4)%
Telecommunications	150,510	158,756	(5.2)%	420,930	459,374	(8.4)%
Premedia Technologies	32,125	31,010	3.6%	86,520	88,813	(2.6)%

Donnelley Print Solutions	753,161	771,291	(2.4)%	2,104,682	2,202,029	(4.4)%

Logistics Services	218,319	192,896	13.2%	642,891	541,565	18.7%

Financial Services	99,921	93,482	6.9%	315,380	340,949	(7.5)%

RRD Direct	25,768	33,828	(23.8)%	81,246	104,752	(22.4)%
Other(1)	96,605	85,783	12.6%	265,854	230,527	15.3%

Total Other	122,373	119,611	2.3%	347,100	335,279	3.5%

Total	$1,193,774	$1,177,280	1.4%	$3,410,053	$3,419,822	(0.3)%

(1)	Includes International (Latin America, Europe and Asia) and Other.

NOTE 7. The company used corporate-owned life insurance (COLI) to fund employee benefits for several years. In 1996, the United States Health Care Reform Act was passed, eliminating the deduction for interest from loans borrowed against COLI programs. 1998 was the final year of the phase-out for deductions. In several recent federal court decisions involving different corporate taxpayers, the courts disallowed deductions for loans against those taxpayers’ COLI programs. In its audit of the company’s 1990 to 1992 tax returns, the Internal Revenue Service (IRS) disallowed the deductions taken by the company.

On April 1, 2002, the company reached a settlement agreement with the IRS resolving all disputes over the tax deductibility of interest on loans taken out against its COLI programs. As part of the settlement, the company agreed to the disallowance of 80% of its interest deductions on loans related to its COLI programs from 1990 through 1998. Based upon the 80% settlement, the company’s exposure for all years was approximately $217 million in taxes and interest, after-tax, of which $62 million ($55 million after-tax) was paid prior to 2002. The company has satisfied approximately $172 million ($145 million after-tax) of the remaining liability to the IRS and state tax authorities. The remaining amount owed is classified in the accompanying condensed consolidated balance sheet as current income taxes payable and other noncurrent liabilities.

As part of the settlement with the IRS, the company also agreed to surrender approximately 17,000, or 61%, of its outstanding COLI policies to the insurance carriers in April 2002. The IRS agreed to an 80% reduction of the taxable portion of the gain related to the surrender of the COLI policies. The tax at 40% on the remaining 20% gain upon surrender of the policies resulted in additional amounts owed to the IRS of $18 million. In April 2002, the company received $12 million in net cash surrender value related to the policies surrendered.

As a result of the company’s settlement agreement with the IRS, the company reduced its tax reserves related to COLI to equal the settlement amounts. Accordingly, in the first quarter of 2002, the company recorded a one-time tax benefit of $30 million to reflect the reduction in tax reserves. In addition, the company recorded a

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(Continued)

nonrecurring pretax charge of $5 million in the first quarter of 2002 related to the surrender of the above COLI policies, which was classified in other income (expense) net, in the accompanying condensed consolidated statements of income.

NOTE 8. The following summarizes share information as a basis for both the basic and diluted earnings per share computation in accordance with SFAS No. 128, Earnings per Share:

In thousands, except per-share data	Three Months Ended September 30		Nine Months Ended September 30
	2003	2002	2003	2002
Weighted average shares outstanding—basic	113,266	113,143	113,170	113,039
Effect of dilutive securities	1,320	1,156	855	1,631

Weighted average shares outstanding—diluted	114,586	114,299	114,025	114,670

Net income	$53,730	$47,742	$78,825	$94,178
Basic EPS	$0.47	$0.42	$0.70	$0.83
Diluted EPS	0.47	0.42	0.69	0.82

Options outstanding to purchase 10 million and 11 million shares of common stock at September 30, 2003 and 2002, respectively, were not included in the computation of diluted earnings per share because the exercise prices of the options were greater than the average market prices of the company’s common shares. The range of exercise prices for these options was between $25.45 and $46.88 and $25.81 and $46.88 for the three months ended September 30, 2003 and 2002, respectively, and was between $22.59 and $46.88 and $28.25 and $46.88 for the nine months ended September 30, 2003 and 2002, respectively. The number of basic common shares outstanding for both September 30, 2003 and 2002 was 113 million.

NOTE 9. The company has limited transactions that fall under the accounting rules of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 137, SFAS No. 138 and SFAS No. 149. From time to time, the company uses financial instruments, including interest rate swap agreements and forward exchange and option contracts, to manage exposure to movements in interest rates and exchange rates.

On November 14, 2001, the company issued $225 million in notes bearing interest at a fixed rate of 5.0% per annum and maturing on November 15, 2006. In conjunction with this issuance, the company entered into a series of pay-floating and pay-fixed interest rate swaps to take advantage of lower interest rates on floating rate debt. The pay-floating swap was executed in two transactions that mature in November 2006. To reduce its exposure to future increases in floating interest rates, the company entered into additional floating-to-fixed swap agreements, effectively fixing the interest rates for the May 15, 2002, November 15, 2002, May 15, 2003 and November 17, 2003 interest rate resets on the original swaps. Pay-floating swaps effectively convert fixed rate obligations to variable rate instruments indexed to LIBOR. Pay-fixed swaps effectively convert floating rate obligations to fixed rate instruments.

The following table summarizes the company’s interest rate swaps at September 30, 2003:

Thousands of dollars		Notional Principal(1)		Interest Rates		Fair Values
Effective Date	Maturity Date			Receive	Pay
November 14, 2001	November 15, 2006	$100,000	(4)	5.0%	LIBOR + 0.863%	$5,142	(2)
November 14, 2001	November 15, 2006	100,000	(4)	5.0%	LIBOR + 0.863%	5,142	(2)
May 15, 2003	November 17, 2003	100,000	(5)	LIBOR	1.650%	(206	)(3)
May 15, 2003	November 17, 2003	100,000	(5)	LIBOR	1.590%	(175	)(3)
November 17, 2003	May 17, 2004	100,000	(5)	LIBOR	1.590%	(222	)(3)
November 17, 2003	May 17, 2004	100,000	(5)	LIBOR	1.538%	(193	)(3)

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(Continued)

(1)	The notional principal is the amount used for the calculation of interest payments that are exchanged over the life of the swap transaction and is equal to the amount of dollar principal exchanged at maturity, if applicable.
(2)	Swap is considered a fair value hedge. Accordingly, the fair value is recorded in “Other noncurrent assets” with offsets recorded in “Long-term debt.”
(3)	Swap does not qualify for hedge accounting. Accordingly, the change in the fair value of this agreement was recorded in “Interest expense” with offsets recorded in “Other accrued liabilities.”
(4)	Receive fixed-pay floating interest rate swap.
(5)	Receive floating-pay fixed interest rate swap.

The net effect of the various interest rate swaps was a reduction in interest expense of $1 million for both of the three-month periods ended September 30, 2003 and 2002 and $3 million for both of the nine-month periods ended September 30, 2003 and 2002, respectively.

NOTE 10. The company regularly assesses its manufacturing platforms to assure that they are efficient, flexible and aligned properly with customer needs. The company initiated various restructuring actions in 2003, 2002 and 2001, which consisted primarily of the consolidation of operations and workforce reductions.

During the third quarter of 2003, the company recognized pretax restructuring and impairment charges of $1.5 million, and reduced earnings from operations in the company’s business segments as follows: Donnelley Print Solutions: $0.5 million; Logistics Services: $0.1 million; Financial Services: $0.2 million; and Other: $0.7 million. The third quarter 2003 pretax charges consisted of workforce reductions and continued consolidations at several of the company’s facilities. The third quarter 2003 pretax charges consisted of the following:

•	($0.5) million of employee termination benefits, primarily related to the reversal of severance-related reserves of $1.3 million due to voluntary terminations or internal placements of employees, partially offset by additional termination benefits of $0.8 million. The actions approved during the third quarter will result in the termination of 47 employees, 22 of whom were terminated in the third quarter. The remaining employees are expected to be terminated in the fourth quarter of 2003 and first quarter of 2004.

•	$0.3 million of relocation costs incurred for employees transferred from closed facilities, as well as equipment transfers, both of which are being expensed as incurred.

•	$1.7 million for anticipated losses on the disposal of building and equipment, primarily within the Donnelley Print Solutions segment.

During the second quarter of 2003, the company recognized pretax restructuring and impairment charges of $5.3 million, and reduced earnings from operations in the company’s business segments as follows: Donnelley Print Solutions: $1.8 million; Financial Services: $1.7 million; and Other: $1.8 million. The second quarter 2003 pretax charge consisted of workforce reductions and continued consolidations at several of the company’s facilities. The second quarter 2003 pretax charge consisted of the following:

•	$2.1 million of employee termination benefits, including severance and outplacement services. The actions approved during the second quarter resulted in the termination of 104 employees, 44 of whom were terminated in the second quarter. The remaining employees were terminated in the third quarter.

•	$0.7 million of exit costs to maintain closed facilities until the estimated dates of sale.

•	$2.0 million of relocation costs incurred for employees transferred from closed facilities, as well as equipment transfers, both of which are being expensed as incurred.

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(Continued)

•	$0.5 million for anticipated losses on the disposal of equipment, primarily in connection with plant consolidations within RRD Direct. The asset impairment loss recognized was based on the difference between the estimated selling prices of the assets to be sold and the related carrying values. Selling prices were estimated based on the company’s prior experience with comparable equipment disposals.

During the first quarter of 2003, the company recognized pretax restructuring and impairment charges of $2.6 million, and reduced earnings from operations in the company’s business segments as follows: Donnelley Print Solutions: $0.2 million; Financial Services: $0.6 million; Corporate: $1.1 million and Other: $0.7 million. The first quarter 2003 pretax charge consisted of workforce reductions and continued consolidations at several of the company’s facilities. The first quarter 2003 pretax charge consisted of the following:

•	$1.2 million of employee termination benefits, including severance and outplacement services. The actions approved during the first quarter resulted in the termination of 110 employees, 57 of whom were terminated in the first quarter. The remaining employees were terminated in the second quarter.

•	A $1.1 million curtailment loss related to the company’s postretirement benefit plan. This charge was recorded in the Corporate segment. The recognized curtailment loss represents an increase in the accumulated postretirement benefit obligation and the recognition of prior service costs due to workforce reductions in 2002, subsequent to the September 30, 2002 measurement date for the postretirement benefit plan.

•	($0.4) million of income related to a reduction in the reserve for exit costs for projected lease payments, resulting from the company’s ability to sublease certain leased property.

•	$0.7 million of relocation costs incurred for employees transferred from closed facilities, as well as equipment transfers, both of which are being expensed as incurred.

The following summarizes the restructuring activities from January 1, 2003 to September 30, 2003:

Thousands of dollars	Reserve balance at January 1, 2003	First quarter 2003 charges	Second quarter 2003 charges	Third quarter 2003 charges	Cash payments	Pension and postretirement benefits plan adjustment	Non-cash items	Reserve balance at September 30, 2003
Employee termination benefits	$14,475	$1,167	$2,057	$(485)	$(7,676)	$(4,037)	$(163)	$5,338
Postretirement plan curtailment	—	1,152	—	—	—	(1,152)	—	—
Exit costs	5,532	(350)	749	37	(5,465)	—	—	503
Relocation costs	—	716	1,981	287	(2,984)	—	—	—
Asset impairment	—	(76)	487	1,668	—	—	(2,079)	—

Total	$20,007	$2,609	$5,274	$1,507	$(16,125)	$(5,189)	$(2,242)	$5,841

In connection with the restructuring plans announced in 2002, the company has ceased print production at its Berea, Ohio facility, and all continuing customer work has been transferred to other company facilities. The Berea, Ohio facility was considered held for sale as of September 30, 2003. Additional future charges related to all 2002 announced actions are expected to be approximately $1 million, which are anticipated to be recognized by the end of 2003, and relate primarily to employee and equipment relocation. All 1,798 planned employee terminations related to the 2002 plans have been completed.

In connection with the restructuring plans announced in 2001, the company has ceased print production at its St. Petersburg and South Daytona, Florida; Des Moines, Iowa; Old Saybrook, Connecticut; and Hamburg

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(Continued)

Gráfica Editora (Brazil) facilities, and all continuing customer work has been transferred to other company facilities. Additional charges related to the 2001 plans are expected to be minimal. All 2,850 planned employee terminations related to the 2001 plans have been completed. The St. Petersburg, Florida; Des Moines, Iowa; and Old Saybrook, Connecticut facilities were considered held for sale as of September 30, 2003. The Hamburg Gráfica Editora (Brazil) facility was sold in the second quarter of 2003 for $2 million in cash. The company recorded a pretax gain on sale of $1 million. The South Daytona, Florida, facility was sold in the third quarter of 2003. No gain or loss was recognized on this sale.

As of September 30, 2003, a total of 4,884 employee terminations have been completed under the restructuring plans announced in 2001, 2002 and 2003.

The net book value of assets to be disposed of under the restructuring plans as of September 30, 2003 of $7 million relates primarily to the Donnelley Print Solutions segment. The assets are comprised primarily of land, plant facilities and related equipment. These assets have been reviewed under SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” and reflect the estimated fair value, less costs to sell.

NOTE 11. Goodwill associated with each of the company’s business segments and changes in those amounts during the period were as follows:

Thousands of dollars	Net Book Value at January 1, 2003	Foreign Exchange/Other	Disposition	Net Book Value at September 30, 2003
Donnelley Print Solutions	$80,552	$—	$(9,732)	$70,820
Logistics Services	149,312	27	—	149,339
Financial Services	23,495	—	—	23,495
Other(1)	54,815	2,486	—	57,301

	$308,174	$2,513	$(9,732)	$300,955

(1)	Represents other operating segments of the company, including RRD Direct, International and Other.

Other intangible assets primarily consist of the costs of acquiring print contracts and volume guarantees that are amortized as a reduction to net sales over the periods in which benefits will be realized. Amortization expense for intangible assets subject to amortization was $5 million and $6 million for the three months ended September 30, 2003 and 2002, respectively, and $18 million and $20 million for the nine months ended September 30, 2003 and 2002, respectively.

NOTE 12. On March 6, 2003, the company acquired certain net assets of Momentum Logistics, Inc. (MLI), a Florida-based provider of package distribution services, for approximately $17 million in cash. MLI operates sortation facilities and a dedicated fleet of vehicles to provide business-to-business and business-to-consumer package distribution services. The allocation of the purchase price is preliminary pending completion of valuations of the assets acquired by independent valuation firms and final determination of the acquired liabilities.

In July 2003, the company sold its 25% equity investment in Global Directory Services Company to an unrelated third-party purchaser for $23 million in cash. In connection with this transaction, the company reduced goodwill by $10 million, which represented the remaining balance of the goodwill that arose at the time of the company’s acquisition of this equity investment. The company recorded a pretax gain on sale of $4 million ($3 million after-tax, or $0.03 per diluted share).

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(Continued)

NOTE 13. As permitted under SFAS No. 123, Accounting for Stock-Based Compensation, the company accounts for stock-based compensation using the intrinsic value method in accordance with Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. Stock options granted during the nine months ended September 30, 2003 and 2002 were exercisable at prices equal to the fair market value of the company’s common stock on the dates the options were granted; accordingly, no compensation expense has been recognized for the stock options granted. The following disclosure, as required under SFAS No. 148, Accounting for Stock Based Compensation—Transition and Disclosure, presents pro forma net income and basic and diluted earnings per share had compensation cost been determined using the fair value recognition provisions of SFAS No. 123 and related amendments.

	Three Months Ended September 30		Nine Months Ended September 30
Thousands of dollars, except per share data	2003	2002	2003	2002
Net income, as reported	$53,730	$47,742	$78,825	$94,178
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(2,455)	(2,412)	(7,586)	(7,550)

Pro forma net income	$51,275	$45,330	$71,239	$86,628

Earnings per share:
Basic—as reported	$0.47	$0.42	$0.70	$0.83
Basic—pro forma	0.45	0.40	0.63	0.77
Diluted—as reported	0.47	0.42	0.69	0.82
Diluted—pro forma	0.45	0.40	0.62	0.76

The fair value of each option granted in the respective period is estimated at the date of grant using the Black-Scholes option-pricing model.

NOTE 14. In January 2003, the Financial Accounting Standards Board (FASB) issued Interpretation (FIN) No. 46, “Consolidation of Variable Interest Entities, An Interpretation of APB No. 51.” FIN 46 provides guidance on the identification of entities for which control is achieved through means other than through voting rights (variable interest entities or VIE) and how to determine when and which business enterprises should consolidate the VIE. This new model for consolidation applies to entities (1) where the equity investors (if any) do not have a controlling financial interest or (2) whose equity investment at risk is insufficient to finance that entity’s activities without receiving additional subordinated financial support from other parties. In addition, FIN 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. FIN 46 applies immediately to VIEs created after January 31, 2003 and to VIEs in which an enterprise obtains an interest after that date. In October 2003, the FASB deferred the implementation date of FIN 46 for arrangements entered into prior to January 31, 2003. The company is now required to adopt FIN 46 in the fourth quarter of 2003 for these arrangements. The company’s risk of loss related to its equity investments, including investments in affordable housing entities, is generally limited to the carrying value of these investments, which was approximately $108 million at September 30, 2003. The company is continuing to evaluate its investments to determine which, if any, will be impacted by the adoption of FIN 46.

Effective January 1, 2003, the company adopted SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which rescinds Emerging Issues Task Force (EITF) Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring).” SFAS No. 146 requires companies to recognize costs associated with exit or disposal

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(Continued)

activities when they are incurred, rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by this statement include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing or other exit or disposal activity. Adoption of this statement did not have a material impact on the company’s financial position, results of operations or cash flows.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, which requires certain financial instruments that were previously presented on the consolidated balance sheets as equity to be presented as liabilities. Such instruments include mandatorily redeemable financial instruments and certain options and warrants. SFAS No. 150 is generally effective for financial instruments entered into or modified after May 31, 2003 and for the first interim period beginning after June 15, 2003. SFAS No. 150 did not have an impact on the company’s financial position, results of operations or cash flows.

Effective July 1, 2003, the company adopted EITF 00-21, Accounting For Revenue Arrangements with Multiple Deliverables, which establishes criteria for whether revenue on a deliverable can be recognized separately from other deliverables in a multiple deliverable arrangement. The criteria considers whether the delivered item has stand-alone value to the customer, whether the fair value of the delivered item can be reliably determined and the customer’s right of return for the delivered item. Adoption of EITF 00-21 did not have a material impact on the company’s financial position, results of operations or cash flows.

In November 2002, the FASB issued FIN 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. The Interpretation elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under the guarantee and must disclose that information in its interim and annual financial statements. The initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002. Adoption of FIN 45 did not have a material impact on the company’s financial position, results of operations or cash flows.

As of December 31, 2002, the company adopted the disclosure requirement of SFAS No. 148. This statement amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. As of September 30, 2003, the company has elected not to change to the fair value based-method of accounting for stock-based employee compensation. The company accounts for employee stock options under APB No. 25, under which the company did not recognize any compensation cost for the three or nine months ended September 30, 2003 or 2002. See Note 13 for the related disclosures required under SFAS No. 148.

Note 15.    In October 2003, the company replaced its short-term revolving credit facility, which expired in October 2003 and provided for borrowings of up to $175 million, with a new short-term credit facility expiring in October 2004, which also provides for borrowings of up to $175 million. The new facility bears interest at a variable rate based on the current LIBOR rate and the company’s credit rating. The company pays an annual commitment fee on the unused portion of the facility of 0.07%. As of November 12, 2003, there have been no borrowings under this new facility.

R.R. DONNELLEY & SONS COMPANY AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)—(Continued)

Note 16.    On November 8, 2003, the company entered into a combination agreement with Moore Wallace Incorporated (Moore Wallace), a leading provider of print management and outsourced communications. Pursuant to the terms of the agreement, a direct, wholly owned subsidiary of the company will acquire all of the outstanding common shares of Moore Wallace whereby each share of Moore Wallace will be exchanged for 0.63 of a share of common stock of the company. The company expects that, upon closing of the transaction, it will issue approximately 100 million shares of its common stock, as well as undertake the obligation for the indebtedness of Moore Wallace which was approximately $900 million as of September 30, 2003. The transaction was approved by the Boards of Directors of both the company and Moore Wallace, but remains subject to certain closing conditions that include, among others, the receipt of required approval from both companies’ shareholders, required regulatory approvals and Ontario Superior Court of Justice approval of a plan of arrangement. The transaction is expected to close during the first quarter of 2004.

You should rely only on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with information that is different. Neither the making of the exchange offer pursuant to this prospectus nor the acceptance of private notes for exchange pursuant thereto shall under any circumstances create any implication that there has been no change in the affairs of Moore Wallace Incorporated and its subsidiaries since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

Each broker-dealer who holds private notes acquired for its own account as a result of market-making or other trading activities and who receives exchange notes for its own account in exchange for such private notes pursuant to the exchange offer must deliver a copy of this prospectus in connection with any resale of such exchange notes.

PROSPECTUS

Moore North America Finance, Inc.

OFFER TO EXCHANGE

$403,000,000

7 7/8% Senior Notes

due 2011

for

all outstanding unregistered

7 7/8% Senior Notes due 2011

December 23, 2003

Part II

Information Not Required in Prospectus

Item 20. Indemnification of Directors and Officers

Moore North America Finance, Inc.

Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

The Certificate of Incorporation of Moore North America Finance, Inc. contains provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.

As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, Moore North America Finance, Inc.’s Certificate of Incorporation contains a provision eliminating the personal liability of a director to Moore North America Finance, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

Moore North America Finance, Inc. maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.

Pursuant to the registration rights agreement, Moore North America Finance, Inc. has agreed to indemnify holders of registrable notes against certain liabilities. Also pursuant to the registration rights agreement, Moore North America Finance, Inc. and certain broker-dealers, including certain persons associated with such broker-dealers, have agreed to indemnify each other against certain liabilities.

Moore Wallace Incorporated

As permitted by the Canada Business Corporations Act, Moore Wallace’s bylaws require Moore Wallace to indemnify its directors or officers, former directors or officers, or other individuals who, at its request, act or acted as directors or officers, or in a similar capacity, of another entity against all costs, charges, and expenses they reasonably incurred (including amounts paid to settle an action or satisfy a judgment) in respect of any civil, criminal, administrative, investigative or other proceeding in which they may become involved because of their association with Moore Wallace or other entity.

To be entitled to indemnification, those persons must have acted honestly and in good faith with a view to the best interest of Moore Wallace or other entity, as the case may be, and, in addition, in any criminal or administrative action or proceeding that is enforced by a monetary penalty, they must have had reasonable grounds for believing that their conduct was lawful. The bylaws authorize Moore Wallace to advance money to an indemnified person for expenses of any such proceedings but only upon receipt of an undertaking that he or she will repay the same if it is ultimately determined that he or she is not entitled to indemnification. In an action by or on behalf of Moore Wallace or other entity, as the case may be, to procure a judgment in its favor to which a person is made a party because of the person’s association with Moore Wallace or other entity, Moore Wallace shall seek and obtain an approval of a court before indemnifying the person or advancing moneys to him or her.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits

2.1	Agreement and Plan of Merger, dated as of January 16, 2003 (and as amended and restated as of April 14, 2003), among Moore Corporation Limited, Moore Holdings U.S.A. Inc., M-W Acquisition, Inc. and Wallace Computer Services, Inc. (incorporated by reference to Exhibit 2.1 to Moore Corporation Limited’s Registration Statement on Form S-4/A No. 333-103205 filed on April 14, 2003).

3.1	Certificate of Incorporation of Moore North America Finance, Inc. (the “Company”).*

3.2	By-laws of the Company.*

3.3	Articles of Continuance of Moore Wallace Incorporated (formerly known as Moore Corporation Limited) (“Moore Wallace”) (incorporated by reference to Exhibit 3.1 to Moore Wallace’s Registration Statement on Form S-3/A No. 333-82728 filed on June 20, 2002).

3.4	Certificate of Amendment of Articles of Continuance of Moore Wallace effective May 21, 2003 (incorporated by reference to Exhibit 3.1 to Moore Wallace’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).

3.5	By-Laws of Moore Wallace (incorporated by reference to Exhibit 3.2 to Moore Wallace’s Registration Statement on Form S-4/A No. 333-103205 filed on April 14, 2003).

4.1	Indenture, dated as of March 14, 2003 (the “Indenture”), among the Company and J.P. Morgan Trust Company, National Association (as successor trustee to Bank One, National Association), as Trustee.*

4.2	Form of 7 7/8% Senior Note due 2011 (included in Exhibit 4.1).*

4.3	Supplemental Indenture, dated as of May 15, 2003, among the Company, various affiliates of the Company and the Trustee.*

4.4	Second Supplemental Indenture, dated as of September 18, 2003, among the Company, various affiliates of the Company and the Trustee.*

4.5	Registration Rights Agreement, dated as of March 14, 2003, among the Company, Moore Wallace and Salomon Smith Barney Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated.*

4.6	Guaranty, dated as of September 18, 2003, relating to the 7 7/8% Senior Notes due 2011.*

4.7	Joinder Agreement, dated as of May 15, 2003, entered into by various affiliates of the Company.*

4.8	Debenture Purchase Agreement, dated as of December 12, 2000, between Moore Wallace and Chancery Lane/GSC Investors L.P. (incorporated by reference to Exhibit 4.2 to Moore Wallace’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

4.9	8.70% Subordinated Convertible Debenture, due June 30, 2009, issued to Chancery Lane/GSC Investors L.P. (incorporated by reference to Exhibit 4.3 to Moore Wallace’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

4.10	Standstill Agreement, dated December 21, 2000, among Moore Wallace, Chancery Lane/GSC Investors L.P. and CLGI, Inc. (incorporated by reference to Exhibit 4.4 to Moore Wallace’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

4.11	Registration Rights Agreement, dated as of December 21, 2000, between Moore Wallace and Chancery Lane/GSC Investors L.P. (incorporated by reference to Exhibit 4.5 to Moore Wallace’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

4.12	Registration Rights Agreement, dated as of December 28, 2001, between Moore Wallace, the GSC Investors listed on a schedule thereto and Chancery Lane/GSC Investors L.P. (incorporated by reference to Exhibit 4.5 to Moore Wallace’s Annual Report on Form 10-K for the year ended December 31, 2002 filed on February 13, 2003).

5.1	Opinion of Sullivan & Cromwell LLP.*

5.2	Opinion of Osler, Hoskin & Harcourt LLP.*

5.3	Opinion of Morrison & Foerster LLP.*

5.4	Opinion of Alston & Bird LLP, Georgia.*

5.5	Opinion of Winston & Strawn.*

5.6	Opinion of Sidley Austin Brown & Wood LLP.*

5.7	Opinion of Vorys, Sater, Seymour and Pease LLP.*

5.8	Opinion of Baker & McKenzie, Brussels.*

5.9	Opinion of Briggs and Morgan, P.A.*

5.10	Opinion of Lionel Sawyer & Collins.*

5.11	Opinion of Haynsworth Sinkler Boyd, P.A.*

5.12	Opinion of Venable LLP.*

5.13	Opinion of Correro Fishman Haygood Phelps Walmsley & Castiex, LLP.*

5.14	Opinion of Internal Legal Counsel to Moore Brasil Ltda.*

5.15	Opinion of Baker & McKenzie, London.*

5.16	Opinion of Baker & McKenzie, Budapest.*

5.17	Opinion of Baker & McKenzie, Amsterdam.*

5.18	Opinion of Alston & Bird LLP, North Carolina.*

10.1	Credit Agreement, dated as of March 14, 2003 (the “Credit Agreement”), among Moore Holdings U.S.A. Inc., Moore Wallace, Various Lenders, Bank One, NA, Fleet National Bank, and The Bank of Nova Scotia, as Co-Documentation Agents, Citicorp North America, Inc., as Administrative Agent, and Deutsche Bank Securities Inc., as Syndication Agent (incorporated by reference to Exhibit 10.13 to Moore Wallace’s Registration Statement on Form S-4/A No. 333-103205 filed on April 14, 2003).

10.2	Amendment No. 1, dated June 13, 2003, to the Credit Agreement.*

10.3	Amendment No. 2 and Waiver, dated August 5, 2003, to the Credit Agreement (incorporated by reference to Exhibit 10.3 to Moore Wallace’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).

10.4	Supplemental Executive Retirement Plan for Designated Executives — B (incorporated by reference to Exhibit 10.1 to Moore Wallace’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

10.5	2001 Long Term Incentive Plan (incorporated by reference to Exhibit 10.2 to Moore Wallace’s Annual Report on Form 10-K for the year ended December 31, 2002 filed on February 13, 2003).

10.6	2003 Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 to Moore Wallace’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).

10.7	Employment Agreement, dated December 11, 2000, between Moore Wallace and Robert G. Burton (incorporated by reference to Exhibit 10.2 to Moore Wallace’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

10.8	Employment Agreement, dated as of December 11, 2000, between Moore Wallace and Robert B. Lewis (incorporated by reference to Exhibit 10.3 to Moore Wallace’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

10.9	Employment Agreement, dated as of December 11, 2000, between Moore Wallace and James E. Lillie (incorporated by reference to Exhibit 10.4 to Moore Wallace’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).

10.10	Amended and Restated Employment Agreement, dated as of November 5, 2002, between Moore Wallace and Mark S. Hiltwein (incorporated by reference to Exhibit 10.6 to Moore Wallace’s Annual Report on Form 10-K for the year ended December 31, 2002 filed on February 13, 2003).

10.11	Amended and Restated Employment Agreement, dated as of November 5, 2002, between Moore Wallace and Thomas J. Quinlan, III (incorporated by reference to Exhibit 10.7 to Moore Wallace’s Annual Report on Form 10-K for the year ended December 31, 2002 filed on February 13, 2003).

10.12	Amended and Restated Employment Agreement, dated as of November 5, 2002, between Moore Wallace and Thomas W. Oliva (incorporated by reference to Exhibit 10.8 to Moore Wallace’s Annual Report on Form 10-K for the year ended December 31, 2002 filed on February 13, 2003).

10.13	Amended and Restated Employment Agreement, dated as of November 5, 2002, between Moore Wallace and Dean E. Cherry (incorporated by reference to Exhibit 10.9 to Moore Wallace’s Annual Report on Form 10-K for the year ended December 31, 2002 filed on February 13, 2003).

10.14	Employment Agreement, dated December 9, 2002, between Moore Wallace and Mark A. Angelson (incorporated by reference to Exhibit 10.10 to Moore Wallace’s Annual Report on Form 10-K for the year ended December 31, 2002 filed on February 13, 2003).

10.15	Share Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.12 to Moore Wallace’s Annual Report on Form 10-K for the year ended December 31, 2002 filed on February 13, 2003).

10.16	Employment Agreement dated as of February 14, 2003, between Moore Wallace and Theodore J. Theophilos (incorporated by reference to Exhibit 10.14 to Moore Wallace’s Registration Statement on Form S-4/A No. 333-103205 filed on April 14, 2003).

10.17	Employment Agreement, dated April 7, 2003, between Moore Wallace and James R. Sulat (incorporated by reference to Exhibit 10.2 to Moore Wallace’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003).

12.1	Computation of the Ratio of Earnings to Fixed Charges.*

21	Subsidiaries of Moore Wallace (incorporated by reference to Exhibit 21 to Moore Wallace’s Annual Report on Form 10-K for the year ended December 31, 2002 filed on February 13, 2003).

23.1	Consent of Sullivan & Cromwell LLP (included in the opinion filed as Exhibit 5.1 hereto).*

23.2	Consent of Osler, Hoskin & Harcourt LLP, Morrison & Foerster LLP (included in the opinion filed as Exhibit 5.2 hereto).*

23.3	Consent of Morrison & Foerster LLP (included in the opinion filed as Exhibit 5.3 hereto).*

23.4	Consent of Alston & Bird LLP, Georgia (included in the opinion filed as Exhibit 5.4 hereto).*

23.5	Consent of Winston & Strawn (included in the opinion filed as Exhibit 5.5 hereto).*

23.6	Consent of Sidley Austin Brown & Wood LLP (included in the opinion filed as Exhibit 5.6 hereto).*

23.7	Consent of Vorys, Sater, Seymour and Pease LLP (included in the opinion filed as Exhibit 5.7 hereto).*

23.8	Consent of Baker & McKenzie, Brussels (included in the opinion filed as Exhibit 5.8 hereto).*

23.9	Consent of Briggs and Morgan, P.A. (included in the opinion filed as Exhibit 5.9 hereto).*

23.10	Consent of Lionel Sawyer & Collins (included in the opinion filed as Exhibit 5.10 hereto).*

23.11	Consent of Haynsworth Sinkler Boyd, P.A. (included in the opinion filed as Exhibit 5.11 hereto).*

23.12	Consent of Venable LLP (included in the opinion filed as Exhibit 5.12 hereto).*

23.13	Consent of Correro Fishman Haygood Phelps Walmsley & Castiex, LLP (included in the opinion filed as Exhibit 5.13 hereto).*

23.14	Consent of Internal Legal Counsel to Moore Brasil Ltda (included in the opinion filed as Exhibit 5.14 hereto).*

23.15	Consent of Baker & McKenzie, London (included in the opinion filed as Exhibit 5.15 hereto).*

23.16	Consent of Baker & McKenzie, Budapest (included in the opinion filed as Exhibit 5.16 hereto).*

23.17	Consent of Baker & McKenzie, Amsterdam (included in the opinion filed as Exhibit 5.17 hereto).*

23.18	Consent of Alston & Bird LLP, North Carolina (included in the opinion filed as Exhibit 5.18 hereto).*

23.19	Consent of Deloitte & Touche LLP, independent auditors of Moore Wallace.

23.20	Consent of PricewaterhouseCoopers LLP, independent auditors of Moore Wallace.

23.21	Consent of Deloitte & Touche LLP, independent auditors of Wallace.

23.22	Consent of Deloitte & Touche LLP, independent auditors of RR Donnelley.

25.1	Statement of Eligibility of J.P. Morgan Trust Company, National Association, as Trustee.

99.1	Form of Letter of Transmittal.*

99.2	Form of Notice of Guaranteed Delivery.*

99.3	Form of Exchange Agent Agreement.*

*	Previously filed.

(b) Financial Statement Schedules are omitted because they are either not required, are not applicable or because equivalent information has been incorporated herein by reference or included in the financial statements, the notes thereto or elsewhere herein.

Item 22. Undertakings

1. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

2. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

3. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

4. The undersigned registrant hereby undertakes: to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Bannockburn, State of Illinois, on December 22, 2003.

MOORE NORTH AMERICA FINANCE, INC.

By:	/S/ THEODORE J. THEOPHILOS

Name: Theodore J. Theophilos
Title: Executive Vice President, Business & Legal Affairs and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 22, 2003.

Signature	Capacity

/s/ THOMAS J. QUINLAN, III* Thomas J. Quinlan, III	Chief Executive Officer and Director (Principal Executive Officer)

/s/ MARK S. HILTWEIN* Mark S. Hiltwein	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ THEODORE J. THEOPHILOS Theodore J. Theophilos	Director

*By:	/S/ THEODORE J. THEOPHILOS

Theodore J. Theophilos Attorney-in-Fact

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Bannockburn, State of Illinois, on December 22, 2003.

MOORE WALLACE INCORPORATED

By:	/S/ THEODORE J. THEOPHILOS

Name: Theodore J. Theophilos
Title: Executive Vice President, Business &
Legal Affairs and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 22, 2003.

Signature	Capacity

/s/ MARK A. ANGELSON Mark A. Angelson	Chief Executive Officer and Director (Principal Executive Officer)

/s/ MARK S. HILTWEIN Mark S. Hiltwein	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ RICHARD T. SANSONE Richard T. Sansone	Senior Vice President and Controller (Principal Accounting Officer)

/s/ ROBERT F. CUMMINGS, JR. Robert F. Cummings, Jr.	Director

/s/ RONALD J. DANIELS Ronald J. Daniels	Director

/s/ ALFRED C. ECKERT, III Alfred C. Eckert, III	Director

/s/ JOAN D. MANLEY Joan D. Manley	Director

/s/ LIONEL H. SCHIPPER Lionel H. Schipper	Director

/s/ JOHN W. STEVENS John W. Stevens	Director

/s/ JOHN C. POPE John C. Pope	Director

/s/ MICHAEL T. RIORDAN Michael T. Riordan	Director

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of the registrant in the United States, in the Village of Bannockburn, State of Illinois, on December 22, 2003.

MOORE WALLACE INCORPORATED

By:	/S/ THEODORE J. THEOPHILOS

Name: Theodore J. Theophilos
Title: Executive Vice President, Business &
Legal Affairs and Secretary

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Bannockburn, State of Illinois, on December 22, 2003.

MH HOLDINGS LIMITED

By:	/S/ THEODORE J. THEOPHILOs

Name: Theodore J. Theophilos
Title: Executive Vice President, Business &
Legal Affairs and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 22, 2003.

Signature	Capacity

/s/ THOMAS J. QUINLAN, III* Thomas J. Quinlan, III	President and Director (Principal Executive Officer)

/s/ MARK S. HILTWEIN* Mark S. Hiltwein	Executive Vice President and Financial Officer (Principal Financial and Accounting Officer)

/s/ W. JASON DOUGLAS* W. Jason Douglas	Director

*By:	/S/ THEODORE J. THEOPHILOS

Theodore J. Theophilos Attorney-in-Fact

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of the registrant in the United States, in the Village of Bannockburn, State of Illinois, on December 22, 2003.

MH Holdings Limited

By:	/S/ THEODORE J. THEOPHILOS

Name: Theodore J. Theophilos
Title: Executive Vice President, Business &
Legal Affairs and Secretary

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Bannockburn, State of Illinois, on December 22, 2003.

MOORE HOLDINGS U.S.A. INC.

By:	/S/ THEODORE J. THEOPhilos

Name: Theodore J. Theophilos
Title: Executive Vice President, Business &
Legal Affairs and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 22, 2003.

Signature	Capacity

/s/ THOMAS J. QUINLAN, III* Thomas J. Quinlan, III	President and Director (Principal Executive Officer)

/s/ MARK S. HILTWEIN* Mark S. Hiltwein	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/S/ THEODORE J. THEOPHILOs Theodore J. Theophilos	Director

*By:	/S/ THEODORE J. THEOPHILOS

Theodore J. Theophilos Attorney-in-Fact

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Bannockburn, State of Illinois, on December 22, 2003.

MOORE WALLACE NORTH AMERICA, INC.

By:	/S/ THEODORE J. THEOPHILOS

Name: Theodore J. Theophilos Title: Executive Vice President, Business & Legal Affairs and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 22, 2003.

Signature	Capacity

/s/ THOMAS W. OLIVA* Thomas W. Oliva	President, Chief Operating Officer and Director (Principal Executive Officer)

/s/ MARK S. HILTWEIN* Mark S. Hiltwein	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/s/ THOMAS J. QUINLAN, III* Thomas J. Quinlan, III	Director

*By:	/S/ THEODORE J. THEOPHILOS

Theodore J. Theophilos Attorney-in-Fact

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Bannockburn, State of Illinois, on December 22, 2003.

MOORE FINANCIAL INC.

By:	/S/ THEODORE J. THEOPHILOS

Name: Theodore J. Theophilos Title: Executive Vice President, Business & Legal Affairs and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 22, 2003.

Signature	Capacity

/s/ THOMAS J. QUINLAN, III* Thomas J. Quinlan, III	President and Director (Principal Executive Officer)

/s/ MARK S. HILTWEIN* Mark S. Hiltwein	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/S/ THEODORE J. THEOPHILOS Theodore J. Theophilos	Director

*By:	/S/ THEODORE J. THEOPHILOS

Theodore J. Theophilos Attorney-in-Fact

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Bannockburn, State of Illinois, on December 22, 2003.

THE NIELSEN COMPANY

By:	/S/ THEODORE J. THEOPHILOS

Name: Theodore J. Theophilos Title: Executive Vice President, Business & Legal Affairs and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 22, 2003.

Signature	Capacity

/s/ THOMAS J. QUINLAN, III* Thomas J. Quinlan, III	President and Director (Principal Executive Officer)

/s/ MARK S. HILTWEIN* Mark S. Hiltwein	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

*By:	/S/ THEODORE J. THEOPHILOS

Theodore J. Theophilos Attorney-in-Fact

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Bannockburn, State of Illinois, on December 22, 2003.

LITHO INDUSTRIES, INC.

By:	/S/ THEODORE J. THEOPHILOS

Name: Theodore J. Theophilos Title: Executive Vice President, Business & Legal Affairs and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 22, 2003.

Signature	Capacity

/s/ THOMAS J. QUINLAN, III* Thomas J. Quinlan, III	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ MARK S. HILTWEIN* Mark S. Hiltwein	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/S/ THEODORE J. THEOPHILOS Theodore J. Theophilos	Director

*By:	/S/ THEODORE J. THEOPHILOS

Theodore J. Theophilos Attorney-in-Fact

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Bannockburn, State of Illinois, on December 22, 2003.

FRDK, INC.

By:	/S/ THEODORE J. THEOPHILOS

Name: Theodore J. Theophilos Title: Executive Vice President, Business & Legal Affairs and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 22, 2003.

Signature		Capacity

/s/ MARK S. HILTWEIN* Mark S. Hiltwein		Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ RICHARD D. MCMICHAEL* Richard D. McMichael		Senior Vice President — Finance and Director (Principal Financial and Accounting Officer)

/S/ THEODORE J. THEOPHILOS Theodore J. Theophilos		Director

*By:	/S/ THEODORE J. THEOPHILOS
Theodore J. Theophilos Attorney-in-Fact

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Bannockburn, State of Illinois, on December 22, 2003.

G2.Com INC.

By:	/S/ THEODORE J. THEOPHILOS

Name: Theodore J. Theophilos Title: Executive Vice President, Business & Legal Affairs and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 22, 2003.

Signature		Capacity

/s/ THOMAS J. QUINLAN, III* Thomas J. Quinlan, III		President and Director (Principal Executive Officer)

/s/ MARK S. HILTWEIN* Mark S. Hiltwein		Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ THEODORE J. THEOPHILOS Theodore J. Theophilos		Director

*By:	/S/ THEODORE J. THEOPHILOS
Theodore J. Theophilos Attorney-in-Fact

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Bannockburn, State of Illinois, on December 22, 2003.

PEAK TECHNOLOGIES, INC.

By:	/S/ THEODORE J. THEOPHILOS

Name: Theodore J. Theophilos Title: Executive Vice President, Business & Legal Affairs and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 22, 2003.

	Signature	Capacity

	/s/ ADRIAN THOMAS* Adrian Thomas	President, Chief Executive Officer and Director (Principal Executive Officer)

	/s/ MARK S. HILTWEIN* Mark S. Hiltwein	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

	/s/ DEAN E. CHERRY* Dean E. Cherry	Director

	/s/ CHRISTOPHER M. SAVINE* Christopher M. Savine	Director

	/s/ Theodore J. Theophilos Theodore J. Theophilos	Director

*By:	/S/ THEODORE J. THEOPHILOS
Theodore J. Theophilos Attorney-in-Fact

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Bannockburn, State of Illinois, on December 22, 2003.

WALLACE TECHNICAL SERVICES, L.L.C.

By: Moore Wallace North America, Inc., its sole member

By:	/S/ THEODORE J. THEOPHILOS

Name: Theodore J. Theophilos Title: Executive Vice President, Business & Legal Affairs and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 22, 2003.

Signature	Capacity

/S/ THEODORE J. THEOPHILOS	Sole Managing Member
Moore Wallace North America, Inc.
By: Theodore J. Theophilos
Title: Executive Vice President, Business &
Legal Affairs and Secretary

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Bannockburn, State of Illinois, on December 22, 2003.

WALLACE HERITAGE, L.L.C.

By: Moore Wallace North America, Inc., its sole member

By:	/S/ THEODORE J. THEOPHILOS

Name: Theodore J. Theophilos Title: Executive Vice President, Business & Legal Affairs and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 22, 2003.

Signature	Capacity

/S/ THEODORE J. THEOPHILOS	Sole Managing Member
Moore Wallace North America, Inc.
By: Theodore J. Theophilos
Title: Executive Vice President, Business &
Legal Affairs and Secretary

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Bannockburn, State of Illinois, on December 22, 2003.

VISIBLE COMPUTER SUPPLY CORPORATION

By:	/S/ THEODORE J. THEOPHILOS

Name: Theodore J. Theophilos Title: Executive Vice President, Business & Legal Affairs and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 22, 2003.

Signature	Capacity

/S/ THOMAS J. QUINLAN, III* Thomas J. Quinlan, III	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Mark S. Hiltwein* Mark S. Hiltwein	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/S/ THEODORE J. THEOPHILOS Theodore J. Theophilos	Director

By:	/S/ THEODORE J. THEOPHILOS

Theodore J. Theophilos Attorney-in-Fact

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Bannockburn, State of Illinois, on December 22, 2003.

WALLACE FINANCIAL SERVICES, L.L.C.

By: Moore Wallace North America, Inc., its  sole member

By:	/S/ THEODORE J. THEOPHILOS

Name: Theodore J. Theophilos Title: Executive Vice President, Business & Legal Affairs and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 22, 2003.

Signature	Capacity

/S/ THEODORE J. THEOPHILOS	Sole Managing Member

Moore Wallace North America, Inc. By: Theodore J. Theophilos Title: Executive Vice President, Business & Legal Affairs and Secretary

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Bannockburn, State of Illinois, on December 22, 2003.

THOMAS PACKAGING, CORP.

By:	/S/ THEODORE J. THEOPHILOS

Name: Theodore J. Theophilos Title: Executive Vice President, Business & Legal Affairs and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 22, 2003.

Signature	Capacity

/s/ THOMAS J. QUINLAN, III* Thomas J. Quinlan, III	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ MARK S. HILTWEIN* Mark S. Hiltwein	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/S/ THEODORE J. THEOPHILOS Theodore J. Theophilos	Director

*By:	/S/ THEODORE J. THEOPHILOS

Theodore J. Theophilos Attorney-in-Fact

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Bannockburn, State of Illinois, on December 22, 2003.

WALLACE INTEGRATED GRAPHICS, INC. (f/k/a Graphic Industries, Inc.)

By:	/S/ THEODORE J. THEOPHILOS

Name: Theodore J. Theophilos Title: Executive Vice President, Business & Legal Affairs and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 22, 2003.

Signature	Capacity

/s/ THOMAS J. QUINLAN, III* Thomas J. Quinlan, III	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ MARK S. HILTWEIN* Mark S. Hiltwein	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/S/ THEODORE J. THEOPHILOS Theodore J. Theophilos	Director

*By:	/S/ THEODORE J. THEOPHILOS

Theodore J. Theophilos Attorney-in-Fact

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Bannockburn, State of Illinois, on December 22, 2003.

STATE PRINTING COMPANY, INC.

By:	/S/ THEODORE J. THEOPHILOS

Name: Theodore J. Theophilos
Title: Executive Vice President,
Business & Legal Affairs and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 22, 2003.

Signature	Capacity

/s/ THOMAS J. QUINLAN, III* Thomas J. Quinlan, III	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ MARK S. HILTWEIN* Mark S. Hiltwein	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/S/ THEODORE J. THEOPHILOS Theodore J. Theophilos	Director

* By:	/S/ THEODORE J. THEOPHILOS

Theodore J. Theophilos
Attorney-in-Fact

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Bannockburn, State of Illinois, on December 22, 2003.

COMMERCIAL PRESS, INCORPORATED

By:	/S/ THEODORE J. THEOPHILOS

Name: Theodore J. Theophilos
Title: Executive Vice President,
Business & Legal Affairs and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 22, 2003.

Signature	Capacity

/s/ THOMAS J. QUINLAN, III* Thomas J. Quinlan, III	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ MARK S. HILTWEIN* Mark S. Hiltwein	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/S/ THEODORE J. THEOPHILOS Theodore J. Theophilos	Director

* By:	/S/ THEODORE J. THEOPHILOS

Theodore J. Theophilos
Attorney-in-Fact

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Bannockburn, State of Illinois, on December 22, 2003.

BRUCE OFFSET, INC. (f/k/a PEARSON 1, INC.)

By:	/S/ THEODORE J. THEOPHILOS

Name: Theodore J. Theophilos
Title: Executive Vice President,
Business & Legal Affairs and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 22, 2003.

Signature	Capacity

/s/ THOMAS J. QUINLAN, III* Thomas J. Quinlan, III	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ MARK S. HILTWEIN* Mark S. Hiltwein	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/S/ THEODORE J. THEOPHILOS Theodore J. Theophilos	Director

* By:	/S/ THEODORE J. THEOPHILOS

Theodore J. Theophilos
Attorney-in-Fact

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Bannockburn, State of Illinois, on December 22, 2003.

W.E. ANDREWS CO. INC.

By:	/S/ THEODORE J. THEOPHILOS

Name: Theodore J. Theophilos
Title: Executive Vice President, Business &
Legal Affairs and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 22, 2003.

Signature	Capacity

/s/ THOMAS J. QUINLAN, III* Thomas J. Quinlan, III	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ MARK S. HILTWEIN* Mark S. Hiltwein	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/S/ THEODORE J. THEOPHILOS Theodore J. Theophilos	Director

*By:	/S/ THEODORE J. THEOPHILOS

Theodore J. Theophilos Attorney-in-Fact

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Bannockburn, State of Illinois, on December 22, 2003.

METRO PRINTING INCORPORATED

By:	/S/ THEODORE J. THEOPHILOS

Name: Theodore J. Theophilos
Title: Executive Vice President, Business &
Legal Affairs and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 22, 2003.

Signature	Capacity

/s/ THOMAS J. QUINLAN, III* Thomas J. Quinlan, III	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ MARK S. HILTWEIN* Mark S. Hiltwein	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/S/ THEODORE J. THEOPHILOS Theodore J. Theophilos	Director

*By:	/S/ THEODORE J. THEOPHILOS

Theodore J. Theophilos Attorney-in-Fact

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Bannockburn, State of Illinois, on December 22, 2003.

CARPENTER RESERVE PRINTING COMPANY

By:	/S/ THEODORE J. THEOPHILOS

Name: Theodore J. Theophilos Title: President, Chief Executive Officer, Chief Financial Officer, and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 22, 2003.

Signature	Capacity

/S/ THEODORE J. THEOPHILOS Theodore J. Theophilos	President, Chief Executive Officer, Chief Financial Officer, Secretary and Director (Principal Executive Officer and Principal Financial and Accounting Officer)

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Bannockburn, State of Illinois, on December 22, 2003.

HARVEY PRESS, INC.

By:	/S/ THEODORE J. THEOPHILOS

Name: Theodore J. Theophilos Title: President, Chief Executive Officer, Chief Financial Officer, and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 22, 2003.

Signature	Capacity

/S/ THEODORE J. THEOPHILOS Theodore J. Theophilos	President, Chief Executive Officer, Chief Financial Officer, Secretary and Director (Principal Executive Officer and Principal Financial and Accounting Officer)

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Bannockburn, State of Illinois, on December 22, 2003.

PRESSTAR PRINTING CORPORATION

By:	/S/ THEODORE J. THEOPHILOS

Name: Theodore J. Theophilos Title: President, Chief Executive Officer, Chief Financial Officer, and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 22, 2003.

Signature	Capacity

/S/ THEODORE J. THEOPHILOS Theodore J. Theophilos	President, Chief Executive Officer, Chief Financial Officer, Secretary and Director (Principal Executive Officer and Principal Financial and Accounting Officer)

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Bannockburn, State of Illinois, on December 22, 2003.

THE STEIN PRINTING COMPANY, INC.

By:	/S/ THEODORE J. THEOPHILOS

Name: Theodore J. Theophilos Title: President, Chief Executive Officer, Chief Financial Officer, and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 22, 2003.

Signature	Capacity

/S/ THEODORE J. THEOPHILOS Theodore J. Theophilos	President, Chief Executive Officer, Chief Financial Officer, Secretary and Director (Principal Executive Officer and Principal Financial and Accounting Officer)

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Bannockburn, State of Illinois, on December 22, 2003.

MOORE BUSINESS FORMS HOLDINGS UK LIMITED

By:	/S/ THEODORE J. THEOPHILOS

Name: Theodore J. Theophilos
Title: Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 22, 2003.

Signature	Capacity

/s/ MARTYN J. DADDS* Martyn J. Dadds	Director

/S/ THEODORE J. THEOPHILOS Theodore J. Theophilos	Director

/s/ CLEMENT COSTERS* Clement Costers	Director

*By:	/S/ THEODORE J. THEOPHILOS

Theodore J. Theophilos Attorney-in-Fact

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of the registrant in the United States, in the Village of Bannockburn, State of Illinois, on December 22, 2003.

MOORE BUSINESS FORMS HOLDINGS UK LIMITED

By:	/S/ THEODORE J. THEOPHILOS

Name: Theodore J. Theophilos

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Brazil on December 22, 2003.

MOORE BRASIL LTDA

By:	/S/ GASTAO LUIS RAPOSO DE MAGALHAES

Name: Gastao Luis Raposo de Magalhaes
Title: Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 22, 2003.

Signature	Capacity

/s/ MARCOS DA CUNHA RIBIERO* Marcos da Cunha Ribiero	Chief Executive Officer and Director (Principal Executive Officer)

/s/ JOSE DACIO DE QUERIROZE SOUZA* Jose Dacio de Queriroze Souza*	Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ AMILTON GARRAU* Amilton Garrau	Director

/s/ DANIEL RELVAS PEREIRA* Daniel Relvas Pereira	Director

/S/ GASTAO LUIS RAPOSO DE MAGALHAES Gastao Luis Raposo de Magalhaes	Director

*By:	/S/ THEODORE J. THEOPHILOS

Theodore J. Theophilos Attorney-in-Fact

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of the registrant in the United States, in the Village of Bannockburn, State of Illinois, on December 22, 2003.

MOORE BRASIL LTDA

By:	/S/ THEODORE J. THEOPHILOS

Name: Theodore J. Theophilos

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Budapest, Republic of Hungary, on December 22, 2003.

MOORE INTERNATIONAL HUNGARY FINANCIAL SERVICES LIMITED

By:	/s/ JOHN LAURIE

Name: John Laurie
Title: Managing Director

By:	/s/ GYORGY HERCZKU

Name: Gyorgy Herczku
Title: Managing Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 22, 2003.

Signature	Capacity

/s/ JOHN LAURIE John Laurie	Managing Director

/s/ GYORGY HERCZKU Gyorgy Herczku	Managing Director

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of the registrant in the United States, in the Village of Bannockburn, State of Illinois, on December 22, 2003.

MOORE INTERNATIONAL HUNGARY FINANCIAL SERVICES LIMITED

By:	/s/ THEODORE J. THEOPHILOS

Name: Theodore J. Theophilos

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario on December 22, 2003.

MOORE GROUP SERVICES BVBA

By:	/S/ JOHN LAURIE

Name: John Laurie Title: Managing Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 22, 2003.

Signature	Capacity

/s/ CLEMENT COSTERS*	Managing Director
Clement Costers

/s/ HARRY P.F. VON AESCHE*	Managing Director
Harry P.F. Von Aesche

/S/ JOHN LAURIE	Managing Director
John Laurie

*By:	/S/ THEODORE J. THEOPHILOS

Theodore J. Theophilos Attorney-in-Fact

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of the registrant in the United States, in the Village of Bannockburn, State of Illinois, on December 22, 2003.

MOORE GROUP SERVICES BVBA

By:	/S/ THEODORE J. THEOPHILOS

Name: Theodore J. Theophilos

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England, on December 22, 2003.

MOORE BUSINESS FORMS LIMITED

By:	/S/ MARTYN J. DADDS

Name: Martyn J. Dadds Title: Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 22, 2003.

Signature	Capacity

/s/ MARTYN J. DADDS	Director
Martyn J. Dadds

/s/ CLEMENT COSTERS*	Director
Clement Costers

*By:	/S/ THEODORE J. THEOPHILOS

Theodore J. Theophilos Attorney-in-Fact

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of the registrant in the United States, in the Village of Bannockburn, State of Illinois, on December 22, 2003.

MOORE BUSINESS FORMS LIMITED

By:	/S/ THEODORE J. THEOPHILOS

Name: Theodore J. Theophilos

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England, on December 22, 2003.

MOORE RESPONSE MARKETING LIMITED

By:	/S/ MARTYN J. DADDS

Name: Martyn J. Dadds Title: Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 22, 2003.

Signature	Capacity

/S/ MARTYN J. DADDS	Director
Martyn J. Dadds

/s/ IVAN SCHALLEY*	Director
Ivan Schalley

/s/ CLEMENT COSTERS*	Director
Clement Costers

*By:	/S/ THEODORE J. THEOPHILOS

Theodore J. Theophilos Attorney-in-Fact

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of the registrant in the United States, in the Village of Bannockburn, State of Illinois, on December 22, 2003.

MOORE RESPONSE MARKETING LIMITED

By:	/S/ THEODORE J. THEOPHILOS

Name: Theodore J. Theophilos

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, on December 22, 2003.

MOORE INTERNATIONAL BV

By:	/S/ JOHN LAURIE

Name: John Laurie Title: Managing Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 22, 2003.

Signature	Capacity

/S/ JOHN LAURIE John Laurie	Managing Director

/s/ H.P.F. VON AESCH* H.P.F. Von Aesch	Managing Director

*By:	/S/ THEODORE J. THEOPHILOS

Theodore J. Theophilos Attorney-in-Fact

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of the registrant in the United States, in the Village of Bannockburn, State of Illinois, on December 22, 2003.

MOORE INTERNATIONAL BV

By:	/S/ THEODORE J. THEOPHILOS

Name: Theodore J. Theophilos

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Eindhoven, the Netherlands, on December 22, 2003.

MOORE RESPONSE MARKETING BV

By:	/S/ I.E.A. SCHALLEY

Name: I.E.A. Schalley Title: Managing Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 22, 2003.

Signature	Capacity

/S/ I.E.A. SCHALLEY I.E.A. Schalley	Managing Director

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of the registrant in the United States, in the Village of Bannockburn, State of Illinois, on December 22, 2003.

MOORE RESPONSE MARKETING BV

By:	/S/ THEODORE J. THEOPHILOS

Name: Theodore J. Theophilos

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Eindhoven, the Netherlands, on December 22, 2003.

MOORE IMS B.V.

By:	/S/ I.E.A. SCHALLEY

Name: I.E.A. Schalley Title: Managing Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 22, 2003.

Signature	Capacity

/S/ I.E.A. SCHALLEY I.E.A. Schalley	Managing Director

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of the registrant in the United States, in the Village of Bannockburn, State of Illinois, on December 22, 2003.

MOORE IMS B.V.

By:	/S/ THEODORE J. THEOPHILOS

Name: Theodore J. Theophilos

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England, on December 22, 2003.

MOORE BELGIUM NV

By:	/S/ MARTYN J. DADDS

Name: Martyn J. Dadds Title: Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 22, 2003.

Signature	Capacity

/S/ MARTYN J. DADDS Martyn J. Dadds	Director

/s/ CLEMENT COSTERS* Clement Costers	Director

*By:	/S/ THEODORE J. THEOPHILOS

Theodore J. Theophilos Attorney-in-Fact

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of the registrant in the United States, in the Village of Bannockburn, State of Illinois, on December 22, 2003.

MOORE BELGIUM NV

By:	/S/ THEODORE J. THEOPHILOS

Name: Theodore J. Theophilos

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England, on December 22, 2003.

MOORE RESPONSE MARKETING NV

By:	/S/ MARTYN J. DADDS

Name: Martyn J. Dadds Title: Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 22, 2003.

Signature	Capacity

/S/ MARTYN J. DADDS Martyn J. Dadds	Director

/s/ CLEMENT COSTERS* Clement Costers	Director

*By:	/S/ THEODORE J. THEOPHILOS

Theodore J. Theophilos Attorney-in-Fact

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of the registrant in the United States, in the Village of Bannockburn, State of Illinois, on December 22, 2003.

MOORE RESPONSE MARKETING NV

By:	/S/ THEODORE J. THEOPHILOS

Name: Theodore J. Theophilos

Exhibit Index

Exhibit No.	Description

23.19	Consent of Deloitte & Touche LLP, independent auditors of Moore Wallace.

23.20	Consent of PricewaterhouseCoopers LLP, independent auditors of Moore Wallace.

23.21	Consent of Deloitte & Touche LLP, independent auditors of Wallace.

23.22	Consent of Deloitte & Touche LLP, independent auditors of RR Donnelley.

25.1	Statement of Eligibility of J.P. Morgan Trust Company, National Association (as successor trustee to Bank One, National Association), as Trustee.